                                                     Registration No. 333-77229

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 8


                                      To

                                   FORM S-11
                            REGISTRATION STATEMENT

                                     Under
                          The Securities Act of 1933

                               -----------------

                                 T REIT, INC.
       (Exact name of registrant as specified in governing instruments)

                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                   (Address of principal executive offices)

                              Anthony W. Thompson
                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                                (877) 888-7348
                    (Name and address of agent for service)

                               -----------------

                                  Copies to:
                           Louis J. Rogers, Esquire
                              Hirschler Fleischer
                                 P. O. Box 500
                           Richmond, Virginia 23219
                                (804) 771-9567

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [_].

   The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:


   SUPPLEMENTAL INFORMATION--The Prospectus of T REIT, Inc. consists of this sticker, the Prospectus dated February 22, 2000, and Supplement No. 16, dated May 3, 2002 which supplements, modifies and supersedes some of the information contained in our Prospectus and supersedes the information contained in Supplement No. 15 dated April 30, 2002, Supplement No. 14 dated April 9, 2002, Supplement No. 13 dated March 15, 2002 Supplement No. 12 dated November 30, 2001, Supplement No. 11 dated November 20, 2001, Supplement No. 10 dated October 15, 2001, Supplement No. 9 dated September 14, 2001, Supplement No. 8 dated May 24, 2001, Supplement No. 7 dated May 11, 2001, Supplement No. 1 dated March 7, 2001, Supplement No. 5 dated December 20, 2000, Supplement No. 4 dated December 6, 2000, Supplement No. 3 dated November 29, 2000, Supplement No. 2 dated November 3, 2000 and Supplement No. 1 dated September 28, 2000.



   This sticker supplement summarizes Supplement No. 16 which updates information in our Prospectus regarding the status of our offering, special suitability requirements for investors in Maine, extension of the offering period, deregistration of shares, property acquisitions and dispositions made to date, loans to affiliates and non-affiliates, excess leverage, an increase in our monthly distribution to our shareholders, the change in our independent accountants, new officer and director information, the change in our annual shareholder meeting date, our adoption of a share repurchase plan, and includes our audited financial statements for the years ended December 31, 2000 and 2001, substituted balance sheet as of December 31, 1999, and updated prior performance tables.


   SPECIAL MAINE SUITABILITY STANDARD--MAINE INVESTORS MUST HAVE EITHER (i) A MINIMUM NET WORTH OF AT LEAST $50,000 AND GROSS ANNUAL INCOME OF AT LEAST $50,000, OR (ii) A MINIMUM NET WORTH OF AT LEAST $200,000. NET WORTH EXCLUDES HOME, HOME FURNISHINGS AND AUTOMOBILES.


   This Post-Effective Amendment No. 8 consists of the following:



  1. The above-described Sticker Supplement No. 16 dated May 3, 2002, to the Registrant's Prospectus dated February 22, 2000, included herewith, which will be affixed to the bottom of the cover page of the Registrant's Prospectus so that it will not obscure the risk factors on the cover page.

  2. The Registrant's Final form of Prospectus dated February 22, 2000, previously filed pursuant to Rule 424(b)(3) on March 22, 2000, and refiled herewith.

  3. Supplement No. 16 dated May 3, 2002 to the Registrant's Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 22, 2000.

  4. Part II, included herewith.
  5. Signatures, included herewith.
  6. Exhibits included herewith.

================================================================================

                                 T REIT, INC.
                            Dated February 22, 2000

                      INITIAL PUBLIC OFFERING PROSPECTUS

                                                                         [LOGO]

                                 T REIT, INC.

                          Common Stock 100,000 Shares
                       (minimum amount to break escrow)

   We are offering shares of common stock for $10.00 per share. We have not yet qualified as a REIT for federal income tax purposes but intend to do so for our first full taxable year.

   This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should consider carefully the information set forth in "Risk Factors" beginning on page 6 for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to the following:

  . there will be no market for our common stock and you may not be able to resell your common stock at the offering price;

  . we are totally reliant on our advisor, which is an affiliate of three of our officers and directors, to manage our business and assets;

  . our officers and directors will be subject to substantial conflicts of interest;

  . we may incur substantial debt, which could hinder our ability to pay dividends to our shareholders; and

  . if we raise substantially less than the maximum offering, we will not be able to invest in a diverse portfolio of properties and the value of your investment will fluctuate with the performance at specific properties.

   This Offering                        Per Share Total Minimum Total Maximum
   -------------                        --------- ------------- -------------
   Public Price........................  $10.00    $1,000,000   $100,000,000
   Selling Commissions.................  $  .80    $   80,000   $  8,000,000
   Marketing and Due Diligence Expenses  $  .15    $   15,000   $  1,500,000
                                         ------    ----------   ------------
   Proceeds to T REIT..................  $ 9.05    $  905,000   $ 90,500,000
                                         ======    ==========   ============

   After payment of offering and acquisition expenses, we estimate that approximately 87.5% of the offering proceeds will be available for investments.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

   The use of forecasts in this offering is prohibited. Any representation to the contrary and prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares is prohibited.

   The securities dealers in this offering must sell the minimum number of securities offered, 100,000 shares, if any are sold. The securities dealers are required only to use their best efforts to sell the maximum number of securities offered, 10,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase.

  . We will sell shares until earlier of February 22, 2002, or the date on which the maximum offering has been sold.

  . Your investment will be placed in an interest-bearing escrow account with PriVest Bank as escrow agent, until we have received and accepted subscriptions for at least 100,000 shares.
  . If you are a resident of Pennsylvania, your investment will be placed in a separate interest-bearing escrow account with Privest Bank or escrow agent, until we have received and accepted subscriptions for at least 1,000,000 shares.

  . If we do not sell 100,000 shares before February 22, 2001, this offering will be terminated and we will promptly refund your investment with interest and without deducting for escrow expenses.

               The Date of this Prospectus is February 22, 2000

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
PROSPECTUS SUMMARY..................................................................   1
   About Our Company................................................................   1
   About Our Business...............................................................   1
   Our Advisor and the Dealer Manager...............................................   1
   Summary Risk Factors.............................................................   2
   This Offering....................................................................   3
   Use of Proceeds..................................................................   3
   Distributions....................................................................   3
   Summary Financial Information....................................................   4
   Compensation to Our Advisor and the Dealer Manager...............................   4

RISK FACTORS........................................................................   6
   No Properties Owned; No Properties Identified For Investment.....................   6
   No Market for Our Common Stock...................................................   6
   Total Reliance on Our Advisor....................................................   6
   Conflicts of Interest............................................................   7
   Lack of Investment Diversification...............................................   8
   Acquisition Risks................................................................   9
   Joint Venture Arrangements.......................................................   9
   Insufficient Reserves............................................................  10
   Borrowings May Increase Our Business Risks.......................................  10
   Our Ability to Change Policies Without a Shareholder Vote; No Limitation on Debt.  11
   Limited Experience in Managing a REIT............................................  11
   Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares..  11
   Potential Anti-Takeover Effects..................................................  12
   Dilution.........................................................................  13
   Negative Characteristics of Investments in Neighborhood Retail Centers...........  13
   Seller Financing by Our Company May Delay Liquidation or Reinvestment............  14
   Negative Characteristics of Real Estate Investments..............................  14
   Federal Income Tax Requirements..................................................  16
   Effects of ERISA Regulations.....................................................  17

INVESTOR SUITABILITY STANDARDS......................................................  18
   Ensuring Our Suitability Standards are Adhered To................................  19

ESTIMATED USE OF PROCEEDS OF THIS OFFERING..........................................  20

OUR COMPANY.........................................................................  21

INVESTMENT OBJECTIVES AND POLICIES..................................................  21
   General..........................................................................  21
   Types of Investments.............................................................  21
   Our Acquisition Standards........................................................  22
   Property Acquisition.............................................................  23
   Joint Ventures...................................................................  23
   Description of Our Leases........................................................  24
   Our Operating Partnership........................................................  24
   Our Policies With Respect to Borrowing...........................................  24
   Sale or Disposition of Properties................................................  25
   Our Long Term Investment Objective...............................................  26
   Changes in Our Investment Objectives.............................................  26
   Investment Limitations...........................................................  26
   Making Loans and Investments in Mortgages........................................  26

                                                                                             Page
                                                                                             ----
   Investment in Securities.................................................................  27
   Appraisals...............................................................................  27
   Other Policies...........................................................................  28
   Investing in States Without Personal Income Tax..........................................  28

DISTRIBUTION POLICY.........................................................................  30

MANAGEMENT OF OUR COMPANY...................................................................  31
   General..................................................................................  31
   The Directors and Executive Officers.....................................................  31
   Committees of Our Board of Directors.....................................................  33
   Officer and Director Compensation........................................................  34

OUR ADVISOR.................................................................................  37
   Management...............................................................................  37
   The Advisory Agreement...................................................................  38

COMPENSATION TABLE..........................................................................  41
   Additional Payments for Additional Services..............................................  46
   Additional Important Information on Compensation to Our Affiliates.......................  47

PRIOR PERFORMANCE SUMMARY...................................................................  48
   Prior Programs of Our Advisor............................................................  48

CONFLICTS OF INTEREST.......................................................................  51
   Competition for the Time and Service of Our Advisor and Affiliates.......................  51
   Process for Resolution of Conflicting Opportunities......................................  51
   Acquisitions From Our Advisor and Its Affiliates.........................................  52
   We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior
     Business Relationships.................................................................  52
   Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires
     Properties with Our Advisor or Affiliates..............................................  52
   Property Management Services will be Rendered by Our Advisor.............................  52
   Receipt of Commissions, Fees and Other Compensation by Our Advisor.......................  52
   Non-Arm's-Length Agreements; Conflicts; Competition......................................  53
   Legal Counsel for Our Company and Our Advisor is the Same Law Firm.......................  53
   NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares...........  53

SUMMARY OF DIVIDEND REINVESTMENT PROGRAM....................................................  54
   General..................................................................................  54
   Investment of Dividends..................................................................  54
   Participant Accounts, Fee, and Allocation of Shares......................................  54
   Reports to Participants..................................................................  55
   Election to Participate or Terminate Participation.......................................  55
   Federal Income Tax Considerations........................................................  55
   Amendments and Termination...............................................................  56

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.............................................................................  57
   The Year 2000 Issue......................................................................  57

PRINCIPAL SHAREHOLDERS......................................................................  58

DESCRIPTION OF CAPITAL STOCK................................................................  59
   General..................................................................................  59
   Common Stock.............................................................................  59
   Shareholder Voting.......................................................................  59
   Preferred Stock..........................................................................  60

                                                                          Page
                                                                          ----
    Warrants Issued to the Dealer Manager in this Offering...............  60
    Issuance of Additional Securities and Debt Instruments...............  61
    Restrictions on Ownership and Transfer...............................  61

 IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW AND OUR ARTICLES OF
   INCORPORATION AND BYLAWS..............................................  63
    Our Articles of Incorporation and Bylaws.............................  63
    Shareholders' Meetings...............................................  63
    Our Board of Directors...............................................  64
    Limitation of Liability and Indemnification..........................  64
    Inspection of Books and Records......................................  66
    Restrictions on Roll-Up Transactions.................................  67
    Anti-takeover Provisions of the Virginia Stock Corporation Act.......  68
    Dissolution or Termination of Our Company............................  68
    Transactions with Affiliates.........................................  68

 SHARES AVAILABLE FOR FUTURE SALE........................................  69

 AGREEMENT OF LIMITED PARTNERSHIP........................................  69
    Management...........................................................  69
    Transferability of Interests.........................................  69
    Capital Contribution.................................................  70
    Redemption Rights....................................................  70
    Incentive Units......................................................  71
    Operations...........................................................  72
    Distributions........................................................  72
    Allocations..........................................................  73
    Term.................................................................  74
    Tax Matters..........................................................  74

 FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT.................  74
    Taxation of Our Company..............................................  75
    Requirements for Qualification.......................................  76
    Recordkeeping Requirements...........................................  81
    Failure to Qualify...................................................  82
    Taxation of Taxable U.S. Shareholders................................  82
    Taxation of U.S. Shareholders on the Disposition of the Common Stock.  83
    Capital Gains and Losses.............................................  83
    Information Reporting Requirements and Backup Withholding............  83
    Taxation of Tax-Exempt Shareholders..................................  84
    Taxation of Non-U.S. Shareholders....................................  84
    Other Tax Consequences...............................................  86

 ERISA CONSIDERATIONS....................................................  86

 PLAN OF DISTRIBUTION....................................................  88

 REPORTS TO SHAREHOLDERS.................................................  92

 LEGAL MATTERS...........................................................  92

 LEGAL PROCEEDINGS.......................................................  92

 ADDITIONAL INFORMATION..................................................  92


EXHIBIT A      Prior Performance Tables

EXHIBIT B      Subscription Agreement

EXHIBIT C      Dividend Reinvestment Program

                              PROSPECTUS SUMMARY

   This summary highlights selected information from this prospectus and does not contain all the information that is important to you. You should carefully read this entire prospectus, including the "Risk Factors" section beginning on page 6.

                               About Our Company

   We are a recently formed Virginia corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first full taxable year.

   We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership will own substantially all of the properties that we acquire. Our operating partnership will be T REIT L.P., a recently formed Virginia limited partnership, and we will be its sole general partner. Initially, we will own 100% of the ownership interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, Triple Net Properties, LLC. References in this prospectus to "us," "we" or "our company" mean T REIT, Inc. and our operating partnership combined, unless the context otherwise requires.

   Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

                              About Our Business

   As of the date of this prospectus, we do not own any properties. We intend to acquire properties with the net proceeds of this offering. We generally intend to acquire existing office, industrial, retail and service properties, including neighborhood retail centers and properties leased to one or more tenants under net leases. Neighborhood retail centers are properties leased to one or more retail tenants that focus primarily on the sale of consumer goods and personal services for the daily living needs of the immediate neighborhood. Under net leases, our tenants generally will be responsible for paying operating expenses, real estate taxes, special assessments, sales and use taxes, utilities, insurance and repairs and maintenance related to the properties.

   We initially intend to acquire properties primarily in Alaska, Florida, Iowa, Michigan, Minnesota, Nevada, North Carolina, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin and Wyoming, which we refer to as the focus states. We intend that a majority of the properties will be at least 75% leased on the acquisition date.

                      Our Advisor and the Dealer Manager

   Triple Net Properties, LLC is our advisor and will generally manage our business and assets. The advisor is affiliated with our company in that several of our officers and directors serve as officers and directors of the advisor and own approximately 36% of the outstanding ownership interest in our advisor. Our advisor was formed in April of 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities. In addition to our company, our advisor currently advises nine other entities that invest in various types of real estate with respect to the acquisition, management and disposition of their properties, which entities may compete with us for acquisition opportunities. Our advisor's principal offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

   An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has helped various syndicated limited partnerships, limited liability companies and other real estate entities raise money to invest in real estate. The President of our company and our advisor, Anthony Thompson, currently owns 100% of the outstanding capital stock of the dealer manager.

                             Summary Risk Factors

   An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under "Risk Factors" beginning on page 6 before investing in our company. Such risks include, among several others, those described below. However, not all important risks are listed in this Summary, and you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

  . There is no public market for our common stock and it will not be listed on a national exchange or market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

  . As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we will not have any cash available for distribution to you as a shareholder.

  . To the extent we sell substantially less than the maximum number of shares, we will not have sufficient funds after payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.

  . We will rely on our advisor to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

  . Our officers and directors will experience conflicts between the interests of our company and the interests of our advisor, the dealer manager and their affiliates. Many of the same persons who will serve as our officers, directors and employees are also officers, directors, employees or owners of our advisor, the dealer manager and their affiliates. Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation, were not and will not be reached through arm's-length negotiations. Such agreements may not solely reflect your interests as a shareholder of our company.

  . Our affiliated advisor also serves as an advisor to Western REIT, which is engaged in a business substantially similar to ours. Our affiliated advisor does and will serve in similar capacities for a number of entities and properties. These relationships will result in further conflicts of interest between our company and our officers and directors who work for our advisor. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a shareholder of our company.

  . Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

  . Our board of directors' ability to issue and set the terms of up to 10 million shares of preferred stock, without your approval, may deter or prevent a sale of our company in which you could profit.

   If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our distributions to you will be materially reduced. See "Risk Factors."

                                 This Offering

   We are offering for sale to the residents of the states listed in this prospectus a maximum of 10 million shares and a minimum of 100,000 shares of our common stock. The minimum number of shares you may purchase is 100, except in states which require a higher minimum purchase. This offering is being conducted on a "best efforts" basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. If we do not sell 100,000 shares, we will return your investment to you plus interest and without deducting for escrow expenses.

   In addition, we expect to issue:

  . up to 250,000 shares upon the exercise of warrants granted to the dealer manager which warrants may be reallowed to broker-dealers participating in this offering.

  . up to 700,000 shares to shareholders who elect to participate in our dividend reinvestment program.

  . up to 800,000 shares to our officers, employees and directors under our two stock option plans.

                                Use of Proceeds

   We will contribute the net proceeds of the sale of any common stock under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, which are described under "Agreement of Limited Partnership--Incentive Units." Our operating partnership will use the net proceeds to purchase suitable properties, to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

                                 Distributions

   As a REIT, we must distribute to our shareholders at least 95% of our annual taxable income, decreasing to 90% beginning in 2001. Because we have not identified any properties to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have acquired sufficient properties and such properties are generating sufficient cash flow, we intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. The continuation of distributions and the amount of the distributions depend upon a variety of factors, including:

  .   our cash available for distribution;

  .   our overall financial condition;

  .   our capital requirements;

  . the annual distribution requirements applicable to REITs under the federal income tax laws; and

  .   such other considerations as our board of directors may deem relevant.

                         Summary Financial Information

   We are newly formed and do not have a history of operations.

              Compensation to Our Advisor and the Dealer Manager

   We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

   In connection with the sale of our common stock in this offering, the dealer manager will receive the following fees:

                                                                      Amount if            Amount if
       Description of Fee              Calculation of Fee            Minimum Sold         Maximum Sold
-------------------------------- ------------------------------- -------------------- --------------------
Selling Commission               8% of gross offering proceeds         $80,000             $8,000,000

Marketing Support and Due        1.5% of gross offering proceeds       $15,000             $1,500,000
  Diligence Expense
  Reimbursement
Warrants to purchase common      one warrant for every forty     warrants to purchase warrants to purchase
  stock at a price of $12.00 per shares of stock sold by broker- 2,500 shares         250,000 shares
  share                          dealers in states that permit
                                 such compensation

   In connection with the management of our business and properties, we will pay our advisor the following fees:

                                                                                    Amount if    Amount if
          Description of Fee                       Calculation of Fee              Minimum Sold Maximum Sold
--------------------------------------- -----------------------------------------  ------------ ------------
Reimbursement of acquisition expenses   estimated to be 0.5% of gross offering        $5,000      $500,000
                                        proceeds
Real estate commission                  An affiliate of our advisor will serve as
                                        our broker in property acquisitions and
                                        may receive a real estate commission
                                        from the seller of a property equal to up
                                        to 2% of the purchase price of the
                                        property.
                                        The reimbursement of acquisition
                                        expenses and real estate commissions
                                        for one property cannot exceed 6% of
                                        the purchase price for that property.
Asset management fee                    up to 1.5% of our average invested
                                        assets
Return on incentive units of limited    Equal to 15% of the cashflow of our
  partnership interest in our operating operating partnership after we have
  partnership                           received, and paid to our shareholders,
                                        the sum of:
                                          an 8% annual cumulative non-
                                          compounded return on the capital we
                                          invested in the operating partnership;
                                          and
                                          any shortfall in the recovery of the
                                          capital we invested in the operating
                                          partnership allocable to sold
                                          properties.
Property management fee                 5% of gross income generated by our
                                        properties

   Upon the disposition of any property, we will pay our advisor the following fees.

          Description of Fee                     Calculation of Fee
-------------------------------------- --------------------------------------
Property disposition fee               Equal to the lesser of 3% of sale
                                       price or 50% of sales commission that
                                       would have been paid to third party
                                       sales broker
Incentive distribution on the          Equal to 15% of the net proceeds of
  advisor's incentive                  the sale of the property after we have
  limited partnership interest         received, and paid to our
                                       shareholders, the sum of:
                                         the amount of capital we invested in
                                         our operating partnership allocable
                                         to such property;
                                         any shortfall in the recovery of our
                                         invested capital with respect to
                                         prior sales of properties; and
                                         any shortfall in our 8% annual
                                         cumulative, non- compounded return
                                         on the capital we invested in our
                                         operating partnership.

   All of this compensation is more fully described under "Compensation Table."

                                 RISK FACTORS

   Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any of our common stock.

No Properties Owned; No Properties Identified For Investment

  We currently own no properties and must acquire properties before we can generate income or pay distributions to you as a shareholder.

   As of the date of this prospectus, we do not own any properties. Our advisor has neither identified nor placed under contract any properties for us to acquire. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. We may experience a delay between your purchase of our shares and our purchase of properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including the delay in the payment of any distributions to you as a shareholder.

   Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

  . the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

  .   the risk that we may have overpaid for properties; and

  . the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

   See "--Acquisition Risks."

No Market for Our Common Stock

  The absence of a market for our common stock will make it difficult for you to sell your shares.

   There is no public market for our common stock and we have no plans to list our common stock on a stock exchange or market. You may not be able to resell your shares promptly or at a price that is at or above the price at which you purchased them. It is likely that there will not be an active trading market for our common stock. It may be difficult for you to find a buyer for your shares if you decide to sell them. The purchase price you pay for your shares may not be indicative of either the price at which the shares may trade if they were publicly traded on an exchange or the proceeds that you would receive if our company were liquidated or dissolved.

Total Reliance on Our Advisor

  Our inability to find management to replace our advisor or a delay in finding such management would adversely impact our ability to operate the properties and, ultimately, our revenue.

   We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our shareholders.

   Either we or our advisor can terminate the advisory agreement upon 60 days' written notice to the other party, in which case no termination or other fee will be payable to our advisor. However, if the advisory

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agreement is terminated as a result of the advisor's merger into our company in connection with the listing of our shares on a national securities market or exchange, we will redeem the advisor's incentive units in our operating partnership for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value.

  If our advisor cannot retain the services of its current key employees, their replacements may not manage our company as effectively as we anticipate the current key employees will.

   We depend on our advisor to retain its key officers and employees, but none of such individuals has an employment agreement with our advisor or its affiliates. Our advisor's key employees are Mr. Thompson, Mr. Maurer, Ms. Voorhies, Mr. McGregor and Mr. Gee. The loss of any of these individuals and our ability to find, or any delay in finding, replacements with equivalent skill and experience could adversely impact our ability to acquire properties and the operation of our properties. See "Management of Our Company," and "Our Advisor--Management."

Conflicts of Interest

   Throughout this section and other sections of this prospectus, references to affiliates of a person generally mean:

  . any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;

  . any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

  . any person directly or indirectly controlling, controlled by or under common control with such other person;

  . any executive officer, director, trustee or general partner of such other person; and

  . any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

  The conflicts of interests described below may mean our company will not be managed solely in your best interests as a shareholder.

   Many of our officers and directors and our advisor's officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a shareholder.

   Our advisor also advises Western REIT and other entities that may compete with our company or otherwise have similar business interests. All of our officers are also officers of our advisor and Western REIT. Our Chairman, Chief Executive Officer and President, Mr. Thompson, also serves as an officer of our advisor and Western REIT. In addition, several of our officers and directors own an interest in our advisor, the dealer manager or Western REIT. Mr. Thompson, our Chairman, CEO and President, currently owns 100% of our dealer manager, and Mr. Thompson, Mr. McGregor and Mr. Maurer collectively own approximately 36% of our advisor.

   As officers, directors and partial owners of entities with which we do business or with interests in competition with our own interests, our officers and directors will experience conflicts between their fiduciary

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obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. This conflict of interest could:

  . limit the time and services that our officers and our advisor devote to our company, because they will be providing similar services to Western REIT and other real estate entities, and

  . impair our ability to compete for acquisition of properties with other real estate entities that are also advised by our advisor and its affiliates, including Western REIT.

   See "Conflicts of Interest--Competition for Time and Service of Our Advisor and Affiliates."

   If our advisor or its affiliates breach their fiduciary obligations to our company, or do not resolve conflicts of interest in the manner described in the section of this prospectus entitled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," we may not meet our investment objectives, which could reduce our expected cash available for distribution to our shareholders.

  The absence of arm's-length bargaining may mean that our agreements are not as favorable to you as a shareholder as they otherwise would have been.

   Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm's-length negotiations. Thus, such agreements may not solely reflect your interests as a shareholder. For example, the advisory agreement, our agreement with the dealer manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm's-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a shareholder and may be overly favorable to the other party to such agreements. See "Conflicts of Interest--Non-Arms Length Agreement; Conflicts; Competition" and "Our Advisor--The Advisor Agreement."

  The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

   Because the dealer manager is an affiliate of our advisor and several of our officers and directors are officers, directors or owners of the dealer manager, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review. The dealer manager's due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. See "Conflicts of Interest--NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares."

Lack of Investment Diversification

  The affect of adverse conditions at specific properties will be magnified to the extent we are able to acquire only a limited number of properties.

   A lack of diversity in the properties in which we invest could increase your risk in investing in our company. To the extent that less than the maximum amount of this offering is sold, and until the maximum amount of this offering is sold, we will not be able to purchase a diverse portfolio of properties. In that event, our performance and the returns to you as a shareholder will depend directly on the success of that limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a shareholder.

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Acquisition Risks

  Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely impact the amount of dividends we pay to our shareholders and the value your investment in our company generally.

   We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. As a REIT, we are required to distribute at least 95% of our taxable income to our shareholders in each taxable year, decreasing to 90% beginning in 2001, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. Other than the net proceeds of this offering, we have not identified sources of funding for future acquisitions. We cannot assure you that we will receive any proceeds from our dividend reinvestment program or, if we do, that such proceeds will be available to acquire properties.

  Our potential ownership of properties with special modifications could cause us to incur substantial costs in remodeling, remarketing and re-leasing such properties.

   We may acquire properties that are designed or built primarily for a particular tenant or a specific type of use. If we are holding such a property on the termination of the lease and the tenant fails to renew or if the tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant at all or without substantial capital improvements or remodeling. Such improvements may require us to sell such property at a below-market price or spend funds that would otherwise be available for distribution to you as a shareholder.

  Competing for the acquisition of properties with others with superior financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.

   We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than we can manage wisely. This competition may limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes substantially similar to ours has increased and may increase in the future.

Joint Venture Arrangements

  Any joint venture arrangements may not reflect solely our shareholders' best interests.

   The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a shareholder. We may acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor, one or more of our advisor's affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture or co-ownership arrangement may be more favorable to the co-owner than to you as a shareholder of our company.

  Investing in properties through joint ventures subjects that investment to increased risk.

   Such joint venture investments may involve risks not otherwise present, including, for example:

  . the risk that our co-venturer, co-tenant or partner in an investment might become bankrupt;

  . the risk that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

  . the risk that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

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   Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in such property. See "Conflicts of Interest--Our Advisor May Have Conflicting Fiduciary Obligations in the
Event Our Company Acquires Properties with Our Advisors or Affiliates," and "Investment Objectives and Policies--Joint Ventures."

Insufficient Reserves

  Insufficient reserves may adversely impact our ability to fund our working capital needs.

   We may not be able to fund our working capital needs. As a REIT, we are required to distribute at least 95% of our taxable income to our shareholders in each taxable year, decreasing to 90% beginning in 2001. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. Initially, we will not establish any reserves to fund our working capital needs. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. There is no assurance that this financing will be available or, if available, that the terms will be acceptable to us.

Borrowings May Increase Our Business Risks

  As we incur indebtedness, the risk associated with your investment in our company will increase.

   The risk associated with your investment in our company depends on, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 95% of our taxable income to our shareholders in each taxable year, decreasing to 90% beginning in 2001. Borrowing increases our business risks. Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a shareholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our debt policy at any time without shareholder approval. See "Investment Objectives and Policies--Our Policies With Respect to Borrowing," and "Distribution Policy."

  We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

   Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize its properties, or its loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosures.

  Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our shareholders.

   Adverse economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a

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shareholder. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

  Our use of hedging instruments to reduce the risks of increasing interest rates may cause us to incur costs if such hedges do not function as intended.

   We may employ a hedging strategy to attempt to limit the effects of changes in interest rates on our operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge our assets and liabilities carries risks, including the risk that losses on a hedge position will reduce our cash available for distribution to you as a shareholder and that such losses may exceed the amount invested in such instruments. There is no perfect hedge and a hedge may not perform its intended use of offsetting losses. Moreover, with respect to the instruments we intend to use as hedges for our assets and liabilities, we will be exposed to the risk that the counterparties to the hedge investments may cease making markets and quoting prices in such hedge instruments, which may render us unable to enter into an offsetting transaction with respect to an open position.

Our Ability to Change Policies Without a Shareholder Vote; No Limitation on Debt

  Most of our policies described in this prospectus, including the limits on debt, may be changed or removed by our board of directors at any time without a vote of the shareholders.

   Most of our major policies, including policies intended to protect you as a shareholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our shareholders or notice to you as a shareholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a shareholder. See "Investment Objectives and Policies--Description of Our Leases," "--Our Policies With Respect to Borrowing," "--Changes in Our Investment Objectives," and "--Investment Limitations."

Limited Experience in Managing a REIT

  Your investment in our company may not perform as well as an investment in a company with a management team that has more experience in managing a REIT.

   Our officers and directors, and the officers and directors of our advisor, have limited or no experience in managing the affairs of a REIT, which include complicated operations and tax issues. Your investment in our company may not perform as well as an investment in similar companies with management teams that have experience in operating REITs. See "Management of Our Company," and "Our Advisor."

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

  The limitation on ownership of our common stock will prevent you from acquiring more than 9.9% of our stock and may force you to sell stock back to us.

   Our articles of incorporation limit direct and indirect ownership of our capital stock by any single shareholder to 9.9% of the number of outstanding shares of our common stock and 9.9% of the number of outstanding shares of our preferred stock of any class or series. We refer to this limitation as the ownership limit. Our articles of incorporation also prohibit transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company owning 10% or more of one of our tenants, or (4) before our common stock qualifies as a class of "publicly-offered

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securities," 25% or more of the common stock being owned by ERISA investors. If you acquire shares in excess of the ownership limit or the restrictions on transfer, we:

  .   will consider the transfer to be null and void;

  .   will not reflect the transaction on our books;

  .   may institute legal action to enjoin the transaction;

  . will not pay dividends or other distributions to you with respect to those excess shares;

  .   will not recognize your voting rights for those excess shares; and

  . will consider the excess shares held in trust for the benefit of a charitable beneficiary.

   You will be paid for such excess shares a price per share equal to the lesser of the price you paid or the "market price" of our stock. Unless our shares are then traded on a national securities exchange or trading system, the market price of such shares will be a price determined by our board of directors in good faith. If our shares are traded on a national securities exchange or trading system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

   If you acquire our stock in violation of the ownership limit or the restrictions on transfer described above:

  .   you may lose your power to dispose of the stock;

  . you may not recognize profit from the sale of such stock if the "market price" of the stock increases; and

  . you may incur a loss from the sale of such stock if the "market price" decreases.

   See "Description of Capital Stock--Restrictions on Ownership and Transfer."

Potential Anti-Takeover Effects

  Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

   The limits on ownership and transfer of our equity securities in our articles of incorporation may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a shareholder. The ownership limit and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders to terminate our qualification as a REIT. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

  Our ability to issue preferred stock may also deter or prevent a sale of our company in which you could profit.

   Our ability to issue preferred stock and other securities without your approval could also deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a shareholder. Our articles of incorporation authorize our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may establish the preferences and rights of any issued preferred shares designed to prevent, or with the effect of preventing, someone from acquiring control of our company. See "Description of Capital Stock--Issuance of Additional Securities and Debt Instruments."

  Virginia anti-takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.

   Virginia law contains many provisions that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. These laws may delay or prevent offers to acquire our company

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and increase the difficulty of consummating any such offers, even if such a transaction would be in our shareholders' best interests. See "Important Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws."

Dilution

  Your investment in our company will be diluted immediately by $0.95 per share.

   The offering price is $10.00 per share. After the payment of selling commission and marketing and due diligence expenses, we will receive $9.05 per share. As a result of these expenses, you will experience immediate dilution of $0.95 in book value per share or 9.5% of the offering price. To the extent that you do not participate in any future issuance of our securities, you will also experience dilution of your ownership percentage in our company.

  Several potential events could cause the fair market and book value of your investment in our company to decline.

   Your investment in our company could be diluted by a number of factors, including:

  . future offerings of our securities, including issuances under our dividend reinvestment program and up to 10 million shares of any preferred stock that our board may authorize;

  . private issuances of our securities to other investors, including institutional investors;

  . issuances of our securities upon the exercise of warrants, including the warrants issued to our dealer manager in this offering, and options, including the officer, employee and director stock options; or

  . redemptions of units of limited partnership interest in our operating partnership in exchange for shares of common stock.

Negative Characteristics of Investments in Neighborhood Retail Centers

  Generally

   If we acquire neighborhood retail centers, the following events could adversely affect our revenues and ability to make distributions to our shareholders:

  . the bankruptcy or insolvency, or a downturn in the business, of any anchor tenant, meaning any tenant occupying approximately 30% or more of the gross leasable area of a neighborhood retail center;

  .   the failure of any anchor tenant to renew its lease when it expires;

  . the lease termination by an anchor tenant resulting in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an anchor tenant's lease is terminated;

  . the transfer by an anchor tenant of its lease to a new anchor tenant resulting in the decrease of customer traffic in the neighborhood retail center, the reduction in income generated by that center and the possibility that other tenants would be permitted to make reduced rental payments or to terminate their leases at the center; and

  . failure to lease space to tenants on terms which are attractive to the company.

   If any of these events were to occur, we could experience substantial difficulty in re-leasing any vacated space. Moreover, each of these developments could adversely affect our revenues and our ability to make expected distributions to you.

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  Restrictions on re-leasing space will make it difficult for us to find tenants for vacant space in neighborhood retail centers and may prevent us from meeting our revenue objectives with respect to those properties.

   We may have difficulty in re-leasing space in neighborhood retail centers because of the limited number of tenants that would find such lease attractive. Many, if not all, of our neighborhood retail center leases will contain provisions giving the tenant the exclusive right to sell a specific type of merchandise or provide a specific type of services within that neighborhood retail center or limiting the ability of other tenants to sell such merchandise or provide such services. When re-leasing space in a neighborhood retail center after a vacancy occurs, these "exclusives" will limit the number and types of prospective tenants for the vacant space.

  Competition for tenants and customers may limit the amount of rent we can charge and prevent us from meeting our revenue objectives with respect to our properties.

   The construction of retail centers in locations competitive with our neighborhood retail centers could adversely affect our business by causing increased competition for customer traffic and tenants. This could result in decreased cash flow for tenants. This may also require us to make capital improvements to our properties to compete with other retail centers. This competition could limit the amounts of cash available for distributions to you.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

  You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

   If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as part payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time. See "Investment Objectives and Policies--Sale or Disposition of Properties."

Negative Characteristics of Real Estate Investments

  We depend on our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our shareholders.

   Our investments in office, industrial, retail and service properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the income and ability to make distributions to you depend on the ability of the tenants of our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants' ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

  .   changes in national, regional or local economic conditions;

  .   changes in local market conditions or neighborhood characteristics; and

  . changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

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   Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant's guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and our advisor's ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our shareholders.

   If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our shareholders will be substantially reduced.

  Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our shareholders.

   We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

  .   make it more difficult for us to find tenants to lease our space;

  .   force us to lower our rental prices in order to lease space; and

  . substantially reduce our revenues and cash available for distribution to our shareholders.

  Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

   Our business will be subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

  Environmental laws governing properties we acquire may cause us to incur additional costs to comply with such laws.

   We may acquire properties that have unknown environmental problems or develop environmental problems after acquisition that could require substantial expenditures to remedy. Often, federal and state laws impose liability on property owners or operators for the clean-up or removal of hazardous substances on their properties even if the present owner did not know of, or was not responsible for, the contamination caused by the substances. In addition to the costs of clean-up, contamination can affect the value of a property, our ability to lease and sell the property, and our ability to borrow funds using the property as collateral. Environmental laws typically allow the government to place liens for such liabilities against affected properties, which liens would be senior in priority to other liens. Costs that we incur to remedy environmental problems would reduce our cash available for distribution to you as a shareholder.

  Compliance with the Americans with Disabilities Act at our properties may cause us to incur additional costs.

   We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us as landlord of the properties we acquire.

  Losses for which we either could not or did not obtain insurance will adversely affect our earnings.

   We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of earthquakes, floods or other acts of God. Generally, we will not obtain insurance for earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Our Leases."

  The recharacterization of any sale and leaseback transactions could cause us to lose properties without full compensation.

   If a seller/lessee in a sale and leaseback transaction in which we are the buyer/lessor declares bankruptcy, we could suffer a material loss due to recharacterization of our ownership of that property as financing. We intend to enter into sale and leaseback transactions, in which we will purchase a property from an entity and lease such property back to that same entity. In the event of the bankruptcy of a lessee in a sale leaseback transaction, the trustee in bankruptcy may seek to recharacterize the transaction as either a financing or as a joint venture. To the extent the sale and leaseback is treated as a financing, the lessee may be deemed the owner of the property and we would have the status of a creditor with respect to the property. We may not be able to reacquire the property and may not be adequately compensated for our loss of the property. Sale and leaseback transactions also may be recharacterized as financings for tax purposes, in which case we would not be allowed depreciation and other deductions with respect to the property.

  Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

   Our board of directors has the discretion to invest up to 10% of our total assets in other types of property, including land, apartments or other residential property. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Federal Income Tax Requirements

  Generally

   There are various federal income tax risks associated with an investment in our company. Although the provisions of the federal income tax laws relevant to an investment in our company are described generally in the section of this prospectus entitled "Federal Income Tax Consequences of Our Status as a REIT," you are strongly urged to consult your tax advisor concerning the effects of the federal income tax laws on an investment in our company and on your individual tax situation.

   We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis.

   The REIT minimum distribution requirements may require us to borrow to make required distributions, which would increase the risk associated with your investment in our company.

   In order to qualify as a REIT, we must distribute each calendar year to our shareholders at least 95% of our taxable income, other than any net capital gain. The distribution requirement will decrease to 90% of taxable income beginning in 2001. To the extent that we distribute at least the required amount, but less than 100%, of our taxable income in a calendar year, we will incur federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute all of our taxable income to our shareholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year. See "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification--Distribution Requirements."

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

   If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify. See "Federal Income Tax Consequences of Our Status as a REIT--Failure to Qualify."

Effects of ERISA Regulations

  Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

   When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

  . whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), or other applicable restrictions imposed by ERISA; and

  . whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

   We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in "ERISA Considerations," we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

   If we are considered a "pension-held REIT," an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us. See "Federal Income Tax Consequences of Our Status as a REIT--Taxation of Tax-Exempt Shareholders."

   In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans should also consider the effect of the "plan asset" regulations issued by the Department of Labor. To avoid being subject to those regulations, our articles of incorporation prohibit ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of "publicly-offered securities." However, we cannot assure you that those provisions in our articles will be effective. See "ERISA Considerations."

                        INVESTOR SUITABILITY STANDARDS

   An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

   We intend to offer our shares for sale to the residents of Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, Nevada, New Jersey, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming. We refer to these states as the sales states.

   Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state's suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of our sales states have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

   If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

      (1) that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

      (2) that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.

   Net worth in all cases excludes home, home furnishings and automobiles.

   Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

   California: Investors must have either (1) a minimum net worth of at least $250,000 and a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

   Iowa, Massachusetts and North Carolina: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

   Ohio and Pennsylvania: An investor's investment in our common stock cannot exceed 10% of that investor's net worth.

   Because the minimum offering of shares of our common stock is less than $10 million, Pennsylvania investors are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

   Tennessee: Investors must have (1) a minimum net worth of at least $250,000 and to have had during the last tax year and be expected to have during the current tax year a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

   The minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide such shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for our retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under the dividend reinvestment program, which may be in lesser amounts.

Ensuring Our Suitability Standards are Adhered To

   In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page, which is attached as Exhibit B to this prospectus. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.

   In addition, by signing the Subscription Agreement Signature Page attached to this prospectus as Exhibit B, you are representing and warranting to us that you have received a copy of this prospectus, that you agree to be bound by our amended and restated articles of incorporation, that you meet the net worth and annual gross income requirements described above and that you will comply with requirements of California law summarized in that Exhibit with respect to resale of shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another shareholder or a regulatory authority attempted to hold our company liable because shareholders did not receive copies of this prospectus, were not adequately informed of the requirements of our articles of incorporation or because we failed to adhere to each state's investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability.

                  ESTIMATED USE OF PROCEEDS OF THIS OFFERING

   We will contribute the net proceeds of the sale of any common stock we offer under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. Our operating partnership will use the net proceeds to purchase suitable properties and to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

   The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 700,000 shares that may be issued under our dividend reinvestment program, up to 250,000 shares that may be issued under the exercise of warrants issued to our dealer manager in this offering, and up to 800,000 shares that may be issued under two stock option plans. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases.

                                                           Minimum Offering    Maximum Offering
                                                          -----------------  -------------------
                                                            Amount   Percent    Amount    Percent
                                                          ---------- ------- ------------ -------
Gross Offering Proceeds.................................. $1,000,000   100%  $100,000,000   100%
Less Public Offering Expenses:
   Selling Commissions...................................     80,000     8%     8,000,000     8%
   Marketing Support and Due Diligence Reimbursement Fee.     15,000   1.5%     1,500,000   1.5%
   Other Organizational and Offering Expenses............     25,000   2.5%     2,500,000   2.5%
   Total Organizational and Offering Expenses............    120,000    12%    12,000,000    12%
                                                          ----------  ----   ------------  ----
Net Proceeds to Company.................................. $  880,000    88%  $ 88,000,000    88%
                                                          ----------  ----   ------------  ----
   Miscellaneous Acquisition Expenses....................      5,000   0.5%       500,000   0.5%
                                                          ----------  ----   ------------  ----
Amount Available for Investment in Properties............ $  875,000  87.5%  $ 87,500,000  87.5%
                                                          ==========  ====   ============  ====

   The dealer manager may seek the assistance of other broker-dealers in selling our common stock and may reallow the selling commissions it receives to such broker-dealers.

   The total organizational and offering expenses that we will pay in connection with our company's formation and the offering and sale of shares of our common stock will be reasonable and will not exceed an amount equal to 15% of the proceeds raised in this offering.

                                  OUR COMPANY

   Some of the information you will find in this prospectus may contain "forward-looking" statements. You can identify such statements by the use of forward-looking words such as "may," "will," "anticipate," "expect," "estimate," "continue" or other similar words. These types of statements discuss future expectations or contain projections or estimates. When considering such forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement.

   T REIT, Inc. was formed as a Virginia corporation in December of 1998 and intends to qualify as a real estate investment trust for federal income tax purposes. As of the date of this prospectus, we do not own any properties but anticipate acquiring properties with the net proceeds of this offering. We intend to invest in office, industrial, retail and service properties primarily in designated states throughout the United States. We may acquire neighborhood retail centers, which are properties designed for lease to one or more retail tenants that focus primarily on the sale of consumer goods and services to the immediate neighborhood. We may lease our properties to tenants under net leases. We may acquire retail and office properties in sale and leaseback transactions in which creditworthy tenants enter into net leases with our company.

   We plan to acquire properties primarily in the fifteen focus states, which are Alaska, Florida, Iowa, Michigan, Minnesota, Nevada, North Carolina, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin and Wyoming. However, we may decide to acquire properties in other states.

   We will conduct business and own properties through our operating partnership, T REIT Operating Partnership, L.P., which was formed as a Virginia limited partnership in May of 1999. We will be the sole general partner of our operating partnership and will have control over the affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in exchange for 100% of the initial capital and profits interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and to repay debt secured by properties contributed to it in exchange for units of limited partnership interest.

   Our day to day operations will be managed by our advisor, Triple Net Properties, LLC, under an advisory agreement. Our advisor was formed in April of 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships and limited liability companies and similar real estate entities.

                      INVESTMENT OBJECTIVES AND POLICIES

  General

   Our board of directors has established written policies on investment objectives and borrowing. While it is our board's responsibility to monitor the administrative procedures, investment operations and performance of our company and our advisor to assure such policies are carried out, generally our board may change our policies or investment objectives at any time without a vote of our shareholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our shareholders and will set forth their determinations in the minutes of the board meetings.

  Types of Investments

   We intend to acquire office, industrial, retail and service properties, including neighborhood retail centers and single-user properties leased by generally creditworthy tenants under net leases.

   We may enter into sale and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

   "Net" leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. We expect that most of our leases will be for terms of 10 to 15 years, but generally not less than 5 years, and may provide for a base minimum annual rent with periodic increases. We consider a tenant to be creditworthy when it has:

  .   a corporate debt rating by Moody's or Standard & Poors of B or better;

  . a minimum tangible net worth equal to ten times one year's rental payments required under the terms of the lease; or

  . a guaranty for its payments under the lease by a guarantor with a minimum tangible net worth of $10 million.

   A majority of properties acquired will be at least 75% leased on the acquisition date. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. However, when we think it is prudent, we will incur indebtedness to acquire properties. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow. We do not intend to incur indebtedness in excess of 60% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

   Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from entities advised by our advisor. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors. We currently do not have any plans to acquire a property or properties from our advisor, its affiliates or entities advised by our advisor.

  Our Acquisition Standards

   We believe, based on our advisor's prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property's current and projected cash flow. We will also consider a number of other factors, including a property's:

  .   geographic location and type;

  .   construction quality and condition;

  .   potential for capital appreciation;

  .   lease terms and rent roll, including the potential for rent increases;

  . potential for economic growth in the tax and regulatory environment of the community in which the property is located;

  .   potential for expanding the physical layout of the property;

  . occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

  . prospects for liquidity through sale, financing or refinancing of the property;

  . competition from existing properties and the potential for the construction of new properties in the area; and

  . treatment under applicable federal, state and local tax and other laws and regulations.

  Property Acquisition

   We anticipate acquiring fee simple and tenancy-in-common interests in real property and real property subject to long-term ground leases, although other methods of acquiring a property may be used when we consider it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use wholly owned subsidiaries of our operating partnership to acquire properties. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring and/or financing a property or properties.

   We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We currently do not intend to construct or develop properties, or render any services in connection with such development or construction.

   If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee no greater than the fee a third party would charge for such services.

  Joint Ventures

   We may invest in general partnership, co-ownership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our shareholders. We may so invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

   We will invest in general partnerships, co-ownership or joint venture arrangements with our advisor and its affiliates only when:

  .   there are no duplicate property management or other fees;

  . the investment of each entity is on substantially the same terms and conditions; and

  . we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

   We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates as co-owners of a property to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into co-ownership and joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

   You should note that there is a potential risk that our company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

  Description of Our Leases

   We anticipate that many of our leases will be net leases with terms generally not less than five years, but typically ten to fifteen years. The leases with anchor tenants or tenants in single tenant properties or tenants occupying the largest percentage and more than 30% of the rentable space in any property will generally have initial term of five to fifteen years, with one or more options to renew available to the lessee upon expiration of the initial term. By contrast, our smaller tenant leases will typically be for three to five year terms. Under our net leases, the tenant will pay us a predetermined minimum annual rent and, for neighborhood retail centers and similar properties, percentage rent if sales exceed predetermined levels. Some of our leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds.

   We anticipate that our tenants generally will be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. We will require that each net lease tenant pay its share of the cost of the liability insurance covering the properties owned by our operating partnership or provide such coverage. The third party liability coverage will insure, among others, our operating partnership and our advisor. We will also require that each tenant obtain, at its own expense, property insurance naming our operating partnership as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by our advisor. In general, the net lease may be assigned or subleased with our operating partnership's prior written consent, but the original tenant will remain fully liable under the lease unless the assignee meets our income and net worth tests.

   Our board of directors controls our policies with respect to the terms of leases into which we may enter and may change those policies at any time without shareholder approval.

  Our Operating Partnership

   We will conduct our business and own properties through our operating partnership. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in return for 100% of the initial capital and profits interest in our operating partnership, other than our advisor's incentive limited partnership interest that entitles it to share in operating cash flow and property sale proceeds above a threshold return to the company. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units will have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Our operating partnership will use the net proceeds to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties contributed to our operating partnership in exchange for units of limited partnership interest.

  Our Policies With Respect to Borrowing

   When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60% of all of our properties' combined fair market values, as determined at the end of each calendar year beginning with the first full year of operation. In addition, we anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets will not exceed 300%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

   When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders' rights on our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment. We do not intend to secure financing with cross-default or cross-collateralization provisions.

   Our board of directors controls our policies with respect to borrowing and may change such policies at any time without a vote of the shareholders.

  Sale or Disposition of Properties

   Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

   In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a "like-kind exchange" under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest into additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets.

   Despite this policy, our board of directors, in its discretion, may distribute to our shareholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our shareholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our shareholders' capital indefinitely. However, the affirmative vote of shareholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

   In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a shareholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

  Our Long Term Investment Objective

   Our long term investment objective is to provide you, the shareholder, with liquidity with respect to your investment by either having our common stock listed on a national stock exchange or quoted on a quotation system of a national securities association or merging with an entity whose shares are so listed or quoted. If we have not accomplished one of these objectives on or before the tenth anniversary of the date of this prospectus, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. We shall at that time submit to a vote of our shareholders a proposal to liquidate the company by selling the properties in an orderly fashion or continue operations.

  Changes in Our Investment Objectives

   Our principal investment objectives are generally to invest, through our operating partnership, in office, industrial, retail and service properties. Our shareholders have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

  Investment Limitations

   We do not intend to:

  . invest more than 10% of our total assets in unimproved real property, apartments, other residential property and real estate investments not contemplated herein;

  . invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

  . operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940.

   As used above, "unimproved real property" means any investment with the following characteristics:

  . an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

  .   has no development or construction in process on such land; and

  . no development or construction on such land is planned in good faith to commence on real land within one year.

   In addition, we have adopted the following investment policies:

   We will not issue redeemable equity securities.

   We will not issue our shares on a deferred payment basis or other similar arrangement.

   We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

   We will not engage in trading, as opposed to investment, activities.

   We will not engage in underwriting or the agency distribution of securities issued by others.

  Making Loans and Investments in Mortgages

   We will not make loans to other entities or persons unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain their appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at such shareholder's expense. In addition to the appraisal, we will obtain mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

   We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

   All of our mortgage loans must provide for at least one of the following:

  . except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;

  . payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or

  . payment of a portion of stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

   We will not invest in real estate contracts of sale otherwise known as land sale contracts.

   We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

   We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on their books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

  Investment in Securities

   We will not invest in equity securities of another entity, other than our operating partnership or a wholly owned subsidiary, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of independent directors. We may purchase our own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the directors determine such purchase to be in our best interests. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

  Appraisals

   The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. We will support the determination of the purchase price with an appraisal from an appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, director or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

  Other Policies

   In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

   Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

   We will hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as Government National Mortgage Association certificates, U.S. government bonds, CDs, time deposits and other government securities.

   We do not intend to make distributions-in-kind, except for:

  . distributions of beneficial interest in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the Virginia Stock Corporation Act; or

  .   distributions of property which meet all of the following conditions:

     . our board of directors advises each shareholder of the risks associated with direct ownership of the property;

     . our board of directors offers each shareholder the election of receiving in-kind property distributions; and

     . our board of directors distributes in-kind property only to those shareholders who accept the directors' offer.

  Investing in States Without Personal Income Tax

   We initially intend to invest in properties located in our focus states listed elsewhere in this prospectus. We will invest a portion of the net proceeds of this offering in states that have eliminated state personal income taxes. These states include Florida, Nevada, South Dakota, Tennessee, Texas, Washington, and Wyoming. We believe that we can profit by investing in these "income tax-free" states because of the general high rate of job and economic growth in these states. In addition, we believe that the economies of these states are benefited by the influx of retiring baby boomers who are looking for a tax friendly state in which to retire, where their pensions and investments will not be subjected to state income tax.

   Below is an analysis we have prepared showing long-term economic growth of the listed states with and without state income taxes. As summarized in the analysis, states without an income tax generally have experienced greater employment growth than states with income taxes. For example, Nevada, a state without personal income taxes, has experienced a 4.7% annual increase in employment, while Arizona, a state with a personal income tax, experienced only a 3.8% annual job growth, even though both states are located in the same general region. We believe that we will have a competitive advantage by investing a portion of the net proceeds of this offering in the tax-free states, which are experiencing employment gains in excess of the national average. Also, we believe that these states will experience greater than average economic growth, with the resulting need for office, industrial, retail and service properties.

   Although we believe that the absence of state income tax in these states is a partial cause of the economic growth in these states, there is limited or no evidence to suggest that the absence of state income tax favorably affects the markets for office, industrial, retail or service real estate. Other factors, such as the rate of development of these type properties, employment characteristics and other demographics, in these states would also affect these real estate markets.

 Analysis of Long-Term Employment Growth of States without State Income Taxes
      (Including comparison with selected states with state income taxes)

                                    1998 Per
                                  Capita State
                                    & Local      Employment (000's)     Annual Change
                           State   Taxes as a  ----------------------- --------------
                           Income     % of                     1978-97 Change  Percent
                           Tax(1)  Income(2)   1978(3) 1997(3) Change  (000's) Change
                           ------ ------------ ------- ------- ------- ------- -------
United States.............            11.4%    96,089  129,518 33,429   1,759    1.6%
Large Sunbelt States:
   Florida................   No       10.6%     3,684    6,768  3,084     162    3.3%
   Texas..................   No       10.5%     5,920    9,350  3,430     181    2.4%
   California.............  Yes       12.0%    10,137   14,965  4,828     254    2.1%
Small Southwestern States:
   Nevada.................   No       11.3%       357      847    490      26    4.7%
   Arizona................  Yes       11.0%     1,010    2,065  1,055      56    3.8%
Northwestern States:
   Washington.............   No       11.8%     1,684    2,846  1,162      61    2.8%
   Oregon.................  Yes       11.2%     1,149    1,631    482      25    1.9%
Small Midwestern States:
   South Dakota...........   No       10.6%       318      381     63       3    1.0%
   Nebraska...............  Yes       11.5%       742      883    141       7    0.9%
Other States:
   Alaska.................   No        6.1%       162      291    129       7    3.1%
   Wyoming................   No        7.9%       203      238     35       2    8.0%

--------
(1) Source: 1997 State Tax Handbook (All States) (Research Institute of
    America).

(2) Source: The Tax Foundation, Washington, D.C. (http://www.taxfoundation.org).

(3) Source: U.S. Bureau of Labor Statistics (see http://recenter.tamm.edu).

                              DISTRIBUTION POLICY

   We intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. However, we reserve the right, at any time, instead to pay distributions on a quarterly basis. The commencement and continuation of distributions and the size of the distributions will depend upon a variety of factors, including:

  .   our cash available for distribution;

  .   our overall financial condition;

  .   our capital requirements;

  . the annual distribution requirements applicable to REITs under the federal income tax laws; and

  .   such other considerations as our board of directors deems relevant.

   We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 95% of our taxable income, other than net capital gain, which requirement will decrease to 90% of taxable income beginning in 2001.

   We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distributions were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay such distributions to you as a shareholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

   To the extent that distributions to our shareholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our shareholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

   Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

                           MANAGEMENT OF OUR COMPANY

General

   We operate under the direction of our board of directors, which is responsible for the overall management and control of our affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors' supervision. Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of our best interest. At our board's first meeting, our articles of incorporation were reviewed and adopted by a majority of our board of directors, including a majority of the independent directors. As of the commencement of this offering, our board of directors will be comprised of five individuals, three of whom will be independent directors. We consider a director to be independent if he or she is not, and has not been in the last two years, associated, directly or indirectly, with our company or our advisor.

   The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company's total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a constantly-applied basis. In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. Such factors include:

  . the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

  . the success of our advisor in generating opportunities that meet our investment objectives;

  . the rates charged to similar REITs and to investors other than REITs by advisors performing similar services;

  . additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing, and other fees, whether paid by us or by others with whom we do business;

  .   the quality and extent of service and advice furnished by our advisor;

  . the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

  . the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

   Each determination will be reflected in the minutes of the meetings of our board of directors.

   Anthony W. Thompson, Jack R. Maurer and Talle Voorhies have worked to found and organize our company. Mr. Thompson will serve as the Chairman of the Board of Directors, Chief Executive Officer and President of our company. Mr. Maurer will serve as the Secretary and Treasurer of our company. Ms. Voorhies serves as the Executive Vice President and Director of our advisor.

The Directors and Executive Officers

   Initially, our board of directors will consist of five members, three of whom will be independent. All of the directors will serve one-year terms or until the next annual meeting of the shareholders, whichever occurs first.

The following table and biographical descriptions set forth information with respect to our officers and directors. Each of the officers and directors other than Mr. Thompson and Mr. Maurer will assume the positions indicated as of the effective date of the registration statement of which this prospectus is a part.

       Name         Age                           Position
       ----         ---                           --------
Anthony W. Thompson 52  Chairman of the Board of Directors, Chief Executive Officer,
                          President and Director
Debra Meyer Kirby.. 44  Independent Director
Warren H. James.... 58  Independent Director
James R. Nance..... 71  Independent Director
Sterling McGregor.. 42  Vice President and Director
Jack R. Maurer..... 56  Secretary and Treasurer

   Anthony W. ("Tony") Thompson is a co-founder of our advisor, Triple Net Properties, LLC, and has been its President since its inception in April of 1998. Before that time he was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies including the TMP Group, Inc., a full-service real estate investment group founded in 1978. Mr. Thompson has been the President and co-owner of the dealer manager, NNN Capital Corp., formerly Cunningham Capital Corp. and TMP Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a Bachelor of Science degree in Economics. Mr. Thompson holds the professional designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College. He is a member of the Sterling College Board of Trustees and UCLA's Athletic Fund Major Gifts Committee.

   Warren H. James has been a general partner of Wescon Properties, a southern California real estate developer and construction management company, since 1986. At Wescon, Mr. James has overseen the acquisition, management and construction of apartment communities, commercial office buildings and shopping centers in Los Angeles, Orange and Riverside Counties in Southern California. Prior to 1986, Mr. James served as Vice President of Gfeller Development Company, a developer of commercial and residential projects in Orange County, California, where he oversaw the development of a single family home project in Corona Del Mar, California, Vice President of Bear Brand Ranch Company, a developer of master planned communities, and Vice President of Operations at Foxx Development Corp., a developer and builder of residential communities. Mr. James also worked for approximately eight years with the Irvine Company, the largest owner of real estate in Orange County, including three years as Vice President of its home building division.

   James R. ("Jim") Nance retired as Senior Vice President-Agency of Jefferson-Pilot Financial, a life insurance company, in Greensboro, North Carolina, in 1992, after 41 years experience in the life insurance business. He served as an agent, Agency Manager and Agency Vice President before his appointment as Senior Vice President-Agency. As Senior Vice President, Mr. Nance was responsible for the 80 Agency Offices, 125 Sales Offices, and all sales and administrative personnel. His responsibilities included production, expenses, planning and budgeting for the Agency Department. Mr. Nance was a registered securities principal with the NASD from 1978 until 1992. Upon retiring, Mr. Nance returned to Amarillo, Texas, and assumed the position of Financial Manager of the Mary E. Harris Ranch, Inc., a 31,000 acre family ranch located near Clayton, New Mexico. After honorable discharge from the U.S. Navy in 1946, he attended the University of North Texas from 1948 until 1950. He graduated from Southern Methodist University's School of Insurance Marketing in 1953, the University of North Carolina's Executive Program in 1981, and holds the designation of Chartered Life Underwriter from the American College. During his career, Mr. Nance was active in community, civic, and church activities.

   Debra Meyer Kirby is President of & Kirby, Inc., a specialty firm focusing on tax deferred exchanges and real estate acquisitions which she founded in 1996. She is also Chief Executive Officer of the Kirby Group, which includes a sister corporation, Kirby Corporation of Virginia, Inc., founded in 1988 as a medical consulting firm. In this role she coordinates its strategic planning function and development of new services and programs. Ms. Kirby is also Executive Vice President of National Exchange Group, Inc., a qualified exchange intermediary. Ms. Kirby has 17 years of experience in transactional real estate and 12 years of experience in negotiating and managing multi-state real estate transactions within the corporate real estate development arena. From 1994 to 1996, she was a cofounder, principal and Executive Vice President of a qualified exchange intermediary, Capital Exchange Company, Inc., performing strategic planning services and intermediary escrow services, identifying replacement properties. Prior to co-founding Capital Exchange Company, Inc., she served as Director of Real Estate for Circuit City Stores, Inc., one of the nation's largest retailers of brand name consumer electronics, computers, appliances and music software, for approximately six years. During her six years as Director, she served in positions ranging from oversight of all site acquisitions and business and legal negotiations for the development of Circuit City store locations east of the Mississippi River to Director of Real Estate Development forming Circuit City's self-development program through which she developed a number of power retail centers anchored by Circuit City Superstores. Ms. Kirby received a B.A. from Hamilton College and its coordinate Kirkland College, in Clinton, New York in 1977 and her J.D. from Wake Forest University in Winston-Salem, North Carolina in 1980. She was an associate in the commercial real estate litigation department of the Richmond law firm, Hirschler, Fleischer, Weinberg, Cox & Allen from 1980-1984.

   Sterling McGregor has been Vice President of Financial and Asset Management for our advisor, Triple Net Properties, LLC, since July 1998. Mr. McGregor has over 15 years of commercial real estate experience in debt and equity financing, asset management, due diligence, underwriting, acquisitions and restructuring loan portfolios. He recently managed several institutional quality portfolios for CB/Richard Ellis, L.J. Melody & Company, a CB Commercial Real Estate Company, both large commercial and mortgage banking operations, from December 1996 to July 1998 and Wells Fargo Bank, a diversified financial services company, from 1992 to September 1998. Prior experience includes mortgage banking for Metmor Financial, a subsidiary of MetLife, and acquisitions and due diligence for Arthur Andersen & Co., as well as Cal Fed Syndications, a publicly traded NYSE real estate investment trust. Mr. McGregor is a licensed California Real Estate Broker and a California Certified General Appraiser with a Bachelor of Business Management and Finance from Brigham Young University.

   Jack R. Maurer has served as Chief Financial Officer of our advisor, Triple Net Properties, LLC, since April 1998. Mr. Maurer has over 24 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and Chief Financial Officer of Wescon Properties, where he was involved in finance, accounting and forecasting. He also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. Mr. Maurer's previous experience also includes experience with the national accounting firm of Kenneth Leventhal & Company, a leading provider of professional services to owners, developers, builders, operators and financiers of real estate.

Committees of Our Board of Directors

  Acquisition Committee

   Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially we will have an acquisition committee comprised of at least three members of our board of directors. A majority of the members of the acquisition committee will be independent directors. Our board of directors may establish additional acquisition committees from time to time based on property type or other relevant factors. Our advisor will recommend suitable properties for consideration by the appropriate acquisition committee or our board of directors from time to time. If the members of the acquisition committee unanimously approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. If the acquisition committee does not approve a proposed acquisition, then the property may be presented to our full board of directors for consideration, who, by majority vote, may elect to acquire or reject the property. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.

  Audit Committee

   We will have an audit committee comprised of three directors, including at least two independent directors. The audit committee will:

  . make recommendations to our board of directors concerning the engagement of independent public accountants;

  . review the plans and results of the audit engagement with the independent public accountants;

  . approve professional services provided by, and the independence of, the independent public accountants;

  .   consider the range of audit and non-audit fees; and

  . consult with the independent public accountants regarding the adequacy of our internal accounting controls.

  Executive Compensation Committee

   Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. Initially, the members of our compensation committee will be Mr. Thompson, Ms. Kirby and Mr. James. The executive compensation committee will exercise all powers of our board of directors in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, except for those which require actions by all of the directors under our articles of incorporation, bylaws or applicable law. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as "non-employee directors" within the meaning of the Exchange Act.

Officer and Director Compensation

   Our board of directors will determine the amount of compensation that we will pay to each director serving on our board of directors. Initially, all directors will receive a fee of $1,000 for attendance in person or by telephone at each quarterly meeting of the board. Initially such compensation, including fees for attending meetings, will not exceed $7,500 annually. Our independent directors will qualify for the independent director stock option plan under which our board of directors has authorized the issuance of options to acquire up to 100,000 shares of common stock over the five years following the commencement of this offering. In addition, officers or employees of our company will qualify for the employee stock option plan under which our board of directors has authorized the issuance of up to 700,000 shares over the five years following the commencement of this offering. Initially, we do not intend to pay cash compensation to any employees or officers.

Independent Director Stock Option Plan

   We will adopt the independent director stock option plan concurrently with the commencement of this offering. Only independent directors are eligible to participate in the independent director stock option plan.

   We have authorized and reserved a total of 100,000 shares of common stock for issuance under the independent director stock option plan.

   The independent director stock option plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director as of the date such individual becomes an independent director. Subsequent options are options to purchase 5,000 shares of common stock at the applicable option exercise price described below on the date of each annual shareholders' meeting to each independent director so long as the individual is still in office. As of the date of this prospectus, we have granted options to purchase 15,000 shares to the independent directors at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.

Officer and Employee Stock Option Plan

   We will adopt the officer and employee stock option plan concurrently with the commencement of this offering. All of our officers and employees are eligible to participate in the officer and employee stock option plan.

   We have authorized and reserved a total of 700,000 shares of common stock for issuance under the officer and employee stock option plan. Our board of directors, acting on the recommendation of the compensation committee, will have discretion to grant options to officers and employees effective as of each annual meeting of our shareholders. As of the date of this prospectus, we have granted our Chief Executive Officer and President, Mr. Thompson, options to purchase 45,000 shares at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We have also granted our Vice President, Mr. McGregor, options to purchase 45,000 shares at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We anticipate issuing the same number of options to each of these individuals, in addition to options that may be granted to other officers and employees, simultaneously with each annual shareholders' meeting.

Characteristics of Both Stock Option Plans

   Exercise Price: We will determine the option price, meaning the purchase price of our common stock under the options, as follows:

  . The option price under each option granted on or before the commencement of this offering is the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.

  . The option price under each option granted during this offering will be the greater of the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee and the fair market value of our common stock as of the date of grant.

  . The option price under each option granted after the completion of this offering will be the fair market value of our common stock as of the date of grant.

   We will not grant options under either plan with exercise prices less than the fair market value for such options as of the date of the grant or in consideration for services rendered to our company that in the judgment of the independent directors has a fair market value less than the value of such option as of the date of the grant.

   Unless our shares are then traded on a national securities exchange or trading system, the fair market value of shares of our common stock will be a price determined by our board of directors in good faith. In determining the fair market value of our stock, the directors will consider several factors, including the price per share at which our shares are then being sold to the public, the price per share of common stock of comparable companies, our company's earnings and the value of our assets. If our common stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

   Vesting: Both of our stock option plans provide that persons holding options can exercise them as follows:

  . Options granted on or before the commencement of this offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.

  . Options granted after the commencement of this offering will become exercisable in whole or in part on the second anniversary of the date of grant.

  . If an option holder dies or becomes disabled while an officer, director or member of the board, his options will be exercisable for one year after death or the disabling event.

  . Both of our stock option plans provide that if the vesting of any stock option would cause the aggregate of all vested stock options and warrants owned by our advisor, our dealer manager, their affiliates and our officers and directors to exceed ten percent of the total outstanding shares of our common stock, then such vesting will be delayed until the first date on which the vesting will not cause us to exceed this ten percent limit.

  . If options under more than one grant will vest on the same day, and the vesting of all of such options would cause us to exceed our ten percent limit, then such options will vest pro rata according to the total number of options scheduled to vest.

  . If an option holder ceases to serve the company in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to our company.

  . No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.

  . The option price for the options can be paid in cash or the surrender of common stock.

Notwithstanding any other provisions of either stock option plan to the contrary, we will not permit an option holder to exercise any option or options if the exercise thereof would jeopardize our status as a REIT under the federal income tax laws.

   Transferability: An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

   Change of Control or Dissolution: If a transaction, such as a reorganization or merger in which our company is the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation, occurs causing the outstanding shares of our common stock to be increased, decreased or changed into, or exchanged for, a different number or kind of our shares or securities, then we will make an appropriate adjustment in the number and kind of shares that may be issued in connection with options. We will also make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.

   Upon the dissolution or liquidation of our company, or upon a reorganization, merger or consolidation of our company with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

  . the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;

  . the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or

  . the payment in cash or shares in lieu of and in complete satisfaction of such options.

   Taxation: All options granted under both stock option plans are intended to be "non-qualified options," meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock's fair market value and the option price. We will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

                                  OUR ADVISOR

   Our advisor, Triple Net Properties, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors' directives. Our advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies and other entities with respect to the acquisition, management and disposition of real estate assets. Currently, our advisor advises four entities that invest or have invested in properties located in California, Colorado, South Dakota, Nevada and Kansas. The advisor is affiliated with our company in that several of our officers and directors also serve as officers and directors of the advisor and own approximately 36% of the ownership interests in the advisor.

   Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock at a price of $9.05 per share, which equals a total of $200,005. The advisor purchased those shares for cash and intends to hold such shares for as long as it serves as the advisor to our company.

Management

   The following table sets forth information with respect to our advisor's executive officers and board of managers:

           Name         Age                    Position
           ----         ---                    --------
    Anthony W. Thompson 53  President, Chief Executive Officer and Director
    Jack R. Maurer..... 56  Chief Financial Officer and Director
    Talle Voorhies..... 52  Executive Vice President and Director
    Richard D. Gee..... 59  Managing Director
    Don Ferrari........ 62  Senior Marketing Director
    Damian Gallagher... 38  Senior Vice President of Capital Markets
    Mary J. Holcomb.... 50  Vice President of Real Estate Services
    Sterling McGregor.. 42  Vice President of Financial Management

   Anthony W. ("Tony") Thompson. Mr. Thompson's background is described under "Management of Our Company--The Directors and Executive Officers."

   Jack R. Maurer. Mr. Maurer's background is described under "Management of Our Company--The Directors and Executive Officers."

   Talle Voorhies has been Executive Vice President of Triple Net Properties, LLC since April of 1998 and is President and Financial Principal of the dealer manager. From December 1987 to January 1999, Ms. Voorhies worked with The TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker-dealer network; due diligence activities, marketing and compliance; and Investor Services. Ms. Voorhies is a Registered Representative with the National Association of Securities Dealers.

   Richard D. Gee has been Executive Vice President--Acquisitions for Triple Net Properties, LLC since June 1998. Mr. Gee has 25 years of real estate experience. From 1990 to May 1998, Mr. Gee acted as Managing Director and Partner for InterCapital Partners, a privately owned company engaged in developing and acquiring multi-family and retail real estate projects in California, Illinois and Texas. In this position he raised over $60 million of equity capital used to acquire and/or develop approximately 600,000 square feet of retail centers and 9,000 apartment units. He then sold the $230 million portfolio to two institutional buyers. Mr. Gee also has experience developing a publicly traded, master-limited partnership and a tax-exempt participating-bond fund with Shearson Lehman Brothers. Mr. Gee holds a degree in electrical engineering from the University of Miami.

   Don Ferrari has been Regional Marketing Director for our advisor since September of 1998. Prior to joining our advisor, he served as National Marketing Director of Ridgewood Power for seven years. He also served as President of Amador Financial, a real estate syndication company specializing in apartment buildings and retail strip malls. Mr. Ferrari has over 37 years experience in the securities industry where he specialized in mutual fund marketing and related financial planning products and services. Mr. Ferrari is recognized as a financial services public speaker by a number of groups including the International Association of Financial Planners and Investment Dealers Digest. He is a licensed real estate broker in California and a registered securities principal with the National Association of Securities Dealers. He holds a degree in organic chemistry from UC Berkeley.

   Damian Gallagher has been Senior Vice President of Capital Markets for our advisor and for the dealer manager since 1993. Since 1984, Mr. Gallagher has been involved in the investment/syndication industry. He is a Registered Representative with the National Association of Securities Dealers. Mr. Gallagher received a degree in Economics from UCLA in 1983.

   Mary J. Holcomb, Vice President of Real Estate Marketing and Finance, has been involved in all aspects of real estate and the financial industry for over 28 years. She spent 14 years with Home Federal Savings and Loan and managed four branch escrow offices, and 14 years as Chief Executive Officer and Manager of three independent escrow companies. Ms. Holcomb is responsible for acquisition and tenant-in-common escrows and exchanges, as well as interfacing with broker-dealers and investors. She has a real estate license and is a Senior Certified Escrow Officer.

   Sterling McGregor.   Mr. McGregor's background is described under
"Management of Our Company--The Directors and Executive Officers."

The Advisory Agreement

   Under the terms of the advisory agreement, our advisor generally

  .   has responsibility for day-to-day operations of our company;

  .   administers our bookkeeping and accounting functions;

  . serves as our consultant in connection with policy decisions to be made by our board of directors;

  .   manages or causes to be managed our properties and other assets; and

  .   renders other services as our board of directors deems appropriate.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our Company's shareholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy from us.

   Expenses. Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including employment expenses of its personnel, rent, telephone and equipment expenses and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of Average Invested Assets or 25% of net income for such year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

   Term. The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director's meetings.

   The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days' prior written notice without cause or penalty, in which case we will not be required to pay any termination fee. If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors will determine that any successor advisor possess sufficient qualifications to:

  .   perform the advisory function for our company; and

  .   justify the compensation provided for in the contract with our company.

   If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor's incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value.

   Our Right of First Opportunity.   The advisory agreement gives us the first
opportunity to purchase any income-producing properties located in our focus states placed under contract by our advisor, provided that:

  .   we have funds available to make the purchase;

  . our acquisition committee or board of directors votes to make the purchase within fourteen days of being offered such property by our advisor; and

  .   the property meets our acquisition criteria.

   Possible Merger. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered "self-administered," because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the merger of our advisor and our company and the termination of the advisory agreement, with the consideration in such merger and for such termination to be determined by our company and our advisor. In the event our advisor is merged into our company, many of our advisor's key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor's employees, the rent and "overhead" associated with our advisor's office and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

   Indemnification. We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

  . the indemnified person determined, in good faith, that the course of conduct which caused a loss or liability was in our best interest;

  . the indemnified person was acting on behalf of, or performing services for, our company;

  . such liability or loss was not the result of misconduct, negligence or a knowing violation of the criminal law or any federal or state securities laws; and

  . such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

   Other Services. In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

                              COMPENSATION TABLE

   The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

   Average Invested Assets means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

   Invested Capital means the product of (1) the sum of (A) the total number of outstanding shares of our common stock and (B) the number of partnership units issued by our operating partnership to limited partners, other than our advisor, and (2) a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

   Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

   Our advisor and its affiliates will not be compensated for any services other than those which have been fully disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we shall not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

                                OFFERING STAGE

Type of Compensation               Method of Compensation                       Estimated Amount
--------------------               ----------------------                       ----------------
Selling Commissions  The dealer manager will receive 8% of the gross    Actual amount depends upon the
                     proceeds of this offering, or $0.80 for each share number of shares sold. The dealer
                     sold, and one warrant for every 40 shares of       manager will receive a total of
                     common stock sold in this offering in states other $80,000 if the minimum offering
                     than Arizona, Missouri, Ohio or Tennessee. Each    is sold and $8,000,000 if the
                     of these warrants permits the holder to purchase   maximum offering is sold.
                     one share of our common stock at a purchase
                     price of $12.00 per share, or 120% of the offering
                     price, prior to February 22, 2005. The dealer
                     manager may reallow a portion of the Selling
                     Commissions and the warrants to broker-dealers
                     for each share they sell. Shares purchased under
                     the dividend reinvestment program will be
                     purchased without Selling Commissions.

Type of Compensation               Method of Compensation                       Estimated Amount
--------------------               ----------------------                       ----------------
Marketing Support    We will pay the dealer manager an amount up to     Actual amount depends upon the
Due Diligence        1.5% of the gross and proceeds of this offering to number of shares sold. A total of
Reimbursement Fee    pay expenses associated with marketing fees,       $15,000 will be paid if the
                     wholesaling fees, expense reimbursements,          minimum offering is sold and
                     bonuses and incentive compensation and volume      $1,500,000 will be paid if the
                     discounts and to generally reimburse the dealer    maximum offering is sold.
                     manager for due diligence expenses. We will not
                     require the dealer manager to account for
                     spending of amounts comprising this fee. The
                     dealer manager may reallow a portion of this fee
                     to broker-dealers participating in this offering.
                     We will not pay this fee with respect to shares
                     purchased under the dividend reinvestment
                     program.

Other Organizational Our advisor may advance, and we will reimburse     Actual amounts will be based on
and Offering         it for, organization and offering expenses         actual funds advanced. We
Expenses             incurred on our behalf in connection with this     estimate that a total of $25,000
                     offering, including legal and accounting fees,     will be reimbursed if the
                     filing fees, printing costs and selling expenses.  minimum offering is sold and
                     estimate such expenses will be approximately       $2,500,000 will be reimbursed if
                     2.5% of the net proceeds of this offering.         the maximum offering is sold.

                               ACQUISITION STAGE

Type of Compensation               Method of Compensation                        Estimated Amount
--------------------               ----------------------                        ----------------
    Real Estate      In property acquisitions in which an affiliate of   Actual amounts depend on the
    Commission       our advisor the serves as our real estate broker,   purchase price of properties
                     such affiliate may receive from the seller in such  acquired.
                     acquisitions a real estate commission of up to 2%
                     of the purchase price of the property. Since any
                     seller will attempt to set the selling price at an
                     amount to cover the cost of real estate
                     commissions, we, as purchaser, may be deemed
                     to be indirectly paying such cost in the form of a
                     higher price.

    Acquisition      We will reimburse our advisor for costs and         Actual amounts to be reimbursed
    Expenses         expenses of selecting, evaluating and acquiring     could be up to 0.5% of gross
                     properties, whether or not actually acquired,       offering proceeds; however, the
                     including surveys, appraisals, title insurance and  amount that we will reimburse our
                     escrow fees, legal and accounting fees and          advisor for Acquisition Expenses
                     expenses, architectural and engineering reports,    when Interest shall be added to
                     environmental and asbestos audits, travel and       Real Estate Commissions could be
                     communication expenses, non-refundable option       up to 6% of the contract price of
                     payments on properties not acquired and other       the property. If the minimum
                     related expenses payable to our advisor and its     offering is sold, acquisition
                     affiliates. paid on funds advanced at our advisor's expenses are estimated to be
                     actual cost of funds or as otherwise established    $5,000. If the maximum offering
                     by our board of directors.                          is sold, acquisition expenses are
                                                                         estimated to be $500,000.

                               OPERATIONAL STAGE

Type of Compensation              Method of Compensation                         Estimated Amount
--------------------              ----------------------                         ----------------
Property Management  We will pay our advisor a Property Management     Actual amounts to be paid depend
Fee                  Fee equal to 5% of the gross income from the      upon the gross income of the
                     properties. This fee will be paid monthly.        properties and, therefore, cannot be
                                                                       determined at the present time.

Compensation for     We will pay our advisor for other property-level  Actual amounts to be received
Services             services including leasing fees, construction     depend upon the services provided
                     management fees, loan origination and servicing   and, therefore, cannot be
                     fees, property tax reduction fees and risk        determined at the present time.
                     management fees. Such compensation will not
                     exceed the amount which would be paid to
                     unaffiliated third parties providing such
                     services. All such compensation must be
                     approved by a majority of our independent
                     directors.

Reimbursable         We will reimburse our advisor for:                Actual amounts are dependent upon
Expenses                                                               results of operations.
                     . the cost to our advisor or its affiliates of
                       goods and services used for and by us and
                       obtained from unaffiliated parties and

                     . administrative services related to such goods
                       and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

                               LIQUIDATION STAGE

Type of Compensation                Method of Compensation                          Estimated Amount
--------------------                ----------------------                          ----------------
Property Disposition We will pay our advisor, or one of its affiliates, a Actual amounts to be received
Fee                  Property Disposition Fee out of net profits upon     depend upon the sale price of
                     the sale of each of the properties, in an amount     properties and, therefore, cannot be
                     equal to the lesser of 3% of the property's          determined at the present time.
                     contract sales price or 50% of a customary
                     Competitive Real Estate Commission given the
                     circumstances surrounding the sale. The amount
                     paid, when added to the sums paid to unaffiliated
                     parties, shall not exceed the lesser of the
                     customary Competitive Real Estate Commission
                     or an amount equal to 6% of the contracted for
                     sales price. Payment of such fees shall be made
                     only if our advisor provides a substantial amount
                     of services in connection with the sale of the
                     property. We will pay the Property Disposition
                     Fee on all dispositions of properties,whether
                     made in the ordinary course of business, upon
                     liquidation or otherwise.

                             SUBORDINATED PAYMENTS

 Type of Compensation                 Method of Compensation                          Estimated Amount
 --------------------                 ----------------------                          ----------------
Asset Management       We will pay our advisor an Asset Management          Actual amounts are dependent upon
Management Fee         Fee of up to 1.5% of the Average Invested            the actual amounts that we invest in
                       Assets. The Asset Management Fee will be paid        assets and, therefore, cannot be
                       or accrue quarterly, but will not be paid until our  determined at this time.
                       shareholders have received distributions equal
                       to a cumulative, non compounded rate of 8% per
                       annum on their investment in our company. If
                       the fee is not paid in any quarter, it will accrue
                       and be paid once the shareholders have received
                       a cumulative 8% return.

Incentive Distribution Our operating partnership will pay an incentive      Actual amounts to be received
                       distribution to our advisor equal to 15% of our      depend upon results of operations
                       operating partnership's operating cash flow after    and the actual amounts that we
                       our company has received, and paid to our            invest in properties and, therefore,
                       shareholders, the sum of:                            cannot be determined at the present
                                                                            time.
                       . an 8% cumulative, non-compounded return
                         on our Invested Capital, and

                       . any remaining shortfall in the recovery of our
                         Invested Capital with respect to prior sales of properties.

                       If there is a shortfall in that 8% return at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our

 Type of Compensation                 Method of Compensation                          Estimated Amount
 --------------------                 ----------------------                          ----------------
                       operating partnership an amount of those
                       distributions sufficient to cause the cumulative
                       8% return threshold to be met. In no event will
                       the cumulative amount repaid by our advisor to
                       our operating partnership exceed the cumulative
                       amount of incentive distributions that our
                       advisor previously has received.

Incentive Distribution Our operating partnership will pay an incentive      Actual amounts to be received
Upon Dispositions      distribution upon the sale of a property equal to    depend upon the sale price of
                       15% of the net proceeds from the sale after our      properties and, therefore, cannot be
                       company has received, and paid to our                determined at the present time.
                       shareholders, the sum of

                       . our Invested Capital that initially was
                         allocated to that property,

                       . any remaining shortfall in the recovery of our
                         Invested Capital with respect to prior sales of properties, and

                       . any remaining shortfall in the 8% return on
                         Invested Capital.

                       If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of the our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

Additional Payments for Additional Services

   In extraordinary circumstances fully justified to the official or agency administering the state securities laws, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

  .   the goods or services must be necessary to our prudent operation; and

  . the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

   Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitations on Reimbursements

   No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed under clause (b) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Limitation on Acquisition-Related Compensation

   The total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

   In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

  .   2% of our Average Invested Assets or

  .   25% of our net income for such year.

   The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

   Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send to our shareholders a written disclosure of such fact.

   Our advisor will reimburse our company at the end of the 12 month period the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

   Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor, such as the Incentive Distribution referred to in the Compensation Table. However, total operating expenses do not include:

  . the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and tax incurring in connection with the issuance, distribution, transfer and registration of our shares;

  .   interest payment;

  .   taxes;

  . non-cash expenditures such as depreciation, amortization and bad debt reserves; and

  . acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including the Incentive Distribution Upon Disposition referred to in the Compensation Table.

Additional Important Information on Compensation to Our Affiliates

   Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a shareholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our shareholders to earn income on their investment in shares and may result in our entering into transactions that do not solely reflect your interest as a shareholder. The independent directors must approve all transactions between us and our advisor or its affiliates.

                           PRIOR PERFORMANCE SUMMARY

   The information presented in this section represents the historical experience of real estate programs managed by our advisor. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

   Our advisor has served as manager or sponsor of a total of nine real estate investment entities. These real estate investment entities and the year in which their offerings were commenced and/or completed are as follows:

    1. Telluride Barstow, LLC (commenced and completed in 1998)

    2. Truckee River Office Tower, LLC (commenced in 1998 and completed in 1999)

    3. Western Real Estate Investment Trust (commenced in 1998, not completed)

    4. Yerington Shopping Center, LLC (commenced in 1998 and completed in 1999)

    5. NNN Fund VIII, LLC (commenced in 1999, not completed)

    6. NNN Town & Country, LLC (commenced in 1999, not completed)

    7. NNN "A" Credit TIC, LLC (commenced in 1999, not completed)

    8. NNN Exchange Fund, LLC (commenced in 1999, not completed)

    9. NNN Redevelopment Fund, LLC (commenced in 1999, not completed)

   These nine programs constitute the "prior advisor programs." The prior performance tables included in Exhibit A attached hereto set forth information regarding these prior advisor programs as of the dates indicated with respect to:

  .   experience in raising and investing funds (Table I);

  .   compensation to the sponsor (Table II); and

  .   annual operating results of the prior advisor programs (Table III).

   No information is given as to results of completed programs or sales or dispositions of property because, to date, none of the prior programs have sold any of their properties.

Prior Programs of Our Advisor

   Our advisor sponsored the prior advisor programs. The total amount of funds raised from all investors in the offerings of the prior advisor programs, as of December 31, 1999, was approximately $42,364,873, and the total number of investors in all such entities was approximately 587.

   The prior advisor programs have acquired a total of fifteen properties in California, Colorado, South Dakota, Nevada, Kansas and Hawaii.

   The aggregate dollar amount of the acquisition and development costs of the properties purchased by the prior advisor programs, as of December 31, 1999, was approximately $130,158,201. Of the aggregate amount, approximately 21% was spent on acquiring office buildings, and approximately 79% was spent on retail properties.

   All of these funds were spent on existing or used properties. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior advisor programs as of December 31, 1999:

                             Type of
                             Property                Existing
                             --------              ------------
                Office............................ $ 26,836,396
                Retail............................  103,321,805
                                                   ------------
                   Total.......................... $130,158,201
                                                   ============

   Each of the prior advisor programs and the properties that they have acquired are described below.

   Telluride Barstow, LLC, a Virginia limited liability company, was formed by our advisor in 1998 to acquire Barstow Road Shopping Center, a community shopping center in Barstow, California. Our advisor is the managing member of Telluride Barstow, LLC, which acquired this shopping center in May of 1998. The center includes approximately 77,950 square feet of leasable space and, as of December 31, 1999, was approximately 100% occupied.

   Truckee River Office Tower, LLC, a Virginia limited liability company, was formed by our advisor in August of 1998 to acquire Truckee River Office Tower, a 15-story office and parking facility located in downtown Reno, Nevada. Our advisor is the managing member of Truckee River Office Tower, LLC, which closed on the purchase of the office tower on December 1, 1998. The property contains approximately 137,572 square feet of Class-B office space and, as of December 31, 1999, was approximately 72% occupied. The building was developed in 1981 by casino operator, Harrah's, which currently leases over 40% of the space.

   Yerington Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in December of 1998 to acquire Yerington Plaza Shopping Center, a neighborhood shopping center in Yerington, Nevada, about 80 miles southeast of Reno, Nevada. The Plaza includes approximately 55,531 square feet of leasable space and, as of December 31, 1999, was approximately 94% occupied. Our advisor is the managing member of Yerington Shopping Center, LLC, which closed the private placement of its equity interests and acquired the shopping center on March 8, 1999.

   NNN Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor and has acquired three properties. The Belmont Shopping Center, Pueblo, Colorado was acquired on June 11, 1999; the Village Fashion Center in Wichita, Kansas was acquired on June 18, 1999; and the Palm Court Shopping Center was acquired on August 3, 1999. The Belmont Shopping Center is a retail shopping center containing approximately 81,289 square feet of leasable space. As of December 31, 1999, the Belmont Shopping Center was approximately 99% occupied. The Village Fashion Center is a retail shopping center containing approximately 129,973 square feet of leasable space. As of December 31, 1999, the Village Fashion Center was approximately 79% occupied. The Palm Court Shopping Center is a retail shopping center containing approximately 266,641 square feet of leasable space. As of December 31, 1999, the Palm Court Shopping Center was approximately 83% occupied.

   NNN Town & Country, LLC, a Virginia limited liability company, was formed by our advisor in May of 1999, to acquire the Town & Country Shopping Center, a retail shopping center in Sacramento, California, which it acquired on July 1, 1999. The Town & Country shopping center includes approximately 239,645 square feet of leasable space, and as of December 31, 1999, was approximately 89% occupied. Our advisor is the managing member of NNN Town & Country, LLC.

   NNN "A" Credit TIC, LLC, a Virginia limited liability company, was formed by our advisory in July of 1999 to acquire the Pueblo Shopping Center in Pueblo, Colorado. Our advisory is the managing member of NNN "A" Credit TIC, LLC, which closed on the acquisition of the Pueblo Shopping Center on November 3, 1999. The retail shopping center contains approximately 106,264 square feet of retail space and was approximately 96% occupied as of December 31, 1999.

   NNN Redevelopment Fund, LLC, a Virginia limited liability company, was formed by our advisory in August of 1999 to acquire the Bank One Building in Colorado Springs, Colorado. Our advisory is the managing member of NNN Redevelopment Fund, LLC, which closed on the acquisition of the Bank One Building on November 22, 1999. The building contains approximately 129,427 square feet of office space and was approximately 64% occupied as of December 31, 1999.

   NNN Exchange Fund III, LLC, a Virginia limited liability company, was formed by our advisory in September of 1999 to acquire the County Fair retail center in Woodland, California. Our advisory is the managing member of NNN Exchange Fund III, LLC, which closed on the acquisition of the County Fair on December 15, 1999. The retail shopping center contains approximately 403,063 square feet of retail space and was approximately 88% occupied as of December 31, 1999.

   Western Real Estate Investment Trust, a Virginia corporation, was formed by our advisor in July of 1998 and intends to qualify as a REIT for federal income tax purposes. Western REIT is currently engaged in an ongoing best efforts private placement of $50,000,000 of its common stock. Western REIT was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western REIT and serves as the general partner of Western REIT's operating partnership subsidiary. Western REIT's ongoing best efforts private placement is being conducted by the dealer manager.

   Western REIT currently owns the following properties:

   The Kress Energy Center is an office building located in the downtown central business district of Wichita, Kansas. This six-story, historically registered building with approximately 57,693 leasable square feet was originally constructed in 1930. As of December 31, 1999, the building was approximately 88% occupied.

   The Phelan Village Shopping Center is an approximately 58,619 square foot shopping center in Phelan, California built in 1989. Western REIT acquired this property on October 16, 1998. As of December 31, 1999, Phelan Village was approximately 97% occupied.

   The Century Plaza East Shopping Center is a retail shopping center located in East Lancaster, California, which is near Palmdale, California. The center includes approximately 121,192 square feet and, as of December 31, 1999, was approximately 89% occupied.

   The Bryant Ranch Shopping Center is an approximately 93,892 square foot neighborhood shopping center located in Yorba Linda, California, which is in Orange County. Western REIT acquired this property on December 1, 1998 and, as of December 31, 1999, the center was approximately 91% leased.

   The Huron Mall Shopping Center is approximately 208,650 square foot neighborhood shopping center in Huron, South Dakota. Western REIT acquired this property on December 31, 1999 and, as of that date, the property was approximately 74% leased.

   The Crossroads Shopping Center is a retail shopping center in Kona, Hawaii, built in 1996. Western REIT acquired a leasehold interest in this property on July 31, 1999. The center includes approximately 74,973 square feet of space and is anchored by a Safeway grocery store. As of December 31, 1999, the center was approximately 100% leased.

   None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. The information set forth above should not be considered indicative of results to be expected from our company.

   Potential investors are encouraged to examine the prior performance tables attached as Exhibit A to this prospectus for more detailed information regarding the prior experience of our advisor. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the prior advisor programs. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part gives additional information relating to properties acquired by the prior advisor programs. We will furnish, without charge, copies of such table upon request.

                             CONFLICTS OF INTEREST

   Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the dealer manager and their affiliates. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm's-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.

   We believe that the compensation paid to our advisor or its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Our Advisor and Affiliates

   Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company and our advisor. Affiliates of our advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs, including the prior advisor programs, and any future real estate programs or business ventures that they may organize or serve. Our advisor and its affiliates have informed us that they believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

Process for Resolution of Conflicting Opportunities

   Our advisor has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy income-producing properties located in our focus states placed under contract by our advisor or its affiliates, provided that:

  .   we have funds available to make the purchase;

  . our board of directors or appropriate acquisition committee votes to make the purchase within fourteen days of being offered such property by our advisor; and

  .   the property meets our acquisition criteria.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

  .   the effect of the acquisition on the diversification of our portfolio;

  .   the amount of funds we have available for investment;

  .   cash flow; and

  . the estimated income tax effects of the purchase and subsequent disposition.

   The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company.

   We believe that the three factors, including the obligations of our advisor and its affiliates to present to us any income-producing investment opportunities that could be suitable for our company, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions From Our Advisor and Its Affiliates

   We may acquire properties from our advisor, our directors or officers or their affiliates. The prices we pay for such properties will not be the subject of arm's-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property's fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. There can be no absolute assurance that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property's current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

   We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates

   Our advisor may advise us to acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor or its affiliates. In such instance, our advisor will have a fiduciary duty to our company, our shareholders and the affiliate participating in the joint venture or co-ownership arrangement. In order to minimize the likelihood of a conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in such co-ownership or joint venture arrangements in various respects. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.

Property Management Services will be Rendered by Our Advisor

   Our advisor will provide property and asset management services to our company and other entities, some of whom may be in competition with our company. Our advisor will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that it has sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor

   Our advisor and its affiliates have received and will continue to receive the compensation as described in "Compensation Table." Many of the fees described under "Compensation Table" are based on acquisitions or asset value and are payable to our advisor despite the lack of cash available to make distributions to our shareholders. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our shareholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares.

Non-Arm's-Length Agreements; Conflicts; Competition

   The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions. While we will not make loans to our advisor or its affiliates, we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company and Our Advisor is the Same Law Firm

   Hirschler, Fleischer, Weinberg, Cox & Allen, a Professional Corporation acts as legal counsel to our advisor and some of its affiliates and also is expected to represent us with respect to matters of real estate law. Hirschler is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders' ability to meet our investment objectives.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares

   NNN Capital Corp., a securities dealer affiliated with Anthony W. Thompson, the Chairman of the Board, President and Chief Executive Officer of our company and the President and Chief Executive Officer of our advisor, is participating as the dealer manager in this offering. The dealer manager is entitled to the Selling Commissions, Marketing Support and Due Diligence Reimbursement Fee and warrants based on the number of shares sold in many states, which may be retained or reallowed to broker-dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Thompson, in performing independent "due diligence" with respect to our company. Any review of our structure, formation or operation performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

                   SUMMARY OF DIVIDEND REINVESTMENT PROGRAM

   We have adopted a dividend reinvestment program under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the dividend reinvestment program, which is attached to this prospectus as Exhibit C.

General

   Shareholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the dividend reinvestment program at any time and will not need to receive a separate prospectus relating solely to the dividend reinvestment program. A person who becomes a shareholder otherwise than by participating in this offering may purchase shares through the dividend reinvestment program only after receipt of a separate prospectus relating solely to the dividend reinvestment program.

   Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the dividend reinvestment program, the purchase price for shares purchased under the dividend reinvestment program will be the greater of $9.05 and the fair market value of a share of our common stock as of the date of reinvestment.

Investment of Dividends

   Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Any dividends not so invested will be returned to the participants in the dividend reinvestment program.

   As of the date of this prospectus, participants will not have the option to make voluntary contributions to the dividend reinvestment program to purchase shares in excess of the amount of shares that can be purchased with their dividends. The board of directors reserves the right, however, to amend the dividend reinvestment program in the future to permit voluntary contributions to the dividend reinvestment program by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee, and Allocation of Shares

   For each participant in the dividend reinvestment program, we will maintain a record which shall reflect for each dividend period the dividends received by us on behalf of such participant. Any interest earned on such dividends will be retained by us to defray costs relating to the dividend reinvestment program.

   We will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. We will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the dividend reinvestment program shall be reflected on our books.

   Shares acquired under the dividend reinvestment program will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

   The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

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

Reports to Participants

   Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

  .   the dividends reinvested during the year;

  .   the number of shares purchased during the year;

  .   the per share purchase price for such shares;

  . the total administrative charge retained by us on behalf of each participant; and

  . the total number of shares purchased on behalf of the participant under the dividend reinvestment program.

   Tax information with respect to income earned on shares under the dividend reinvestment program for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

   Shareholders who purchase shares in this offering may become participants in the dividend reinvestment program by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other shareholder who receives a copy of this prospectus or a separate prospectus relating solely to the dividend reinvestment program and who has not previously elected to participate in the dividend reinvestment program may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such shareholder's desire to participate in the dividend reinvestment program. Participation in the dividend reinvestment program will commence with the next dividend made after receipt of the participant's notice, provided it is received at least ten days prior to the record date for such dividend. Subject to the preceding sentence, the election to participate in the dividend reinvestment program will apply to all dividends attributable to the dividend period in which the shareholder made such written election to participate in the dividend reinvestment program and to all dividends. Participants will be able to terminate their participation in the dividend reinvestment program at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the dividend reinvestment program for any reason at any time, upon ten days' prior written notice to all participants.

   A participant who chooses to terminate participation in the dividend reinvestment program must terminate his or her entire participation in the dividend reinvestment program and will not be allowed to terminate in part. If the dividend reinvestment program is terminated, we will update our stock records to account for all whole shares purchased by the participant(s) in the dividend reinvestment program, and if any fractional shares exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant's terminating his interest in the dividend reinvestment program or our termination of the dividend reinvestment program. A participant in the dividend reinvestment program who terminates his interest in the dividend reinvestment program will be allowed to participate in the dividend reinvestment program again by notifying us and completing any required forms.

   We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the dividend reinvestment program.

Federal Income Tax Considerations

   Shareholders subject to federal income taxation who elect to participate in the dividend reinvestment program will incur tax liability for dividends reinvested under the dividend reinvestment program even though they will receive no related cash. Specifically, shareholders will be treated as if they have received the dividend from our company and then applied such dividend to purchase shares in the dividend reinvestment program. A shareholder who reinvests dividends will be taxed on distributions from our company as ordinary income to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

Amendments and Termination

   We reserve the right to amend any aspect of the dividend reinvestment program without the consent of shareholders, provided that notice of any material amendment is sent to participants at least 30 days prior to the effective date of that amendment. We also reserve the right to terminate the dividend reinvestment program for any reason at any time by ten days' prior written notice of termination to all participants. We may terminate a participant's participation in the dividend reinvestment program immediately if in our judgment such participant's participation jeopardizes in any way our status as a REIT.

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

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

   As of the date of this prospectus, we had not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of Selling Commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of properties.

   As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

   We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of our properties.

   Until required for the acquisition, development or operation of properties, we will keep the net proceeds of this offering in short-term, liquid investments. We expect the majority of leases for the properties that we will acquire will be net leases that require the tenant to pay operating expenses. Thus, we do not anticipate establishing a permanent reserve for maintenance and repairs of our properties.

The Year 2000 Issue

   Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00." This could cause many computer applications to fail completely or to create erroneous results unless corrective measures are taken. We recognize the need to ensure that our operations will not be adversely impacted by year 2000 related failures. The systems on which we will rely are owned and maintained by our advisor and, to a more limited extent, our dealer manger. Over the past 18 months, our advisor and our dealer manager have jointly engaged in an analysis and remediation of their year 2000 exposure. Although neither the advisor nor the dealer manager was adversely affected by the change to the year 2000, there can be no assurance that year 2000 problems will not occur in the future.

   The advisor and the dealer manager have determined that all of their systems are year 2000 compliant. The advisor and dealer manager reached this conclusion as a result of a three-phase year 2000 plan, which they conducted jointly. The first phase was the identification of information technology and other systems that could be affected by the change to the year 2000, the second phase was evaluating and modifying those systems to ensure they are year 2000 compliant, and the third phase is testing the modified systems and contingency planning for worst case scenarios.

   Identification of Systems: In the first phase of the year 2000 plan, the advisor and the dealer manager identified critical and non-critical systems that could be affected by the change to the year 2000. Among the critical systems were the computer-based investor reporting and accounting and property management software. The identification of systems was completed by June 30, 1998.

   Evaluation and Implementation: In the second phase, the advisor and dealer manager evaluated the systems identified in the first phase and crafted modifications or other remedies that would prevent the systems from being adversely affected by the change to the year 2000. Next, the advisor and dealer manager implemented those modifications. Key steps in phase two included:

  . the purchase and installation in June of 1998 of new hardware or software for the accounting, property management, word processing, e-mail and internet access systems from reputable vendors, many of whom certified the product's year 2000 compliance;

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

  .   the purchase and installation of new telephone systems; and

  . the completion of the dealer manager's year 2000 review required by the NASD.

In addition, in connection with the financial audit for each fiscal year performed by the advisor's independent certified public accountants, the advisor is reviewed for year 2000 compliance. The second phase was completed by February 28, 1999.

   Testing and Contingency Planning: The testing of critical and non-critical systems at the advisor and dealer manager began in January of 1999 and was concluded prior to the end of 1999. In this phase, the advisor, in connection with external consultants and internal information systems personnel, performed various functions, including:

  . the engagement of three external consulting firms to thoroughly review and test the investor reporting systems and the new accounting and property management system;

  . the regular updating and testing for compliance all computer hardware and software with a focus on critical testing of their investor database and accounting systems; and

  . overseeing the certification from the landlord of the office space that the computer systems used in the office building are year 2000 compliant.

   If any of the advisor's or dealer manager's systems were affected by the change to the year 2000, the reasonable worst case scenario would be a complete failure of the system hardware for their critical systems. However, throughout the contingency planning phases, the advisor and dealer manager have discovered that even complete system failure could remedied or replaced promptly. The advisor and dealer manager routinely "back up" and save in hard copy important databases and system applications.

   Throughout the course of the three phases of the advisor's and dealer manager's year 2000 plan, they have collectively spent approximately $65,000 in connection with year 2000 compliance. Approximately $55,000 of these total costs were incurred in the ordinary course of business for system upgrades and other modifications made for primary reasons other than year 2000 risk.

                            PRINCIPAL SHAREHOLDERS

   Before the commencement of this offering, our advisor purchased 22,100 shares of our common stock for approximately $200,005, which is equivalent to $9.05 per share and is net of selling commissions and marketing allowance and due diligence reimbursement fees.

   None of the officers and directors of our company or our advisor have committed to purchasing shares in this offering. However, such individuals are not precluded from purchasing shares in this offering, and may do so at the offering price of $10.00 net of the selling commissions and the marketing allowance and due diligence reimbursement fee. We do not contemplate that any such person will own beneficially in excess of 5% of our shares. None of the purchases by the officers and directors of our company and our advisor will count toward the minimum offering needed to break escrow. The following table sets forth the expected ownership of our shares of common stock by owners we expect to hold more than 5% of our shares and their percentage ownership of our company assuming the minimum and maximum number of shares are sold.

                                  Number of Shares
                              Beneficially Owned as of  Percent    Percent
                                Commencement of this   if Minimum if Maximum
              Name                    Offering          is Sold    is Sold
              ----            ------------------------ ---------- ----------
    Triple Net Properties LLC          22,100             22.1%      2.21%

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

                         DESCRIPTION OF CAPITAL STOCK

General

   The following statements with respect to our capital stock are subject to the provisions of our articles of incorporation and bylaws as in effect as of the date of this prospectus. You should be aware that, while accurate, these statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

   Under our articles of incorporation, we have 50,000,000 authorized shares of common stock, $.01 par value per share, available. We have authorized the issuance of 11,050,000 shares of common stock in connection with this offering. The common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

   Holders of our common stock:

  . are entitled to receive dividends when and as declared by our board of directors after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding;

  . are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

  .   do not have preemptive rights.

   Initially, we will serve as our own transfer agent for the common stock.

Shareholder Voting

   Except as otherwise provided, all shares of common stock shall have equal voting rights. Shareholders do not have cumulative voting rights. The voting rights per share of our equity securities issued in the future shall be established by our board of directors. The shareholders purchasing shares in this offering will not have preemptive rights to purchase any securities issued by us in the future.

   All elections for directors shall be decided, without the need for concurrence by our board of directors, by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum, defined as a majority of the aggregate number of votes entitled to be cast thereon, is present. Any or all directors may be removed, with or without cause and without the necessity for concurrence by our board of directors, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for the purpose of removing directors. All other questions shall be decided by a majority of the votes cast at a meeting.

   Our articles of incorporation provide that all of the matters listed below require the affirmative vote of a majority of our shareholders:

  . amend our articles of incorporation, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to authorizations of series of preferred stock and amendments which do not adversely affect the rights, preferences and privileges of our shareholders;

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

  . sell all or substantially all of our assets other than in the ordinary course of our business; cause a merger or reorganization of our company;

  .   dissolve or liquidate our company; or

  . take any action to disqualify our company as a REIT or otherwise revoke our election to be taxed as a REIT.

   Our articles of incorporation further provide that, without the necessity for concurrence by our board of directors our shareholders may:

  .   amend our articles of incorporation;

  .   remove any or all of our directors; or

  .   dissolve or liquidate our company.

   Each shareholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast. Any such signed writing or written consent must be received by the board of directors prior to the date on which the vote is taken.

   Pursuant to Virginia law, if no meeting is held, 100% of the shareholders must consent in writing.

Preferred Stock

   Our articles of incorporation authorize our board of directors without further shareholder action to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares.

Warrants Issued to the Dealer Manager in this Offering

   We have agreed to issue and sell to the dealer manager one warrant to purchase one share of common stock for every 40 shares sold by the dealer manager in this offering in any state other than Arizona, Missouri, Ohio or Tennessee, up to a maximum of 250,000 warrants to purchase an equivalent number of shares. The dealer manager has agreed to pay our company $0.0008 for each warrant. The warrants will be issued on a quarterly basis commencing 60 days after the date on which the shares are first sold under this offering. The dealer manager may retain or reallow warrants to the broker-dealers participating in this offering, unless prohibited by either federal or state securities laws.

   The holder of a warrant will be entitled to purchase one share from our company at a price of $12.00, or 120% of the public offering price per share, during the time period beginning on the first anniversary of the effective date of this offering and ending on the fifth anniversary of the effective date of this offering. A warrant may not be exercised unless the shares to be issued upon the exercise of the warrant have been registered or are exempt from registration in the state of residence of the holder of the warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on our behalf. Notwithstanding the foregoing, no warrants will be exercisable until one year from the date of issuance. In addition, holders of warrants may not exercise the warrants to the extent such exercise would jeopardize our status as a REIT under the federal tax laws.

   The terms of the warrants, including the exercise price and the number and type of securities issuable upon exercise of a warrant and the number of such warrants, may be adjusted pro rata in the event of stock dividends, subdivisions, combinations and reclassification of shares or the issuance to shareholder of rights, options or

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

warrants entitling them to purchase shares or securities convertible into shares. The terms of the warrants also may be adjusted if we engage in a merger or consolidation transactions or if all or substantially all of our assets are sold. Warrants are not transferable or assignable except by the dealer manager, the broker-dealers participating in this offering, their successors in interest, or to individuals who are both officers and directors of such a person or licensed representatives of the dealer manager or a participating broker-dealer. Exercise of these warrants will be under the terms and conditions detailed in this prospectus, in the dealer manager agreement and in the warrant.

   Holders of warrants do not have the rights of shareholders and may not vote on company matters and are not entitled to receive distributions.

Issuance of Additional Securities and Debt Instruments

   Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to shareholders, as part of a private or public offering or as part of other financial arrangements.

Restrictions on Ownership and Transfer

   In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. The requirements concerning the ownership of our outstanding capital stock are more fully described under the heading "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification."

   Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our articles of incorporation, subject to the exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

  .   the number of outstanding shares of our common stock; or

  . the number of outstanding shares of our preferred stock of any class or series of preferred stock.

   Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:

  . result in any person owning, directly or indirectly, shares of our common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock;

  . result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

  . result in our company being "closely held" under the federal income tax laws;

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

  . cause our company to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

  . before our common stock qualifies as a class of "publicly-offered securities," result in 25% or more of our common stock being owned by ERISA investors;

will be null and void, and the intended transferee will acquire no rights in such shares of stock. In addition, such shares will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of common stock or preferred stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of a trust will be one or more charitable organizations that are named by our company.

   Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

   Our articles of incorporation require that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

  . the price per share such prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

  . the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute any amounts received by the trust in excess of the amounts to be paid to the prohibited owner to the beneficiary.

   The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

  . the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

  . the market price per share on the date that our company, or our designee, accepts such offer.

   We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

   "Market price" on any date means the average of the closing prices for the five consecutive trading days ending on such date. The "closing price" refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

   If you acquire or attempt to acquire shares of our common or preferred stock in violation of the foregoing restrictions, or if you owned shares of common or preferred stock that were transferred to a trust, then we will

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

require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

   If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of common and preferred stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

   The ownership limit generally will not apply to the acquisition of shares of common or preferred stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until:

  . our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT; and

  . there is an affirmative vote of a majority of the number of shares of outstanding common and preferred stock entitled to vote on such matter at a regular or special meeting of our shareholders.

   All certificates representing shares of common or preferred stock will bear a legend referring to the restrictions described above.

   The ownership limit in our articles of incorporation may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of common stock or otherwise be in your interest as a shareholder.

      IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW AND OUR ARTICLES OF
                           INCORPORATION AND BYLAWS

   The following is a summary of some important provisions of Virginia corporate law, our articles of incorporation and our bylaws in effect as of the date of this prospectus, and is qualified in its entirety by reference to Virginia law and to such documents, copies of which may be obtained from our company.

Our Articles of Incorporation and Bylaws

   Shareholder rights and related matters are governed by the Virginia Stock Corporation Act, our articles of incorporation and bylaws. Provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Shareholders' Meetings

   An annual meeting of our shareholders will be held upon reasonable notice and within a reasonable period, not less than 30 days, following delivery of the annual report, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our shareholders may be called by the President or a majority of our board of directors, and shall be called by the President upon written request of shareholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all

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

shareholders, within ten days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our shareholders. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum, and the majority vote of our shareholders will be binding on all of our shareholders.

Our Board of Directors

   Our articles of incorporation provide that the number of directors of our company may not be fewer than three and that a majority of the directors shall be independent directors. This provision may only be amended by a vote of a majority of our shareholders. Our bylaws provide that the initial number of directors shall be five. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors shall nominate a replacement. Vacancies occurring as a result of the removal of a director by our shareholders shall be filled by a majority vote of our shareholders. Any director may resign at any time and may be removed with or without cause by our shareholders owning at least a majority of the outstanding shares.

   Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the shareholders. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of shareholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

   Subject to the conditions set forth below, our articles of incorporation provide that we will indemnify and hold harmless our directors, officers, advisors or their affiliates against any and all losses or liabilities reasonably incurred by our directors, officers, advisors or any of their affiliates in connection with or by reason of any act or omission performed or omitted to be performed on our behalf.

   Under articles of incorporation, our company shall indemnify any of our directors, officers or advisors or any of their affiliates for any liability or loss suffered by such party seeking indemnification nor shall we hold harmless any of our directors, officers or advisors or any of their affiliates loss or liability suffered by our company, provided, that:

  . the party seeking indemnification was acting on behalf of or performing services on the part of our company;

  . our directors, officers, or our advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of our company;


  . such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our shareholders; and

  .   such liability or loss was not the result of:

     . negligence or misconduct by our officers or directors, excluding the independent directors or our advisor or their affiliates; or

     .   gross negligence or willful misconduct by the independent directors.

   Our articles of incorporation further provide that our company shall indemnify and hold harmless any of our directors, officers, our advisor or any of their affiliates who is or was serving at our request as a director, trustee,

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partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions as set forth above.

   Our company shall not indemnify any of our directors, officers, or our advisor or any of their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

  . there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

  . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

  . a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

   We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

  . the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

  . the legal action is initiated by a third party who is not a shareholder of our company or the legal action is initiated by a shareholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

  . the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

  . the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

   Authorizations of payments shall be made by a majority vote of a quorum of disinterested directors.

   Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify under our articles of incorporation shall be made by a majority vote of a quorum consisting of disinterested directors.

   We may purchase and maintain insurance to indemnify it against the liability assumed by it in accordance with our articles of incorporation.

   The indemnification provided in our articles of incorporation is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues, or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our articles of incorporation.

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   To the extent that the indemnification may apply to liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Defenses Available

   There are defenses available to our directors and officers and our advisor under Virginia corporate law in the event of a shareholder action against them. One such defense is the "business judgment rule." Under the business judgment rule, a director or officer may contend that he or she performed the action giving rise to the shareholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of our company. The directors and officers also are entitled to rely on information, opinions, reports or records prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care.

Inspection of Books and Records

   Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our articles of incorporation and any amendments to our articles of incorporation.

   Any shareholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our shareholders along with the number of shares held by each of them. We will make the shareholder list available for inspection by any shareholder or his or her agent at our principal office upon the request of the shareholder.

   We will update, or cause to be updated, the shareholder list at least quarterly to reflect changes in the information contained therein.

   We will mail a copy of the shareholder list to any shareholder requesting the shareholder list within ten days of the request. The copy of the shareholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the shareholder list.

   The purposes for which a shareholder may request a copy of the shareholder list include, without limitation, matters relating to shareholders' voting rights and the exercise of shareholders' rights under federal proxy laws.

   If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, our advisor and our board of directors will be liable to any shareholder requesting the list for the costs, including attorneys' fees, incurred by that shareholder for compelling the production of the shareholder list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require that the shareholder requesting the shareholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the shareholder's interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

   The list may not be sold for commercial purposes.

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Restrictions on Roll-Up Transactions

   In connection with a proposed "roll-up transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser will clearly state that the engagement is for the benefit of our company and our shareholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to the shareholders in connection with a proposed roll-up transaction.

   In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to shareholders who vote against the proposal a choice of:

  . accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

  .   one of the following:

     . remaining shareholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

     . receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

   Our company is prohibited from participating in any proposed roll-up transaction:

  . which would result in the shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our articles of incorporation, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

  . which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

  . in which our shareholder's rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our articles of incorporation and described in "Inspection of Books and Records," above; or

  . in which our company would bear any of the costs of the roll-up transaction if our shareholders do not approve the roll-up transaction.

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Anti-takeover Provisions of the Virginia Stock Corporation Act

   The Virginia Stock Corporation Act contains anti-takeover provisions regarding affiliated transactions, control share acquisitions and the adoption of shareholder rights plans. In general, the Virginia Stock Corporation Act's affiliated transactions provisions prevent a Virginia corporation from engaging in an affiliated transaction with an interested shareholder, unless approved by a majority of the disinterested directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. Generally, this provision would prevent us from engaging in a transaction with any person owning more than 10% of any class of voting securities of our company unless a majority of the disinterested directors on our board of directors and holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder approved the transaction.

   Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in a control share acquisition, which means a transaction that increases the voting strength of the person acquiring such shares above statutory thresholds in director elections, generally have no voting rights unless granted by a majority of the outstanding voting stock not owned by such acquiring person. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive fair value for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person's shares at their cost to the acquiring person. As permitted by the Virginia Stock Corporation Act, we have included a provision in our bylaws that opts our company out of the control share acquisition statute. Our bylaws, however, may be amended by our board of directors without shareholder approval.

   Finally, the shareholder rights plan provisions of the Virginia Stock Corporation Act permit our board of directors to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our board of directors determines that such a takeover is not in our best interests. The existence of the shareholder rights plan provisions of the Virginia Stock Corporation Act, as well as the affiliated transactions and control share acquisition provisions, could delay or prevent a change in control of our company, impede a merger, consolidation or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Dissolution or Termination of Our Company

   We are an infinite-life corporation which may be dissolved under the procedures explained in the Virginia Stock Corporation Act at any time by the affirmative vote of a majority of our shareholders and without the necessity of the concurrence of our board of directors. If, before the tenth anniversary of the date of this prospectus, our common stock is not listed on a national stock exchange or quoted on a quotation system of a national securities association or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. Our operating partnership will terminate on December 31, 2050, unless its term is extended in accordance with the Virginia Revised Uniform Limited Partnership Act.

Transactions with Affiliates

   We have established restrictions upon dealings between our company, our advisor and any of their officers, directors or affiliates in our articles of incorporation and elsewhere. The Virginia Stock Corporation Act also governs such transactions. In particular, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that the transaction is fair and reasonable to our company and is on terms and conditions no less favorable than from unaffiliated third parties, our company may not:

  . borrow money from or sell property to our advisor, any officer, director or affiliates of our advisor or our company; and

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  .   enter into any other transaction with our advisor, any officer, director or affiliates of our advisor or our company.

   Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of the best interest of our company. In addition, Virginia law provides that a transaction with our company in which a director or officer of our company has a direct or indirect interest is not voidable by us solely because of the directors' or officers' interest in the transaction if:

  . the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

  . the material facts of the transaction and interest are disclosed to or known by our shareholders and the transaction is authorized approved or ratified by the disinterested shareholders; or

  .   the transaction is established to be fair to our company.

                       SHARES AVAILABLE FOR FUTURE SALE

   All of the shares of common stock offered and sold by this prospectus will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 700,000 shares in connection with our dividend reinvestment program and up to 250,000 shares in connection with the exercise of the warrants issued to our dealer manager in this offering. In addition, we may issue up to 800,000 shares upon exercise of the options granted under two stock option plans.

                       AGREEMENT OF LIMITED PARTNERSHIP

   The following description of the Agreement of Limited Partnership is a summary of the provisions that may be included in the Agreement of Limited Partnership when a party other than our company and our advisor is admitted as a partner of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

   Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we will have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners' redemption rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

   It is anticipated that our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

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Capital Contribution

   We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, it is anticipated that we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

   Moreover, we will be authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we so contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

   Under the Agreement of Limited Partnership, it is anticipated that any limited partners, other than our advisor, will receive redemption rights, which will enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

  . result in any person owning, directly or indirectly, stock in excess of the ownership limit;

  . result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

  . result in our company being "closely held" under the federal income tax laws;

  . cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

  . cause the acquisition of common stock by such redeeming limited partner to be "integrated" with any other distribution of common stock for purposes of complying with the Securities Act.

   A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

   The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our shareholders.

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Incentive Units

   Our operating partnership will issue 100 units of incentive limited partnership interest to our advisor. The incentive units will entitle our advisor to receive an incentive distribution equal to 15% of our operating partnership's operating cash flow after our company has received, and paid to our shareholders, the sum of:

  .   an 8% cumulative, non-compounded return on our Invested Capital; and

  . any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties.

   Invested Capital will equal the product of:

  . the sum of (1) the number of shares of common stock that we issue, including any shares actually issued through the dividend reinvestment program, the director stock options, or the warrants issued to the dealer manager in this offering and (2) the number of partnership units issued by our operating partnership to limited partners other than our advisor; and

  . a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering.

When a property is sold, Invested Capital will be reduced by the lesser of: the net sale proceeds available for distributions; or the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

   If there is a shortfall in the 8% return on Invested Capital at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

   The incentive units also will entitle our advisor to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received, and paid to the shareholders, the sum of:

  .   our Invested Capital that initially was allocated to the property sold;

  . any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties; and

  .   any remaining shortfall in the 8% return.

   If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership's last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

   If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor's incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor

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pursuant to the "incentive distribution" and "incentive distribution upon dispositions" described under the heading "Compensation Table" if we liquidated all of our assets for their fair market value. The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days' prior written notice without cause or penalty, in which case we will not be required to pay any termination fee.

Operations

   The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of the federal income tax laws.

   In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

  .   all expenses relating to our formation and continuity of existence;

  .   all expenses relating to our public offering;

  . all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

  . all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and

  . all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

   The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership, on a quarterly or, at the election of our company, more frequent basis. In our sole discretion, we will determine the amounts of such distributions. Distributions of cash from operations will be made first to our company until we have received an 8% cumulative, non-compounded return on our Invested Capital plus any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties. Any remaining cash from operations will be distributed 85% to us and 15% to our advisor. The net sale proceeds from the sale of one of our operating partnership's properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital that initially was allocated to that property, (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and (3) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor.

   Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

   Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our

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Invested Capital or there is a shortfall in our 8% return when the operating partnership's last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

   Operating Income. Operating income of our operating partnership will be allocated as follows:

   (1) First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (3) under Operating Losses below and losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

   (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses below and clause (1) under Losses from Capital Transactions below;

   (3) Third, 100% to our company until we have been allocated operating income and gain from property sales in an amount equal to the distributions to us of our 8% return on Invested Capital;

   (4) Fourth, 85% to our company and 15% to our advisor until the advisor has been allocated operating income and gain from property sales in an amount equal to the cash from operations and net sale proceeds distributed to the advisor; and

   (5) Thereafter, any remaining operating income will be allocated 100% to our company.

   Operating Losses. Operating losses of our operating partnership will be allocated as follows:

   (1) First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (5) under Operating Income above;

   (2) Second, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions below; and

   (3) Thereafter, any remaining operating losses will be allocated 100% to our company.

   All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.

   Gains from Capital Transactions. Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

   (1) First, 100% to our company to the extent of operating losses and losses from property sales previously allocated 100% to us pursuant to clause
       (3) under Operating Losses above and clause (2) under Losses from Capital Transactions below;

   (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses above and clause (1) under Losses from Capital Transactions below;

   (3) Third, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership's investment in the property, (B) the amount by which our Invested Capital allocable to the property sold exceeds the operating partnership's investment in the property, (C) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties that is distributed to us in connection with the sale of the property, and (D) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

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   (4) Thereafter, any remaining gain will be allocated 85% to our company and
       15% to our advisor.

   Losses from Capital Transactions. Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

   (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions above; and

   (2) Thereafter, any remaining loss will be allocated 100% to our company.

   Gains from Terminating Capital Transactions. Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

   (1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

   (2) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

   Losses from Terminating Capital Transactions. Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

   (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clauses (2) and (4) under "Operating Income" above and clause (4) under "Gains from Capital Transactions" above; and

   (2) Thereafter, any remaining loss will be allocated 100% to our company.

   Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

   All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

   Our operating partnership will continue until December 31, 2050, or until sooner dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

   Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

            FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

   This section summarizes the federal income tax issues that you, as a prospective shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in "--Taxation of Tax-Exempt Shareholders" below, financial institutions or

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broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in "--Taxation of Non-U.S. Shareholders" below, among others.

   The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

   We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

   We currently have in effect an election to be taxed as an S corporation for federal income tax purposes. Effective on the day prior to the closing of the offering, we plan to revoke our election to be taxed as an S corporation. We plan to elect to be taxed as a REIT under the federal income tax laws commencing with our short taxable year beginning on the day before the closing of the offering and ending on December 31, 2000. We believe that, commencing with such short taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

   Hunton & Williams, our counsel, has given us an opinion that we will qualify as a REIT under the federal income tax laws beginning with our short taxable year beginning on the day before the closing of this offering and ending on December 31, 2000, and that our organization and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that Hunton & Williams' opinion is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams' opinion is based on specified assumptions and on the factual representations we have made, all of which are described in Hunton & Williams' opinion.

   Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hunton & Williams will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hunton & Williams can assure you that we will satisfy those tests.

   If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," which means taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

  . we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

  . we may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders;

  . we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

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  .   we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

  . if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "--Requirements for Qualification--Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

  . if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

  . we may elect to retain and pay income tax on our net long-term capital gain; and

  . if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that we make an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.

Requirements for Qualification

   A REIT is a corporation, trust, or association that meets the following requirements:

   (1) it is managed by one or more trustees or directors;

   (2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

   (3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

   (4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

   (5) at least 100 persons are beneficial owners of its shares or ownership certificates;

   (6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

   (7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

   (8) it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

   (9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our taxable year ending December 31, 2001.

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   If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

   We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our stock are described in "Description of Capital Stock--Restrictions on Ownership and Transfer."

   A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our "qualified REIT subsidiaries" will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

   In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

   We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

  .   "rents from real property;"

  . interest on debt secured by mortgages on real property or on interests in real property; and

  . dividends or other distributions on and gain from the sale of shares in other REITs.

   Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

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Rents and Interest

   Rent that we receive from our tenants will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

  . The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

  . Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a related party tenant.

  . If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as "rents from real property." We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, we may render a de minimis amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property.

   We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, "non-customary" services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

   If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as "rents from real property." In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as "rents from real property" because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related property would qualify as "rents from real property." In that case, if

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the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

   To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as "rents from real property." However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as "rents from real property," but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

   For purposes of the 75% and 95% gross income tests, the term "interest" generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term "interest" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the secured property or a percentage of the appreciation in the property's value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Hedging Transactions

   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, or options to purchase such items, futures and forward contracts, and options. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry assets that are qualifying real estate-related assets under the federal income tax laws, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Income Tests

   If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

  . our failure to meet such tests is due to reasonable cause and not due to willful neglect;

  .   we attach a schedule of the sources of our income to our tax return; and

  . any incorrect information on the schedule was not due to fraud with intent to evade tax.

   We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "--Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a

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trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

Asset Tests

   To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

  . cash or cash items, including receivables specified in the federal tax laws;

  .   government securities;

  .   interests in mortgages on real property;

  .   stock of other REITs;

  . investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

  . interest in real property, including leaseholds and options to acquire real property and leaseholds.

   The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding voting securities. For purposes of both components of the second asset test, "securities" does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

   We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

   Recently enacted legislation (the "Tax Bill") allows us to own up to 100% of the stock of taxable REIT subsidiaries ("TRSs"), which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. In addition, the Tax Bill prevents us from owning more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Prior to the effective date of the Tax Bill, we only are prohibited from owning more than 10% of the voting stock of a taxable subsidiary. Overall, no more than 20% of our assets can consist of securities of TRSs under the Tax Bill. The TRS provisions of the Tax Bill apply for taxable years beginning after December 31, 2000.

   If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

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Distribution Requirements

   To qualify as a REIT, each taxable year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

  . the sum of (1) 95% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 95% of our after-tax net income, if any, from foreclosure property; minus

  .   the sum of specified items of non-cash income.

   We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Under the Tax Bill, the 95% distribution requirement discussed above was reduced to 90% for taxable years beginning after December 31, 2000.

   We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

  .   85% of our REIT ordinary income for such year;

  .   95% of our REIT capital gain income for such year; and

  .   any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

   From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

   We may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

   We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

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Failure to Qualify

   If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to shareholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

   As long as we qualify as a REIT, a taxable "U.S. shareholder" must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of our common stock that for U.S. federal income tax purposes is:

  .   a citizen or resident of the United States;

  . a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

  . an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

  . any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

   A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

   We may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

   If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of the a U.S. shareholder's common stock, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the common stock. A U.S. shareholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution

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during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Shareholders on the Disposition of the Common Stock

   In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder generally must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

   We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions unless such holder either:

  . is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

  . provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

   A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 2000.

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Taxation of Tax-Exempt Shareholders

   Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of the common stock with debt, a portion of the income that they receive from us would constitute unrelated business taxable income under the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

  . the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

  . we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

  . either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

   The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge those non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

   A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder may also be subject to the 30% branch profits tax We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

  . a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or

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  .   the non-U.S. shareholder files an IRS Form 4224 with us claiming that the distribution is effectively connected income.

   The U.S. Treasury Department has issued final regulations that modify the manner in which we will comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 2000.

   A non-U.S. shareholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

   We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

   For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws. The term "U.S. real property interests" includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

   A non-U.S. shareholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

  . the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

  . the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

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Other Tax Consequences

   We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

                             ERISA CONSIDERATIONS

   The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

   In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

  . will be in accordance with the documents and instruments covering the investments by such plan;

  . will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

  .   will result in unrelated business taxable income to the plan;

  .   will provide sufficient liquidity; and

  .   is prudent under the general ERISA standards.

   In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are "parties in interest" within the meaning of ERISA and, "disqualified persons" within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

   The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless an exception from the plan asset regulations applies.

   The regulations define a publicly-offered security as a security that is:

  .   "widely-held;"

  .   "freely-transferable;" and

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  .   either part of a class of securities registered under Section 12(b) or
      12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

   The regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be "widely held," our common stock will not be widely held until we sell shares to 100 or more independent investors.

   The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

  . any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

  . any requirement that advance notice of a transfer or assignment be given to the issuer;

  . any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

  . any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

   We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our common stock will not result in the failure of our common stock to be "freely transferable." We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

   One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the "insignificant participation exception". Because our common stock will not be "widely held" until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of "publicly-offered securities" or we qualify for another exception to the regulations, other than the insignificant participation exception, our articles of incorporation will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be "plan assets" of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

   If the underlying assets of our company were treated by the Department of Labor as "plan assets," the management of our company would be treated as fiduciaries with respect to plan shareholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as "plan assets," an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

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   If a prohibited transaction were to occur, the federal income tax laws and
ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner's taxable year in which the prohibited transaction occurred.

                             PLAN OF DISTRIBUTION

   The total of 11,050,000 shares registered in this offering includes:

  .   a maximum of 10 million shares offered to residents of our sales states;

  . up to 700,000 shares offered to our shareholders under our dividend reinvestment program;

  . up to 250,000 shares issuable upon exercise of the warrants issued to our dealer manager in this offering; and

  .   up to 800,000 shares issuable under two stock option plans.

   The 10 million shares offered to residents of our sales states are being offered through NNN Capital Corp., our dealer manager, a registered broker-dealer affiliated with our advisor, and unaffiliated broker-dealers.
NNN Capital Corp. recently changed its name from Cunningham Capital Corp. and has also operated under the name TMP Capital Corp. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

   Our advisor purchased 22,100 shares of our common stock prior to the commencement of this offering to the public, at a price of $9.05 per share, which equals a total of $200,005. Our advisor purchased such shares for cash and intends to hold such shares for as long as it serves as the advisor to our company. Any shares sold to the advisor will not count toward the minimum amount of shares required to break escrow, except with respect to the separate escrow account for subscriptions from residents of Pennsylvania described in this prospectus. In addition, neither the dealer manager or any other broker dealer will receive any compensation with respect to shares sold to our advisor.

   Our board of directors and the dealer manager have determined the offering price of the shares. When determining the offering price, our board considered primarily the per share offering prices in similar offerings conducted by companies formed for the purpose of acquiring properties similar to the properties we seek to acquire. Because we do not own any assets as of the commencement of this offering and have no historical earnings, the offering price is not related to the company's historical book value or earnings.

   Except as provided below, the dealer manager will receive commissions of 8% of the gross offering proceeds. In addition, we may reimburse the expenses incurred by the dealer manager and nonaffiliated dealers for actual marketing support and due diligence purposes in the maximum amount of 1.5% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. The dealer manager will also receive one warrant for each 40 shares sold during this offering in states other than Arizona, Missouri, Ohio and Tennessee. The dealer manager may reallow these warrants to broker-dealers participating in this offering, subject to federal and state securities laws. Each

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warrant will entitle the holder to purchase one share from our company at a price of $12.00 during the period commencing on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. The shares issuable upon exercise of the warrants are being registered as part of this offering. For the life of these warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in your interest and the interests of other shareholders. Moreover, the holders of these warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the warrants.

   The dealer manager may authorize other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 8% of the gross offering proceeds and part or all of its warrants to such participating broker-dealers.

   We have agreed to indemnify the participating broker-dealers, including the dealer manager, against liabilities arising under the Securities Act unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws shall be governed by such law.

   The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

   Our advisor and its affiliates may at their option purchase shares offered hereby at the public offering price, net of the Selling Commission and Marketing Support and Due Diligence Reimbursement Fee in which case they have advised us that they would expect to hold such shares as shareholders for investment and not for distribution. We will not pay any Selling Commissions in connection with any shares purchased by our advisor.

   Payment for shares should be made by check payable to "Privest Bank, as Escrow Agent for T REIT, Inc." Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the dividend reinvestment program, all accepted subscriptions will be for whole shares and for not less than 100 shares, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500.

   Except as noted below, subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 100,000 shares aggregating at least $1,000,000 have been received and accepted by us. Neither the shares purchased by our officers, employees or directors under the option plans nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow accounts will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

   Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest bearing escrow account with the escrow agent until subscriptions for at least 1,000,000 shares from all sources, including the shares purchased by our officers, employees, directors pursuant to options or otherwise and shares purchased by our advisor and its affiliates, aggregating at least $10 million have been received and accepted by us. If we have not received and accepted subscriptions for 1,000,000 shares by the end of the 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow

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period that they have a right to have their investment returned to them. If a
Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor's request.

   If subscriptions for at least 100,000 shares have not been received and accepted by February 22, 2001, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber's funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

   Initial subscribers may be admitted as shareholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

   After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable shareholder is admitted to our company.

   The dealer manager may sell shares to our advisor, its officers, directors and affiliates, to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the Selling Commission and Marketing Support and Due Diligence Reimbursement Fees in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to our company from such sales will be identical to our net proceeds from other sales of shares.

   In connection with sales of 25,000 or more shares to a "purchaser", as defined below, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

                               Purchase    Selling   Marketing and Net Proceeds
       Dollar Volume of          Price   Commissions Due Diligence  to Company
       Shares Purchased        Per Share  Per Share  Fee Per Share  Per Share
       ----------------        --------- ----------- ------------- ------------
 $250,000-$499,999............   $9.75      $0.55        $0.15        $9.05
 $500,000-$999,999............   $9.60      $0.40        $0.15        $9.05
 $1,000,000-$1,999,999........   $9.45      $0.25        $0.15        $9.05
 $2,000,000-$5,000,000........   $9.30      $0.10        $0.15        $9.05
 Over $5,000,000..............   $9.25      $0.05        $0.15        $9.05

   For example, if an investor purchases 100,000 shares in our company, he would pay $945,000 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $25,000, or $0.25 per share, and we would receive net proceeds of $905,000, or $9.05 per Share. Our net proceeds will not be affected by volume discounts.

   Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

   Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

   For the purposes of such volume discounts, the term "purchaser" includes:

  . an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

  . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

  . an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

  .   all commingled trust funds maintained by a given bank.

   Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

   California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

  . there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

  . all purchasers of the shares must be informed of the availability of quantity discounts;

  . the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

  . the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

  . the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

  .   no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

   Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

   Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

                            REPORTS TO SHAREHOLDERS

   We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants.

                                 LEGAL MATTERS

   The validity of the shares offered by this prospectus will be passed upon by Hunton & Williams, Richmond, Virginia. Hirschler, Fleischer, Weinberg, Cox & Allen will advise us with respect to real estate law and other matters.

                               LEGAL PROCEEDINGS

   None of our company, our operating partnership or our advisor is currently involved in any material litigation nor, to their knowledge, is any material litigation threatened against any of them.

                            ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-11 of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

   The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange Commission: 7 World Trade Center, 13/th/ Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

                                 T REIT, INC.
                       (A Development Stage Enterprise)

                               Table of Contents

                                                                    Page
                                                                    ----

        Report of Independent Auditors............................. F-2

        Financial Statements

           Balance Sheet as of December 31, 1999................... F-3

           Notes to Balance Sheet.................................. F-4

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholder
T REIT, Inc.
(A Development Stage Enterprise)

   We have audited the accompanying balance sheet of T REIT, Inc. (A Development Stage Enterprise) (the "Company") as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

   In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of December 31, 1999, in conformity with generally accepted accounting principles.

                                          /s/  HASKELL & WHITE LLP

Irvine, California
February 14, 2000

                                 T REIT, INC.
                       (A Development Stage Enterprise)

                                 Balance Sheet
                            As of December 31, 1999

                                       ASSETS
Cash................................................................................ $100
                                                                                     ----
       Total assets................................................................. $100
                                                                                     ====

                                STOCKHOLDER'S EQUITY

Common stock, $.01 par value, 1,000 authorized,10 shares issued and outstanding
  (Note 2).......................................................................... $100
                                                                                     ----
       Total stockholder's equity................................................... $100
                                                                                     ====




                    See Accompanying Notes to Balance Sheet

                                 T REIT, INC.
                       (A Development Stage Enterprise)

                            Notes to Balance Sheet
                            As of December 31, 1999

1.  Business and Organizational Structure

   T REIT, Inc. (a Development Stage Enterprise) (the "Company") was incorporated in December 1998 under the laws of the Commonwealth of Virginia. When the Company has met the qualification requirements, it intends to elect to be treated as a real estate investment trust for federal income tax purposes. The Company was incorporated to raise capital and acquire ownership interests in office, industrial, retail and service properties, including single user retail and office properties rented to tenants under net leases. As of December 31, 1999, the Company does not own any properties.

   The Company intends to operate in an umbrella partnership REIT structure, in which its subsidiary operating partnership will own substantially all of the properties that the Company acquires. The Company will be the sole general partner of our operating partnership, T REIT L.P., a Virginia limited partnership.

   The activities to date focused primarily on raising capital and establishing a corporate infrastructure to support planned operations. Accordingly, the Company is considered to be a development stage enterprise as of December 31, 1999.

2.  Subsequent Events

   The Company is planning to commence an initial public offering in which it intends to sell a minimum of 100,000 shares of its common stock and a maximum of 10 million shares of its common stock for $10 per share. The Company also intends to amend its articles of incorporation to increase the number of authorized shares of common stock from 1,000 to 50,000,000.

   Concurrent with the commencement of the initial public offering, the Company intends to grant 105,000 options to purchase its common stock to directors at $9.05 per share.

                                   EXHIBIT A

                           PRIOR PERFORMANCE TABLES

   The following Prior Performance Tables (the "Tables") provide information relating to all prior real estate investment programs sponsored by our advisor ("Prior Programs").

   As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this prospectus.

   AS AN INVESTOR IN OUR COMPANY, YOU WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

   Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other services as our board of directors deems necessary. The financial results of the Prior Programs thus provide an indication of our advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

   The following tables are included herein:

      Table I--Experience in Raising and Investing Funds (As a Percentage of Investment)

      Table II--Compensation to Sponsor (in Dollars)

      Table III--Annual Operating Results of Prior Programs

      Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

      Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our Company has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

                                    TABLE I
             EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               December 31, 1999

                                                                                  Truckee     Yerington
                                                       Telluride                River Office  Shopping        NNN
                                                      Barstow, LLC WREIT, INC.   Tower, LLC  Center, LLC Fund VIII, LLC
                                                      ------------ -----------  ------------ ----------- --------------
Dollar Amount Offered................................  $1,620,000  $50,000,000   $5,550,000  $1,625,000    $8,000,000
                                                       ==========  ===========   ==========  ==========    ==========
Dollar Amount Raised.................................   1,620,000    8,220,815    5,550,000   1,599,063     7,904,800
                                                       ==========  ===========   ==========  ==========    ==========
Percentage Amount Raised.............................       100.0%        16.4%       100.0%       98.4%         98.8%
                                                       ==========  ===========   ==========  ==========    ==========
Less Offering Expenses:
   Selling Commissions & Discounts to Affiliates.....        10.0%         8.0%        10.0%       10.0%         10.0%
   Organization & Offering Expenses (1)..............         2.5%         4.5%         3.0%        4.9%          3.0%
   Due Diligence Allowance (2).......................         1.5%         0.5%         0.5%        0.5%          0.5%
Reserves.............................................         3.6%         1.5%         3.7%        7.8%          8.9%
                                                       ----------  -----------   ----------  ----------    ----------
   Percent Available for Investment..................        82.4%        85.5%        82.8%       76.8%         77.6%
Acquisition Cost:
   Cash Down Payment.................................        75.6%        83.0%        73.7%       70.1%         70.7%
   Loan Fees.........................................         5.3%         2.5%         5.1%        2.0%          2.4%
   Acquisition Fees Paid to Affiliates...............         1.5%         0.0%         4.0%        4.5%          4.5%
                                                       ----------  -----------   ----------  ----------    ----------
Total Acquisition Cost...............................        82.4%        85.5%        82.8%       76.8%         76.6%
                                                       ==========  ===========   ==========  ==========    ==========
Percent Leveraged....................................          71%          75%          75%         75%           75%
Date Offering Began..................................    1-Jun-98     1-Jul-98    21-Aug-98   15-Dec-98     22-Feb-99
Date Offering Ended..................................   16-Dec-98         Open    15-Jul-99   31-Aug-99          Open
Length of Offering (days)............................         198         Open          328         260          Open
Days to Invest 90% of Amount Available for Investment
 (Measured from Beginning of Offering)...............          46          N/A          102          83           180
Number of Investors..................................          14          215           67          11           114

                                                                                   NNN         NNN           NNN
                                                                                  Town &    'A' Credit    Exchange
                                                                               Country, LLC  TIC, LLC   Fund III, LLC
                                                                               ------------ ----------  -------------
Dollar Amount Offered.........................................................  $7,200,000  $4,500,000   $10,000,000
                                                                                ==========  ==========   ===========
Dollar Amount Raised..........................................................   7,073,000   1,708,750     4,165,695
                                                                                ==========  ==========   ===========
Percentage Amount Raised......................................................        98.2%       38.0%         41.7%
                                                                                ==========  ==========   ===========
Less Offering Expenses:
   Selling Commissions & Discounts to Affiliates..............................        10.0%       10.0%         10.0%
   Organization & Offering Expenses (1).......................................         3.0%        3.5%          3.5%
   Due Diligence Allowance (2)................................................         0.5%        0.5%          0.5%
Reserves......................................................................         2.0%        6.1%         10.5%
                                                                                ----------  ----------   -----------
   Percent Available for Investment...........................................        84.5%       79.9%         75.5%
Acquisition Cost:
   Cash Down Payment..........................................................        74.3%       73.8%         69.0%
   Loan Fees..................................................................         5.7%        2.1%          2.0%
   Acquisition Fees Paid to Affiliates........................................         4.5%        4.0%          4.5%
                                                                                ----------  ----------   -----------
Total Acquisition Cost........................................................        84.5%       79.9%         75.5%
                                                                                ==========  ==========   ===========
Percent Leveraged.............................................................          75%         75%           77%
Date Offering Began...........................................................   10-May-99   10-Aug-99     15-Sep-99
Date Offering Ended...........................................................        Open        Open          Open
Length of Offering (days).....................................................        Open        Open          Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning
 of Offering).................................................................          43         N/A           N/A
Number of Investors...........................................................          61          13            16

                                                                                    NNN
                                                                               Redevelopment
                                                                                 Fund, LLC
                                                                               -------------
Dollar Amount Offered.........................................................  $8,000,000
                                                                                ==========
Dollar Amount Raised..........................................................   3,522,750
                                                                                ==========
Percentage Amount Raised......................................................        44.0%
                                                                                ==========
Less Offering Expenses:
   Selling Commissions & Discounts to Affiliates..............................        10.0%
   Organization & Offering Expenses (1).......................................         3.5%
   Due Diligence Allowance (2)................................................         0.5%
Reserves......................................................................         9.5%
                                                                                ----------
   Percent Available for Investment...........................................        76.5%
Acquisition Cost:
   Cash Down Payment..........................................................        69.5%
   Loan Fees..................................................................         2.5%
   Acquisition Fees Paid to Affiliates........................................         4.5%
                                                                                ----------
Total Acquisition Cost........................................................        76.5%
                                                                                ==========
Percent Leveraged.............................................................          69%
Date Offering Began...........................................................   27-Aug-99
Date Offering Ended...........................................................        Open
Length of Offering (days).....................................................        Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning
 of Offering).................................................................         N/A
Number of Investors...........................................................          56

Notes:

(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2) Nonaccountable due diligence reimbursement to Sponsor and other members of the Selling Group.

                                   TABLE II
                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 1999


                                                                             Truckee     Yerington     NNN         NNN
                                                    Telluride     WREIT,   River Office  Shopping     Fund       Town &
                                                   Barstow, LLC    Inc.     Tower, LLC  Center, LLC VIII, LLC  Country LLC
                                                   ------------ ---------- ------------ ----------- ---------- -----------
Date Offering Commenced...........................    1-Jun-98    1-Jul-98   21-Aug-98   15-Dec-98   22-Feb-99  10-May-99
Dollar Amount Raised to Sponsor from Proceeds of
 Offering.........................................  $1,620,000  $8,220,815  $5,550,000  $1,599,063  $7,904,800 $7,073,000
                                                    ==========  ==========  ==========  ==========  ========== ==========
Amounts Paid to Sponsor from Proceeds of Offering:
  Selling Commissions to Selling Group Members....  $  162,000  $  657,665  $  529,948  $  159,906  $  790,480 $  707,300
  Organization & Marketing Expenses...............      64,000     369,937     166,500      78,354     237,144    212,190
  Due Diligence Allowance.........................          --     123,312      30,000       7,995      39,524     35,365
  Acquisition Fees................................      25,000          --     220,000      75,000     355,716    318,285
                                                    ----------  ----------  ----------  ----------  ---------- ----------
    Totals........................................  $  251,000  $1,150,914  $  946,448  $  321,256  $1,422,864 $1,273,140
                                                    ==========  ==========  ==========  ==========  ========== ==========
Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor.............  $  343,842  $1,079,057  $1,010,455  $  138,330  $  650,348 $  583,310
                                                    ==========  ==========  ==========  ==========  ========== ==========
Amounts Paid to Sponsor from Operations--Year 1998
  Property Management Fees........................  $   27,506  $   26,103  $    9,390
  Asset Management Fees...........................      14,550      26,932       6,781
  Leasing Commissions.............................          --          --          --
                                                    ----------  ----------  ----------  ----------  ---------- ----------
    Totals........................................  $   42,056  $   53,035  $   16,171         N/A         N/A        N/A
                                                    ==========  ==========  ==========  ==========  ========== ==========
Amounts Paid to Sponsor from Operations--
 Year Ending December 31, 1999
  Property Management Fees........................  $   39,936  $  193,174  $  129,204  $   17,599  $   74,766 $   86,309
  Asset Management Fees...........................      41,741     119,017      80,500       6,264     155,585     80,000
  Leasing Commissions.............................          --      70,481      45,922          --          --     18,538
                                                    ----------  ----------  ----------  ----------  ---------- ----------
    Totals........................................  $   81,677  $  382,672     255,626  $   23,863  $  230,351 $  184,847
                                                    ==========  ==========  ==========  ==========  ========== ==========

                                                                 NNN
                                                      NNN     Exchange        NNN        Total
                                                   'A' Credit Fund III,  Redevelopment    All
                                                    TIC, LLC     LLC       Fund, LLC    Programs
                                                   ---------- ---------- ------------- -----------
Date Offering Commenced...........................  10-Aug-99  15-Sep-99   27-Aug-99
Dollar Amount Raised to Sponsor from Proceeds of
 Offering......................................... $1,708,750 $4,165,695  $3,522,750   $42,364,873
                                                   ========== ==========  ==========   ===========
Amounts Paid to Sponsor from Proceeds of Offering:
  Selling Commissions to Selling Group Members.... $  170,875 $  416,570  $  352,275     4,047,019
  Organization & Marketing Expenses...............     59,806    145,799     123,296     1,506,027
  Due Diligence Allowance.........................      8,544     20,828      17,614       288,183
  Acquisition Fees................................     68,350    187,456     158,524      1,408,33
                                                   ---------- ----------  ----------   -----------
    Totals........................................ $  307,575 $  770,654  $  651,709   $ 7,249,559
                                                   ========== ==========  ==========   ===========
Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor............. $   91,723 $   75,658  $  103,693   $ 4,083,011
                                                   ========== ==========  ==========   ===========
Amounts Paid to Sponsor from Operations--Year 1998
  Property Management Fees........................                                     $        --
  Asset Management Fees...........................                                              --
  Leasing Commissions.............................                                              --
                                                   ---------- ----------  ----------   -----------
    Totals........................................        N/A        N/A         N/A            --
                                                   ========== ==========  ==========   ===========
Amounts Paid to Sponsor from Operations--
 Year Ending December 31, 1999
  Property Management Fees........................      7,885      8,701       7,164       571,333
  Asset Management Fees...........................     11,343     10,983      14,234       519,667
  Leasing Commissions.............................                                         134,941
                                                   ---------- ----------  ----------   -----------
    Totals........................................ $   19,228 $   19,684  $   21,398   $ 1,225,941
                                                   ========== ==========  ==========   ===========

                                   TABLE III
             1998 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

                                                                                      Truckee      Total
                                                              Telluride    WREIT,   River Office    All
                                                             Barstow, LLC   INC.     Tower, LLC   Programs
                                                             ------------ --------  ------------ ----------
Gross Revenues..............................................   $497,240   $594,158    $195,692   $1,287,090
Profit on Sale of Properties................................         --         --          --           --
Less: Operating Expenses....................................    209,494    258,680      42,840      511,014
      Interest Expense......................................    177,908    208,078      88,346      474,332
      Depreciation..........................................     47,183     77,537      15,417      140,137
                                                               --------   --------    --------   ----------
Net Income--GAAP Basis......................................   $ 62,655   $ 49,863    $ 49,089   $  161,607
                                                               ========   ========    ========   ==========
Taxable Income From:
   Operations...............................................     62,655     49,863      49,089      161,607
   Gain on Sale.............................................         --         --          --           --

Cash Generated From:
   Operations...............................................    109,838    127,400      64,506      301,744
   Sales....................................................         --         --          --           --
   Refinancing..............................................         --         --          --           --
                                                               --------   --------    --------   ----------
Cash Generated From Operations, Sales & Refinancing.........   $109,838   $127,400    $ 64,506   $  301,744
                                                               ========   ========    ========   ==========
Less Cash Distributions to Investors From:
   Operating Cash Flow......................................     77,052     89,971          --      167,023
   Sales & Refinancing......................................         --         --          --           --
   Other....................................................         --         --          --           --
                                                               --------   --------    --------   ----------
Cash Generated (Deficiency) after Cash Distributions........     32,786     37,429      64,506      134,721
Less Special Items (not including Sales & Refinancing)......         --         --          --           --
                                                               --------   --------    --------   ----------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items.........................................   $ 32,786   $ 37,429    $ 64,506   $  134,721
                                                               ========   ========    ========   ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
   Ordinary Income (Loss)
     -- from operations.....................................   $  38.68   $  14.73    $   8.84   $    62.25
     -- from recapture......................................         --         --          --           --
Capital Gain (Loss).........................................         --         --          --           --
Cash Distributions to Investors
Sources (on GAAP basis)
     -- Investment Income...................................   $  47.56   $  26.57    $     --   $    74.14
     -- Return of Capital...................................         --         --          --           --
Sources (on Cash basis)
     -- Sales...............................................         --         --          --           --
     -- Refinancing.........................................         --         --          --           --
     -- Operations..........................................   $  47.56   $  14.18    $     --   $    61.75
     -- Other...............................................         --         --          --           --
Amount remaining invested in program properties
  as of 12-31-98............................................        100%       100%        100%         100%

Notes:

(1) Operating results are shown for 1998 only because all programs started in 1998.

             1999 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

                                                                                 Yerington
                                              Telluride               Truckee    Shopping     NNN
                                              Barstow,    WREIT,    River Office  Center,  Fund VIII,
                                                 LLC       INC.      Tower, LLC     LLC       LLC
                                              --------- ----------  ------------ --------- ----------
Gross Revenues............................... $721,168  $4,726,712   $2,598,280  $393,367  $1,821,793
Profit on Sale of Properties.................       --
Less: Operating Expenses.....................  366,116   1,904,986      999,301    90,371     896,924
      Interest Expense.......................  244,781   2,305,776      924,827   188,529     504,872
      Depreciation...........................   97,330     707,842      366,688    67,598     227,102
                                              --------  ----------   ----------  --------  ----------
Net Income--GAAP Basis....................... $ 12,941  $ (191,892)  $  307,464  $ 46,869  $  192,895
                                              ========  ==========   ==========  ========  ==========
Taxable Income From:
     Operations..............................   12,941    (191,892)     307,464    46,869     192,895
     Gain on Sale............................       --          --           --
Cash Generated From:
     Operations..............................  110,271     515,950      674,152   114,467     419,997
     Sales...................................       --          --           --
     Refinancing.............................       --     526,326           --
                                              --------  ----------   ----------  --------  ----------
Cash Generated From Operations, Sales &
  Refinancing................................ $110,271  $1,042,276   $  674,152  $114,467  $  419,997
                                              ========  ==========   ==========  ========  ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow.................... $172,748  $  543,543   $  420,271  $106,326  $  210,592
      Sales & Refinancing....................                   --
      Other..................................                   --
Cash Generated (Deficiency) after Cash
  Distributions..............................  (62,477)    498,733      253,881     8,141     209,406
Less: Special Items (not including Sales &
      Refinancing)...........................                   --
                                              --------  ----------   ----------  --------  ----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............ $(62,477) $  498,733   $  253,881  $  8,141  $  209,406
                                              ========  ==========   ==========  ========  ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)
       -- from operations.................... $   7.99  $   (23.34)  $    55.40  $  29.31  $    24.40
       -- from recapture.....................
Capital Gain (Loss)
Cash Distributions to Investors
Sources (on GAAP basis)
       -- Investment Income..................
       -- Return of Capital..................
Sources (on Cash basis)
       -- Sales..............................
       -- Refinancing........................
       -- Operations......................... $ 106.63  $    66.12   $    75.72  $  66.49  $    26.64

             1999 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

                                                 NNN                   NNN
                                                Town &      NNN     Exchange       NNN
                                               Country,  'A' Credit Fund III, Redevelopment  Total All
                                                 LLC      TIC, LLC     LLC      Fund, LLC    Programs
                                              ---------- ---------- --------- ------------- -----------
Gross Revenues............................... $1,727,435  $157,783  $119,731    $143,284    $12,409,553
Profit on Sale of Properties.................                                                        --
Less: Operating Expenses.....................    404,167    51,239    14,938      46,345      4,774,387
      Interest Expense.......................    924,805    34,049    48,819      14,644      5,191,101
      Depreciation...........................    284,211    17,127                21,056      1,788,954
                                              ----------  --------  --------    --------    -----------
Net Income--GAAP Basis....................... $  114,252  $ 55,368  $ 55,974    $ 61,239    $   655,110
                                              ==========  ========  ========    ========    ===========
Taxable Income From:
     Operations..............................    114,252    55,368    55,974      61,239        655,110
     Gain on Sale............................                                                        --
Cash Generated From:                                                                                 --
     Operations.............................. $  398,463  $ 72,495  $ 55,974    $ 82,295    $ 2,444,064
     Sales...................................                                                        --
     Refinancing.............................                                                   526,326
                                              ----------  --------  --------    --------    -----------
Cash Generated From Operations, Sales &
  Refinancing................................ $  398,463  $ 72,495  $ 55,974    $ 82,295    $ 2,970,390
                                              ==========  ========  ========    ========    ===========
Less: Cash Distributions to Investors From:
      Operating Cash Flow.................... $  173,253  $  8,927  $     --    $    286    $ 1,635,946
      Sales & Refinancing....................                                                        --
      Other..................................                                                        --
                                              ----------  --------  --------    --------    -----------
Cash Generated (Deficiency) after Cash
  Distributions..............................    225,210    63,568    55,974      82,009      1,334,445
Less: Special Items (not including Sales &
      Refinancing)...........................                                                        --
                                              ----------  --------  --------    --------    -----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............ $  225,210  $ 63,568  $ 55,974    $ 82,009    $ 1,334,445
                                              ==========  ========  ========    ========    ===========
Tax and Distribution Data Per $1,000 Invested                                                        --
Federal Income Tax Results:                                                                          --
     Ordinary Income (Loss)
       -- from operations.................... $    16.15  $  32.40  $  13.44    $  17.38    $    173.13
       -- from recapture.....................                                                        --
     Capital Gain (Loss)                                                                             --
Cash Distributions to Investors                                                                      --
     Sources (on GAAP basis).................                                                        --
       -- Investment Income..................                                                        --
       -- Return of Capital..................                                                        --
     Sources (on Cash basis)                                                                         --
       -- Sales..............................                                                        --
       -- Refinancing........................                                                        --
       -- Operations......................... $    24.49  $   5.22  $     --    $   0.08    $    371.41

                                   EXHIBIT B

                            SUBSCRIPTION AGREEMENT

To: T REIT, Inc.
   1551 N. Tustin Avenue, Suite 650
   Santa Ana, California 92705

Ladies and Gentlemen:

   The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") in T REIT, Inc., a Virginia corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Privest Bank, as Escrow Agent for T REIT, Inc."

   Except as specifically provided in "Special Notice of Pennsylvania Residents Only," payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 100,000 Shares ($1,000,000), at which time Privest Bank will release the proceeds to the Company. If the Company does not sell 100,000 Shares before February 22, 2001, the offering will be terminated and the Company will refund all the monies in escrow (plus interest and without deducting for escrow expenses) proportionately to investors.

   I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated February 22, 2000 (the "Prospectus").

   I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

   Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final prospectus. Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.

   Prospective investors are hereby advised of the following:

   (a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

   (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

   (c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

                SPECIAL NOTICE FOR SOUTH DAKOTA RESIDENTS ONLY

   This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Division of Securities of the State of South Dakota for T REIT, Inc. under the date of February 22, 2000.

                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

   In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.

                SPECIAL NOTICE FOR PENNSYLVANIA RESIDENTS ONLY

   The Company will not admit Pennsylvania investors as shareholders until it has received and accepted subscriptions for 1,000,000 shares ($10 million) of common stock from all sources. The Company will place the funds representing subscriptions for shares from Pennsylvania investors in an interest-bearing escrow account with Privest Bank as escrow agent, until it has received and accepted subscriptions for shares for gross offering proceeds of at least $10 million. If the Company has not received and accepted subscriptions for 1,000,000 shares by the end of a 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Company will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, the Company must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within 15 calendar days after receipt of the investor's request.

   The escrow agent will release the funds received from Pennsylvania investors to the Company from the escrow account immediately after subscriptions for at least $10 million have been received from all sources. The Company will include subscriptions from Pennsylvania investors in determining whether subscriptions for 1,000,000 shares have been obtained.

   Because the minimum offering of shares is less than $10 million, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                      STANDARD REGISTRATION REQUIREMENTS

   The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1) INDIVIDUAL:  One signature required.

(2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

(3) TENANTS IN COMMON:  All parties must sign.

(4) COMMUNITY PROPERTY:  Only one investor signature required.

(5) PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

(6) TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

(7) COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner") has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(8) CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

(9) IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

(10) KEOGH (HR 10): Same rules as those applicable to IRAs.

(11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                    TO T REIT, INC. SUBSCRIPTION AGREEMENT


INVESTMENT         Please follow these instructions carefully. Failure to do so may result in the rejection
INSTRUCTIONS       of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1. INVESTMENT      A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment, and North Carolina which requires a $5,000 (500 Shares) minimum investment. A CHECK FOR THE FULL
                   PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE
                   PAYABLE TO THE ORDER OF "PRIVEST BANK, AS ESCROW AGENT FOR
                   T REIT, INC." Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "INVESTOR SUITABILITY
                   STANDARDS." Please indicate the state in which the sale was made.

2. TYPE OF         Please check the appropriate box to indicate the type of entity or type of individuals
   OWNERSHIP       subscribing.

3. REGISTRATION    Please enter the exact name in which the Shares are to be held. For joint tenants with
   NAME AND        right of survivorship or tenants in common, include the names of both investors. In the
   ADDRESS         case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthday and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. INVESTOR        Complete this Section only if the investor's name and address is different from the
   NAME AND        registration name and address provided in Section 4. If the Shares are registered in the
   ADDRESS         name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5. SUBSCRIBER      Please separately initial each representation made by the investor where indicated.
   SIGNATURE       Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO
                   NOT HAVE TO BE NOTARIZED.

6. ADDITIONAL      Please check if you plan to make one or more additional investments in the Company.
   INVESTMENTS     All additional investments must be increments of at least $100 (10 Shares). If additional investments in the Company are made, the investor agrees to notify the
                   Company and the Broker-Dealer named on the Subscription Agreement Signature
                   Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 8% of any such additional investments in the Company.


7. DISTRIBUTIONS a. DIVIDEND REINVESTMENT PLAN:  By electing the Dividend
                    Reinvestment Program, the investor elects to reinvest dividends in the
                    Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or
                    Subscription Agreement.

                 b. DIVIDEND ADDRESS:  If cash dividends are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER This Section is to be completed by the Registered Representative. Please complete all information contained in Section 8 including suitability certification.
                 SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED
                 REPRESENTATIVE.

   The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-877-888-7348

                                 T REIT, INC.

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.  INVESTMENT

_________________________________       Make Investment Check Payable to:
# of Shares      Total $ Invested Privest Bank as Escrow Agent for T REIT, Inc.

   (#Shares x $10.00 = $ Invested)    [_] Initial Investment (Minimum $1,000)
Minimum purchase 100 Shares or $1,000     (except in Minnesota, which requires
                                          a minimum investment of $2,500, and
                                          North Carolina which requires a
                                          minimum investment of $5,000)

 (250 Shares or $2,500 in Minnesota)  [_] Additional Investment (Minimum
                                          $100.00) State in which sale was made ___________


2.  ADDITIONAL INVESTMENTS

   Please check if you plan to make additional investments in the Corporation [_]
   (If additional investments are made, please include social security number or other taxpayer identification number on your check.) (All additional investments must be made in increments of at least $100.00 except purchases pursuant to the Dividend Reinvestment Program, which may be made in lesser amounts.)

3.  TYPE OF OWNERSHIP

[_] Individual (01)                                   [_] IRA (06)
[_] Joint Tenants With Right of Survivorship (02)     [_] Keogh (10)
[_] Community Property (03)                           [_] Qualified Pension Plan (11)
[_] Tenants in Common (04)                            [_] Qualified Profit Sharing Plan (12)
[_] Custodian: A Custodian for ____________ under     [_] Other Trust ______________________
    the Uniform Gift to Minors Act or the Uniform         For the Benefit of _______________
    Transfers to Minors Act of the State of
    ____________________ (08)                         [_] Partnership (15)
[_] Other ___________________________________________

4.  REGISTRATION NAME AND ADDRESS

   Please print name(s) in which Shares are to be registered. Include trust name, if applicable.

   [_] Mr.   [_] Mrs.   [_] Ms.   [_] MD   [_] Ph.D.   [_] DDS   [_] Other ____

_______________________________________________________________________________

_______________________________________________________________________________
Taxpayer Identification Number

_______________________________________________________________________________
Social Security Number

_______________________________________________________________________________
Street Address or P.O. Box

_______________________________________________________________________________
City                                          State                  Zip Code

(   )                                           (   )
_______________________________________________________________________________
Home Telephone No.                              Business Telephone No.

_______________________________________________________________________________
Birth Date                                      Occupation

_______________________________________________________________________________
Email Address

5.  INVESTOR NAME AND ADDRESS

   (Complete only if different from registration name and address).
   [_] Mr.  [_] Mrs.  [_] Ms.  [_] MD  [_] Ph.D.  [_] DDS  [_] Other ________

_______________________________________________________________________________
Name

_______________________________________________________________________________
Social Security Number

_______________________________________________________________________________
Street Address or P.O. Box

_______________________________________________________________________________
City                                       State                 Zip Code

(   )                                       (   )
_______________________________________________________________________________
Home Telephone No.                         Business Telephone No.

_______________________________________________________________________________
Birth Date                                  Occupation

6.  INVESTOR SIGNATURE

   Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus
                                                                -------- --------
                                                                Initials Initials
(b) I accept and agree to be bound by the terms and conditions of the Amended and Restated Articles of Incorporation.
                                                                -------- --------
                                                                Initials Initials
(c) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth
    (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the
    current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the
    Prospectus under "INVESTOR SUITABILITY STANDARDS".
                                                                -------- --------
                                                                Initials Initials
(d) I am purchasing the Shares for my own account.
                                                                -------- --------
                                                                Initials Initials
(e) I acknowledge that the Shares are not liquid.
                                                                -------- --------
                                                                Initials Initials
(f) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a
    California resident, I may not consummate a sale or
    transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written
    consent of the Commissioner of the Department of
    Corporations of the State of California, except as
    permitted in the Commissioner's Rules, and I understand
    that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing
    understanding.
                                                                -------- --------
                                                                Initials Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

           BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
                    UNDER FEDERAL OR STATE SECURITIES LAWS.

_______________________________________________________________________________
Signature of Investor or Trustee  Signature of Joint Owner, if applicable Date

        (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN).

7.  DISTRIBUTIONS

 7(a). Check the following box to participate in the Dividend Reinvestment
       Program. [_]

 7(b). Complete following section only to direct distributions to a party other than registered owner:

_______________________________________________________________________________
Name

_______________________________________________________________________________
Account Number

_______________________________________________________________________________
Street Address or P.O. Box

_______________________________________________________________________________
City                                         State                   Zip Code

8.  BROKER-DEALER

                (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

   The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled "INVESTOR SUITABILITY STANDARDS" and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.

_______________________________________________________________________________
Broker-Dealer Name                                               Telephone No.

_______________________________________________________________________________
Broker-Dealer Street Address or P.O. Box

_______________________________________________________________________________
City                                         State                   Zip Code

_______________________________________________________________________________
Registered Representative Name                                  Telephone No.

_______________________________________________________________________________
Reg. Rep. Street Address or P.O. Box

_______________________________________________________________________________
City                                         State                   Zip Code

_______________________________________________________________________________
Broker-Dealer Signature, if applicable  Registered Representative Signature

   Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to

                      Privest Bank, as Escrow Agent for:
                                 T REIT, Inc.
                                1-877-888-7348
                       1551 N. Tustin Avenue, Suite 650
                          Santa Ana, California 92705

                                   EXHIBIT C

                                 T REIT, INC.

                         DIVIDEND REINVESTMENT PROGRAM

   The Dividend Reinvestment Program (the "DRIP") for T REIT, Inc., a Virginia corporation (the "Company"), offers to holders of the Company's common stock, $.01 par value per share (the "Common Stock") the opportunity to purchase, through reinvestment of dividends, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

   The DRIP will be implemented in connection with the registered initial public offering of 11,050,000 shares of the Company's Common Stock (the "Initial Offering"), of which amount 700,000 shares will be registered and reserved for distribution pursuant to the DRIP.

   Dividends reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the "DRIP Price") equal to the greater of (i) $9.05 or (ii) 95% of the "Market Price" (as defined below) of the stock until all 700,000 shares reserved initially for the DRIP (the "Initial DRIP Shares") have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may in its sole discretion effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price. For purposes of the DRIP, "Market Price" means:

  . the average sale price for our stock on the applicable distribution date, as reported on the New York Stock Exchange or another principal national securities exchange on which our stock is listed; or

  . if our stock is not listed on such an exchange, the average quoted price for our stock on the applicable distribution date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or another principal automated quotations system on which our stock is quoted; or

  . if our stock is not listed or quoted on any such exchange or system, the average of the closing bid and asked prices for our stock on the applicable distribution date, as furnished by a professional market maker making a market in our stock selected by our board of directors; or

  . if no professional market maker makes a market in our stock, a price determined by our board of directors in good faith.

The DRIP

   The DRIP provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 700,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

   You receive free custodial service for the shares you hold through the DRIP.

   Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

   Holders of record of Common Stock are eligible to participate in the DRIP with respect to any whole number of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

   The Company may refuse participation in the DRIP to shareholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

   As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the "DRIP Administrator"), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and sends statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating shareholder.

Enrollment

   You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of this Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

   Your participation in the DRIP will begin with the first dividend payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that dividend. If your enrollment form is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

Costs

   Purchases under the DRIP will not be subject to Selling Commissions or the Marketing and Due Diligence Reimbursement Fee. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on dividends on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP. If you ask that your dividend reinvestment program shares be sold, you will pay certain charges as explained in "Certificates for Shares" below.

Purchases and Price of Shares

   Common Stock dividends will be invested within 30 days after the date on which Common Stock dividends are paid each quarter (the "Investment Date"). Payment dates for Common Stock dividends will be ordinarily on or about the last calendar day of March, June, September and December, but may be changed from time to time in the sole discretion of the Company. Any dividends not so invested will be returned to participants in the DRIP.

   You become an owner of shares purchased under the DRIP as of the Investment Date. Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and are automatically reinvested.

   Reinvested Distributions. The Company will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in the books.

   You may elect dividend reinvestment with respect to any whole number of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want dividends reinvested. Dividends on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your dividends on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

   Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Dividends on Shares Held in the DRIP

   Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

   You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the dividends reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or Plan Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

   Within 90 days after the end of the fiscal year, the Company will issue certificates evidencing ownership of shares purchased under the DRIP during the prior fiscal year. The ownership of shares purchased under the DRIP will be in book-entry form prior to the issuance of certificates. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP. The Company reserves the right to delay the production and/or dissemination of actual certificates in any given year, in which case it will continue to evidence ownership of shares purchased in the DRIP in book entry form.

   Certificates for any number of whole shares credited to your account will be issued in your name. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have the option of either (i) receiving a certificate for such whole number of shares and arranging for the sale yourself, or (ii) requesting that such shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by the Company and will be deducted from the sales proceeds. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

Termination of Participation

   You may discontinue reinvestment of dividends under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

   If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

   A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

   The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute "plan assets" of such plans.

Amendment and Termination of the DRIP

   The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other shareholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors may also terminate any participant's participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a REIT under the Code.

Voting of Shares Held Under the DRIP

   You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

   Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

   The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

   All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator's duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

   You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

   The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

   The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment programs. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

   Reinvested Dividends. Shareholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a shareholder purchases shares through the DRIP at a discount to fair market value, the shareholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

   Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

                         E N R O L L M E N T   F O R M

                                 T REIT, INC.

                         DIVIDEND REINVESTMENT PROGRAM

To Join the Dividend Reinvestment Program:

   (l) Complete this card. Be sure to include your social security or tax identification number and signature.

   (2) Staple or tape the card closed so that your signature is enclosed.

   Please indicate your participation below. Return this card only if you wish to participate in the DRIP.

   I hereby appoint T REIT, Inc. (the "Company") (or any successor), acting as DRIP Administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Common Stock.

   I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

   [_] Yes, I would like to participate in the Dividend Reinvestment Program for ______ _ of my shares of Common Stock (you may elect dividend reinvestment only with respect to a whole number of shares).


  ------------------------------- --------------------------------------------
  Signature                       Date

  ------------------------------- --------------------------------------------
  Please Print Full Legal Name(s) Social Security or Tax Identification Number

   If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the DRIP.

                             [outside back cover]

                                 T REIT, INC.

                                    [LOGO]

                                1-877-85T-REIT
                               (1-877-858-7348)

                    Dealer Prospectus Delivery Requirements

   All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                     Advised by Triple Net Properties, LLC
              1551 N. Tustin Ave, Suite 650, Santa Ana, CA 92705
                     714-667-8252        Fax: 714-667-6843
                               www.1031NNN.com*

                 *Our web site is not part of this prospectus.

                                 T REIT, INC.


                      Supplement No. 16 dated May 3, 2002

                   to the Prospectus dated February 22, 2000


   This Supplement No. 16 supplements, modifies and supersedes some of the information contained in our prospectus dated February 22, 2000, and supersedes Supplement No. 15 dated April 30, 2002, Supplement No. 14 dated April 9, 2002, Supplement No. 13 dated March 15, 2002 Supplement No. 12 dated November 30, 2001, Supplement No. 11 dated November 20, 2001, Supplement No. 10 dated October 15, 2001, Supplement No. 9 dated September 24, 2001, Supplement No. 8 dated May 24, 2001, Supplement No. 7 dated May 11, 2001, Supplement No. 1 dated March 7, 2001, Supplement No. 5 dated December 20, 2000, Supplement No. 4 dated December 6, 2000, Supplement No. 3 dated November 29, 2000, Supplement No. 2 dated November 3, 2000, and Supplement No. 1 dated September 28, 2000. Unless we define a term in this Supplement No. 15, you should rely on our prospectus for the meaning of any defined terms. References in this Supplement No. 15 to "us," "we," or "our company" mean T REIT, Inc. and T REIT L.P., unless the context otherwise requires.


                            STATUS OF OUR OFFERING

General

   On May 17, 1999, we filed a Registration Statement on Form S-11 which was declared effective on February 22, 2000 with the Securities and Exchange Commission, pursuant to which we registered 11,750,000 shares of our common stock. Of the 11,750,000 shares registered, we offered 10,000,000 shares to the public on a "best efforts" basis, 700,000 shares for distribution to our shareholders participating in our dividend reinvestment program, 250,000 shares issuable upon the exercise of warrants granted to certain broker-dealers in connection with this offering, and 800,000 shares issuable upon exercise of options granted to our officers, directors and employees under two stock option plans.

   We commenced operations on June 29, 2000, upon the acceptance of subscriptions for the minimum offering amount of $1,000,000 and the escrow of subscriptions (other than funds received from Pennsylvania investors) terminated. By May 3, 2001, we had accepted subscriptions for the minimum amount required under applicable Pennsylvania law ($10,000,000) and the escrow of subscriptions received from Pennsylvania investors terminated.

   As of April 19, 2002, we had offered 10,000,000 and sold 3,351,874 of the shares available for distribution to the public on a "best efforts" basis, and issued an additional 62,207 shares to shareholders participating in our dividend reinvestment program, resulting in gross proceeds of approximately $34,056,472. In addition, we issued 74,673 warrants to broker-dealers participating in this offering and 110,000 options to our officers, directors and employees under our two stock option plans. None of these warrants or options have been exercised. After taking into account cash used in connection with the acquisition of real estate properties, loans to affiliates and non-affiliates, and payment of selling commissions, marketing support and due diligence reimbursement fees, we had approximately $2,200,000 to invest in properties as of April 19, 2002.

Subsequent State Registrations

   In addition to the states listed in the prospectus, we have registered the offering in Alabama, Alaska, Arkansas, Idaho, Kentucky, Louisiana, Maine, Montana, New Mexico, Oklahoma, and Rhode Island.

       MAINE INVESTOR SUITABILITY STANDARDS--IN ORDER TO BE ELIGIBLE TO PURCHASE SHARES OF OUR COMPANY IN THIS OFFERING, INVESTORS IN MAINE MUST HAVE EITHER (1) A MINIMUM NET WORTH OF AT LEAST $50,000 AND A GROSS ANNUAL INCOME OF AT LEAST $50,000, OR (2) A MINIMUM NET WORTH OF $200,000. FOR PURPOSES OF THESE STANDARDS, "NET WORTH" EXCLUDES HOME, HOME FURNISHINGS AND AUTOMOBILES.

   Our offering is no longer registered in Massachusetts, Minnesota, South Carolina or Wyoming.

Extension of the Offering Period

   Our board of directors has determined that it is in our best interest to extend our offering period through May 31, 2002 or the date on which we have sold the adjusted maximum offering amount, as described below, whichever shall occur first.

Deregistration of Shares

   We have deregistered 5,000,000 of our shares previously available for distribution to the public on a "best efforts" basis in this offering, which is the amount of shares that we do not believe can be sold prior to May 31, 2002, the offering termination date. With the deregistration of these shares, we are offering a maximum of 6,750,000 shares or $67,500,000 (the adjusted maximum offering amount) as follows: 5,000,000 shares available for distribution to the public on a "best efforts" basis, 700,000 shares for distribution under our dividend reinvestment program, 250,000 shares issuable in connection with warrants granted to broker-dealers, and 800,000 shares issuable in connection with options granted under our stock option plans.

            FEES AND EXPENSES PAID IN CONNECTION WITH OUR OFFERING

Selling Commissions

   NNN Capital Corp., the dealer manager, will receive 8% of the gross proceeds of this offering, or $0.80 for each share sold, and may reallow a portion of the selling commissions to broker-dealers participating in this offering. The dealer manager will not receive any selling commissions for shares sold under our dividend reinvestment program. As of April 19, 2002, we had incurred approximately $2,646,374 in selling commissions due to the dealer manager, a portion of which has been paid to participating broker-dealers as commissions.

   The prospectus also provides that the dealer manager will receive one warrant for every 40 shares of common stock sold in this offering in states other than Arizona, Missouri, Ohio, or Tennessee, and may reallow a portion of the warrants to broker-dealers participating in this offering. The dealer manager will not receive any warrants for shares sold under our dividend reinvestment program. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00. As of April 19, 2002, there were 74,673 warrants outstanding.

Marketing Support and Due Diligence Reimbursement Fee

   We will pay the dealer manager an amount up to 1.5% of the gross proceeds of this offering, or up to $0.15 for each share sold, to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and generally to reimburse the dealer manager for due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee.

   The dealer manager may reallow a portion of this fee to broker-dealers participating in this offering. As of April 19, 2002, we had incurred approximately $496,195 in marketing support and due diligence reimbursement fees to the dealer manager, a portion of which has been reallowed to participating broker-dealers.

Other Organizational and Offering Expenses

   Our advisor may advance, and we will reimburse it for, organizational and offering expenses incurred on our behalf in connection with this offering, including legal, accounting and filing fees, printing costs and selling expenses. As of April 19, 2002, we had incurred approximately $837,338 in other organizational and offering expenses.

                    PROPERTY ACQUISITIONS AND DISPOSITIONS

Christie Street Office Building, Lufkin, Texas

   On September 26, 2000, we purchased the Christie Street Office Building, a 17,141 square foot Class C office building in Lufkin, Texas from Robert C. Parker and Carolyn de la Fuente Parker under an agreement of sale and purchase. The sellers were not affiliated with our company or our advisor. We paid a total of $1,250,000 for the office building, and approximately $5,137 in additional acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $73 per square foot of rentable space.

   The property could not be readily financed with a traditional lender because of the short-term lease with the current tenant. The sellers agreed to finance a portion of the purchase price by delivery to the sellers of a note in the principal amount of $750,000. The note bore interest at 9%, was fully amortized over 20 years and was secured by a first mortgage on the property. There were no loan fees or similar costs attached with the loan. The loan could not be assumed by any future owner and there was no discount for an early payoff. The monthly payment was $6,748 with a late fee of 5% after 10 days. The payment included escrows for taxes and insurance.

   The Christie Street Office Building, which was built in 1984 for the State of Texas, consists of a single one-story building containing approximately 20,000 gross square feet, approximately 5,000 square feet of which the State of Texas itself built in 1990, on two parcels of land totaling 1.78 acres. The building includes approximately 17,141 square feet of rentable space. The property has approximately 95 parking stalls with 6 handicap-parking spaces and is located in flood zone C, an area of minimal flooding. The office building is located on the northwest corner of Christie Street and Route 287, the major business loop for Lufkin. The office building is located approximately one-half mile from the major shopping area in Lufkin at the corner of Route 287 and Highway 59. Adjoining land use consists of various commercial and service users. A funeral home is located across the street and a medical clinic is next door along with the police and fire departments.

   Lufkin, Texas is the commercial hub of a 12 county rural market region, serving over 300,000 residents. Lufkin has a population of 30,791 and is located approximately 100 miles northeast of Houston and approximately 150 miles southeast of Dallas.

   As of December 31, 2001, this property was 100% occupied by the State of Texas Department of Human Services, which provides welfare, child and family protection services. The State has leased the property since 1984 on a short-term (two years or less) lease. The current lease commenced on September 1, 2000 and terminates on August 31, 2002. The current rent is $20,000 per month during the lease term. The Department of Human Services is not empowered by the State to execute a lease with a term exceeding two years.

   The Department of Human Services may terminate the lease if it loses state funding or if the landlord does not cure covenant defaults after 30 days notice by the Department of Human Services or if the building does not conform to the provisions of the Americans with Disabilities Act of 1990, which requirement we believe has been met. The Department of Human Services pays for utilities and janitorial services associated with the property.

   We retained Triple Net Properties Realty, Inc., an affiliate of our advisor, to manage and lease the property. We paid Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

   On November 13, 2001, we sold the Christie Street Office Building for $1,050,000. In connection with the sale, we provided seller financing in the form of a promissory note in the amount of $595,000. The note is secured by a first deed of trust on the Christie Street Office Building, bears interest at 8.5% and is amortized over 25 years. Monthly payments of principal and interest total $4,791. The note matures on November 1, 2006. We expect to sell this note, at par, prior to maturity.

   We have further agreed, as part of the sale transaction, to guarantee lease payments in the amount of $20,000 per month for a period of five years under a Master Lease agreement with an effective date of November 13, 2001. We are obligated to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. In addition, we are further obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. In addition, our advisor has agreed to indemnify us against any future losses under the Master Lease, which indemnification is evidenced by an Indemnity Agreement, also dated November 13, 2001.

   The sale of the Christie Street Office Building resulted in an initial loss to us of approximately $225,000 before the refund of a $50,000 real estate commission by Triple Net Properties Realty, Inc. Following the refund of the commission, the net loss approximated $175,000. Net cash flow realized from the operation of the Christie Street Office Building during the holding period amounted to approximately $125,000.

   The Christie Street Office Building was disposed of in anticipation of our plan to concentrate on larger, institutional quality assets within Metropolitan Statistical Areas with a population of 500,000 or more.

Northstar Crossing Shopping Center, Garland, Texas

   On October 26, 2000, we purchased the Northstar Crossing Shopping Center, a shopping center in Garland, Texas containing 67,560 net rentable square feet, from CMF Capital Company, LLC, an affiliate of GE Capital Realty Group, Inc., under an agreement of sale and purchase. The seller is not affiliated with our company or our advisor. We paid a total of $3,930,000 for the shopping center, and approximately $15,548 in additional acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $58 per square foot of rentable space.

   In connection with the purchase of the shopping center, Fair Oak, LLC, also an affiliate of GE Capital Realty Group, Inc., provided a short-term acquisition loan in the amount of $2,695,000. The promissory note evidencing the loan provided for monthly interest-only payments commencing December 1, 2000 at a rate of 3.5% over the GECC Composite Commercial Paper Rate. The note was secured by a first mortgage on the property.

   A final payment of the principal amount of the note, together with all accrued but unpaid interest, and late charges, if any, was due on or before July 26, 2001; however, pursuant to an agreement with the lender, we continued to make payments on the loan according to the original terms. Fair Oak, LLC provided us with a notice of default dated November 16, 2001 on the original $2,695,000 short-term acquisition loan to preserve its rights, but indicated a willingness to forbear any further action in order to facilitate our obtaining the new loan. We paid Fair Oak, LLC $47,162 in default interest. On December 31, 2001, we refinanced the property by obtaining a new loan from Column Financial in the amount of $2,900,000. The loan provides for a fixed rate equal to 8.20%. Monthly principal and interest payments will be based on a 25-year amortization schedule, due January 2011. The loan is secured by a first lien on and perfected security interest in the property, rents, and all personal property connected with the use of the proceeds of the loan.

   We received a notice of default from CMF Capital Company, LLC dated November 16, 2001, with respect to the October 26, 2000 agreement of sale and purchase regarding an obligation to pay $10,596 in common area maintenance charges, taxes and insurance for 2000. Under the agreement of sale and purchase, a pro rata allocation of such charges was to be made between CMF Capital Company, LLC and us by the third party property manager at the time of the year-end 2000 reconciliations for such charges, typically performed during the first quarter of 2001. We contended that this pro rata allocation was incorrect.

   In addition, the third party property manager was to collect such charges from tenants in a timely manner, thereby allowing us to in turn remit the proper pro rata allocation of such charges to CMF Capital Company, LLC. We contended that the third party manager had not collected such charges in a timely manner, as evidenced by its performing year-end 2000 reconciliations for such charges in September 2001. We reached an agreement with CMF Capital Company, LLC and paid $1,170 in common area maintenance charges on December 14, 2001.

   The Northstar Crossing Shopping Center was built in 1986 and consists of three one-story brick and glass buildings containing 67,560 rentable square feet. Two of the buildings adjoin either side of a United Artists Cinema. The third building is a 32,383 square foot free standing facility currently occupied by Gold's Gym. CMF Capital Company, LLC does not own or operate the building in which the United Artists Cinema is located, and we did not acquire it as part of our purchase of the shopping center.

   The shopping center is situated on 6.8 acres inclusive of the site occupied by the United Artists Cinema building. It has surface parking for approximately 855 cars and is located on the southeast corner of Belt Line Road and North Garland Road just south of the George W. Bush Tollway, also known as State Highway 190, which is the outer loop tollway system connecting all of the major suburbs in the northern area of the Dallas/Ft. Worth metroplex.

   The property has 18 tenant spaces and is anchored by Gold's Gym, which is the only tenant occupying more than 10% of the total rentable square footage. With the exception of Nationwide Insurance, the remaining tenants of the shopping center are local tenants. As of December 31, 2001, the shopping center was 89% occupied. The following table shows the shopping center's occupancy rate for each of the last five years.

               Year Ending                             Occupancy
               December 31,                            Rate (%)
               ------------                            ---------
                 2001.................................    89%
                 2000.................................    89%
                 1999.................................    82%
                 1998.................................    86%
                 1997.................................    (1)

--------
(1) Not available.

   A total of 59,480 square feet was leased to 13 tenants at this property as of December 31, 2001. The following table provides certain information with respect to the leases at this property with these tenants.

                                         Rentable                  Current Base  Rent per
Lessee                                  Square Feet   Lease Ends   Annual Rent  Square Foot
------                                  -----------   ----------   ------------ -----------
LA Hair Studio.........................    1,455    September 2003   $ 15,278     $10.50
Family Practice........................    1,800    Month-to-month   $ 14,760     $ 8.20
Vision Source..........................    1,384          May 2006   $ 18,684     $13.50
Nickelrama.............................    6,250     November 2006   $ 65,625     $10.50
Southwestern Bell......................    1,233        March 2006   $ 16,029     $13.00
Garland Spine Center...................    3,500        July, 2008   $ 35,000     $10.00
Salis Pizza............................    2,400        April 2005   $ 24,000     $10.00
Nationwide Insurance...................    1,500         July 2003   $ 16,800     $11.20
Baber Printing.........................    2,400    September 2006   $ 19,800     $ 8.25
All American Driving...................    1,230         July 2002   $ 12,300     $10.00
Northstar Animal Clinic................    3,020      January 2007   $ 36,300     $12.00
Gold's Gym.............................   32,383         June 2015   $242,873     $ 7.50
The Nail Salon.........................      925        April 2006   $  9,250     $10.00

   The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

                                                    Rentable    Percent of Total   Percent of Gross
                                                   Base Annual  Building Rentable    Annual Base
                              Number of Sq. Ft. of   Rent of   Sq. Ft. Represented Rent Represented
Year Ending                    Leases    Expiring   Expiring       by Expiring       by Expiring
December 31,                  Expiring    Leases     Leases        Leases (%)       Leases (%) (1)
------------                  --------- ---------- ----------- ------------------- ----------------
  2002.......................     1        1,230    $ 12,300           1.82%             2.34%
  2003.......................     2        2,955    $ 32,078           4.37%             6.11%
  2004.......................     0            0    $      0           0.00%             0.00%
  2005.......................     1        2,400    $ 24,000           3.55%             4.57%
  2006.......................     5       12,192    $129,388          18.05%            24.57%
  2007.......................     1        3,020    $ 36,300           4.47%             6.65%
  2008.......................     1        3,500    $ 35,000           5.18%             6.66%
  2009.......................     0            0    $      0           0.00%             0.00%
  2010.......................     0            0    $      0           0.00%             0.00%
  2011.......................     0            0    $      0           0.00%             0.00%

--------
(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

   The following table shows the shopping center's average annual rent per square foot for each of the last five years.

                                           Average
                            Year Ending  Annual Rent
                            December 31, Per Sq. Ft.
                            ------------ -----------
                                2001....    $8.86
                                2000....    $7.10
                                1999....    $7.10
                                1998....    $8.65
                                1997....     (1)

--------
(1) Not available.

   At the time we purchased the shopping center, the building that Gold's Gym currently occupies was in the process of being remodeled. The cost for this remodeling was anticipated to be approximately $958,724 with $201,638 already disbursed before our purchase of the property. In connection with this remodeling, we received at closing a credit in the amount of $787,322 from the seller. This amount represents the remaining tenant improvement balance of $757,086 for the building in which Gold's Gym is located plus a construction supervision management fee of approximately $30,000 payable to Trammell Crow Company, the property manager for the seller. Under the terms of its lease, Gold's Gym is responsible for any cost of overruns related to parking lot modifications and tenant improvements. We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of tenants would be obligated to pay a substantial portion of any monies spent under the provisions of their respective leases.

   For federal income tax purposes, our depreciable basis in this property is approximately $3,144,000. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 2.6283% and real estate taxes on the property will be approximately $103,293.

   We retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a submanagement agreement, Triple Net Properties Realty, Inc. has retained Corrigan Real Estate Services to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. pays Corrigan Real Estate Services a property management fee equal to 3% of gross income from the property plus an amount not to exceed $1,000 per month for accounting and reporting changes. Corrigan Real Estate Services is not affiliated with our company or advisor.

  Garland, Texas

   Garland, Texas is a community located approximately 15 miles northeast of downtown Dallas. Garland is the ninth largest city in Texas with a population of over 200,000.

Plaza del Rey Shopping Center--Guadalupe County, Seguin, Texas

   On November 17, 2000, our wholly-owned subsidiary, TREIT--PDR, LLC, a single-member Virginia limited liability company, purchased the Plaza del Rey Shopping Center and simultaneously transferred an aggregate 83.5% undivided tenant in common interest in the property to two other tenants in common, one of which is Lake Air Mall--PDR, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor who purchased a 19% undivided interest in the property. TREIT--PDR, LLC retained a 16.5% undivided tenant in common interest in the property. The property was purchased from CMF Capital Company LLC, an affiliate of GE Capital Realty
Group, Inc., under an agreement for sale and purchase dated November 6, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $833,250 for our 16.5% undivided interest in the shopping center. The total purchase price for the shopping center for all tenants in common was $5,050,000.

   In connection with the purchase of Plaza del Rey, Fair Oak, LLC, also an affiliate of GE Capital Realty Group, Inc., provided a short-term acquisition loan in the amount of $3,995,000. The promissory note evidencing the loan provided for monthly interest-only payments commencing January 1, 2001, at a rate of 3.5% over the GECC Composite Commercial Paper Rate. A final payment of the principal amount of the mortgage loan on Plaza del Rey, together with all accrued but unpaid interest, and late charges, if any, was due on or before November 16, 2001; however, pursuant to an agreement with the lender, the tenants in common continued to make payments on the loan according to the original terms. The lender provided the tenants in common with a notice of default dated November 16, 2001 on the original $3,995,000 mortgage loan to preserve its rights, but indicated a willingness to forbear any further action. On April 1, 2002, the advisor, acting on behalf of the tenants in common, secured a $4,950,000 fixed rate 8.00% first mortgage loan with payments based on a 25-year amortization schedule, due in five years, from Southern National Bank of Houston to refinance the property. Our 16.5% proportionate share of this debt approximates $817,000. We are jointly and severally liable with the other tenants in common for the total debt of $4,950,000.

   We received a notice of default from CMF Capital Company, LLC dated November 16, 2001 with respect to the November 6, 2000 agreement of sale and purchase regarding an obligation to pay $19,066 in common area maintenance charges, taxes and insurance for 2000. Under the agreement of sale and purchase, a pro rata allocation of such charges was to be made between CMF Capital Company, LLC and us by the third party property manager at the time of the year-end 2000 reconciliations for such charges, typically performed during the first quarter of 2001. We contended that this pro rata allocation was incorrect. In addition, the third party property manager was to collect such charges from tenants in a timely manner, thereby allowing us to in turn remit the proper pro rata allocation of such charges to CMF Capital Company, LLC. We contended that the third party manager had not collected such charges in a timely manner, as evidenced by its performing year-end 2000 reconciliations for such charges in June, 2001. We reached an agreement with CMF Capital Company, LLC and paid $8,049 in common area maintenance charges on December 14, 2001.

   Plaza del Rey Shopping Center is a 126,322 square foot shopping center, in Guadalupe County, City of Seguin, Texas, which is a suburb of San Antonio. As of December 31, 2001, Plaza del Rey Shopping Center was approximately 82% occupied, with numerous national tenants, including Subway, Goodwill, Aaron Rents, Dollar General, Blockbuster Video, Merle Norman Cosmetics, Kentucky Fried Chicken and Popeye's Chicken, as well as various local tenants.

   All of the leases will expire during the next several years, with over 20% of the leases expiring in 2006. The anchor tenants include Goodwill, Aaron Rents and Dollar General. Goodwill leases 11,038 square feet and their lease expires in July, 2009, Aaron Rents leases 23,408 square feet and their lease expires in May, 2007 and Dollar General leases 10,000 square feet and their lease expires in September, 2004.

   Plaza del Rey Shopping Center was built in 1975 and consists of one linear shaped strip center building and three out-parcel buildings on 14.454 acres, including one available pad site. The property has approximately 125,494 net rentable square feet and approximately 1,000 parking stalls, including 14 that are designated for handicap use. The property is located at 130 State Highway 123 Bypass at the southwest corner of Court Street (U.S. Highway 90) and State Highway 123 in Seguin, Texas.

   The property has 29 tenant spaces and is anchored by Aaron Rents, which is the only tenant occupying more than 18% of the total rentable square footage. Only 8 of the tenants are national tenants. As of December 31, 2001, the shopping center was approximately 82% occupied with 8 vacant spaces.

   A total of 103,153 square feet was leased to 21 tenants at this property as of December 31, 2001. The following table provides certain information with respect to the leases at this property with these tenants.

                                                                              Rent per
                                       Rentable                  Current Base  Square  Changes to Rent
        Lessee                        Square Feet   Lease Ends   Annual Rent    Foot   per Square Foot
        ------                        ----------- -------------- ------------ -------- ---------------
CDG Management.......................   10,000        March 2006   $87,800     $ 8.78       N/A
Blockbuster Video....................    6,500    September 2005   $84,540     $13.01       N/A
Dean Zincone, MD.....................    2,400        March 2004   $24,480     $10.20       N/A
Dollar General.......................   10,000    September 2004   $30,000     $ 3.00       N/A
Edward D. Jones & Company............      900      October 2005   $13,200     $14.67   11/02-$16.00
Goodwill Industries..................   11,038         July 2009   $66,228     $ 6.00    8/04-$ 7.30
Aaron Rents..........................   23,408          May 2007   $55,945     $ 2.39    5/02-$ 2.63
Hills Jewelers.......................    1,830          May 2006   $13,725     $ 7.50    6/02-$ 8.50
                                                                                         6/03-$ 9.50
                                                                                         6/04-$10.50
                                                                                         6/05-$11.50
Kentucky Fried Chicken...............    2,400          May 2003   $36,000     $15.00       N/A
Merle Norman Cosmetics...............      600        March 2003   $ 5,400     $ 9.00       N/A
Mr. Gatti's Pizza....................    5,717       August 2004   $48,594     $ 8.50    8/03-$ 9.00
Popeyes Chicken......................    3,000      October 2020   $58,320     $19.44   11/05-$21.84
                                                                                        11/10-$22.08
                                                                                        11/15-$26.50
Postal Plus..........................    1,773       August 2003   $17,730     $10.00       N/A
Professional Therapy Services........    1,585         July 2004   $17,435     $11.00    8/02-$12.00
                                                                                         8/03-$13.00
Randolph Brooks......................      ATM     December 2005   $ 8,400        N/A       N/A
Maple Tree Fashion...................    1,426       August 2006   $15,686     $11.00    9/04-$   12
Rent-Buy.............................    6,200        April 2004   $34,467     $ 5.56    5/03-$ 5.84
Seguin Fitness.......................    8,645         June 2006   $51,870     $ 6.00    7/02-$ 6.75
                                                                                         7/03-$ 7.25
                                                                                         7/04-$ 7.75
                                                                                         7/05-$ 8.00
Seguin Gift & Gourmet................    1,400       August 2002   $16,128     $11.52       N/A
Seguin Nail Salon....................    1,190      October 2005   $10,710     $ 9.00   11/02-$10.00
Subway...............................    1,520       August 2005   $15,808     $10.40    9/02-$11.40
Valerie's Hair Gallery...............    1,621      October 2005   $16,956     $10.46   11/02-$11.47
                                                                                        11/03-$12.47

   The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

                                                   Percent of Total   Percent of Gross
                        Rentable    Base Annual    Building Rentable  Annual Base Rent
             Number of Sq. Ft. of     Rent of     Sq. Ft. Represented  Represented by
Year Ending   Leases    Expiring  Expiring Leases by Expiring Leases  Expiring Leases
December 31, Expiring    Leases         (1)               (%)              (%)(1)
------------ --------- ---------- --------------- ------------------- ----------------
    2002         1        1,400      $ 16,128             1.12%             2.21%
    2003         3        4,773      $ 59,130             3.81%             8.11%
    2004         5       25,902      $154,976            20.64%            21.25%
    2005         6       11,731      $149,614             9.35%            20.51%
    2006         4       21,901      $169,081            17.45%            23.18%
    2007         1       23,408      $ 55,945            18.65%             7.67%
    2008         0            0      $      0             0.00%             0.00%
    2009         1       11,038      $ 66,228             8.80%             9.08%
    2010         0            0      $      0             0.00%             0.00%
    2011         0            0      $      0             0.00%             0.00%

--------
(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

   The following table provides certain information with respect to year-end average rents and occupancy for the past five years:

                          December December December November December 5-Year
                            1997     1998     1999     2000     2001   Average
                          -------- -------- -------- -------- -------- -------
 Average In-Place Rent/SF  $7.23    $7.61    $7.77    $8.51    $ 9.64   $8.15
 Average Occupancy.......   75.1%    77.0%    74.6%    72.2%    73.02%   74.4%

   We do not anticipate making any significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

   For federal income tax purposes, our depreciable basis in this property is approximately $667,048. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 will be approximately 2.4210% and real estate taxes on the property are approximately $109,389.55.

   We retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. pays Trammell Crow Company a property management fee equal to 3.5% of gross income from the property. Trammell Crow Company is not affiliated with our company or our advisor.

Seguin Corners Shopping Center--Seguin, Texas

   On November 22, 2000, our wholly-owned subsidiary, TREIT--Seguin, LLC, a single-member, Virginia limited liability company, purchased the Seguin Corners Shopping Center and simultaneously transferred an aggregate 74% undivided interest to two other tenants in common, one of which is Lake Air Mall--Seguin, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor who purchased a 10% interest in the property. TREIT--Seguin, LLC retained a 26% undivided tenant in common interest in the property. The property was purchased from S-SI Seguin, LP, a Texas limited partnership under an agreement for sale and purchase dated October 6, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $637,000 for our 26% undivided interest in the shopping center. The total purchase price for the shopping center for all tenants in common was $2,450,000. In addition, the total acquisition expenses such as attorneys' fees, recording fees and other closing costs were $21,878. Our acquisition cost represents approximately $118 per square foot of rentable space. In connection with the purchase of the shopping center, Bank of America allowed an assumption of an existing loan in the original principal amount of $1,735,000. The note was paid down at closing to $545,000 with no exit fee. The note bears a floating interest rate priced at 215 basis points over the 30 day LIBOR rate with a loan maturity date of September 1, 2003. In October 2001, on behalf of all tenants in common, we requested an increase in our principal balance according to a formula contained in the original loan. On February 5, 2002, Bank of America increased our principal balance outstanding to $1,148,700. Although TREIT--Seguin, LLC owns 26% undivided tenancy in common interest in the property, TREIT-Seguin, LLC is jointly and severally liable on the entire note payable balance.

   Seguin Corners Shopping Center is a 21,455 square foot neighborhood strip retail center located in Seguin, Texas, a suburb of San Antonio. As of December 31, 2001, Seguin Corners Shopping Center was 100% occupied with ten tenants. There are seven national tenants, including Dollar Tree, Sally's, Great Clips, Friedman's, Bath & Body Works, Cato and H&R Block, which lease approximately 17,150 square feet. Additionally, there are three regional tenants, including Oasis Tan, Fancy Nails and Cigarettes Cheaper, which lease the remaining 3,850 square feet.

   Six of the ten tenants signed five-year leases in 1999 and most of these leases have two five-year extensions. One tenant, Friedman's Jewelers, has a three-year lease that expires in 2002. Bath and Body Works, the third largest tenant, signed a ten-year lease in 1999, with two five-year extensions. Cigarettes Cheaper signed a three-year lease in early 2000 with three two-year extensions. The final tenant, H&R Block signed a five-year lease in early 2000 with two five-year extensions.

   Seguin Corners Shopping Center, which was built in 1999 for the previous owners, S-SI Seguin, LP, a Texas limited partnership, consists of a single one-story building, containing approximately 21,000 rentable square feet on a
3.25 acre parcel of land. The property has 118 parking stalls, including six that are designated for handicap use. The property is located at 596 South Highway 123 in Seguin, Texas. The shopping center is positioned directly adjacent to the east of the Wal-Mart Supercenter at the intersection of Highway 123 and State Highway 466.

   The following table provides certain information with respect to the leases at this property with these tenants.

                         Rentable                  Current Base  Rent per
    Lessee              Square Feet   Lease Ends   Annual Rent  Square Foot
    ------              ----------- -------------- ------------ -----------
    Dollar Tree........    4,200     October, 2004   $44,100      $10.50
    Sally Beauty.......    1,400     October, 2004   $14,910      $10.65
    Great Clips........    1,400    November, 2004   $19,600      $14.00
    Tanning Salon......    1,400    November, 2004   $19,600      $14.00
    Friedman's Jewelers    1,400    November, 2002   $20,650      $14.75
    Fancy Nails........    1,050       March, 2006   $16,800      $16.00
    Bath & Body Works..    2,450     January, 2010   $26,950      $11.00
    Cato...............    3,640     January, 2004   $35,490      $ 9.75
    H & R Block........    2,660    December, 2005   $37,240      $14.00
    Cigarettes Cheaper.    1,400        July, 2003   $22,400      $16.00

   The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

                                    Annual Base                  Percentage of Gross
                       Rentable Sq.    Rent     Percent of Gross  Annual Base Rent
             Number of    Ft. of    Represented Sq. Ft. Rent of    Represented by
Year Ending   Leases     Expiring   by Expiring Expiring Leases    Expiring Leases
December 31, Expiring     Leases    Leases (1)        (%)              (%)(1)
------------ --------- ------------ ----------- ---------------- -------------------
    2002         1         1,400     $ 20,650         6.67%              8.01%
    2003         1         1,400     $ 22,400         6.67%              8.69%
    2004         5        12,040     $133,700        57.33%             51.87%
    2005         1         2,660     $ 37,240        12.67%             14.45%
    2006         1         1,050     $ 16,800         5.00%              6.52%
    2007         0             0     $      0         0.00%              0.00%
    2008         0             0     $      0         0.00%              0.00%
    2009         0             0     $      0         0.00%              0.00%
    2010         1         2,450     $ 26,950        11.67%             10.46%
    2011         0             0     $      0         0.00%              0.00%

--------
(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

   We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, all of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

   For federal income tax purposes, our depreciable basis in this property is approximately $512,824. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 2.4210% and real estate taxes on the property will be approximately $40,536. The property was assessed as land only in 1999.

   We retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. pays Trammell Crow Company a property management fee equal to 3.5% of gross income from the property. Trammell Crow Company is not affiliated with our company or our advisor.

  Seguin, Texas

   Seguin, Texas is a suburb of San Antonio, Texas, which is strategically located in South Central Texas on Interstate Highway 10. San Antonio, the tenth largest city in the United States, is thirty minutes west of Seguin via Interstate Highway 10. Austin, the state capital, is conveniently accessible 50 miles to the north by State Highway 123 and Interstate Highway 35. The ports of Houston and Corpus Christi are nearly equal distance from Seguin. The population of Seguin is approximately 30,000 and includes a diverse work force. Major employers for the area include Motorola, the Seguin ISD, Structural Metals, Tyson Foods, H.E.B. Food Stores and The Guadalupe Valley Hospital.

   Seguin serves as a secondary market to the San Antonio Metropolitan Statistical Area. The four dominant shopping centers in the Seguin area are King Plaza, Plaza del Rey, the Wal-Mart Supercenter and Seguin Corners. Because we own interests in two of the four dominant shopping centers, we will compete with ourselves for tenants.

Thousand Oaks Center--San Antonio, Texas

   On December 6, 2000, we purchased Thousand Oaks Center. The property was purchased from CMF Capital Company, LLC, an affiliate of GE Capital Realty Group, Inc., under an agreement of sale and purchase dated October 26, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $13,000,000 for this property. In addition, we paid approximately $16,052 for acquisition expenses such as attorneys' and recording fees and other closing costs. Our acquisition cost represents approximately $80 per square foot of rentable space. In connection with the purchase of Thousand Oaks Center, Fair Oak, LLC, also an affiliate of GE Capital Realty Group, Inc., provided a short-term acquisition loan in the amount of $10,837,500. The note was secured by a first mortgage on the property. The promissory note evidencing the loan provided for interest-only payments accrued at a rate of 3.5% over the GECC Composite Commercial Paper Rate for the period from December 6, 2001 through to and including December 31, 2000. Beginning February 1, 2001 and continuing through June 1, 2001, we were required to pay the lender interest-only accrued at the GECC Composite Commercial Paper Rate for the preceding calendar month on the first day of each month.

   A final payment of the principal amount of the note, together with all accrued but unpaid interest, and late charges, if any, was due on or before July 26, 2001; however, pursuant to an agreement with the lender, we continued to make payments on the loan according to the original terms. Fair Oak, LLC provided us with a notice of default dated November 16, 2001 on the original $10,837,500 short-term acquisition loan to preserve its rights, but indicated a willingness to forbear any further action in order to facilitate our obtaining the new loan. We paid Fair Oak, LLC $189,656 in default interest. On December 31, 2001, we refinanced the property by obtaining a new loan from Column Financial in the amount of $8,750,000. The loan provides for a floating interest rate for the first 90 days of the loan term equal to the greater of 6.50% or a spread of 3.50% over 30-day LIBOR rounded up to the nearest .0625% and reset each month. At any time within the first 90 days, we have the right to notify the lender of an intent to pay off the loan, upon which notification the lender will grant an additional 60 days under the same terms to effect the payoff. In this event, an exit fee equal to 1.00% of the loan principal will be due the lender. After the 90 day period and absent notification of an intent to pay off the loan, the floating interest rate will be equal to the greater of 7.50% or a spread of 3.50% over the 30-day LIBOR rounded up to the nearest ..0625%, reset each month. Monthly payments are interest-only during the loan's entire two-year term. The loan term may be extended for one year under the terms in effect after the initial 90-day period at our option upon payment of a fee equal to either a) 1.00% of the loan principal balance, or b) 0.50% of the loan principal balance and 0.50% increases in both the spread over LIBOR and minimum loan rate. The loan is secured by a first lien on and perfected security interest in the property, rents, and all personal property connected with the use of the proceeds of the loan and is due in June 2011.

   We received a notice of default from CMF Capital Company, LLC dated November 16, 2001 with respect to the November 6, 2000 agreement of sale and purchase regarding an obligation to pay $110,541 in common area maintenance charges, taxes and insurance for 2000. Under the agreement of sale and purchase, a pro rata allocation of such charges was to be made between CMF Capital Company, LLC and us by the third party property manager at the time of the year-end 2000 reconciliations for such charges, typically performed during the first quarter of 2001. We contended that this pro rata allocation was incorrect. In addition, the third party property manager was to collect such charges from tenants in a timely manner, thereby allowing us to in turn remit the proper pro rata allocation of such charges to CMF Capital Company, LLC. We contended that the third party manager had not collected such charges in a timely manner, as evidenced by its performing year-end 2000 reconciliations for such charges in June, 2001. We reached an agreement with CMF Capital Company, LLC and paid $102,404 in common area maintenance charges on December 14, 2001.

   Thousand Oaks Center is a Class "A" neighborhood center, located in San Antonio, Texas, containing 162,864 net rentable square feet. As of December 31, 2001, Thousand Oaks Center was anchored by H.E.B. Food Store and approximately 91% occupied with numerous other national tenants, including Beall's Department Store, Blockbuster Video, Taco Cabana, Papa John's Pizza, GNC, Fantastic Sam's, and Factory 2U, as well as various local tenants. Approximately 75% of the leases will expire during the next five years.

   Thousand Oaks Center is located at 2915 Thousand Oaks Drive at the northeast corner of Thousand Oaks Drive and Jones Maltsberger Road in San Antonio, Texas. The property was built in 1986 and consists of an "L" shaped configuration of one story interconnected retail buildings on approximately 16.956 acres. In addition, there is a pad site that is ground leased by Taco Cabana. The site is rectangular shaped with four access drives, two each on Thousand Oaks Drive and Jones Maltsberger Road. The site does not include the immediate corner occupied by a bank and two restaurants. Thousand Oaks Center has approximately 1,100 parking stalls, including 14 that are designated for handicap use, which is within ADA guidelines.

   H.E.B. Food Store, the anchor tenant, occupies more than 40% of the total rentable square footage. As of December 31, 2001, the shopping center was approximately 91% occupied with 5 vacant spaces.

   A total of 147,391 square feet was leased to 17 tenants at this property as of December 31, 2001. The following table provides certain information with respect to the leases at this property with these tenants.

                                                 Current   Rent
                         Rentable                 Base     per   Changes to
                          Square                 Annual   Square  Rent per
  Lessee                   Feet     Lease Ends    Rent     Foot  Square Foot
  ------                 -------- -------------- -------- ------ ------------
  Slater White Cleaner..   1,008      April 2002 $ 12,600 $12.50     N/A
  Luisalon..............   1,278      March 2004 $ 17,253 $13.50  4/02-$14.00
  GNC...................   1,441     August 2005 $ 21,975 $15.25  9/02-$15.50
                                                                  9/03-$15.75
                                                                  9/04-$16.00
  Citibank Financial....   2,081      April 2006 $ 29,134 $14.00     N/A
  Tan 'N Salon..........   1,363        May 2006 $ 23,171 $17.00  6/04-$18.00
  Mail Boxes etc........   1,518    October 2004 $ 24,288 $16.00     N/A
  Robert Chaffin, DDS...   1,607    January 2007 $ 23,141 $14.40  1/05-$15.75
  Fantastic Sam's.......   1,740  September 2004 $ 28,710 $16.50  9/02-$17.50
  Pet Care Center.......   2,400   November 2003 $ 33,600 $14.00     N/A
  Taco Cabana...........   3,345  September 2014 $105,800 $31.63 10/04-$36.37
                                                                 10/09-$41.83
  Papa John's Pizza.....   3,348       July 2006 $ 45,198 $13.50     N/A
  Allison's Hallmark....   4,182    January 2002 $ 50,184 $12.00     N/A
  Blockbuster Video.....   5,916       June 2005 $ 68,394 $11.56     N/A
  Christian Faith Center  13,209  September 2002 $105,678 $ 8.00     N/A
  Factory 2U............  15,143   February 2005 $117,358 $ 7.75     N/A
  Beall's...............  22,131    January 2010 $100,000 $ 4.52  2/05-$ 7.50
  H.E.B. Food Store.....  65,681     August 2014 $478,158 $ 7.28     N/A

   The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

                                                Percent of Total Percent of Gross
                                                    Building          Annual
                       Rentable Sq. Base Annual Rentable Sq. Ft.    Base Rent
             Number of    Ft. of      Rent of    Represented by   Represented by
Year Ending   Leases     Expiring    Expiring   Expiring Leases  Expiring Leases
December 31, Expiring     Leases    Leases (1)        (%)             (%)(1)
------------ --------- ------------ ----------- ---------------- ----------------
    2002         3       18,399      $168,456        11.30%           13.11%
    2003         1        2,400      $ 33,600         1.47%            2.62%
    2004         3        4,536      $ 70,251         2.79%            5.47%
    2005         3       22,500      $207,727        13.82%           16.17%
    2006         3        6,792      $ 97,503         4.17%            7.59%
    2007         1        1,607      $ 23,141         0.99%            1.80%
    2008         0            0      $      0         0.00%            0.00%
    2009         0            0      $      0         0.00%            0.00%
    2010         1        22,131     $100,000        13.59%            7.78%
    2011         0            0      $      0         0.00%            0.00%

--------
(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

   We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

   For federal income tax purposes, our depreciable basis in this property is approximately $10,400,000. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 3.0154% and real estate taxes on the property will be approximately $391,998.

   We have retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We will pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. has retained Trammell Crow Company to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. will pay Trammell Crow Company a property management fee equal to 3.5% of gross income from the property. Trammell Crow Company is not affiliated with our company or our advisor.

  San Antonio, Texas

   The San Antonio Metropolitan Statistical Area includes Bexar, Comal, Guadalupe, and Wilson Counties, covering 3,338 square miles in South Central Texas. Located approximately 200 miles west of Houston and 275 miles southwest of Dallas, San Antonio is the county seat of Bexar County, which is home to approximately 88% of the Metropolitan Statistical Area's 1.5 million residents. San Antonio has experienced an average population growth of approximately 2% per year over the past 20 years.

   There are three other properties, which compete with Thousand Oaks Center, including King Plaza, Five Courts and Adobe Creek Shopping Center. King Plaza is also anchored by a H.E.B. Food Store. The other competitors do not have anchor stores.

Pahrump Valley Shopping Center--Pahrump, Nevada

   On May 11, 2001, our wholly-owned subsidiary, TREIT--Pahrump, LLC, a single-member, Virginia limited liability company purchased Pahrump Valley Junction Shopping Center. The property was purchased from Drummer Boy Holdings, LLC, a Delaware limited liability company, under an agreement of sale and purchase dated August 24, 2000. The seller was not an affiliate of our company or our advisor. We paid a total of $17,150,000 for this property. In addition, we paid approximately $48,689 for acquisition expenses such as attorneys' fees, recording fees and other closing costs. Our acquisition cost represents approximately $163 per square foot of rentable space.

   The purchase price included: (i) the assumption of an existing loan from General American Life Insurance Company of approximately $12,435,000 with a fixed interest rate of 7.25% and maturing in 2009; and (ii) a cash payment of approximately $4,605,000. We borrowed a total of $1,500,000 to pay the cash portion of the purchase price. Of this total amount, we borrowed $505,000 from our advisor pursuant to a promissory note dated May 10, 2001. Under the terms this unsecured note, we were obligated to repay the principal amount plus interest at the rate of 12% per annum on or before December 10, 2001. We borrowed the remaining $995,000 from NNN 2004 Notes Program, LLC, an affiliate of our advisor, pursuant to a promissory note dated May 10, 2001. Under the terms of this note we were obligated to repay the principal amount plus interest at the rate of 11% per annum on or before October 31, 2004. Our advisor guaranteed payment of this note. The two related party notes have been paid in full.

   Pahrump Valley Junction Shopping Center is a grocery anchored neighborhood center located in Pahrump, Nevada, containing approximately 105,721 rentable square feet and sixteen rentable units. As of December 31, 2001, the shopping center was anchored by Albertsons and Sav-on Drugs and approximately 98% occupied with numerous other national tenants, including CellularOne, Mailboxes, Etc., and Hollywood Video, as well as various local tenants. Approximately 71% of the leases accounting for 14% of base annual rental income will expire the next five years.

   Pahrump Valley Junction Shopping Center is located at 20-250 South Highway 160 in Pahrump, Nevada. The property has approximately 792 parking stalls, including 23 that are designated for handicap use, which is within ADA guidelines.

   Albertsons, an anchor tenant, occupies more than 59% of the total rentable square footage, and has accounts for $998,928 or about 60% of the property's total base annual rental income. Sav-on Drugs, also an anchor tenant, occupies approximately 16% of the property's total rentable square footage and accounts for $245,000 or about 15% of the property's total annual base rental income. As of December 31, 2001, the shopping center was approximately 98% occupied with two vacant spaces. The following table shows the shopping center's occupancy rate for each of the last five years.

          Year Ending                                       Occupancy
          December 31,                                      Rate (%)
          ------------                                      ---------
          2001.............................................     98%
          2000.............................................    100%
          1999.............................................     (1)
          1998.............................................     (1)
          1997.............................................     (1)

--------
(1) Not available.

   A total of 103,457 square feet was leased to 14 tenants at this property as of December 31, 2001. The following table provides certain information with respect to the leases at this property with these tenants.

                       Rentable                  Current Base  Rent Per   Change to Rent
       Leasee         Square Feet   Lease Ends   Annual Rent  Square Foot Per Square Foot
       ------         -----------   ----------   ------------ ----------- ---------------
Albertsons              62,433      March 2023     $998,928     $16.00    11 Years Fixed
Sav-on                  17,089      March 2023     $245,000     $14.34    11 Years Fixed
E-Z Money                1,200     October 2004    $ 20,726     $17.27    Annual CPI
Cigarettes Cheaper!      1,125      April 2002     $ 20,048     $17.82    Annual Fixed
Kay's Fashions           1,233      March 2004     $ 18,845     $15.28    Annual CPI
CellularOne                994     August 2004     $ 19,036     $19.15    Annual CPI
Allstate Insurance       1,047    December 2004    $ 16,918     $16.16    Annual Fixed
Port of Subs             1,320      June 2003      $ 25,124     $19.03    Annual CPI
Ultimate Disc. Health    1,560      July 2003      $ 27,639     $17.72    Annual CPI
Mailboxes, Etc.          1,200     October 2003    $ 22,938     $19.11    Annual CPI
K Fashions #2            1,200      March 2004     $ 17,712     $14.76    Annual CPI
Canyon Rentals           2,600      July 2003      $ 45,965     $17.68    Annual CPI
Round Table Pizza        3,800    September 2008   $ 66,152     $17.41    30 Months CPI
Hollywood Video          6,656    November 2008    $118,144     $17.75    5 Years CPI

   The following table provides certain information with respect to lease expirations over the next 10 years at this shopping center.

                                                      Percent of Total Percent of Gross
                                                          Building          Annual
                             Rentable Sq. Base Annual Rentable Sq. Ft.    Base Rent
                                Ft. of      Rent of    Represented by   Represented by
Year Ending     Number of      Expiring    Expiring   Expiring Leases  Expiring Leases
December 31, Leases Expiring    Leases    Leases (1)        (%)             (%)(1)
------------ --------------- ------------ ----------- ---------------- ----------------
    2002            1            1,125     $ 20,048        1.06%            1.22%
    2003            4            6,680     $121,666        6.32%            7.28%
    2004            5            5,674     $ 93,237        5.37%            5.98%
    2005            0                0     $      0        0.00%            0.00%
    2006            0                0     $      0        0.00%            0.00%
    2007            0                0     $      0        0.00%            0.00%
    2008            2           10,456     $184,296        9.89%            11.09%
    2009            0                0     $      0        0.00%            0.00%
    2010            0                0     $      0        0.00%            0.00%
    2011            0                0     $      0        0.00%            0.00%

--------
(1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

   The following table shows the shopping center's average annual rent per square foot for each of the last five years:

                                                        Average
                            Year Ending               Annual Rent
                           December 31,               Per Sq. Ft.
                           ------------               -----------
                2001.................................    $15.96
                2000.................................    $15.93
                1999.................................     (1)
                1998.................................     (1)
                1997.................................     (1)

--------
(1) Not available.

   We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases.

   For federal income tax purposes, our depreciable basis in this property is approximately $12,989,356. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 is approximately 3.3020% and real estate taxes on the property will be approximately $51,317.

   We retained Triple Net Properties Realty, Inc. to provide supervisory management services at the property. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the property. Under the terms of a sub-management agreement, Triple Net Properties Realty, Inc. retained Commercial Realty Capital to provide local management services, including leasing and managing the property. Triple Net Properties Realty, Inc. pays Commercial Realty Capital a property management fee equal to $1,500 per month. Commercial Realty Capital is not affiliated with our company or our advisor.

  Pahrump, Nevada

   Pahrump, Nevada has a population of approximately 29,000 and is growing by approximately 4,000 new residents each year, many of them second home owners and retirees. Pahrump has experienced the highest influx of retirees in the nation over the past nine years. Escaping from the higher taxes and colder climates in California, retirees choose Pahrump where they can get more for their money. Low taxes and affordable housing are major draws to Pahrump. The State of Nevada has no state income tax. Property taxes average approximately 1% of the sales price and local sales taxes average approximately 6.75%. The average home price is approximately $88,000.

Trademark Building--Reno, Nevada

   On September 4, 2001, our wholly-owned subsidiary, TREIT--Reno Trademark, LLC, a single-member Nevada limited liability company, purchased a forty percent (40%) undivided tenant in common interest in the Trademark Building in Reno, Nevada from Kilroy Realty, L.P., a Delaware limited partnership, under an agreement of sale and purchase dated April 16, 2001. The remaining sixty percent (60%) of the Trademark Building was purchased by NNN Reno Trademark, LLC, an affiliate of our advisor. The seller was not an affiliate of our company or our advisor. The total purchase price for the Trademark Building was $7,296,110. We paid $2,851,622 for our share of the Trademark Building. In addition, total acquisition expenses such as attorneys' and recording fees and other closing costs were $24,607. Our acquisition cost represents approximately $98 per rentable square foot.

   The purchase price included: (1) a cash payment of approximately $4,596,000; and (2) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,000 with a variable monthly interest rate, which will be charged at a rate equal to the sum of (a) the Index Rate of the 30-Day LIBOR; and (b) the "Spread". The "Spread" means (i) 2.45% during the first six months of the term; and (ii) 2.70% during the second six months of the term and maturing in September 2002. T REIT--Reno Trademark, LLC, will be jointly and severally liable for the entire loan, along with the other tenants in common.

   The Trademark Building, which was constructed in 1998, is an approximately 75,257 square foot industrial building situated on a 7.55 acre site in Reno, Nevada. The property features 219 spaces of onsite parking, with a parking ratio of 3/1000. The property is 100% leased on a "triple net" basis by Memec, Inc., a subsidiary of Schroder Ventures, a European investment group. The facility is used for the warehousing and distribution of micro-chips. The lease with Memec Inc. is a fifteen-year lease, which will expire on January 31, 2013.

   The following table provides certain information with respect to the lease at the Trademark Building with this tenant.

               Rentable    Lease  Current Base  Rent Per   Changes to Rent Per
    Lessee    Square Feet  Ends   Annual Rent  Square Foot     Square Foot
    ------    ----------- ------- ------------ ----------- -------------------
  Memec, Inc.   75,257    1/31/13   $748,272      $9.94    9% every 36 months

   The following table shows the property's average annual rent per square foot for each of the last five years:

                                                        Average
                            Year Ending               Annual Rent
                           December 31,               Per Sq. Ft.
                           ------------               -----------
                2001.................................    $9.94
                2000.................................    $9.12
                1999.................................    $9.12
                1998.................................    $9.12
                1997.................................     (1)

--------
(1) Not available.

   Memec, Inc. is a wholly owned subsidiary of Memec, LLC, the third largest distributor of electronic components in the world, serving suppliers and consumers of proprietary semiconductor products. Memec, LLC is a wholly-owned subsidiary of Schroder Ventures, a European investment group. Schroder Ventures is an international network of entities providing management, advisory and consultancy services to their funds. Schroder Ventures raised its first funds with outside capital in 1983 and there are now 25 buy-out and venture capital funds with committed capital of over $7 billion. Schroder Ventures is not a guarantor under the lease with Memec.

   We do not anticipate making any additional significant repairs or improvements to the Trademark Building over the next several years. However, if we were to make any repairs, the tenant would be obligated to pay for such improvements under the provisions of its lease. The Trademark Building property includes additional land that may be suitable for expansion. The tenant has expressed an interest in possibly expanding during the next three to five years. If the tenant decided to expand on terms that are satisfactory to us and the other purchasers, the net rental income from the property should increase over time. However, there is no assurance that the tenant will, in fact, choose to expand. In addition, even if such an expansion does occur, there will be considerable expense, including construction and build-out costs. It is unclear at this date who would bear such costs and the economic impact of such costs on the economic benefit of the expansion.

   For federal income tax purposes, our depreciable basis in the Trademark Building will be approximately $2,168,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements on estimated useful life of 39 and 15 years, respectively. The real estate tax rate for the year ended December 31, 2001 was approximately 3.5154% and real estate taxes on the Trademark Building were approximately $22,186.

   We retained Triple Net Properties Realty, Inc. to provide supervisory management services for the Trademark Building. We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of gross income from the Trademark Building.

  Reno, Nevada

   Reno is located in Washoe County in northern Nevada, which covers approximately 6,342 square miles. Interstate highways connect Reno with several major western U.S. cities. From Reno, Interstate 80 heads west 133 miles to Sacramento and 230 miles to San Francisco, and heads east 526 miles to Salt Lake City and

1,015 miles to Denver. Highway 395 heads north from Reno 586 miles to Portland and 758 miles to Seattle, and heads south 441 miles to Las Vegas and 475 miles to Los Angeles.

   Reno is a community that includes single family residential, multi-family and employment centers, connected by 26 miles of bike paths supported by extensive recreational facilities with miles of linear parks and a 25-acre lake. Low taxes and affordable housing are major draws to Reno. The State of Nevada has no state income tax. Property taxes average approximately 1% of the sales price and local sales taxes average approximately 6.75%.

County Center Building--Temecula, California


   On January 11, 2002, our wholly-owned subsidiary, NNN County Center--12, LLC, a Virginia limited liability company, purchased a 16% undivided tenant in common interest in the County Center Building, a 77,582 square foot Class A distribution warehouse and office building in Temecula, California, from an affiliated company, NNN County Center Drive, LLC, for approximately $505,000. Our total purchase price was $1,029,000 including $514,000 of debt for which we are jointly and severally liable. Acquisition expenses such as attorneys' fees, recording fees and other closing costs are included in the purchase price. Our advisor is the managing member of NNN County Center Drive, LLC.


   The building was purchased by our affiliate, NNN County Center Drive, LLC on September 28, 2001 for a purchase price of $5,395,000. Imperial Capital Bank provided a mortgage loan in the amount of $3,210,000 at a variable rate of 4.125% over 6-month LIBOR, subject to an 8.00% floor rate, with a 20-year amortization period due September, 2011.

   The building was built in 1997 and is situated on a 7.55 acre site in the Winchester Highland Business Park in Temecula, California. FFF Enterprises, a healthcare company, is the sole tenant, leasing the building on a "triple net" basis and occupying 100% of the building as of December 31, 2001. NNN County Center Drive, LLC retained Triple Net Properties Realty, Inc., an affiliate of our advisor, to manage and lease the property. We will pay Triple Net Properties Realty, Inc. a proportionate share of a property management fee equal to 6% of the gross income from the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

  Temecula, California

   The Temecula Valley is approximately 85 miles south of Los Angeles and 60 miles north of San Diego. As a relatively new city, Temecula is a preferred location for companies seeking lower-cost new office and industrial space for clean industries with new housing and a better quality of life to attract employees. The local economy is supported by rapid population and employment growth. From 1990-2000, the population of Temecula, the fifth largest city in Riverside County, increased from 27,099 to 53,791, a gain of approximately 98%, the second fastest growth rate among inland cities over 50,000 in population during that period. During this period, Riverside County was California's fastest growing major county, with a population gain of 302,894 or approximately 30%. In 1999 alone, the city experienced 13% employment growth compared to Riverside County's 5.7%.

                    PROPERTY ACQUISITIONS AND DISPOSITIONS

City Center West "A" Building, Las Vegas, Nevada

   On March 15, 2002, we acquired an 89.125% tenant-in-common interest in the City Center West "A" Building, a 105,964 square foot, Class A suburban office building in Las Vegas, Nevada. The remaining undivided tenant-in-common interest in the building was purchased by an affiliate, NNN City Center West A, LLC. The seller was not an affiliate of our company or our advisor. The total purchase price of the building was $21,670,000. The purchase was financed by the Manufacturers Life Insurance Company which provided a $13,000,000 first mortgage loan at a 6.50% fixed interest rate, amortized over 27 years, and due in five years. Our proportionate share of the purchase price was approximately $19,313,387 including $7,727,137 in cash and $11,586,250 of debt. We are jointly and severally liable with the other tenant in common for the total debt of $13,000,000. Our advisor is the managing member of NNN City Center West A, LLC, the other tenant-in-common.

   The building is a five-story, Class A multi-tenant office building built in 1997. As of April 4, 2002, the building, anchored by Sprint Communications Company LP, A.G. Edwards & Sons, Inc., Citadel Broadcasting Company and Dowling Myers and Helm, LLP, was 94% occupied. The property offers both structured and surface parking with a parking ratio of 4.4 parking spaces per 1,000 square feet. City Center West "A" is located on Lake Mead Boulevard at the entrance to the suburb of Summerlin in northwest Las Vegas with immediate access to I-95. A wide variety of retail amenities are within walking distance of the property. The building shares certain systems and parking with City Center West "B," a nearly identical adjoining building that is owned by NNN City Center West B, LLC, an affiliate of our advisor. We believe that the City Center West "A" Building is adequately insured as part of our advisor's portfolio with a $150 million aggregate property limit and a $1 million aggregate limit on acts of terrorism.

   The leases are on a "gross" basis with a base year expense adjustment. In effect, the tenants in common, on a pro rata basis, are responsible for all expenses, subject to certain expense increases passed through to tenants. Leases representing approximately 64% of the rentable area will expire by 2005. A total of 96,322 square feet or 91% of the total rentable area of 105,964 was leased to 23 tenants as of April 4, 2002. The following table provides certain information with respect to the leases at this property with these tenants.

                                                                                         Changes
                                     Rentable            Base Annual      Rent Per       to Rent
                                      Square   Lease        Rent         Square Foot    Per Square
       Lessee                          Feet    Ends    (as of 2/28/02) (as of 2/28/02)     Foot
       ------                        -------- -------- --------------- --------------- ------------
United Title of Nevada..............  3,967   03/31/03    $105,672         $26.64          N/A
Steve Parsons, Esq..................  5,272   06/30/03    $136,777         $25.94      5/02-$26.85
                                                                                       5/03-$27.79
A.G. Edwards & Sons.................  4,819   07/31/09    $125,767         $26.10      8/02-$26.88
                                                                                       8/03-$27.69
                                                                                       8/04-$28.52
                                                                                       8/05-$29.37
                                                                                       8/06-$30.25
                                                                                       8/07-$31.16
                                                                                       8/08-$32.10
DAP Mueller & Assoc.................  1,529    1/31/04    $ 37,958         $24.83      3/02-$25.57
                                                                                       3/03-$26.34
Thinkspark..........................  3,521    3/31/03    $ 97,915         $27.81      4/02-$28.74
Rimkus Consulting Group.............  2,982    2/29/04    $ 75,146         $25.20      12/02-$26.73
                                                                                       12/03-$27.54
Parker, Nelson & Arin...............  6,302   12/31/04    $163,644         $25.97      1/03-$26.88
                                                                                       1/04-$27.82

                                                                                                 Changes
                                             Rentable            Base Annual      Rent Per       to Rent
                                              Square   Lease        Rent         Square Foot    Per Square
       Lessee                                  Feet    Ends    (as of 2/28/02) (as of 2/28/02)     Foot
       ------                                -------- -------- --------------- --------------- ------------
Actuanes Unlimited..........................   2,131  12/31/04    $ 55,620         $26.10      2/03-$26.88
                                                                                               2/04-$27.69
Sprint Communications.......................  13,814   2/28/07    $323,248         $23.40      3/02-$24.24
                                                                                               3/04-$25.09
GEICO.......................................   2,327   3/31/05    $ 58,962         $25.34      4/02-$26.10
                                                                                               4/03-$26.88
                                                                                               4/04-$27.69
Robert Half International...................   2,033   6/30/04    $ 50,469         $24.83      7/02-$25.57
                                                                                               7/03-$26.34
Longevity Institute of NV...................   3,759   3/31/04    $ 93,861         $24.97      4/02-$25.47
                                                                                               4/03-$25.98
Citadel Broadcasting........................  16,831   5/31/05    $416,748         $24.76      6/02-$25.50
                                                                                               6/03-$26.27
                                                                                               6/03-$27.06
Lifesigns of Nevada.........................   5,102   8/31/09    $129,905         $25.46      8/02-$26.23
                                                                                               8/03-$27.01
                                                                                               8/04-$27.82
                                                                                               8/05-$28.66
                                                                                               8/06-$29.52
                                                                                               8/07-$30.40
                                                                                               8/08-$31.31
Orion Trading, Inc..........................   1,420   5/31/03    $ 37,215         $26.21      2/03-$27.26
Dowling, Meyers, & Helm, LLP................   5,634  12/10/03    $150,682         $26.75      1/03-$27.55
                                                                                               1/04-$28.37
Seri & Keefer, CPA's........................   2,000  12/31/03    $ 53,760         $26.88
                                                                                               1/03-$27.68
Tuverson & Hillyard.........................   1,902   8/31/04    $ 50,213         $26.40      9/02-$27.19
                                                                                               9/03-$28.01
Bob Barnhart................................   1,330  10/15/02    $ 33,516         $25.20          N/A
Sabreco, Inc................................   1,670   4/30/04    $ 41,458         $24.83      5/02-$25.57
                                                                                               5/03-$26.34
Feinberg, Grant, Kaneda, Litt, LLC, PC......   2,854   1/31/06    $ 76,704         $26.88      11/02-$27.68
                                                                                               11/03-$28.51
                                                                                               11/04-$29.37
                                                                                               11/05-$30.25
Tricore Financial, LTD......................   2,385   5/16/06    $ 64,325         $26.97      5/02-$27.78
                                                                                               5/03-$28.61
                                                                                               5/04-$29.47
                                                                                               5/05-$30.36
First Horizon Home Loan.....................   2,738   8/31/05    $ 71,068         $25.96      7/02-$26.73
                                                                                               7/03-$27.54
                                                                                               7/04-$28.36

   The following table provides certain information with respect to lease expirations at this property.

                                                            Percent of     Percent of
                                                          Total Building  Gross Annual
                                   Rentable  Base Annual   Rentable Sq.    Base Rent
                         Number   Sq. Ft. of     Rent     Ft. Represented Represented
                        of Leases   Leases    of Leases      by Leases     by Leases
Year Ending December 31 Expiring   Expiring  Expiring (1)    Expiring     Expiring (1)
----------------------- --------- ---------- ------------ --------------- ------------
         2002..........     1        1,330     $ 33,517          1%             1%
         2003..........     6       21,814      582,021         21             23
         2004..........     8       22,308      568,369         21             23
         2005..........     3       21,896      546,778         21             22
         2006..........     2        5,239      141,029          5              6
         2007..........     1       13,814      323,248         13             13
         2008..........     0            0            0          0              0
         2009..........     2        9,921      255,672          9             10

--------
   (1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

   Information regarding the property's average annual rent per square foot for each of the last five years is not available.

   The following table provides certain information with respect to year-end occupancy rates for the past five years:

                                                               Occupancy
        Year Ending December 31,                                Rate %
        ------------------------                               ---------
        2001..................................................     94%
        2000..................................................     (1)
        1999..................................................     (1)
        1998..................................................     (1)
        1997(2)...............................................    N/A

--------
   (1) Not Available.

   (2) Construction of building completed in 1997.

   We do not anticipate making any significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, the majority of the tenants would be obligated to pay for such improvements under the provisions of their respective leases. At this time, we do not know of any specific environmental hazards or risks associated with the building. A Phase I Environmental Review completed by a third party on August 23, 2001 found no hazardous conditions or substances present on the property.

   For federal income tax purposes, our depreciable basis in this property is approximately $14,485,000. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ended December 31, 2001 was approximately 3.2% and real estate taxes on the property were approximately $145,500.

   We retained Triple Net Properties Realty, an affiliate of our advisor, to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

  Las Vegas, Nevada

   Las Vegas, Nevada continues to be among the fastest growing cities in the country. Each month, the city's population, currently about 1.1 million, increases by approximately 6,000 new residents. The city also welcomes approximately 2.5 million visitors each month to its famous casinos and resorts. Nevada's advantages include its status as one of the nine states in the United States without a personal income tax, an emphasis on economic development, a favorable climate, proximity to the major markets of the Southwest and West Coast and a low cost of living. The state leads the nation in industrial job growth and Las Vegas continues to add approximately 38,900 jobs per year, an annual 4.7% growth rate.

Pacific Corporate Park, Lake Forest, California

   On March 25, 2002, we purchased an approximately 38% membership interest in NNN Pacific Corporate Park 1, LLC, an affiliate of our advisor. NNN Pacific Corporate Park 1, LLC is a special purpose entity created solely to purchase an interest in Pacific Corporate Park. NNN Pacific Corporate Park 1, LLC simultaneously purchased a 60% undivided tenant-in-common interest in Pacific Corporate Park, an office park consisting of six Class A office buildings in Lake Forest, California containing a combined area of 167,486 rentable square feet on a 11.74 acre site. The seller was United States Fidelity and Guaranty Company, an unaffiliated party. The remaining undivided tenant-in-common interest was purchased by NNN Pacific Corporate Park VF, LLC, an affiliate of our advisor. The total purchase price of Pacific Corporate Park was approximately $23,728,000. The purchase was financed by CIBC, Inc. which provided a $15,500,000 first mortgage bridge loan at a spread of 3.25% over the London Interbank Offered Rate ("LIBOR"), with interest-only payments for two years and two six-month extensions at the borrowers' election upon payment of a 0.25% fee upon each extension. The borrowers locked the initial interest rate for 60 days at a spread of 3.25% over 60-day LIBOR (1.95% at March 25, 2002). After the initial 60-day rate lock period, the borrowers may elect to lock the rate for periods ranging from one to six months at a spread of 3.25% over the applicable LIBOR. NNN Pacific Corporate Park 1, LLC's proportionate share of the building was $14,237,100 consisting of $4,937,100 in cash and $9,300,000 in debt. NNN Pacific Corporate Park 1, LLC is jointly and severally liable with the other tenant-in-common for the total debt of $15,500,000.

   Pacific Corporate Park consists of six two-story Class A suburban office buildings built in 2000. The property features onsite parking with 4 spaces per 1,000 square feet. The property is located at 25341-25391 Commercentre Drive, adjacent to the Interstate Highway 5 (I-5), California's main Interstate connecting San Diego, Los Angeles and San Francisco, and the local Route 133 Freeway and 241 Toll Road. We believe that Pacific Corporate Park is adequately insured as part of our advisor's portfolio with a $150 million aggregate property limit and a $1 million aggregate limit on acts of terrorism.

   As of April 4, 2002, Pacific Corporate Park was 79% occupied with 15 tenants. Tenants are predominantly high-tech companies and all leases are "triple net" with tenants responsible for all expenses. Major tenants include Bank One, Open Bid Exchange, Computer Education Institute and Freedom Communications Interactive. The annual rental income from these tenants approximates 8.5%, 16%, 12% and 10.5%, respectively, of the property's total rental income per year. No leases expire until 2004. In 2004 and 2005, leases representing approximately 20% and 54% of the total rentable square feet of the building expire, respectively. The following table provides certain information with respect to the leases at this property with these tenants.

                                                                        Rent         Changes
                                 Rentable            Base Annual     Per Square      to Rent
                                  Square   Lease        Rent            Foot        Per Square
        Lessee                     Feet    Ends    (as of 2/28/02) (as of 2/28/02)     Foot
        ------                   -------- -------- --------------- --------------- ------------
AOH/Accu-Med Services...........   8,020  06/30/05    $113,996         $14.16          N/A
The Sauce.com...................   2,144   6/30/05    $ 34,450         $16.08      7/02-$16.55
                                                                                   7/03-$17.05
                                                                                   7/04-$17.56
Valor Computerized Systems, Inc.  10,573  10/19/04    $164,215         $15.48      10/02-$16.00
                                                                                   10/03-$16.48

                                                                         Rent         Changes
                                  Rentable            Base Annual     Per Square      to Rent
                                   Square   Lease        Rent            Foot        Per Square
        Lessee                      Feet    Ends    (as of 2/28/02) (as of 2/28/02)     Foot
        ------                    -------- -------- --------------- --------------- ------------
Open Bid Exchange Corp...........  26,054  09/14/05    $386,433         $14.88          N/A
Computer Education Inst..........  18,176  12/31/08    $294,451         $16.20      11/02-$16.85
                                                                                    11/03-$17.52
                                                                                    11/04-$18.22
                                                                                    11/05-$18.95
                                                                                    11/06-$19.71
                                                                                    11/07-$20.50
Freedom Interactive-Orange County  18,430  10/31/05    $254,340         $13.80      3/02-$14.64
                                                                                    3/04-$15.54
V-Systems, Inc...................  15,216  06/30/05    $216,280         $14.16      6/02-$14.64
                                                                                    6/03-$15.08
                                                                                    6/04-$15.53
Impact Technologies LLC..........   2,960   4/30/05    $ 45,732         $15.48      4/02-$15.91
                                                                                    4/03-$16.39
                                                                                    4/04-$16.88
In Touch Communications..........   9,269   5/14/06    $166,842         $18.00      6/02-$18.60
                                                                                    6/03-$19.20
                                                                                    6/04-$19.80
Wyle Electronics.................   9,230  12/19/04    $128,040         $13.92      12/02-$14.22
                                                                                    12/03-$14.57
ScanSource, Inc..................   5,418   7/31/05    $ 90,405         $16.68      8/02-$17.19
                                                                                    8/03-$17.70
                                                                                    8/04-$18.23
Reptron..........................   4,746   8/14/05    $ 74,038         $15.60      7/02-$16.20
                                                                                    7/03-$16.80
                                                                                    7/04-$17.40
Computer Education Institute.....   6,606  12/31/08    $107,017         $16.20      11/02-$16.85
                                                                                    11/03-$17.52
                                                                                    11/04-$18.22
                                                                                    11/05-$18.95
                                                                                    11/06-$19.71
                                                                                    11/07-$20.50
Bank One, Arizona, NA............  13,027   5/31/04    $203,160         $15.60      6/02-$16.06
                                                                                    6/03-$16.54
U.S. Real Estate Services, Inc...   7,237   6/30/05    $116,371         $16.08      7/02-$16.56
                                                                                    7/03-$17.04
                                                                                    7/04-$17.52

   The following table provides certain information with respect to lease expirations at this property.

                                                                              Percent of
                                                            Percent of Total Gross Annual
                                   Rentable                     Building      Base Rent
                         Number   Sq. Ft. of  Base Annual   Rentable Sq. Ft. Represented
                        of Leases   Leases   Rent of Leases  Represented by   by Leases
Year Ending December 31 Expiring   Expiring   Expiring (1)  Leases Expiring  Expiring (1)
----------------------- --------- ---------- -------------- ---------------- ------------
         2002..........     0            0             --           0%             0%
         2003..........     0            0             --           0              0
         2004..........     3       32,830     $  495,415          20             21
         2005..........     9       90,225      1,332,045          54             55
         2006..........     1        9,269        166,842           6              7
         2007..........     0            0             --           0              0
         2008..........     2       24,782        401,468          15             17

--------
   (1) These amounts are based on the respective property's current base annual rent, which may increase under the terms of the lease applicable to the respective property.

   Information regarding the property's average annual rent per square foot for each of the last five years is not available.

   The following table provides certain information with respect to year-end occupancy rates for the past five years:

                                                               Occupancy
        Year Ending December 31,                                Rate %
        ------------------------                               ---------
        2001..................................................     94%
        2000(2)...............................................     (1)
        1999..................................................    N/A
        1998..................................................    N/A
        1997..................................................    N/A

--------
   (1) Not Available.

   (2) Construction of building completed in 2000.

   We do not anticipate making any additional significant repairs or improvements to this property over the next few years. However, if we were to make any repairs, all of the tenants would be obligated to pay for such improvements under the provisions of their respective leases. At this time, we do not know of any specific environmental hazards or risks associated with the building. The most recent Phase I Environmental Review completed by a third party on December 9, 1997 found no hazardous conditions or substances present on the property.

   For federal income tax purposes, our depreciable basis in this property is approximately $4,050,000. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ended December 31, 2001 was approximately 1.1% and real estate taxes on the property were approximately $245,000.

   We retained Triple Net Properties Realty, an affiliate of our advisor, to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

   Pursuant to the Operating Agreement of NNN Pacific Corporate Park 1, LLC, our company is responsible for paying its proportionate share of certain fees and expenses of NNN Pacific Corporate Park 1, LLC because of our status as a member of NNN Pacific Corporate Park 1, LLC. Our advisor has agreed to reimburse our company for these fees and expenses to the extent that they exceed the amounts our company would have otherwise incurred had we purchased an interest in the property directly.

  Lake Forest, California

   Lake Forest is a suburban community in southern Orange County, California with a population of approximately 77,000 residents. The city is experiencing strong commercial and business park development and currently is home to more than 2,500 businesses.

   Orange County has experienced rapid growth in population and employment during the past decade, particularly in the formerly less-developed southern half of the county. Long considered an extended suburb of Los Angeles to the north, the county is now a major market area in its own right with a total population of approximately 2.8 million. Population growth has been spurred by new, modern planned housing developments, strong employment opportunities, relatively easy commuting accessibility and a high quality of life. Businesses, most notably high-tech, medical, service and light industrial companies, have been attracted to southern Orange County by a well-educated workforce, new high-quality office and light industrial developments and a generally pro-business environment. Orange County is also among the wealthiest counties in the United States with an average annual household income of approximately $82,573.

Titan Building and Titan Plaza, San Antonio, Texas

   On April 17, 2002, we acquired a 48.5% tenant in common interest in the Titan Building and Titan Plaza located in San Antonio, Texas. The Titan Building is a 103,762 square foot, six-story suburban office building. Titan Plaza is the adjoining 27,765 square foot single-story Class B suburban office building. The remaining undivided tenant in common interest in the building was purchased by an affiliate, NNN Titan Building & Plaza, LLC. The seller was not an affiliate of our company or our advisor. The total purchase price of the building was $9,167,000. The purchase was financed by La Salle National Bank, N.A. which provided a $6,000,000 first mortgage bridge loan at a spread of 3.25% over LIBOR with a fixed amount applied to amortization of principal, based on a 30-year amortization schedule, due in two years. We locked the initial rate for 30 days at a spread of 3.25% over 30-day LIBOR. After the initial rate lock period, we may elect to lock the rate for periods ranging from one to six months at a spread of 3.25% over the applicable LIBOR. Our proportionate share of the purchase price was approximately $4,445,995 including $1,535,950 in cash and $2,910,000 of debt. We are jointly and severally liable with the other tenant in common for the total debt of $6,000,000. Our advisor is the managing member of NNN Titan Building & Plaza, LLC. We also purchased an adjoining 2.034-acre parcel of land for a purchase price of $75,000 in cash. The land is owned 100% by our company.

   The buildings were built in 1983 and have been well-maintained since completion. As of March 31, 2002, the building was anchored by a number of high-quality tenants including St. Paul Fire and Marine Insurance Company, the fourth largest property-liability insurer in the U.S., and Titan Indemnity Company, a subsidiary of Prudential Insurance Company. Other large tenants include Pixel Magic Imaging Company, Inc., a digital imaging software company, Inventiva, Inc., an independent multi-cultural advertising and marketing company and Radio Unica San Antonio, Inc., owner of the only nationwide Spanish language radio network. The property offers 531 parking spaces with 121 of these covered and 13 designated as handicapped spaces, representing a parking ratio of 4.03 spaces per 1,000 square feet. The Titan Building & Titan Plaza are located at the southeast corner of Loop 410 and Perrin Beitel Road in northeast San Antonio. The property is near the intersection of Loop 410, part of the city's inner loop system and a major east-west traffic artery in the north quadrant of the city, and Interstate 35, which links the Mexican Border to the central United States and Canada. San Antonio International Airport is less than five miles away.

   A total of 121,042 square feet or 92% of the total rentable area of 131,532 was leased to 18 tenants as of March 31, 2002. However, leases representing approximately 81% of the rentable square feet of the building will expire by 2007. The following table provides certain information with respect to the leases at this property with these tenants.

                              Rentable          Base Annual Rent Per
                               Square   Lease   Rent as of   Square  Changes to Rent
           Lessee               Feet    Ends      3/31/02     Foot   Per Square Foot
           ------             -------- -------- ----------- -------- ---------------
Sterling Bank................   3,317  12/31/11 $63,023.04   $19.00   1/07-$20.50
                                                                      1/08-$21.00
                                                                      1/09-$22.50
                                                                      1/10-$23.50
                                                                      1/11-$24.50
Inventiva....................   6,013  02/28/08  96,207.96    16.00   3/03-$16.50
                                                                      3/04-$17.00
                                                                      3/05-$17.50
                                                                      3/06-$18.50
                                                                      3/07-$19.00
Prudential Alamo Realty......   2,700  08/31/04  41,850.00    15.50   11/02-$16.00
                                                                      11/03-$16.52
Katz Oil Co..................   1,618  07/31/02  24,270.00    15.00       N/A
Braselton Construction.......     966  10/31/02  14,490.00    15.00       N/A
Elizabeth Ames Jones.........     785  10/31/04  12,167.52    15.50   11/02-$16.00
                                                                      11/03-$16.52
Radio Unica San Antonio......   5,713   8/31/07  82,838.52    14.50   9/03-$15.50
                                                                      9/05-$16.50
Santos Hernandez Insurance...     916  12/31/04  15,114.00    16.50   1/03-$17.00
                                                                      1/04-$17.50
Chicago Title Insurance......   1,791  11/30/06  29,551.56    16.50   12/02-$17.00
                                                                      12/03-$17.50
                                                                      12/04-$18.00
                                                                      12/05-$18.50
Broadwind Communication......   3,648   2/28/05  54,720.00    15.00   3/03-$15.50
St Paul Fire & Marine Ins....  34,193   4/30/06 533,410.80    15.60   5/04-$16.50
Titan Indemnity Company......  17,385   4/30/05 271,206.00    15.60       N/A
Pixel Magic Imaging..........   7,506   6/30/04 125,350.20    16.70   7/02-$17.20
                                                                      7/03-$17.70
Jeffrey Heinke Design........   1,762   7/31/06  27,311.04    15.50   8/02-$16.50
Hall Management Group........   1,051  12/31/03  16,815.96    16.00   1/03-$16.50
R.L. Mays, Jr. PH.D..........   1,174   6/30/02  17,610.00    15.00       N/A
Christus Primary Carenet.....   2,739   8/31/02  40,400.28    14.75       N/A
Titan Indemnity Company......  27,765   4/30/05 277,650.00    10.00       N/A

   The following table provides certain information with respect to lease expirations at this property.

                                              Percent of Total
                                              Building Rentable Percent of Gross
              Number   Rentable   Base Annual      Sq. Ft.      Annual Base Rent
                of      Sq. Ft.     Rent of    Represented by    Represented by
Year Ending   Leases  of Expiring  Expiring    Expiring leases  Expiring Leases
December 31, Expiring   Leases     Leases(1)         (%)             (%)(1)
------------ -------- ----------- ----------- ----------------- ----------------
    2002....    4        6,497     $ 96,770           5%                5%
    2003....    1        1,051       16,816           1                 1
    2004....    4       11,907      194,482           9                11
    2005....    3       48,798      603,576          37                35
    2006....    3       37,746      590,273          29                34
    2007....    1        5,713       82,839           4                 5
    2008....    1        6,013       96,208           5                 5
    2009....    0            0            0           0                 0
    2010....    0            0            0           0                 0
    2011....    1        3,317       63,023           3                 4

--------
(1) These amounts are based on the respective property's base annual rent as of March 31, 2002, which may increase under the terms of the lease applicable to the respective property.

     Year Ending                                                 Occupancy
     December 31,                                                Rate (%)
     ------------                                                ---------
     2001.......................................................    89%
     2000.......................................................    (1)
     1999.......................................................    (1)
     1998.......................................................    (1)
     1997.......................................................    (1)

--------
(1) Not available.

   We do not anticipate making any significant repairs or improvements to this property over the next few years. An environmental assessment completed in 1997 found no hazardous conditions on the property. For federal income tax purposes, our depreciable basis in this property is approximately $3,378,000. When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 was approximately 3.1% and real estate taxes on the property were approximately $211,000.

   We retained Triple Net Properties Realty, an affiliate of our advisor, to manage the property for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

San Antonio, Texas

   The San Antonio MSA includes Bexar, Comal, Guadalupe, and Wilson Counties, covering 3,338 square miles in South Central Texas. Located approximately 200 miles west of Houston and 275 miles southwest of Dallas, San Antonio is the county seat of Bexar County, which is home to approximately 88% of the MSA's
1.5 million residents. San Antonio has experienced an average population growth of approximately 2% per year over the past 20 years and is now the eight largest city in the U.S. Total employment is expected to increase at a rate of 1.9% per year through 2005, well above the U.S. average.

          FEES PAID IN CONNECTION WITH THE ACQUISITION OF PROPERTIES

Fees Related to Acquisition of Christie Street Office Building

  Acquisition Expenses

   We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $5,137.

  Property Management Fee

   We paid Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from Christie Street Office Building; however, this fee was paid monthly. Our property management of the Christie Street Office Building ended with its sale on November 13, 2001. As of that date, we had incurred approximately $13,167 in property management fees.

  Real Estate Commission

   The seller of the Christie Street Office Building paid a real estate commission of $50,000 to Triple Net Properties Realty, Inc., all of which was refundable upon the disposition of this property.

Fees Related to Acquisition of Northstar Crossing Shopping Center

  Acquisition Expenses

   We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $15,548.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the Northstar Shopping Center; however, a portion of this fee is re-allowed to a third-party property manager. This fee is paid monthly. As of December 31, 2001, we had incurred $37,669 in property management fees with $20,899 of that amount re-allowed to a non-affiliated third party property manager.

  Real Estate Commission

   The seller of the Northstar Shopping Center paid a real estate commission of $80,000 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Acquisition of Plaza del Rey

  Acquisition Expenses

   We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $7,636.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the Plaza del Rey Shopping Center; however, a portion of this fee is re-allowed to a third-party property manager. This fee is paid monthly. As of December 31, 2001, we had incurred approximately $43,215 in property management fees with $31,091 of that amount re-allowed to a non-affiliated third party property manager.

  Real Estate Commission

   The seller of the Plaza del Rey Shopping Center paid a real estate commission of $350,000 to Triple Net Properties Realty, Inc., which re-allowed $79,800 to a non-affiliated third party.

Fees Paid in Connection with the Acquisition of Seguin Corners

  Acquisition Expenses

   We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $10,155.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the Seguin Corners Shopping Center; however, a portion of this fee is re-allowed to a third-party property manager. This fee is paid monthly. As of December 31, 2001, we had incurred approximately $15,621 in property management fees with $11,182 of that amount re-allowed to a non-affiliated third party property manager.

  Real Estate Commission

   The seller of the Seguin Corners Shopping Center paid a real estate commission of $150,000 to Triple Net Properties Realty, Inc., which reallowed $34,200 to a non-affiliated third party.

Fees Paid in Connection with the Acquisition of Thousand Oaks Center

  Acquisition Expenses

   We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $16,052.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from Thousand Oaks Center; however, a portion of this fee is re-allowed to a third-party property manager. This fee is paid monthly. As of December 31, 2001, we had incurred approximately $77,810 in property management fees with $55,662 of that amount re-allowed to a non-affiliated third party property manager.

  Real Estate Commission

   The seller of Thousand Oaks Center paid a real estate commission of $250,000 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Acquisition of Pahrump Valley Junction Shopping Center

  Acquisition Expenses

   We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $48,689.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from Pahrump Valley Junction Shopping Center; however, a portion of this fee is re-allowed to a third-party property manager. This fee is paid monthly. As of December 31, 2001, we had incurred approximately $55,505 in property management fees with $10,017 of that amount re-allowed to a non-affiliated third party property manager.

  Real Estate Commission

   The seller of Pahrump Valley Junction Shopping Center paid a real estate commission of $150,000 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Acquisition of the Trademark Building

  Acquisition Expenses

   We paid for costs and expenses of selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $8,118.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a property management fee equal to 5% of the gross income from the Trademark Building; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of December 31, 2001, we had incurred approximately $11,531 in property management fees. No portion of this fee was re-allowed to a third-party.

  Real Estate Commission

   The seller of Trademark Building paid a real estate commission of $305,296 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Acquisition of the County Center Building

  Acquisition Expenses

   We paid a proportionate share of costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $5,920.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a proportionate share of a property management fee equal to 5% of the gross income from the County Center Building; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of December 31, 2001, we had incurred a proportionate share of approximately $838 in property management fees.

  Real Estate Commission

   The seller of County Center Building paid a real estate commission of $150,000 to Triple Net Properties Realty, Inc.

Fees Paid in Connection with the Acquisition of the City Center West "A"
Building

  Acquisition Expenses

   We paid a proportionate share of costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $296,000.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc., an affiliate of our advisor, a proportionate share of a property management fee equal to 5% of the gross income from the City Center West A Building; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of April 4, 2002, we had not incurred any property management fees.

  Real Estate Commission

   The seller of City Center West A Building paid a real estate commission of $420,000 to Triple Net Properties Realty, Inc., an affiliate of our advisor. Our proportionate share of any real estate commission will be subject to the limitations contained within our Prospectus.

Fees Paid in Connection with the Acquisition of Pacific Corporate Park

  Acquisition Expenses

   We paid a proportionate share of costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $82,000.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc., an affiliate of our advisor, a proportionate share of a property management fee equal to 5% of the gross income from the Pacific Corporate Park; however, a portion of this fee may be re-allowed to a third-party property manager. This fee is paid monthly. As of April 4, 2002, we had not incurred any property management fees.

  Real Estate Commission

   The seller of Pacific Corporate Park paid a real estate commission of $580,000 to Triple Net Properties Realty, Inc., an affiliate of our advisor. Our proportionate share of any real estate commission will be subject to the limitations contained within our Prospectus.

Fees Paid in Connection with the Acquisition of the Titan Building and Titan
Plaza

  Acquisition Expenses

   We paid a proportionate share of costs and expenses for selecting, evaluating and acquiring this property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $94,000.

  Property Management Fee

   We pay Triple Net Properties Realty, Inc. a proportionate share of a property management fee equal to 5% of the gross income from the Titan Building and Titan Plaza., which is paid monthly. As of April 19, 2002, we had not incurred any property management fees.

  Real Estate Commission

   The seller of Titan Building and Titan Plaza paid a real estate commission of $250,000 to Triple Net Properties Realty, Inc. Our proportionate share of any real estate commission will be subject to the limitations contained within our Prospectus.

Fees Paid in Connection with the Disposition of Christie Street Office Building

  Disposition Expenses

   We incurred approximately $7,987 for closing costs and other expenses related to the sale of this property.

  Real Estate Commission

   We paid real estate commissions totaling $52,500 (5.0% of the sale price) to two unaffiliated, third party real estate brokerage firms, CB Richard Ellis and MacLaughlin & Company for arranging for the sale of this property.

                            Other Fees and Expenses

Compensation for Services

   We pay our advisor or an affiliate of our advisor for other property-level services, including leasing fees, construction management fees, loan origination and servicing fees, property tax reduction fees and risk management fees. Such compensation will not exceed the amount which would be paid to unaffiliated third parties providing such services. As of April 19, 2002, we had not incurred any fees for such services.

Reimbursable Expenses

   We will reimburse our advisor for:

  . the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties; and

  . administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

   As of April 19, 2002 we had not incurred any reimbursable expenses payable to our advisor.

                        POTENTIAL PROPERTY ACQUISITIONS

   We currently are considering several other potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:

  . our receipt of a satisfactory environmental survey and property appraisal for each property;

  . no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

  . our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

   There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that we will acquire any additional properties.

                        ADDITIONAL COMPANY INFORMATION

Distribution Policy

   Our board of directors approved payment of monthly distributions to our shareholders, with the first distribution paid on August 1, 2000. The current monthly distribution rate is $.06875 per share, which is equivalent to an annual rate of $.825 per share, or 8.25% of the offering price of $10.00 per share.

   The continuation of distributions and the distribution rate will depend upon several factors, including:

  .   our cash available for distributions;

  .   our overall financial condition;

  .   our capital requirements;

  . the annual distribution requirements applicable to REITs under the federal income tax laws; and

  .   such other considerations as our board of directors deems relevant.

Loans to Non-Affiliates

   In January 2002, we loaned $1,925,000 to Rancho Murieta Lodge Partners II, L.L.C., a California limited liability company. The note is secured by a first mortgage with interest at 6.50% and maturity in February 2002. Rancho Murieta Lodge Partners II L.L.C. used the proceeds to acquire the real estate serving as collateral for the note. The real estate, two of the seven buildings comprising Bowling Green Financial Park in Sacramento, California, was owned by an affiliated company, NNN Value Fund 2000. NNN Value Fund 2000 will pay our company an additional 5.50% interest on the note for a total interest rate of 12%. Our advisor is the manager of NNN Value Fund 2000. Rancho Murieta Lodge Partners II, L.L.C. refinanced the property and we were paid in full with $25,948 in interest on February 14, 2002.

Loans to Affiliates

   In December 2000, we advanced $900,000 to W REIT, L.P., an affiliated entity, supported by a note receivable secured by a first mortgage with interest at 12% and maturity in June 2001. W REIT used the proceeds to retire debt on the real estate property serving as collateral for the note. In addition, we advanced $430,000 to W REIT in March 2001, subject to the same terms and conditions as the previous note. W REIT is in the process of refinancing the property, and we believe such refinancing will result in our being paid in full. During 2000, we also advanced $50,000 to W REIT with interest at 12% and maturity in June 2001. The original notes and the $50,000 advance matured in June, 2001 and have been extended through June, 2002.

   As of September 30, 2001, we had a real estate deposit in the amount of $258,000 pertaining to the proposed acquisition of a single tenant office/service building located in Temecula, California known as the County Center Drive Building.

   In November 2001, we converted our deposit on the County Center Drive Building to a note receivable of the same amount to NNN County Center Drive LLC, an affiliated entity, with interest at 12% due in January 2002. The note was paid in full with $9,330 interest on January 16, 2002.

Related Party Transactions

   On September 27, 2001, the Company entered into an agreement to participate as a co-borrower on a $500,000 loan and pledged its wholly owned shopping center in Pahrump, Nevada as collateral, evidenced by an unrecorded second deed of trust. The other co-borrowers included our advisor, NNN LV 1900 Aerojet Way LLC, an affiliate of our advisor, and Anthony W. Thompson. All of the borrowers were jointly and severally liable on the loan. The terms of the loan required the borrowers to pay a $15,000 commitment fee (deducted from the loan proceeds) and $97,500 per month through the maturity date of April 1, 2002, for a total repayment of $600,000. The proceeds of the loan were used to help finance a property acquisition by a subsidiary of our advisor that produced acquisition fees of $150,000 paid to our advisor. All costs of the loan and the principal repayments were made by our advisor and the loan was repaid in full on February 7, 2002.

Certain Transactions

   We have purchased certain tenant in common interests in properties where the other tenants in common were participating in a tax-free exchange arranged by our advisor. Such transactions earn our advisor or its affiliates commissions on the tax-free exchanges, and may impact the extent to which we participate in such acquisitions.

Excess Leverage

   As of November 26, 2001 our board of directors voted to amend our policy regarding the use of leverage, to provide that aggregate borrowings, both secured and unsecured, will not exceed 70% of the properties' combined fair market value, as determined as of the end of each calendar year beginning with the first full year of operation, which ended on December 31, 2001. As of December 31, 2001, total leverage for all of our properties was approximately 68%.

Resignation of Sterling McGregor

   Sterling McGregor resigned as Vice President and Director of our company on February 7, 2001 to accept employment with another company. Mr. McGregor left our company on good terms and had no disagreements with our company on any matter relating to its operations, policies or practices. Our board of directors accepted the resignation of Mr. McGregor at its meeting on February 23, 2001 and has postponed the appointment of a successor until a suitable candidate can be located. Pursuant to our Articles of Incorporation, we are required to have a board of directors of at least three and no more than nine members. Our Articles of Incorporation further require that a majority of the board of directors be independent directors. Mr. McGregor's resignation did not effect our compliance with our Articles of Incorporation.

Reelection of Directors in 2001

   At the annual meeting of shareholders on May 8, 2001, Anthony W. Thompson, James R. Nance, and Warren H. James were reelected to our board of directors. Debra M. Kirby declined to stand for reelection, thus her term as director expired and she is no longer a member of our board of directors.

Resignations of James R. Nance and Warren H. James

   On March 5, 2002, the board of directors of our company accepted the resignations of Directors James R. Nance and Warren H. James from our board of directors. Neither Mr. Nance nor Mr. James resigned due to any disagreement with our company relating to its operations, policies or practices. Subsequent to their initial election as directors of our company, Messrs. Nance and James purchased ownership interests in affiliates of our advisor. Owning an interest in an affiliate of our advisor disqualifies them under our Articles of Incorporation from serving as an independent director. The seats on our board of directors held by Messrs. Nance and James have been filled by two new directors who qualify as independent under our Articles of Incorporation. Information about these two new directors is provided below.

Appointment of D. Fleet Wallace and W. Brand Inlow to Board of Directors

   Also on March 5, 2002, our board of directors appointed Messrs. D. Fleet Wallace and W. Brand Inlow to fill the vacancies on our board of directors effective March 5, 2002. Messrs. Wallace and Inlow comprise the independent directors.

   Mr. Wallace is a principal and co-founder of Greystone Fund, L.P. and Greystone Capital Management, LLC, Greystone Fund's general partner. The Greystone Fund is a professionally managed opportunity fund formed in September 2001 that invests primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. Prior to founding Greystone Fund and Greystone Capital Management, from April 1998 to August 2001 Mr. Wallace served as corporate counsel and Assistant Secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions and dispositions, and provided legal support on over $1 billion in financing transactions. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with the firm of McGuire Woods in Richmond.

   Mr. Inlow is the President of Summit Realty Group, Inc. in Richmond, Virginia, a position he has held since September 2001. Summit Realty operates ten apartment communities in Virginia and North Carolina, and provides acquisition, brokerage, new third-party management, business and consulting services. Mr. Inlow also has established SRG Realty Advisors, LLC to acquire and develop apartment communities. Prior to joining Summit Realty, from November 1999 to September 2001 he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia. He was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from November 1991 to November 1999 Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust, as Assistant Vice President and Senior Acquisitions Analyst, where he was responsible for the acquisition of garden apartment communities.

Update on Management of our Company

   The following information updates as of March 15, 2002, information concerning our company's executive officers:

   In December 2001, William C. Daniel replaced Jack R. Maurer as Chief Financial Officer of our company. Mr. Maurer remains with the company as Secretary and Treasurer.

   Mr. Daniel is also the Chief Financial Officer of our advisor, Triple Net Properties, LLC. Mr. Daniel has over 18 years of executive experience with banks, savings and loan associations, investment management, high tech and Internet companies. Beginning in 1984, he served as Financial Analyst in the Financial Planning & Analysis unit of First Interstate Bank of California. In 1986, Mr. Daniel began service as a Senior Financial Analyst with Great Western Bank in the Corporate Planning Department, where he rose to Vice President. In 1993, Mr. Daniel joined First Interstate Bancorp as Vice President, Mergers and Acquisitions, where he led four bank and savings institution acquisitions. In 1996, Mr. Daniel joined PIMCO Advisors LP, an investment management company as Manager, Financial Planning & Analysis. At PIMCO, Mr. Daniel managed financial analysis, financial applications and MIS areas. In 1998, Mr. Daniel founded Stone Circle Advisors LLC, an investment management and consulting company, and has consulted with a number of emerging Internet and technology companies. Mr. Daniel received a BA and a BBA, cum laude, from the University of Mississippi in 1980 and has an MBA from the Johnson Graduate School of Management at Cornell University in 1983.

   Mr. Maurer served as Chief Financial Officer of our company from April 1998 to December 2001, when he became Chief Operating Officer and Financial Principal of NNN Capital Corp., our dealer manager. Mr. Maurer is also Executive Vice President of our advisor, Triple Net Properties, LLC. Mr. Maurer has over 29 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CEO of Wescon Properties, where he was involved in finance, accounting and forecasting. He has also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS from California University at Northridge in 1973 and is a Registered Operations and Financial Principal with the NASD.

Update on Management of our Advisor

   The following information updates as of March 15, 2002, information concerning our advisor's executive officers and board of managers:

  Members of our advisor's board of managers include:

   Anthony W. "Tony" Thompson, Chairman, President and CEO, is a co-founder of our advisor and has been its President since its inception in April of 1998. Before that time he was co-founder, co-owner, director, and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment group founded in 1978. Mr. Thompson has been the President and co-owner of the dealer manager, NNN Capital Corp., formerly Cunningham Capital Corp. and TMP Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a Bachelor of Science degree in Economics. Mr. Thompson holds the professional designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College. He is a member of the Sterling College Board of Trustees, UCLA's Athletic Fund Major Gifts Committee and the Advisory Board of American International Bank.

   Daniel R. ("Dan") Baker, Board Member, is President and sole stockholder in Sugar Oak Corporation, a 23-employee firm which provides asset management, construction management, property management, real estate development, and through its subsidiary Sugar Oak Realty, commercial real estate brokerage, leasing, and consulting services. Baker is also Director, President and CEO of Union Land and Management Company and Director and Vice President of Coastal American Corporation. The combined asset value of these two firms exceeds $75 million. As principal, Baker has developed office buildings, retail centers, and residential subdivisions with a total market value in excess of $30 million. In addition, Baker is a Founding Director of the Bank of the Potomac, and Director of F&M Bank Northern Virginia. A graduate cum laude of Harvard College with a degree in Government, Baker participates in numerous community organizations.

   Talle Voorhies, Board Member and Chief Operating Officer, was previously with the TMP Group, Inc., from December 1987 to January 1999, where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker-dealers network, due diligence activities, marketing and compliance, and investor services. Ms. Voorhies is Vice President and Financial Principal of the dealer manager, and she is a Registered Representative and Financial Principal with the NASD.

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   Jack R. Maurer, CPA, Board Member and Executive Vice President, has served as Executive Vice President of our advisor since April 1998. Mr. Maurer has over 27 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CFO of Wescon Properties, where he was involved in finance, accounting and forecasting. He has also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. His previous experience also includes the national accounting firm of Kenneth Leventhal and Company, a leading provider of professional services to owners, developers, builders, operators and financiers of real estate. Mr. Maurer is a Registered Operations and Financial Principal with the NASD.

   The officers, senior management, and key employees of our advisor are charged with carrying out the board of advisor's directives and are charged with managing the day to day affairs of our company. The officers, senior management and key employees of our advisor include:

   Anthony W. ("Tony") Thompson President and CEO. Mr. Thompson's background is described above.

   William C. ("Bill") Daniel, CFO. Mr. Daniel's background is described above.

   Talle Voorhies. Ms. Voorhies' background is described above.

   Jack R. Maurer, CPA, Executive Vice President. Mr. Maurer's background is described above.

   Damian Gallagher, National Director of Capital Markets, was with the TMP Group for six years. He received a degree in Economics from UCLA in 1983. Since 1984, Gallagher has been involved in the investment/syndication industry, coordinating the syndication of over $200 million of real estate. He is a Registered Representative with the NASD.

   Richard T. Hutton, Jr., CPA, Vice President of Property Management, oversees the management of our advisor's and its affiliates' growing real estate portfolio and property management staff. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations including construction, development, acquisitions, dispositions, and management of shopping centers, industrial parks, office buildings, and apartment complexes. Hutton's previous experience includes serving as Controller for the TMP Group, Inc., from November 1997 to April of 1999; Summit Commercial, a Highridge Company that owns and acquires retail real estate, from May of 1996 to November of 1997; and Brooks Resources Corporation, a resort developer and operator in Bend, Oregon, from September of 1992 to November of 1993. A graduate of Claremont McKenna College, Hutton's background also includes public accounting and licensure as a California Certified Public Accountant.

   Don Ferrari, National REIT Marketing Director, has been with our advisor since September of 1998. Mr. Ferrari was previously National Marketing Director of Ridgewood Power for seven years. He also served as President of Amador Financial, a real estate syndication company specializing in apartment buildings and retail strip malls. Mr. Ferrari has over 37 years in the securities industry where he specialized in mutual fund marketing and related financial planning products and services. Mr. Ferrari is recognized as a financial services public speaker by a number of groups such as the International Association of Financial Planners and Investment Dealers Digest. He is a licensed real estate broker in California and holds a degree in organic chemistry from UC Berkeley. Mr. Ferrari is a registered representative with the NASD.

   Gregory R. Hill, Senior Vice President of Eastern Markets, is responsible for raising capital from the Eastern United States. Mr. Hill has been actively involved in the securities business since 1978, specializing in real estate exclusively since 1981. Prior to joining our advisor in January, 2000, Mr. Hill was a wholesaler for Inland Securities Corporation for 14 years where he raised approximately $150 million to fund real estate acquisitions and operations. He received his bachelor's degree from Brown University and holds General Securities and Registered Investment Advisor licenses with the NASD.

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   Glenn Agnew, Senior Vice President of Midwestern Markets, is responsible for raising capital from the Midwestern United States. Agnew has been in the wholesale securities industry since 1982, dealing with both oil & gas and real estate syndication. Prior to joining our advisor in January, 2000, Mr. Agnew was a wholesaler for Inland Securities Corporation for 12 years where he raised approximately $350 million to fund real estate acquisitions and operations. Mr. Agnew has Series 22, 63, 65 and 7 licenses through the NASD and received his bachelor's degree from East Central University in Ada, Oklahoma.

   Michael B. Upton, Vice President of Marketing, is Senior Partner of Upton Affiliates, an innovative financial services firm which provides tax planning, money management, financial security sales, and 1031 exchange opportunities. Author of Make Wealth Less Taxing, Mr. Upton is a guest financial columnist for the Orange County Register, several Apartment Association Magazines, and The Findley Report, as well as an executive member of the National Speakers Association. He is a licensed insurance agent and a registered representative with the NASD. Mr. Upton has degrees in Economics and Finance from Millikin University.

   Rick Stein, CSM, Director of Retail Operations, a Certified Shopping Center Manager, received his MBA from the University of Connecticut. His areas of expertise are in retail operations, marketing, development and construction. He has served as General Manager for Eagle Rock Plaza, River Village, Hollywood Galaxy, and Ports O'Call Village in San Pedro, California. Mr. Stein spent two years in Sao Paulo, Brazil as Director, Retail Operations for COMPASS.

   Gary Ruhl, Regional Director of Real Estate Finance, is responsible for debt financing of all our advisor's and its affiliates' real estate assets (outside of California), both acquisitions and refinancing existing properties. In addition, he assists with equity placements for affiliates of our advisor through his extensive commercial real estate contacts throughout the United States. He has over 10 years of capital markets experience including the origination and closing of over $350 million in debt transactions and over $600 million in potential equity placements. His special area of expertise is the placement of debt transactions with Wall Street investment banks for inclusion in CMBS and their sale in the secondary market. Mr. Ruhl is a graduate of Miami University in Oxford, Ohio.

   Michael Frieman, Senior Asset Manager, manages our advisor's Rocky Mountain and Texas portfolio. He has more than 25 years of experience in the field of commercial real estate with experience ranging from property management to commercial real estate appraisal to brokerage. During the early 1990's, Mr. Frieman was a consultant at Coopers & Lybrand in the RTC and REIT analysis practices and after obtaining his MBA was the Manager of Real Estate Programs for the State of Colorado. A licensed Colorado Real Estate Broker, Mr. Frieman holds a Bachelor of Arts degree from Ithaca College in New York and an MBA from the Burns School of Real Estate & Construction Management at the University of Denver.

   Colin K. Lam, Controller, holds a MBA degree from the University of California, Irvine and a BS from the Chinese University of Hong Kong. He has 10 years of accounting experience, including 5 years of experience with World Premier Investments, Inc., a real estate investment company, where he prepared financial statements, tax returns, CAM reconciliations, and management reports for a portfolio of shopping centers and restaurants. He has administered payroll and employee benefit programs, and supervised accounting and sales teams. In addition, Mr. Lam's experience encompasses computer hardware, software, and networking as well as the field of marketing and publications.

   James A'Hearn, Portfolio Controller, has over 11 years of real estate accounting and property management experience. His previous experience includes 4 years with Legacy Partners Commercial, Inc. and 4 years with Koll Management Services, Inc., where he was involved with financial reporting, budgeting, CAM reconciliation, transitioning new projects, computer software conversions and accounting team supervision related to commercial and industrial buildings. Mr. A'Hearn holds a BS in accounting from San Diego State University. His past experience also includes public accounting.

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   Stephen Corea, Vice President of Real Estate Finance, has 15 years of experience in real estate asset management, acquisitions, dispositions and finance, including eight years as Vice President in Bank of America's REO and Private Banking Divisions. He is a USC graduate with a Bachelor of Science Degree in Real Estate Finance.

   Richard D. Gee, formerly Executive Vice President and member of our advisor's board of managers, resigned in February 2001 to pursue other opportunities.

   Mary J. Holcomb, formerly Vice President of Real Estate Services of our advisor, was terminated in March 2001.

Change of Annual Meeting Date

   Our board of directors unanimously approved an amendment to our company's Bylaws moving the annual meeting of our shareholders from March until May of each year.

Triple Net Properties Realty, Inc.

   On February 28, 2001, we executed an agreement with Triple Net Properties Realty, Inc., an affiliate of our advisor, regarding the payment of real estate commissions in connection with properties we acquire. In this agreement, we agree that the real estate commission received by Triple Net Properties Realty, Inc. in connection with any of our acquisitions will not exceed 2% of the purchase price of such acquisition, in accordance with representations set forth in our prospectus. In addition, Triple Net Properties Realty, Inc. agreed to repay us $45,286 as reimbursement for excessive real estate commissions that it inadvertently received in connection with the acquisitions of Plaza del Rey Shopping Center and Seguin Corners Shopping Center.

                                     S-41

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                       UPDATED PRIOR PERFORMANCE SUMMARY

   The information presented in this section updates the information contained in our company's prospectus in the section entitled "Prior Performance Summary," and should be read in connection with the Prior Performance Tables contained elsewhere in this Supplement updated as of December 31, 2001.

   The information presented in this section represents the historical experience of real estate programs managed by our advisor. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior programs.

   As of December 31, 2001, our advisor served as advisor or sponsor of a total of 31 real estate investment entitles as follows:

Public Programs

   Triple Net Properties, LLC, our advisor, has served as the advisor of T REIT, Inc., a public real estate investment trust since February 2000. T REIT, Inc. and the properties it has acquired are described below.

  T REIT, Inc.

   T REIT, Inc. has acquired four properties and three tenancy in common interests in three additional properties. One of the four properties acquired to date was sold. Of the seven properties 72% are located in Texas and 28% are located in Nevada. The properties are all commercial properties, of which 54% are office buildings and 46% are shopping centers. Weighted by purchase price, 3% of the properties and tenancy in common interests acquired by T REIT, Inc., had tenants associated with governmental entities, the primary focus of G REIT, Inc. T REIT, Inc. paid approximately $39.7 million for its share of the properties and tenancy in common interests as further described in the following property summaries.

   On September 26, 2000, T REIT, Inc. through its partnership, T REIT L.P., purchased the Christie Street Office Building, a Class C office building in Lufkin, Texas for $1,250,000. The Christie Street Office Building, built in 1984 for the State of Texas, consists of a single one-story building containing approximately 20,000 gross square feet, approximately 5,000 square feet of which was built by the State of Texas in 1990, on two parcels of land totaling
1.78 acres. The building includes 17,141 square feet of rentable space.

   On November 13, 2001, T REIT, L.P. sold the Christie Street Office Building for $1,050,000. In connection with the sale, T REIT, Inc. provided seller financing in the form of a promissory note in the amount of $595,000. The note is secured by a first deed of trust on the Christie Street Office Building, bears interest at 8.5% and is amortized over 25 years. In addition, as part of the sale transaction, T REIT, Inc. guaranteed lease payments in the amount of $20,000 per month for a period of five years under a Master Lease agreement, obligating the company to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. Furthermore, the company would be obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. Our advisor, however, has agreed to indemnify T REIT, Inc. against any future losses under the Master Lease Agreement.

   On October 26, 2000, T REIT, Inc., through its partnership, T REIT L.P., purchased the Northstar Crossing Shopping Center, a 67,560 square foot shopping center, located in Garland, Texas for $3,930,000. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $2,695,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in July, 2001. Pursuant to an agreement with the lender, T REIT L.P. continued to make payments on this loan although it was technically in default from July 200 through December 2001, when the property was refinanced and the loan paid in full. As of December 31, 2001, the property was 89% occupied.

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

   On November 17, 2000, TREIT--PDR, LLC, a single-member Virginia limited liability company, and a wholly-owned subsidiary of T REIT, Inc., purchased the Plaza del Ray Shopping Center and simultaneously transferred an aggregate 83.5% undivided tenancy in common interest in the property to two other tenants in common, one of which is Lake Air Mall--PDR, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor, who purchased a 19% undivided interest in the property. TREIT--PDR, LLC retained a 16.5% undivided tenant in common interest in the property.
TREIT--PDR, LLC paid a total of $833,250 for its 16.5% undivided interest in the shopping center. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term, interest-only first mortgage loan in the amount of $3,995,000 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in November, 2001. Although this loan was in default, T REIT--PDR, LLC continued to make payments and the lender agreed to exercise forbearance until refinanced. On April 1, 2002, the loan was refinanced with a $4,950,000 fixed rate 8.00% first mortgage loan with payments based on a 25-year amortization schedule, due in five years. TREIT--PDR, LLC is jointly and severally liable for the entire loan, along with the other tenants in common. As of December 31, 2001, the property was 82% occupied.

   On November 22, 2000, TREIT--Seguin, LLC, a single-member, Virginia limited liability company, and a wholly-owned subsidiary of T REIT, Inc., purchased the Seguin Corners Shopping Center, a 21,455 square foot neighborhood strip retail center located in Seguin, Texas, a suburb of San Antonio, and simultaneously transferred an aggregate 74% undivided interest to two other tenants in common, one of which is Lake Air Mall--Seguin, LLC, a Virginia limited liability company, whose sole member is NNN Lake Air Mall, L.P., an affiliate of our advisor that purchased a 10% interest in the property. TREIT--Seguin, LLC retained a 26% undivided tenancy in common interest in the property.
TREIT--Seguin, LLC paid a total of $637,000 for its 26% undivided interest in the shopping center. Bank of America allowed assumption of an existing loan in the original principal amount of $1,735,000. The note was paid down at closing to $545,000 with no exit fee. The note bears a floating interest rate priced at 2.15% over the 30-day LIBOR rate with a loan maturity date of September 1, 2003. TREIT--Seguin, LLC is jointly and severally liable for the entire loan, along with the other tenants in common. As of December 31, 2001, the property was 100% occupied.

   On December 6, 2000, T REIT, Inc., though its partnership, T REIT L.P., purchased Thousand Oaks Center, a 162,864 rentable square foot, Class "A" neighborhood center, located in San Antonio, Texas for $13,000,000. Fair Oak, LLC, an affiliate of GE Capital Realty Group, Inc., provided a short-term interest-only mortgage loan in the amount of $10,837,500 at a variable rate of 3.5% over the GECC Composite Commercial Paper Rate due in June, 2001. Pursuant to an agreement with the lender T REIT, L.P. continued to make payments on this loan although it was technically in default from June 2001 through December 2001 when the property was refinanced and the loan paid in full. We refinanced this property and paid the loan in full. As of December 31, 2001, Thousand Oaks Center was approximately 91% occupied.

   On May 11, 2001, TREIT--Pahrump, LLC, a single-member, Virginia limited liability company, a wholly-owned subsidiary of T REIT, Inc., purchased Pahrump Valley Junction Shopping Center, a 105,721 square foot, grocery-anchored neighborhood center located in Pahrump, Nevada for $17,150,000. The purchase included (i) the assumption of an existing loan from General American Life Insurance Company of approximately $12,435,000 with a fixed interest rate of 7.25% and maturing in 2009; and (ii) a cash payment of approximately $4,605,000. We borrowed a total of $1,500,000 to pay the cash portion of the purchase price. Of this total amount, we borrowed $505,000 from our advisor pursuant to a promissory note dated May 10, 2001. Under the terms of this unsecured note, we were obligated to repay the principal amount plus interest at the rate of 12% per annum on or before December 10, 2001. We borrowed the remaining $995,000 from NNN 2004 Notes Program, LLC pursuant to a promissory note dated May 10, 2001. Under the terms of this note we were obligated to repay the principal amount plus interest at the rate of 11% per annum on or before October 31, 2004. Our advisor guaranteed payment of this note. The two related party notes have been paid in full. As of December 31, 2001, the property was approximately 98% occupied.

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   On September 4, 2001, TREIT--Reno Trademark, LLC, a single-member Nevada limited liability company, a wholly-owned subsidiary of T REIT, Inc., purchased a 40% undivided tenancy in common interest in the Trademark Building, an approximately 75,257 square foot industrial building situated on a 7.55 acre site in Reno, Nevada for $2,851,622. The remaining 60% of the Trademark Building was purchased by NNN Reno Trademark, LLC, an affiliate of our advisor. The purchase price included: (i) a cash payment of approximately $4,596,000; and (ii) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,000 with a variable monthly interest rate, which will be charged at a rate equal to the sum of (a) the Index Rate of the 30-Day LIBOR; and (b) the "Spread." The "Spread" means 2.45% during the first six months of the term; and 2.70% during the second six months of the term and maturing in September 2002. T REIT Reno Trademark, LLC, will be jointly and severally liable for the entire loan, along with the other tenants in common. As of December 31, 2001, the property was 100% leased.

Private Programs

   Beginning in April, 1998 through December 31, 2001, our advisor has advised a private real estate investment trust, Western Real Estate Investment Trust, Inc., a hedge fund, VC/RE Hedge Fund LLC, 27 private placement limited liability companies and 2 private placement limited liability notes programs which have raised more than $166 million from approximately 2,437 investors in properties with an aggregate price of more than $424 million. Of the 36 properties purchased for private programs, 12 (33.3%) were in California, 7 (19.4%) were in Colorado, 5 (13.9%) were in Nevada, 5 (13.9%) were in Kansas, 4 (11.1%) were in Texas, 2 (5.6%) were in South Dakota and 1 (2.8%) was in Hawaii. The 36 properties are all commercial properties consisting of approximately 60% shopping centers and 40% office buildings weighted by purchase price.

   Each of the prior advisor programs and the properties acquired and sold through December 31, 2001 are described below.

  Western Real Estate Investment Trust, Inc.

   Western Real Estate Investment Trust, Inc., a Virginia corporation, was formed by our advisor in July 1998 and is qualified as a REIT for federal income tax purposes. In April 2000, Western Real Estate Investment Trust, Inc. closed a best efforts private placement of its common stock. Western Real Estate Investment Trust, Inc. was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western Real Estate Investment Trust, Inc. and serves as the general partner of WREIT Operating Partnership, LP, a wholly owned subsidiary.

   The following is a summary of the properties acquired and sold by Western Real Estate Investment Trust, Inc. during the past three years through December 31, 2001:

   The Kress Energy Center is an office building located in the downtown central business district of Wichita, Kansas. This six-story, historically registered building with approximately 53,895 leasable square feet was originally constructed in 1930 and was acquired in July, 1998 for $1,850,000. Fidelity Bank provided a mortgage loan in the amount of $925,000 at a fixed rate of 10.00% with a 30-year amortization period due June, 1999. As of December 31, 2001, the building was approximately 89% occupied.

   The Phelan Village Shopping Center is an approximately 93,849 square foot shopping center in Phelan, California built in 1989. Western Real Estate Investment Trust, Inc. acquired this property on October 16, 1998 for $4,945,600. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.16% with a 30-year amortization period due November, 2008. As of December 31, 2001, Phelan Village was approximately 98% occupied.

   The Century Plaza East Shopping Center is a retail shopping center located in East Lancaster, California, which is near Palmdale, California. The center was acquired on November, 1998 for $9,100,000. GE Capital

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Corporation provided a mortgage loan in the amount of $6,937,000 at a fixed rate of 7.00% with a 30-year amortization period due November, 2008. The center includes approximately 121,192 square feet and, as of December 31, 2001, was approximately 85% occupied.

   The Bryant Ranch Shopping Center is an approximately 93,892 square foot neighborhood shopping center located in Yorba Linda, which is in Orange County, California. Western Real Estate Investment Trust, Inc. acquired this property on December 1, 1998 for $9,540,000. Hawthorne Savings and Loan of El Segundo, CA provided a mortgage loan in the amount of $7,950,000 at a variable rate of 3.5% over 6-month LIBOR with a 30-year amortization period due January, 2002 and a 2-year extension alternative. As of December 31, 2001, the center was approximately 85% occupied.

   The Brookings Mall, is an approximately 142,826 square foot shopping center in Brookings, South Dakota. The center was acquired for a total of $4,150,000. Lu Vision Developers, Inc. provided a mortgage loan in the amount of $962,330 at a fixed rate of 9% with a 30-year amortization period due October, 2000. We refinanced this property and paid the loan in full. Western Real Estate Investment Trust, Inc. acquired a 68.5% tenant in common interest in the property on May 1, 2000 and as of December 31, 2001 the center was approximately 97% occupied.

   The Huron Mall Shopping Center is an approximately 208,650 square foot neighborhood shopping center in Huron, South Dakota. Western Real Estate Investment Trust, Inc. acquired the property in March 1999 for $1,800,000. Imperial Thrift & Loan provided a mortgage loan in the amount of $1,440,000 at a fixed rate of 9% for the first two years, then a variable rate of 4.0% over 6-month LIBOR subject to 2% annual and 3% lifetime caps with a 30-year amortization period due April, 2009. In April 2000, the property was sold to an unaffiliated third party.

   The Crossroads Shopping Center is a retail shopping center in Kona, Hawaii, built in 1996. Western Real Estate Investment Trust, Inc. acquired a $14,300,000 leasehold interest in this property on July 31, 1999 in return for the assumption of a mortgage loan originally provided by MP Financial Group, Inc. in the amount of $11,500,000 at a fixed rate of 7.16% with a 30-year amortization period due August, 2008. The center includes approximately 74,974 square feet of space and is anchored by a Safeway grocery store. In August 2000, the property was sold to an unaffiliated third party.

  Other Private Placements

   Telluride Barstow, LLC, a Virginia limited liability company, was formed by our advisor in April, 1998 to acquire an 87% tenancy in common interest in Barstow Road Shopping Center, a 77, 950 square foot retail shopping center located in Barstow, California. Our advisor is the managing member of Telluride Barstow, LLC which purchased its interest in the shopping center on May 1, 1998 for $4,742,207. Impac Capital Corporation provided a mortgage loan in the amount of $3,450,000 at a variable interest rate of 3.95% over 6-month LIBOR on a 30-year amortization schedule due May, 1999. As of December 31, 2001 the property was 88% occupied.

   Truckee River Office Tower, LLC, a Virginia limited liability company, was formed by our advisor in August 1998 to acquire Truckee River Office Tower, a 15-story office and parking facility located in downtown Reno, Nevada. Our advisor is the managing member of Truckee River Office Tower, LLC, which closed on the purchase of the office tower on December 1, 1998 for $16,030,000. ORIX Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $12,000,000 at a variable rate of 3.00% over the Eurodollar Borrowing Rate on a 20-year amortization schedule due December, 2003. The loan also includes earn-out and amortization-adjustment provisions. The property contains approximately 138,729 square feet of Class-B office space and, as of December 31, 2001, was approximately 91% occupied. The building was developed in 1981 by casino operator, Harrah's, which currently leases over 40% of the space.

   Yerington Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in December 1998 to acquire Yerington Plaza Shopping Center, a neighborhood retail center in Yerington, Nevada,

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about 80 miles southeast of Reno, Nevada. Our advisor is the managing member of
Yerington Shopping Center, LLC, which closed the private placement of its equity interests and acquired the shopping center on March 8, 1999 for $4,422,000. National Realty Funding, Inc. provided a mortgage loan in the amount of $3,316,200 at a fixed rate of 7.77% 30-year amortization schedule due April, 2009. Yerington Plaza includes approximately 55,531 square feet of leasable space and, as of December 31, 2001, was approximately 94% occupied.

   NNN Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in February 1999 and has acquired three properties. Belmont Shopping Center, Pueblo, Colorado was acquired on June 11, 1999 for $3,504,879; Village Fashion Center in Wichita, Kansas was acquired on June 18, 1999 for $8,800,000; and Palm Court Shopping Center was acquired on August 3, 1999 for $8,988,000. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $2,840,000 at a fixed rate of 8.00% amortized over 30 years due July, 2009 for the Belmont Shopping Center. Salomon Brothers Realty Corporation provided a mortgage loan in the amount of $6,600,000 at a fixed rate of 8.21% amortized over 30 years due July, 2009 for the Village Fashion Center. ORIX Corporation provided a mortgage loan in the initial amount of $4,500,000, with an additional $4,000,000 subject to certain conditions regarding re-tenanting and earn-outs, at a variable rate of 3.75% over 3-month LIBOR amortized over 25 years on the schedule of a 9.00% fixed rate loan due December, 2003 for the Palm Court Shopping Center. Belmont Shopping Center is a retail shopping center containing approximately 81,289 square feet of leasable space. As of December 31, 2001, Belmont Shopping Center was approximately 98% occupied. Village Fashion Center is a retail shopping center containing approximately 129,973 square feet of leasable space. As of December 31, 2001, Village Fashion Center was 99% occupied. Palm Court Shopping Center is a retail shopping center containing approximately 266,641 square feet of leasable space. As of December 31, 2001, Palm Court Shopping Center was approximately 89% occupied.

   NNN Town & Country Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in May 1999 to acquire the Town & Country Shopping Center, a retail shopping center in Sacramento, California, which it acquired on July 1, 1999 for $32,000,000. GE Credit Corporation provided a mortgage loan, interest-only for the first two years, in the amount of $25,775,000 at a variable rate of 3.10% over 30-day LIBOR amortized over 30 years due June, 2002 with a one-year extension. The loan also includes lender hold-backs for tenant improvements and earn-out provisions. The Town & Country shopping center includes approximately 234,738 square feet of leasable space, and as of December 31, 2001, was approximately 92% occupied. Our advisor is the managing member of NNN Town & Country Shopping Center, LLC.

   We reduced distributions to Town & Country investors during 2000 from 8% to 5% due to reduced available operating cash flow. We experienced reduced operating cash flow due to the costs of a partial redevelopment which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the mortgage loan. The variable interest rate on the loan has since declined to 6.725% as of September 30, 2001 and redevelopment for Phase I is complete. We expect to increase distributions to the former 8% in mid 2002.

   NNN "A" Credit TIC, LLC, a Virginia limited liability company, was formed by our advisor in July 1999 to acquire Pueblo Shopping Center in Pueblo, Colorado. Our advisory is the managing member of NNN "A" Credit TIC, LLC, which closed on the acquisition of the Pueblo Shopping Center on November 3, 1999 for $7,075,000. Merrill Lynch Credit Corporation provided a mortgage loan in the amount of $5,306,300 at a fixed rate of 8.25% amortized over 30 years due December, 2009. The retail shopping center contains approximately 106,264 square feet of retail space and was approximately 99% occupied as of December 31, 2001.

   NNN Redevelopment Fund VIII, LLC, a Virginia limited liability company, was formed by our advisor in August 1999 to acquire two properties. The Bank One Building is a 127,427 square foot office building in Colorado Springs, Colorado and was acquired on November 23, 1999 for $8,730,000. White Lakes Shopping Center is a 436,500 square foot retail center in Topeka, Kansas and was acquired on March 31, 2000 for $15,000,000. Credit Suisse First Boston Mortgage Capital LLC provided a mortgage loan in the amount of $12,200,000 at a variable rate of 3.00% over 30-day LIBOR due April, 2002 for White Lakes Shopping Center.

T Fremont Investment & Loan provided a mortgage loan in the amount of $6,000,000 at a variable rate of 3.65% over 6-month LIBOR due November, 2004 for the Bank One Building. The Bank One Building and White Lakes Shopping Center were occupied 77% and 78%, respectively, as of December 31, 2001. Our advisor is the managing member of NNN Redevelopment Fund VIII, LLC.

   NNN Exchange Fund III, LLC, a Virginia limited liability company, was formed by our advisor in September 1999 to acquire County Fair, a retail center in Woodland, California. Our advisory is the managing member of NNN Exchange Fund III, LLC, which closed on the acquisition of County Fair on December 15, 1999 for $15,850,000. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $12,035,000 at a fixed rate of 8.59% due January, 2010. The retail shopping center contains approximately 397,075 square feet of leasable space and was approximately 84% occupied as of December 31, 2001.

   NNN Tech Fund III, LLC a Virginia limited liability company, was formed by our advisor in February 2000 to acquire Moreno Corporate Center, a 226,053 square foot retail, office and industrial property in Moreno Valley, California. The property was acquired on June 16, 2000 for $11,766,500. FINOVA Realty Capital, Inc. provided a mortgage loan in the amount of $8,425,000 at a variable rate of 3.25% over the 30-day LIBOR due April, 2001. We refinanced the property and paid the loan in full. On July 3, 2001, NNN Tech Fund III, LLC sold the retail parcel, which represented approximately 26,449 square feet of leasable space. As of December 31, 2001 the remaining 199,604 square feet of the property is 81% occupied. Our advisor is the managing member of NNN Tech Fund III, LLC.

   NNN Horizon Fund LLC, a Virginia Limited liability company, was formed in March, 2000 to offer $12,000,000 of 11% participating secured notes to assist in the funding of the purchase of the "Horizon Portfolio" consisting of one "power center,' one enclosed mall and five retail outlet and entertainment centers offered for sale bat $93,500,000. The notes included profit participation rights equal to 20% of the net profit achieved upon sale of the portfolio. Notes totaling $3,573,000 were sold in the offering, but NNN Horizon Fund LLC was unable to purchase the "Horizon Portfolio" of properties on sufficiently favorable terms. The notes were subsequently prepaid in full with a prepayment penalty.

   NNN Westway Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in April 2000 to acquire the Westway Shopping Center, a retail shopping center in Wichita, Kansas, which it acquired on August 8, 2000 for $9,698,500. UBS Warburg LLC provided a mortgage loan in the amount of $7,125,000 at a fixed rate of 8.70% amortized over 30 years due July, 2010. The Westway Shopping Center includes approximately 220,010 square feet of leasable space, and as of December 31, 2001, was approximately 97% occupied. Our advisor is the managing member of NNN Westway Shopping Center, LLC.

   NNN Kiwi Associates, LLC, a Virginia limited liability company, was formed by our advisor in June 2000 to acquire Orange Street Plaza, a retail shopping center in Redlands, California, which it acquired on July 14, 2000 for $8,200,000. Prudential Mortgage Capital Company provided a mortgage loan in the amount of $6,500,000 at a fixed rate of 8.6% with a 30-year amortization period due September 2010. The Orange Street Plaza includes approximately 127,443 square feet of leasable space, and as of December 31, 2001, was approximately 95% occupied. Our advisor is the managing member of NNN Kiwi Associates, LLC.

   NNN 2000 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in July 2000 to acquire the Bowling Green Financial Park, consisting of seven individual office buildings in Sacramento, California, which it acquired on December 28, 2000 for $16,256,500. Fremont Investment & Loan provided an interest-only mortgage loan in the amount of $12,290,000 at a variable rate of 3.50% over 6-month LIBOR with a 25-year amortization period due December, 2005. Bowling Green Financial Park includes approximately 234,551 square feet of leasable space, and as of December 31, 2001, was approximately 95% occupied. Our advisor is the managing member of NNN 2000 Value Fund, LLC.

   NNN Rocky Mountain Exchange, LLC, a Virginia limited liability company, was formed by our advisor in September 2000 to acquire the Galena Street Building, an office building in Denver, Colorado, which it acquired on November 30, 2000 for $7,345,150. Chase Manhattan Bank provided an interest-only mortgage loan in the amount of $5,275,000 at a variable rate of 2.55% over 30-day LIBOR due December, 2002. The Galena Street Building includes approximately 71,298 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Rocky Mountain Exchange, LLC.

   NNN 2004 Notes Program LLC, a Virginia Limited liability company, was formed in September, 2000 to offer $5,000,000 of 11% Participating Unsecured Notes for the purpose of making unsecured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The Notes also are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. Our advisor ended this offering on August 14, 2001 with a total of $5,000,000 of notes sold.

   Market Centre, LLC, a Virginia Limited liability company, was originally formed in November 1998 to acquire Market Centre, an 11-story, 121,868 square foot certified historic building in Wichita, Kansas. The building was acquired for $1,300,000 on November 18, 1998. ITLA Funding provided a $900,000 mortgage loan at a fixed rate of 9.00%. On June 1, 2001, the loan converted to a variable rate equal to 4.00% over 6-month LIBOR amortized over 30 years due June, 2009. In July 1999 Market Centre LLC offered $1,000,000 of 11% participating unsecured notes primarily to assist with property improvements and for working capital. The notes were entitled to a profit participation in the property equal to 40% of the net profit achieved upon sale of the property or a prepayment fee. The property was refinanced and the notes were paid in full with a prepayment penalty. Subsequently, Market Centre LLC, through its managing member, our advisor, raised $1,330,000 through a private placement of tenancy in common interests in the building beginning in September 2000. As of December 31, 2001 the building was 83% occupied.

   NNN 2005 Notes Program LLC, a Virginia Limited liability company, was formed by our advisor in September, 2000 to offer a maximum of $6,000,000 of 10% Participating Unsecured Notes for the purpose of making unsecured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The Notes also are entitled to a profit participation in the properties purchased equal to 10% of the net profit achieved upon sale of the properties or a prepayment fee. Our advisor ended the offering on March 13, 2001 with a total of $2,300,000 notes sold.

   NNN Dry Creek Centre, LLC, a Virginia limited liability company, was formed by our advisor in November 2000 to acquire Dry Creek Centre, an office/flex facility in Denver, Colorado, which it acquired on January 31, 2001 for $11,100,000. Key Bank provided a mortgage loan in the amount of $8,350,000 at a fixed rate of 7.50% with a 30-year amortization period due February, 2011. The Dry Creek Centre includes approximately 85,760 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Dry Creek Centre, LLC.

   NNN Sacramento Corporate Center, LLC, a Virginia limited liability company, was formed by our advisor in November 2000, to acquire Sacramento Corporate Center, a Class A office building in Sacramento, California, which it acquired on March 12, 2001 for $31,540,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $22,250,000 at a fixed rate of 8.15% with a 15-year amortization period due April, 2011. Sacramento Corporate Center includes approximately 192,779 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Sacramento Corporate Center, LLC.

   NNN Camelot Plaza Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in March 2001 to acquire the Camelot Plaza Shopping Center, a retail shopping center in San Antonio, Texas, which it acquired on August 1, 2001 for $6,350,000. International Bank of Commerce, San Antonio, TX provided a mortgage loan in the amount of $4,127,500 at a variable rate of 1% over the Prime Rate with a 15-year amortization period due August, 2003. The Camelot Plaza Shopping Center includes approximately

91,266 square feet of leasable space, and as of December 31, 2001, was approximately 96% occupied. Our advisor is the managing member of NNN Camelot Plaza Shopping Center, LLC.

   NNN 2001 Value Fund, LLC, a Virginia limited liability company, was formed by our advisor in March 2001 to acquired three properties. 1840 Aerojet Way (Val-Pak) in North Las Vegas, Nevada was acquired on September 27, 2001 for $5,100,000; Western Plaza in Amarillo, Texas was acquired on July 31, 2001 for $5,000,000; and Pacific Corporate Park, in Orange County, California, is scheduled to be acquired in the first quarter of 2002. Imperial Capital Bank provided a mortgage loan in the amount of $2,938,000 at a variable rate of 4.125% over six-month LIBOR with a 20-year amortization period due October, 2011 for 1840 Aerojet Way. SMI Realty, Inc., provided an interest-only mortgage loan in the amount of $4,250,000 at a variable rate of 3.25% over the GECC Composite Commercial Paper Rate due January, 2002 for Western Plaza. We have not yet obtained a loan for Pacific Corporate Park. 1840 Aerojet Way. 1840 Aerojet Way (Val-Pak) is an industrial building containing approximately 102,948 square feet of leasable space. As of December 31, 2001, 1840 Aerojet Way (Val-Pak) was approximately 100% occupied. Western Plaza is a retail shopping center containing approximately 412,127 square feet of leasable space. As of December 31, 2001, the Western Plaza was approximately 35% occupied. The Pacific Corporate Park is six office buildings containing approximately 166,785 square feet of leasable space. As of December 31, 2001, Pacific Corporate Park was approximately 79% occupied. Our advisor is the managing member of NNN 2001 Value Fund, LLC.

   NNN Reno Trademark, LLC, a Virginia limited liability company, was formed by our advisor in May of 2001 to acquire a 60% tenant in common interest in the Trademark Building. (the remaining 40% tenant in common interest was purchased by T REIT, Inc., an affiliate of the advisor). The Trademark Building is an industrial building in Reno, Nevada, which was acquired on September 4, 2001 for $7,296,110. Greenwich Capital Financial Products, Inc. provided an interest-only bridge loan in the amount of $2,700,000 at a variable rate of 2.45% over 30-day LIBOR for the first six months and 2.70% over 30-day LIBOR thereafter. The loan may be converted to a 30-year amortization loan due in five years with all terms determined by the lender. The Trademark Building includes approximately 75,257 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Reno Trademark, LLC.

   NNN Gateway Plaza, LLC, a Virginia limited liability company, was formed by our advisor in December of 2000 to acquire Gateway Plaza, a shopping center in Aurora, Colorado, for $7,763,000 on April 5, 2001. Northland Financial Company, Bloomington, Minnesota provided a mortgage loan in the amount of $6,600,000 at a fixed rate of 8.93% with a 30-year amortization period due June, 2007. Gateway Plaza includes approximately 101,048 square feet of leasable space, and as of December 31, 2001, was approximately 92% occupied. Our advisor is the managing member of NNN Gateway Plaza, LLC.

   NNN Washington Square, LLC, a Virginia limited liability company, was formed by our advisor in May 2001 to acquire Washington Square Center. Washington Square Center is an approximately 71,502 square foot shopping center in Stephenville, Texas, 60 miles southwest of Dallas/Ft, Worth, Texas. Washington Square Center was purchased for $7,263,000. UBS Warburg Real Estate Investments provided a mortgage loan in the amount of $4,890,000 at a fixed rate of 7.50% with a 30-year amortization period due November, 2011. The shopping center was acquired on October 16, 2001 and was approximately 92% occupied as of December 31, 2001. Our advisor is the managing member of NNN Washington Square, LLC.

   NNN One Gateway Plaza, LLC, a Virginia limited liability company, was formed by our advisor in June of 2001 to acquire One Gateway Plaza, a Class A office building in Colorado Springs, Colorado, which it acquired for $12,550,000 on July 30, 2001. Bank of America provided a mortgage loan in the amount of $9,375,000 at a fixed rate of 7.40% with a 30-year amortization period due August, 2011. One Gateway Plaza includes approximately 113,139 square feet of leasable space, and as of December 31, 2001, was approximately 97% occupied. Our advisor is the managing member of NNN One Gateway Plaza, LLC.

   NNN LV 1900 Aerojet Way, LLC, a Virginia limited liability company, was formed by our advisor in July of 2001, to acquire 1900 Aerojet Way, a distribution center in North Las Vegas, Nevada, which it acquired on August 31, 2001 for $5,067,000. Greenwich Capital Financial Products, Inc. provided a mortgage loan in the amount of $3,625,000 at a fixed rate of 7.42% with a 30-year amortization period due September, 2011. 1900 Aerojet Way includes approximately 106,717 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN LV 1900 Aerojet Way, LLC.

   NNN Timberhills Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor on September 13, 2001 to acquire the Timberhills Shopping Center, a shopping center in Sonora, California, which it acquired on November 21, 2001 for $9,180,000. Bank of America provided a mortgage loan in the amount of $6,390,000 at a fixed rate of 7.40% with a 30-year amortization period due December 1, 2011. Timberhills Shopping Center includes approximately 102,304 square feet of leasable space, and as of December 31, 2001, was 93% occupied. Our advisor is the managing member of NNN Timberhills Shopping Center, LLC.

   NNN Addison Com Center, LLC, a Virginia limited liability company, was formed by our advisor on October 30, 2001 to acquire the Addison Com Center, an office building in Addison, Texas, which it acquired on November 1, 2001 for $10,500,000. LaSalle National Bank provided a mortgage loan in the amount of $7,750,000 at a fixed rate of 7.25% with a 30-year amortization period due November 1, 2011. Addison Com Center includes approximately 96,396 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN Addison Com Center, LLC.

   NNN County Center Drive, LLC, a California limited liability company, was formed by our advisor on August 13, 2001 to acquire the County Center Building, a distribution warehouse and office building in Temecula, California, which it acquired on September 28, 2001 for $5,395,000. Imperial Capital Bank provided a mortgage loan in the amount of $3,210,000 at a variable rate of 4.125% over 6-month LIBOR with a 20-year amortization period due September, 2011. The County Center Building includes approximately 77,582 square feet of leasable space, and as of December 31, 2001, was 100% occupied. Our advisor is the managing member of NNN County Center Drive, LLC.

   The information set forth above should not be considered indicative of results to be expected from our company.

   We encourage potential investors to examine the prior performance tables attached as Exhibit A to this prospectus for more detailed information regarding the prior experience of our advisor. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the prior advisor programs. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part gives additional information relating to properties acquired by the prior advisor programs. We will furnish, without charge, copies of such table upon request.

                             CONFLICTS OF INTEREST

   WE MAY PURCHASE TENANT IN COMMON INTERESTS IN PROPERTIES FROM OR WITH AFFILIATES OF OUR ADVISOR.

                       ADOPTION OF SHARE REPURCHASE PLAN

   Effective May 24, 2001, we adopted the Share Repurchase Plan attached as Exhibit A. Our Share Repurchase Plan may, subject to restrictions, provide eligible investors with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

  . During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10.00 offering price per share, reflecting the elimination of selling commissions, due diligence, and marketing support fees and expenses.

  . During periods in which we are not engaged in a public offering of shares, we will determine the repurchase price for shares from time to time based on the value of our underlying assets, as determined periodically. We will announce any price adjustment and the time period of its effectiveness on a regular basis.

   A shareholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our Share Repurchase Plan. Also, a shareholder electing to offer shares for sale to us must offer at least twenty-five percent (25%) of the total number of his or her shares.

   We will make repurchases under the Share Repurchase Plan, if requested, on or about the last day of each calendar quarter on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any consecutive 12-month period to five percent (5%) of the number of shares outstanding at the beginning of such 12-month period.

   Funding for our Share Repurchase Plan will come exclusively from proceeds we receive from the sale of shares under our dividend reinvestment plan and up to $100,000 per calendar quarter from the public offering of our shares.

   Our board of directors, in its sole discretion, may amend or terminate the Share Repurchase Plan.

   We cannot guarantee that the funds set aside for the Share Repurchase Plan will be sufficient to accommodate all requests made each calendar quarter. If sufficient funds are not available when repurchase is requested, the shareholder may withdraw the request or leave the request in place for repurchase in a subsequent quarter when sufficient funds are available.

   Shareholders are not required to sell their shares to us. The Share Repurchase Plan is only intended to provide interim liquidity for shareholders until a liquidity event occurs, such as the listing of shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

   Shares we purchase under the Share Repurchase Plan will be permanently retired and will not be available for reissuance.

                            INDEPENDENT ACCOUNTANTS

   We were notified on July 11, 2000, by Haskell & White, LLP, our independent accountant, that it had resigned as our independent accountant. Haskell & White provided an independent auditors report on our balance sheet dated as of December 31, 1999, and Haskell & White's report is included in our registration statement on Form S-11 declared effective by the Securities & Exchange Commission on February 22, 2000. Haskell & White's report on that balance sheet did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. We do not have, and have not had, any disagreements with Haskell & White on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In addition, Haskell & White has informed us in writing they did not have any disagreements with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

   On September 18, 2000, we engaged Squar, Milner, Reehl & Williamson, LLP as our independent accountant and Squar Milner accepted such appointment. The decision to engage Squar Milner was approved by our board of directors on the recommendation of its audit committee. Our shareholders ratified Squar Milner as our company's auditors at the 2001 Annual Meeting of Shareholders.

   We had no relationship with Squar Milner during the two years ended December 31, 1999 and 1998, or the subsequent interim periods prior to and including September 18, 2000.

                                    EXPERTS

   The below-referenced financial statements included in this supplement to our prospectus and our registration statement, including the audited Historical Statements of Revenue and Direct Operating Expenses for the Christie Street Property, the Northstar Crossing Property, the Thousand Oaks Property, the Pahrump Property, and the Trademark Building Property have been audited by Squar, Milner, Reehl & Williamson, LLP, independent auditors, as stated in their reports appearing in this supplement to our prospectus, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   All property acquisitions completed by us have been audited in accordance with SEC S-X Rule 3-14, with the exception of Seguin Corners Shopping Center, Plaza Del Rey Shopping Center and the County Center Building. We purchased tenancy in common interests in these three properties, which we consider to be insignificant with respect to the consolidated financial statements. Accordingly, we believe that audits in accordance with SEC S-X Rule 3-14 on these properties are not required to maintain compliance with SEC Rules and Regulations.

                             FINANCIAL INFORMATION

Audited Financial Statements for 2001, 2000 and 1999

   Set forth below are the following audited consolidated financial statements for our company as of and for the years ended December 31, 2000 and 2001:

    1. Independent Auditors' Report;
    2. Consolidated Balance Sheet;
    3. Consolidated Statement of Operations;
    4. Consolidated Statement of Shareholders' Equity;
    5. Consolidated Statement of Cash Flows;
    6. Notes to Consolidated Financial Statements; and
    7. Schedule III (Real Estate and Accumulated Depreciation)


   Also set forth below is the December 31, 1999 balance sheet for our company and the related notes to such financial statement. ALL POTENTIAL INVESTORS ARE DIRECTED TO DISREGARD AND NOT RELY ON THE BALANCE SHEET DATED DECEMBER 31, 1999 AND ACCOMPANYING REPORT OF HASKELL & WHITE, LLP IN THE ORIGINAL PROSPECTUS DATED FEBRUARY 22, 2000.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
T REIT, Inc.

   We have audited the accompanying consolidated balance sheets of T REIT, Inc., a Virginia corporation, and subsidiary (the "Company"), as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of T REIT, Inc. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule III entitled "Real Estate and Accumulated Depreciation", when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/  Squar, Milner, Reehl & Williamson, LLP

Newport Beach, California
March 15, 2002

                                 T REIT, INC.

                          CONSOLIDATED BALANCE SHEETS
                          December 31, 2001 and 2000

                                                                                 2001         2000
                                                                              -----------  -----------
                                   ASSETS
                                   ------
Real estate operating properties:
   Land...................................................................... $ 8,926,043  $ 4,763,737
   Buildings and improvements................................................  26,951,837   15,010,455
   Investment in unconsolidated real estate..................................   1,878,037           --
                                                                              -----------  -----------
                                                                               37,755,917   19,774,192
   Less accumulated depreciation and amortization............................    (594,381)     (38,373)
                                                                              -----------  -----------
                                                                               37,161,536   19,735,819
Cash and cash equivalents....................................................   3,647,159      248,077
Restricted cash..............................................................          --      211,000
Real estate deposits.........................................................     631,500      323,240
Accounts receivable..........................................................     293,163      103,469
Accounts receivable from related parties.....................................     627,000           --
Other assets, net............................................................     698,420           --
Note receivable..............................................................     595,000           --
Notes receivable from related parties........................................   1,787,579      950,000
                                                                              -----------  -----------
                                                                              $45,441,357  $21,571,605
                                                                              ===========  ===========

                    LIABILITIES AND SHAREHOLDERS' EQUITY
                    ------------------------------------
Accounts payable and accrued liabilities..................................... $   748,317  $ 1,093,228
Security deposits and prepaid rent...........................................     190,156       95,393
Common stock subscription deposits...........................................          --      211,000
Notes payable................................................................  24,737,461   15,078,808
                                                                              -----------  -----------
                                                                               25,675,934   16,478,429
Commitments and contingencies

Shareholders' equity:
   Common stock, $.01 par value; 10,000,000 shares authorized; 2,470,487 and
     664,271 shares issued and outstanding at December 31, 2001 and 2000,
     respectively............................................................      24,705        6,643
   Additional paid-in capital, net of offering costs of $2,976,946...........  20,305,132    5,187,315
   Accumulated deficit.......................................................    (564,414)    (100,782)
                                                                              -----------  -----------
                                                                               19,765,423    5,093,176
                                                                              -----------  -----------
                                                                              $45,441,357  $21,571,605
                                                                              ===========  ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                                 T REIT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                For the Years Ended December 31, 2001 and 2000

                                                               2001       2000
                                                            ----------  ---------
Revenues
   Rental income........................................... $3,934,690  $ 250,111
   Interest income.........................................    208,092     48,510
                                                            ----------  ---------
                                                             4,142,782    298,621
Expenses
   Rental expenses.........................................  1,125,047     60,638
   General and administrative..............................    636,543    102,300
   Organizational..........................................         --     29,888
   Depreciation and amortization...........................    611,765     38,373
   Interest................................................  2,117,069    168,204
                                                            ----------  ---------
                                                             4,490,424    399,403
Loss on sale of real estate operating properties...........    177,948         --
Equity in earnings of unconsolidated real estate operating
  properties...............................................     61,958         --
                                                            ----------  ---------
Net loss................................................... $ (463,632) $(100,782)
                                                            ==========  =========
Basic and diluted loss per common share.................... $    (0.33) $   (0.44)
                                                            ==========  =========
Weighted average number of common shares outstanding, basic
  and diluted..............................................  1,398,104    228,269
                                                            ==========  =========









  The accompanying notes are an integral part of these consolidated financial statements.

                                 T REIT, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                For the Years Ended December 31, 2001 and 2000

                                                             Additional
                                        Number of    Par      Paid-in    Accumulated
                                         Shares     Value   Capital, net   Deficit      Total
                                        ---------  -------  ------------ ----------- -----------
BALANCE - January 1, 2000..............       100  $     1  $        99   $      --  $       100
Redemption of common stock.............      (100)      (1)         (99)         --         (100)
Issuance of common stock...............   664,271    6,643    5,336,522          --    5,343,165
Distributions..........................        --       --     (149,207)         --     (149,207)
Net loss...............................        --       --           --    (100,782)    (100,782)
                                        ---------  -------  -----------   ---------  -----------

BALANCE - December 31, 2000............   664,271  $ 6,643  $ 5,187,315   $(100,782) $ 5,093,176
Issuance of common stock............... 1,806,216   18,062   16,263,438          --   16,281,500
Distributions..........................        --       --   (1,145,621)         --   (1,145,621)
Net loss...............................        --       --           --    (463,632)    (463,632)
                                        ---------  -------  -----------   ---------  -----------
BALANCE - December 31, 2001............ 2,470,487  $24,705  $20,305,132   $(564,414) $19,765,423
                                        =========  =======  ===========   =========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 T REIT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 2001 and 2000

                                                                                  2001         2000
                                                                              ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss..................................................................... $   (463,632) $  (100,782)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
   Equity in earnings of unconsolidated real estate operating properties.....      (61,958)          --
   Loss on sale of real estate operating properties..........................      227,948           --
   Depreciation and amortization.............................................      611,765       38,373
   Change in operating assets and liabilities:
       Accounts receivable...................................................     (189,694)    (103,469)
       Accounts receivable from related parties..............................     (627,000)          --
       Other assets..........................................................     (716,339)          --
       Accounts payable and accrued liabilities..............................     (344,911)     349,087
       Security deposits and prepaid rent....................................       94,763       95,393
                                                                              ------------  -----------
Net cash provided by (used in) operating activities..........................   (1,469,058)     278,602

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate operating properties.................................   (4,984,856)  (3,951,243)
Sale of real estate operating properties.....................................    1,050,000           --
Issuance of note receivable..................................................     (595,000)          --
Issuance of notes receivable from related parties............................     (837,579)    (950,000)
Real estate deposits.........................................................     (308,260)    (323,240)
Investment in unconsolidated real estate.....................................   (1,816,079)          --
                                                                              ------------  -----------
Net cash used in investing activities........................................   (7,491,774)  (5,224,483)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net..................................   16,281,500    5,343,065
Proceeds from issuance of notes payable......................................   13,150,000           --
Principal payments on notes payable..........................................  (15,925,965)          --
Distributions................................................................   (1,145,621)    (149,207)
                                                                              ------------  -----------
Net cash provided by financing activities....................................   12,359,914    5,193,858
                                                                              ------------  -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS....................................    3,399,082      247,977

CASH AND CASH EQUIVALENTS -- beginning of year...............................      248,077          100
                                                                              ------------  -----------

CASH AND CASH EQUIVALENTS -- end of year..................................... $  3,647,159  $   248,077
                                                                              ============  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
   Interest.................................................................. $  2,216,120  $    69,153
                                                                              ============  ===========
   Income taxes.............................................................. $     30,674  $        --
                                                                              ============  ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of real estate operating properties with debt....................... $ 12,434,618  $15,078,808
                                                                              ============  ===========
Purchase of real estate with accrued liabilities, net of repayments.......... $         --  $   744,141
                                                                              ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 T REIT, INC.

                       NOTES TO CONSOLIDATED STATEMENTS
                For the Years Ended December 31, 2001 and 2000

1.  ORGANIZATION

   T REIT, Inc. (the "Company") was formed in December 1998 in the Commonwealth of Virginia and operates as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. The Company is in the business of acquiring existing office, industrial, retail and service properties located in several states. As of December 31, 2001, the Company has three properties, three tenancy in common interests and has entered into several agreements to purchase additional properties (See Note 11). The Company acquires properties through its operating partnership, T REIT, L.P., which is wholly-owned by the Company.

   The Company is externally advised by Triple Net Properties, LLC (the "Advisor"), which is primarily responsible for managing the day-to-day operations and assets of the Company. The Advisory Agreement dated February 22, 2000, between the Company and the Advisor is for a one-year term, subject to successive renewals (See Note 10).

   Pursuant to a registration statement on Form S-11 (the "Registration Statement") under the Securities Act of 1933, as amended, the Company is offering for sale up to 10,000,000 shares of its common stock (the "Shares", and collectively the "Offering") at an Offering price of $10 per Share. The Registration Statement was declared effective on February 22, 2000. The Offering was to be terminated on the earlier of February 22, 2002, or the date on which the maximum number of shares have been sold. Considering that as of December 31, 2001, the Company had sold 2,470,487 shares of its common stock, the Company extended the offering until May 31, 2002. Additionally, the Company deregistered 5,000,000 shares that management did not believe could be sold between February 22, 2002 and May 31, 2002.

   The accompanying consolidated financial statements of the Company have been prepared assuming that the Company continues in its present form. Effective September 26, 2000, the Company completed its first property acquisition and thus commenced its planned principal operations. As of December 31, 2001, the Company has completed its first full year of operations. However, the Company has not generated sufficient cash flow to support its operations, has an accumulated deficit of approximately $564,414, does not have a cash reserve dedicated to fund capital expenditures, and historically has been supported by Offering proceeds. As such, all dividends distributed through December 31, 2001 are effectively a return of capital to the investors as the Company has not generated any profits to support such dividends. For the year ended December 31, 2001, the Company has made cash distributions of $1,145,621 and its operating activities used net cash of $1,469,058. The Company's ability to pay dividends subsequent to the termination of the Offering on May 31, 2002 will be significantly impacted by the Company's ability to generate positive cash flow from future operations. Effective April 1, 2001, the Company increased its annual dividend rate from 8% to 8.25%, and has committed to paying monthly dividends at an annual rate of 8.25% to the extent of lawfully available funds.

   Although the Company has defaulted on three of its notes payable maturing in 2001, management was successful in refinancing two of these notes in December 2001 and has entered into a loan commitment to refinance the third note in January 2002 (See Note 9). Management believes that, inclusive of proposed future acquisitions (See Note 11), the Company will generate sufficient cash flow in the year ending December 31, 2002 to fund operations and any declared dividends.

   Management also believes that, to the extent, if any, that the Company is not successful in generating operations sufficient to meet its cash flow requirements, the Company can secure a line of credit to finance any cash flow deficits. Additionally, the Company's current cash position of $3,647,159 at December 31, 2001 could be used to compensate for cash flow deficits. Accordingly, the Company's continuation in its present form is dependent upon its ability to achieve positive cash flow from operations and secure permanent financing of its

                                 T REIT, INC.

real estate properties as needed. Subsequent to December 31, 2001 and through March 15, 2002, the Company has recorded an additional $5,845,000 in gross Offering proceeds.

   In the event Management's plans are not attained, the Company's financial condition could be adversely impacted to a material extent.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such financial statements and accompanying notes are the representations of Company management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

  Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of the Company and T REIT, L.P. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Real Estate Operating Properties

   Real estate operating properties are held for investment and carried at cost less accumulated depreciation. Cost includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred.

   Depreciation is generally provided on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 40 years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

   Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the asset's carrying amount is greater than the sum of the future undiscounted cash flows (excluding interest) estimated to be generated by those assets. As of December 31, 2001 and 2000, no indicators of impairment existed and, thus, no impairment losses have been recorded.

   The Company follows the provisions of Financial Accounting Standards Board's Emerging Issues Task Force 97-11, "Accounting for Internal Costs Related to Real Estate Property Acquisitions." Accordingly, the Company does not capitalize its internal acquisition costs incurred in conjunction with the identification and acquisition of properties to be held for investment.

  Cash and Cash Equivalents

   Certificates of deposit and short-term investments with remaining maturities of three months or less when acquired are considered cash equivalents.

  Allowance for Uncollectible Receivables

   Management believes that all accounts receivable will be collected by the Company; accordingly, the accompanying consolidated financial statements do not include an allowance for uncollectible accounts.

                                 T REIT, INC.

  Concentration of Credit Risk

   Financial instruments that potentially subject the Company to a concentration of credit risk are primarily cash investments and accounts receivable from tenants. Cash is generally invested in investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. The Company has cash in financial institutions which is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 per institution. At December 31, 2001 and 2000, the Company had cash accounts in excess of FDIC insured limits. Concentration of credit risk with respect to accounts receivable from tenants is limited. The Company performs credit evaluations of prospective tenants, and security deposits are obtained.

  Other Concentrations

   As of December 31, 2001, the Company has two properties and two tenants in common interests in properties located in the State of Texas. Accordingly, there is a geographic concentration of risk subject to fluctuations in the State's economy. Additionally, Albertson's and H.E. Butt Grocery Co. account for approximately 22% and 11%, respectively, of the Company's annualized base rental income. No other single tenant accounted for a significant portion of the Company's rental income.

  Fair Value of Financial Instruments

   The Company believes that the December 31, 2001 and 2000 interest rates associated with mortgages payable approximate the market interest rates for these types of debt instruments and as such, the carrying amount of the mortgages payable approximate their fair value.

   The carrying amount of notes receivable, cash and cash equivalents, restricted cash, accounts receivable, and accounts payable and accrued liabilities, approximate fair value because of the relatively short maturity of these instruments.

  Rental Income

   Rental income is recognized on a straight-line basis over the related lease term. As a result, deferred rent is created when rental income is recognized during "free rent" periods of a lease. Deferred rent is not significant at December 31, 2001 and 2000.

  Income Taxes

   The Company operates as a real estate investment trust for federal income tax purposes. As a REIT, the Company is generally not subject to income taxes. To maintain its REIT status, the Company is required to distribute annually as dividends at least 95% of its REIT taxable income for the year ended December 31, 2000, and effective January 1, 2001, at least 90% of its REIT taxable income, as defined by the Internal Revenue Code ("IRC"), to its shareholders, among other requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Although the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income. For the year ended December 31, 2001, the Company incurred franchise taxes in the State of Texas of approximately $70,000. Such taxes incurred for the year ended December 31, 2000 are considered insignificant to the accompanying consolidated financial statements.

                                 T REIT, INC.

  Per Share Data

   The company reports earnings per share pursuant to Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share attributable for all periods presented is computed by dividing the loss to common stockholders by the weighted average number of common shares and potential common stock outstanding during the period. Diluted loss per share is antidilutive since the Company incurred losses for the years ended December 31, 2001 and 2000.

  Use of Estimates

   The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2001 and 2000, and the revenues and expenses for the years then ended. Actual results could differ from those estimates.

  Stock Options and Similar Equity Instruments

   The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). For employee compensatory stock options that will eventually vest, compensation expense is recognized during the periods in which the related employee services are rendered. Such expense is generally measured by determining the excess, if any, of the grant date estimated fair market value of the underlying stock over the amount to be paid by the employee in conformity with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Compensatory stock options and similar equity instruments issued to non-employees in exchange for goods or services are accounted for based on the estimated fair market value of (1) the goods or services received or (2) the equity instrument issued, whichever is more reliably measurable. This accounting policy is in conformity with SFAS 123.

  Recently Issued Accounting Pronouncements

   In fiscal 2001, the Company adopted Statement of Financial Standards No. 133, "Accounting for Derivatives, Instruments and Hedging Activities" ("SFAS 133"), as amended. Management does not believe that it engages in the activities described under such pronouncement, and therefore the adoption of SFAS 133 had no effect on the Company's consolidated financial statements.

   In July 2001, the Financial Accounting Standards Board issued Statements No. 141, "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 supersedes Accounting Principles Board Opinion No. 16, "Business Combinations" and SFAS No. 38, "Accounting for Pre-acquisition Contingencies of Purchased Enterprises". SFAS 141 is effective for fiscal years beginning after June 30, 2001 and requires that all business combinations be accounted for by the purchase method. SFAS 142 supersedes APB Opinion No. 17, "Intangible Assets". SFAS 142 is effective for fiscal years beginning after December 15, 2001 and provides that all existing and newly acquired goodwill and intangible assets will no longer be amortized but will be tested for impairment at least annually and written down only when impaired. Management does not believe that the requirements of such pronouncements will have a significant impact on the Company's future financial statements.

   Additionally, the Financial Accounting Standards Board has recently issued Statements No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") and No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 143 addresses financial accounting and reporting for

                                 T REIT, INC.

obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS 144 supersedes Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", addresses financial accounting and reporting for the impairment or disposal of long-lived assets, including accounting for a segment of a business accounted for as a discontinued operation. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. Management has not determined how the requirements of such pronouncements will affect the Company's future financial statements.

3.  REAL ESTATE OPERATING PROPERTIES

   The Company generally allocates the purchase price between land and buildings at a rate of 90% and 10% for office buildings and 75% and 25% for shopping centers.

   On September 26, 2000, the Company acquired the Christie Street Office Building (the "Christie Building") from an unrelated party, a 17,141 square foot Class C office building in Lufkin, Texas. The purchase price of $1,250,000 consisted of cash and a note payable to the seller in the amounts of $500,000 and $750,000, respectively. The building was sold on November 13, 2001 as described below.

   On October 26, 2000, the Company purchased the Northstar Crossing Shopping Center, located in Garland, Texas containing 67,500 rentable square feet. The purchase price of $3,930,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $1,235,000 and $2,695,000, respectively. The seller is not affiliated with the Company or the Advisor and the building was 89% occupied at December 31, 2001.

   On December 6, 2000, the Company also acquired the Thousand Oaks Shopping Center, located in San Antonio, Texas containing 162,864 rentable square feet. The purchase price of $13,000,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $2,162,500 and $10,837,500, respectively. The seller is not affiliated with the Company or the Advisor and the building was 91% occupied at December 31, 2001.

   Through purchases and simultaneous sales, the Company acquired a tenant in common interest in both Plaza Del Rey Shopping Center, a shopping center in Seguin, Texas containing 126,322 rentable square feet, and Seguin Shopping Center, a shopping center in Seguin, Texas containing 21,000 rentable square feet, on November 17, 2000 and November 22, 2000, respectively. Plaza Del Rey's total purchase price of $5,050,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $1,055,000 and $3,995,000, respectively. Seguin's total purchase price of $2,450,000 consisted of cash and a note payable to an affiliate of the seller in the amounts of $1,905,000 and $545,000, respectively. The Company's percentage of ownership in Plaza Del Rey and Seguin is 16.5% and 26.0%, respectively, and the Company's portion of the purchase price and debt is $833,250 and $659,175 for Plaza Del Rey and $637,000 and $141,700 for Seguin Shopping Center, respectively. Plaza Del Rey and Seguin were 82% and 100% occupied at December 31, 2001, respectively.

   On May 11, 2001, the Company acquired the Pahrump Valley Junction Shopping Center located in Pahrump, Nevada and containing 105,721 rentable square feet. The total purchase price of $17,150,000 consists of cash and a note payable in the amounts of approximately $4,750,000 and $12,400,000, respectively. The Seller is not affiliated with the Company or the Advisor and the building was 99% occupied at December 31, 2001.

   On November 13, 2001, the Company's operating partnership sold the Christie Building for $1,050,000. In connection with the sale, the Company provided seller financing in the form of a promissory note in the amount of $595,000 (See Note 6). The Company further agreed, as part of the sale transaction, to guarantee the lease payment for a period of five years (See Note 15).

                                 T REIT, INC.

   The sale of the Christie Building resulted in an initial loss of approximately $225,000 before a refund of $50,000 in real estate commissions by Triple Net Properties Realty, Inc., an affiliated entity, and a refund from the Advisor of asset management fees of approximately $9,600.

   The Christie Building was disposed of in accordance with the Company's plan to concentrate on larger, institutional quality assets.

   The Company's properties are leased to tenants under operating leases with terms ranging from 3 to 25 years and are either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum rent to be received from noncancelable operating leases, excluding tenant reimbursements of certain costs, for each of the next five years ending December 31 and thereafter, are summarized as follows:

    2002....................................................... $ 3,592,000
    2003.......................................................   3,422,000
    2004.......................................................   3,271,000
    2005.......................................................   3,003,000
    2006.......................................................   2,808,000
    Thereafter.................................................  34,225,000
                                                                -----------
                                                                $50,321,000
                                                                ===========

   A certain amount of the Company's rental income is from tenants with leases which are subject to contingent rent provisions. These contingent rents are subject to the tenant achieving periodic revenues in excess of specified levels. For the years ended December 31, 2001 and 2000, the amount of contingent rent earned by the Company was not significant.

4.  INVESTMENT IN UNCONSOLIDATED REAL ESTATE

   Investments in unconsolidated real estate is related to the acquisition on September 4, 2001 of a 40% undivided tenancy in common interest in the Trademark Building by T REIT -- Reno Trademark, L.L.C. ("Reno Trademark"), a wholly owned subsidiary of T REIT, L.P. The property is located in Reno, Nevada and contains 75,257 rentable square feet. The Company uses the equity method of accounting to account for the acquisition and the operations of the Trademark Building. The total purchase price allocated to Reno Trademark was approximately $2,852,000, which consists of cash and a note payable in the amounts of approximately $1,772,000 and $1,080,000, respectively. The remaining 60% of the Trademark Building was purchased by NNN Reno Trademark, L.L.C., an affiliate of the Advisor. The Seller is not affiliated with the Company or the Advisor and Memec, Inc., a subsidiary of Schroder Ventures, a European investment group, is the only tenant with an annual rental income of approximately $748,000.

                                 T REIT, INC.

   Unaudited, condensed, combined historical financial information for the Trademark Building as of and for the one hundred and eight day period ended December 31, 2001 is as follows:

                                                         The     40% of the
                                                      Trademark  Trademark
                                                      Building    Building
                                                      ---------- ----------
    Assets........................................... $7,492,749 $2,997,100
                                                      ========== ==========
    Liabilities......................................  2,700,000  1,080,000
    Equity...........................................  4,792,749  1,917,100
                                                      ---------- ----------
                                                      $7,492,749 $2,997,100
                                                      ========== ==========
    Revenues......................................... $  296,083 $  118,433
    Expenses.........................................    141,187     56,475
                                                      ---------- ----------
                                                      $  154,896 $   61,958
                                                      ========== ==========

   The Company is jointly and severally liable for the entire note in connection with this acquisition in the amount of $2,700,000 (See Note 15).

5.  COMMON STOCK SUBSCRIPTION DEPOSITS

   At December 31, 2000, the Company had subscription deposits of $211,000 in an interest-bearing escrow account, which represents funds from the sale of the Company's common stock under the Registration Statement to residents of Pennsylvania. Pennsylvania law prohibits the disbursement of such funds until at least one million shares are issued by the Company. As of April 30, 2001, the Company reached this threshold and, accordingly, the cash is no longer restricted.

6.  NOTE RECEIVABLE

   In November 2001, the Company advanced $595,000 to the buyer of the Christie Building (See Note 3). The note is secured by a deed of trust, with interest at 8.5% and maturity in December 2006. Interest income earned in connection with this note for the year ended December 31, 2001 was not significant.

7.  NOTES RECEIVABLE FROM RELATED PARTIES

   In December 2000, the Company advanced $900,000 to W REIT, L.P., an affiliated entity, based on a note receivable with interest at 12%, maturity in June 2001 and is secured by a first mortgage. W REIT, L.P. used the proceeds to retire debt on the real estate property serving as collateral for the note.

   In addition, the Company advanced $430,000 to W REIT, L.P. in March 2001 subject to the same terms and conditions as the previous note. W REIT, L.P. is planning to refinance such property in 2002 and management believes such refinancing will result in the Company being paid in full.

   During 2000, the Company also advanced W REIT, L.P. $50,000 at 12% and maturity in June 2001. The original notes and the $50,000 advance matured in June 2001 and have been extended through June 30, 2002. As of December 31, 2001, no interest has been paid on the W REIT advance or notes receivable. Accordingly, accrued interest in the amount of approximately $150,000 is included in the accompanying consolidated balance sheets under the caption Notes receivable from related party (see Note 15).

                                 T REIT, INC.

   Anthony W. Thompson, the CEO of the Company, is a director of Western REIT, Inc., the parent of W REIT, L.P., and the president and beneficial owner of approximately 34% of Triple Net Properties, L.L.C., the advisor to both Western REIT, Inc. and the Company. The Company's directors and officers own less than 1% of Western REIT, Inc. In addition, Triple Net Properties, LICH is the general partner of W REIT, L.P.


   As of December 31, 2001, the Company also has a note receivable from NNN County Center Drive, LLC ("County Center, LLC"), an affiliated entity, (See
Note 17) in the amount of $258,000. The note was entered into in November 2001, secured by the assets of County Center, LLC with interest at 12% and maturity in January 2002. The entire balance of the note and accrued interest was repaid to the Company in January 2002.

8.  STOCK OFFERING COSTS

   As of December 31, 2001 and 2000, the Company sold 2,470,487 and 664,271 shares of common stock, respectively, including 22,100 shares issued to the Advisor at $9.05 per share in 2000 and 32,374 and 4,644 shares sold under the DRIP (see Note 12) for the years ended December 31, 2001 and 2000, respectively. Aggregate gross proceeds before Offering costs and selling commissions approximate $24,602,000 and $6,611,000 as of December 31, 2001 and 2000, respectively.


   Pursuant to the Registration Statement discussed in Note 1, the Company is offering the Shares to the residents of 43 states. In connection with the Offering, the Company incurred approximately $1,710,000 and $1,267,000 of costs related to the issuance and distribution of the Shares for the years ended December 31, 2001 and 2000. Such amount includes a total of approximately $1,567,000 and $615,000 paid to the dealer manager (a related party -- See Note
14), principally comprised of sales commissions, underwriting discounts, and certain fees. As described in Note 10, an additional $153,000 and $87,000 was paid to the Advisor as of December 31, 2001 and 2000, respectively.


   The Shares can be offered to affiliates (officers, directors and brokers) at a discounted price of $9.05 per share.

   Effective May 24, 2001 the Company adopted the Share Repurchase Plan (the "Repurchase Plan"), which provides eligible shareholders with limited liquidity by enabling them to sell their Common Stock back to the Company. To be eligible to participate in the Repurchase Plan, a shareholder must offer for resale at least 25% of the total number of his Shares of Common Stock and he must have owned such Shares for at least one year.

   The price paid by the Company per repurchased Share of Common Stock during the Offering is $9.05. Repurchases are effected by the Company on or about the last day of each calendar quarter. Funding for the Repurchase Plan comes from the proceeds received by the Company from the sale of Shares under the DRIP and limited amounts sold during the Offering. As of December 31, 2001, the Company had repurchased 1,000 shares under this plan.

                                 T REIT, INC.

9.  NOTES PAYABLE

   Notes payable consists of the following at December 31:

                                                                                2001        2000
                                                                             ----------- -----------
Note payable to an individual, secured by a first deed of trust, fixed
  interest at 9%; principal and interest due in September 2020 (a).......... $        -- $   745,433

Note payable to an affiliate ("lender") of the seller, secured by a first trust deed on the respective property with a variable interest rate at the lender's Composite Commercial paper rate plus 3.5% (10.24% as of
  December 31, 2000): Principal and interest due in July 2001 (b)...........          --   2,695,000

Principal and interest due in June 2001 (b).................................          --  10,837,500

Principal and interest due in November 2001 (b) (c).........................     659,175     659,175

Note payable to a financial institution, secured by a first deed of trust, interest at LIBOR plus 2.25%; principal and interest due in
  September 2003 (d)........................................................     141,700     141,700

Note payable to a life insurance company, secured by a deed of trust, fixed interest at 6.0%; principal and accrued interest due in
  January 2009..............................................................  12,286,586          --

Note payable to a mortgage company, secured by a first deed of trust, fixed interest at 8.2%; principal and accrued interest due in
  January 2012 (e)..........................................................   2,900,000          --

Note payable to a mortgage company, secured by the a first deed of trust, interest at the greater of 6.5% or a spread of one month LIBOR plus
  3.5% floor for the first ninety days. After the ninety days rate will be the greater of 7.5% or a spread of 3.5% over the thirty day LIBOR;
  principal and accrued interest are due in January 2004 (f)................   8,750,000          --
                                                                             ----------- -----------
       Total................................................................ $24,737,461 $15,078,808
                                                                             =========== ===========

--------
(a) During the year ended December 31, 2001, the buyer of the Christie Building assumed the balance of this note (See Note 3).

(b) On November 16, 2001, the Company received a notice of default regarding the three notes in connection with the Northstar, Thousand Oaks and Plaza Del Rey properties, respectively, all maturing during 2001. The Company had to pay default interest to the lender in the amount of approximately
    $47,000 and 190,000 for the Northstar and Thousand Oaks notes, respectively.

(c) The Company owns a 16.5% tenant in common interest in the Plaza Del Rey Property, however, the Company is jointly and severally liable for the entire note payable balance of $3,995,000 (See Note 15). In January 2002, the Company entered into a loan commitment with a financial institution to refinance the note with a $4,900,000 five-year note at a fixed interest rate of 8% and maturity in five years for which the Company will be jointly and severally liable.

(d) The Company only owns a 26% tenancy in common interest in the Seguin Corners Property, however, the Company is jointly and severally liable for the entire note payable balance of $545,000 (See Note 15).

(e) This note is to refinance the original note in connection with the Northstar acquisition. The Company has incurred loan fees of approximately 2.5% on this note.

(f) This note is to refinance the original note in connection with the Thousand Oaks acquisition. The Company has incurred loan fees of approximately 2.5% on this note.

                                 T REIT, INC.

   The principal payments due on notes payable for each of the next five years ending December 31 and thereafter approximated the following:

    2002....................................................... $   894,000
    2003.......................................................     252,000
    2004.......................................................   9,163,000
    2005.......................................................     291,000
    2006.......................................................     313,000
    Thereafter.................................................  13,824,000
                                                                -----------
                                                                $24,737,000
                                                                ===========

10.  ADVISORY FEES

   The Advisor is primarily responsible for managing the Company's day-to-day business affairs and assets and carrying out the board of directors' directives. Several of the Company's officers and directors serve in that same capacity for the Advisor, and own approximately 29% of the equity interest in the Advisor. The Advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies, and other entities regarding the acquisition, management and disposition of real estate assets. The Advisor currently advises thirty-one entities that have invested in properties located in California, Colorado, South Dakota, Nevada, Kansas and Texas.

   Before the commencement of the Offering, the Advisor purchased 22,100 shares of Company common stock at a price of $9.05 per share for approximately $200,000 in cash. The Advisor intends to retain such shares while serving as the advisor to the Company.

   The Advisor bears the expenses incurred in connection with supervising, monitoring and inspecting real property or other assets owned by the Company (excluding proposed acquisitions) or otherwise relating to its duties under the Advisory Agreement. Such expenses include employing its personnel, rent, telephone, equipment, and other administrative expenses. The Company reimburses the Advisor for certain expenses incurred, including those related to proposed acquisitions and travel expenses. However, the Company will not reimburse the Advisor for any operating expenses that, in any four consecutive fiscal quarters, exceed the greater of 2% of Average Invested Assets (as defined) or 25% of net income for such year. If the Advisor receives an incentive distribution, net income (for purposes of calculating operating expenses) excludes any gain from the sale of assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to the Advisor during a fiscal quarter will be repaid to the Company within 60 days after the end of the fiscal year. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters, and other activities not directly related to real estate properties and other assets.

   The Advisor is compensated by the Company for its services through a series of fees pursuant to the Advisory Agreement with the Company. In addition to fee compensation, the Advisor is reimbursed organizational and offering costs and expenses it incurs on behalf of the Company. As of December 31, 2001 and 2000, the fees and cost reimbursements of approximately $153,000 and $87,000, respectively, have been paid by the Company to the Advisor from offering proceeds and no amounts are currently due the Advisor. However, the Advisor agreed in accordance to the Registration Statement to reimburse the Company for legal, accounting and certain other costs in excess of 2.5% of gross offering proceeds. As of December 31, 2001, accounts receivable from related parties include approximately $577,000 relating to such reimbursements.

                                 T REIT, INC.

   The Advisor may receive an annual Asset Management Fee of up to 1.5% of the Average Invested Assets. This fee will be paid or accrue quarterly, but will not be paid until the Shareholders have received distributions equal to a cumulative non-compounded rate of 8.25% per annum on their investment in the Company. If the fee is not paid in any quarter, it will accrue and be paid once the Shareholders have received a cumulative 8.25% return. The Advisor is also entitled to receive property management fees for management and leasing services. Such fees may not exceed 5% of the gross revenue earned by the Company on properties managed. Approximately $157,000 and $106,000 of asset management fees and property management fees were paid to the Advisor by the Company for the year ended December 31, 2001. Such fees were not significant in 2000. However, subsequent to December 31, 2001 the Company was reimbursed by the Advisor for the entire amount of asset management fees.

   Approximately $150,000 and $835,000 was earned by the Advisor and affiliates of the Advisor in connection with the Company's acquisition of properties during the years ended December 31, 2001 and 2000, respectively.

11.  PROPOSED ACQUISITIONS

   As of December 31, 2001, the Company had escrow and financing deposits in the amount of $81,500 for the proposed acquisition of an undivided tenant in common interest in the City Center West A Building, which was acquired in March 2002 (See Note 17). The Company also had escrow and financing deposits in the amount of $295,000 for the proposed acquisition of an undivided tenant in common interest in the Titan building and the adjoining Titan Plaza (the "Titan Property"). The purchase agreement was entered into in November 2001 between the seller, an unaffiliated entity, and the Advisor. The Titan Property consists of a six-story, 103,763 rentable square foot suburban office building and a single story, 27,765 square foot office building in the city of San Antonio, Texas and is anchored by St. Paul Fire, Marine Insurance and Titan Indemnity Company. The estimated purchase price is $9,242,000. The Property is currently 89% occupied.

   The proposed acquisitions are tenant in common interests in properties whereas the other tenants in common are participating in a tax-free exchange arranged by the Advisor. Such transactions earn the Advisor or its affiliates commissions on the tax-free exchanges, and may impact the extent to which the Company participates in such acquisitions.

12.  DIVIDEND REINVESTMENT PROGRAM

   Effective with the offering, the Company adopted the Dividend Reinvestment Program (the "DRIP"), which allows Company stockholders to purchase $0.01 par value per share Common Stock ("Common Stock"), through reinvestment of dividends, subject to certain conditions. The Company has registered and reserved 700,000 shares for distribution pursuant to the DRIP.

   Dividends reinvested pursuant to the DRIP are applied to the purchase of shares of Common Stock at a price per share (the "DRIP Price") equal to the greater of (i) $9.05 or (ii) 95% of the Market Price (as defined in the Dividend Reinvestment Program) until 700,000 shares have been purchased or until the termination of the offering, whichever occurs first. Thereafter, the Company may in its sole discretion effect additional registrations of common stock for use in the DRIP. The per share purchase price for any such additionally acquired shares will equal the DRIP Price. The Company has sold 32,374 and 4,644 shares of common stock under the DRIP for a total of approximately $293,000 and $42,000 for the years ended December 31, 2001 and 2000, respectively.

                                 T REIT, INC.

13.  STOCK OPTION PLANS

   Effective with the Offering, the Company authorized and reserved a total of 100,000 shares of common stock for issuance under the Independent Director Stock Option Plan.

   The Independent Director Stock Option Plan provides for the grant of initial and subsequent options. Initial options granted to each director are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director. Subsequent options are options to purchase 5,000 shares of common stock at the applicable option exercise price described below on the date of each annual shareholders' meeting to each independent director so long as the individual is still in office. During the years ended December 31, 2001 and 2000, the Company granted options to purchase 15,000 and 15,000 shares, respectively, to independent directors at an exercise price of $9.05 (the Offering price less the dealer manager's selling commission, marketing support, and due diligence reimbursement fee). Such options vest on the grant date. In May 2001, Debra Kirby declined to stand for reelection as an independent board member and effectively forfeited her 10,000 options. As of December 31, 2001 and 2000, none of the options under the Independent Director Option Plan have been exercised. In addition, in March 2002 James Nance and Warren James resigned from the Company's Board of Directors and effectively forfeited their 20,000 options.

   Also effective with the Offering, the Company authorized and reserved a total of 700,000 shares of common stock for issuance under the Officer and Employee Stock Option Plan (the "Officer/Employee Plan"). Acting on the recommendation of the compensation committee, the Board of Directors has the discretion to grant options to officers and employees effective as of each annual shareholders meeting. Options granted under the Officer/Employee Plan must be exercised within 90 days of terminating employment with the Company. In 2000, the Company granted its CEO and President Anthony W. Thompson and its Vice President, Sterling McGregor, options to purchase 45,000 shares, respectively. In 2001, Sterling McGregor terminated his employment with the Company and effectively forfeited the 45,000 options that he received and the Company granted Anthony Thompson an additional 45,000 options. Under the Officer/Employee Plan, options have an exercise price per share of $9.05 and vest two years after the grant date. As of December 31, 2001, none of the options under the Officer/Employee Plan have been exercised. Options granted under both plans described above have a ten-year life.

   A summary of the aggregate stock option activity under both of the above plans during the year ended December 31, 2001 and 2000 is presented below:

                                                                  Shares
                                                                  -------
      Options outstanding -- December 31, 1999...................      --
      Options granted............................................ 105,000
      Options exercised..........................................      --
      Options expired or forfeited...............................      --
                                                                  -------
      Options outstanding -- December 31, 2000................... 105,000 ptions granted.............................................  60,000
      Options exercised..........................................      --
      Options expired or forfeited...............................  55,000
                                                                  -------
      Options outstanding -- December 31, 2001................... 110,000
                                                                  =======
      Options exercisable -- December 31, 2001...................  20,000
                                                                  =======
      Weighted average remaining contractual life (in years) of
        options
        outstanding at year end..................................       9
                                                                  =======

                                 T REIT, INC.

   The weighted average exercise price for options issued and outstanding as of December 31, 2001 and 2000 was $9.05, respectively. The grant-date estimated fair value of options granted in 2001 and 2000 was $1.29 and $1.56 per option, respectively.

   Stock options granted to employees and independent directors are accounted for using the intrinsic value method of APB 25. Under APB 25, there was no compensation expense related to such options for the year ended December 31, 2001.

   If the fair value method of accounting had been applied to such options, the Company's reported net loss and loss per share (excluding forfeited stock options described above) would have been as follows for the years ended December 31:

                                                              2001       2000
                                                            ---------  ---------
Net loss, as reported...................................... $(464,000) $(101,000)
                                                            =========  =========
Net loss, pro forma........................................ $(543,000) $(154,000)
                                                            =========  =========
Basic and diluted loss per share, as reported.............. $   (0.33) $   (0.44)
                                                            =========  =========
Basic and diluted loss per share, pro forma................ $   (0.39) $   (0.67)
                                                            =========  =========

   The above pro forma effect of applying SFAS 123 is not necessarily representative of the impact on reported net income or loss for future years.

   The fair value was estimated using the Black-Scholes stock option pricing model based on the exercise price per share, the market price of the Company's common stock, and the weighted-average assumptions set forth below for issuances in the following years:

                                                              2001       2000
                                                            ---------  ---------
Expected life.............................................. 2.0 Years  2.0 years
Estimated volatility.......................................        22%        22%
Risk-free interest rate....................................      2.22%       5.1%
Dividends..................................................      8.25%      8.25%

   Volatility has been estimated based on reviewing the stock-price history of comparable publicly held REITs.

14.  EQUITY SECURITIES

   The Company has agreed to sell to the dealer manager, NNN Capital Corp. (a related party, wholly owned by Chief Executive Officer, Anthony Thompson), one warrant to purchase one share of common stock for every 40 shares of common stock sold by the dealer manager in any state other than Arizona, Missouri, Ohio, or Tennessee, up to a maximum of 250,000 warrants to purchase an equivalent number of shares. The dealer manager has agreed to pay the Company $0.0008 for each warrant. The warrants are issued on a quarterly basis commencing 60 days after the date the shares are first sold under the Offering. Except where prohibited by securities laws, the dealer manager may retain or distribute such warrants to broker-dealers participating in the offering.

   The holder of a warrant is entitled to purchase one share of common stock from the Company at a price of $12.00 per share, at any time from February 22, 2001 to February 2005. A warrant may not be exercised unless the shares to be issued upon the exercise of the warrant have been registered or are exempt from registration in

                                 T REIT, INC.

the state of residence of the warrant owner, or if a prospectus required under the laws of such state cannot be delivered to the buyer by the Company. Warrants are not exercisable until one year from the date of issuance. In addition, holders of warrants may not exercise the warrants to the extent such exercise would jeopardize the Company's status as REIT under the federal tax laws.

   The terms of the warrants (including the exercise price, the number and type of securities issuable upon their exercise, and the number of such warrants) may be adjusted pro-rata in the event of stock dividends, subdivisions, combinations and reclassification of shares or the issuance to stockholders of securities entitling them to purchase shares or securities convertible into shares. The terms of the warrants also may be adjusted if the Company engages in a merger or consolidation transaction or if all or substantially all of the assets are sold. Warrants are not transferable or assignable except by the dealer manager, the broker-dealers participating in the offering, or to individuals who are both officers and directors or licensed representatives of such entities. Exercise of the warrants is governed by the terms and conditions set forth in the dealer manager agreement and in the warrant.

   As of December 31, 2001, the Company had issued 53,529 warrants to soliciting dealers, however, no warrants had been exercised as of that date. The Company applied the fair value method of accounting for the warrants in accordance with SFAS 123 and determined that the impact on the financial statements as of December 31, 2001 was not significant.

   Warrant holders who are not shareholders may not vote on Company matters and are not entitled to receive distributions.

15.  COMMITMENTS AND CONTINGENCIES

   In connection with the sale of the Christie Building (See Note 3), the Company agreed as part of the sale transaction, to guarantee the lease payment in the amount $20,000 per month for a period of five years under a master lease agreement. Under this agreement, the Company is obligated to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. In addition, the Company is also obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. The Christie Building is a single tenant office building with the current tenant's lease expiring on August 31, 2002. It is not certain that the current tenant will choose to renew the lease. The Advisor has agreed to indemnify the Company against any future losses under the master lease agreement with the indemnification evidenced by an indemnity agreement dated November 13, 2001.

   The Company is jointly and severally liable for the entire balance of the note in connection with the acquisition of the Trademark Building (See Note 4). The note is secured by a deed of trust, interest at 30 day LIBOR plus a spread of 2.45% during the first six months and 2.7% thereafter. Principal and interest are due in September 2002. The Company is also jointly and severally liable for the entire note payable balance of $545,000 and $3,995,000 in connection with acquisition of the Seguin Corners property and Plaza Del Rey property, respectively (See Note 9).

   Section 6.4 of Article 6 of the Company's Articles of Incorporation prohibits the Company from making any loans or advances to its Advisor, directors, officers or any affiliated entities, however, the Company has made numerous loans or advances to affiliates. Management is not certain how such violations of the Articles of Incorporation will impact future operations of the Company.

                                 T REIT, INC.

16.  OTHER RELATED PARTY TRANSACTIONS

   On September 27, 2001, the Company entered into an agreement to participate as a co-borrower on a $500,000 loan and pledged its wholly owned shopping center in Pahrump, Nevada as collateral, evidenced by an unrecorded second deed of trust. The other co-borrowers include the Advisor, NNN LV 1900 Aerojet Way LLC, and Anthony W. Thompson (collectively the "affiliates"). The Company and the affiliates (collectively the "borrowers") were jointly and severally liable on the loan. The terms of the loan require the borrowers to pay a $15,000 commitment fee (deducted from the loan proceeds) and $97,500 per month through the maturity date of April 1, 2002, for a total repayment of $600,000. The proceeds of the loan were used to finance a property acquisition by a subsidiary of the Advisor that resulted in acquisition fees of $150,000 paid to the Advisor. All costs of the loan and the principal repayments were made by the Advisor (See Note 15). The loan was paid in full on February 7, 2002.

   The Company has purchased certain tenant in common interests in properties whereas the other tenants in common were participating in a tax-free exchange arranged by the Advisor. Such transactions earn the Advisor or its affiliates commissions on the tax-free exchanges, and may impact the extent to which the Company participates in such acquisitions.

17.  SUBSEQUENT EVENTS

  Note Receivable

   On January 4, 2002, the Company advanced $2,100,000 to Rancho Murieta Lodge Partners II, L.L.C. ("Rancho Murieta"), an unaffiliated entity, based on a 6.50% note receivable secured by a first deed of trust with interest at 6.50% maturing February 2002. The advance was to facilitate the financing needed by Rancho Murieta to acquire two of the seven buildings comprising the Bowling Green Financial Park in Sacramento, California. Bowling Green Financial Park was owned by, NNN Value Fund 2000, an affiliated entity of the Advisor (See
Note 15). NNN Value Fund 2000 paid the Company an additional 5.50% interest on the note for a total interest rate of 12%. Rancho Murieta paid the Company $175,000 at close of escrow on January 4, 2002 and the balance was paid in full with $25,948 in interest on February 14, 2002.

  Subsequent Acquisitions

  County Center Drive Building

   On January 11, 2002, the Company acquired a 16% tenancy in common interest in the County Center Drive Building from NNN County Center, LLC, an affiliate of the Advisor. The building is a single tenant office/service building located in Temecula, California containing 77,582 rentable square feet and is 100% leased to FFF Enterprises with annual rental income of approximately $521,000. In September 2001, the Company had an escrow deposit in the amount of $258,000 to acquire a tenancy in common interest in the building, however, the deposit was converted to a note payable to the Company and was used by NNN County Center, LLC to acquire 100% of the building for a purchase price of approximately $5,395,000 (See Note 15). The 16% tenancy in common interest in the building was acquired from the affiliate for a purchase price of approximately $1,029,000 and consists of cash and note payable in the amount of approximately $515,000 and $514,000 respectively.

   The Company is jointly and severally liable for the entire note in connection with the acquisition in the amount of $3,210,000. The note is secured by a first deed of trust, interest at six month LIBOR plus 4.125% and maturity is in September 2011.

                                 T REIT, INC.

  City Center West A Building

   On March 15, 2002, the Company also acquired 89.125% tenant in common interest in the City Center West A building. The building is a suburban Class A office building in the city of Las Vegas, Nevada containing 105,964 rentable square feet and is anchored by Sprint Communications Company LP, Citadel Broadcasting Company and Dowling Myers and Helm, LLP. The Property is currently 100% occupied. The Company's portion of the total purchase price of approximately $21,670,000 is approximately $19,313,000 and consists of cash and note payable in the amount of $7,727,137 and $11,586,250, respectively.

   The Company is jointly and severely liable for the entire note in connection with this acquisition in the amount of $13,000,000.

  Independent Directors

   Subsequent to their initial election as independent directors of the Company, James Nance and Warren James purchased ownership interests in affiliates of the Advisor. Owning an interest in an affiliate of the Advisor disqualifies them as being independent under the Company's Articles of Incorporation. The seats on our board of directors held by these former directors have been filled by two new directors who qualify as independent under the Articles of Incorporation.

                                 SCHEDULE III

                                 T REIT, INC.
                   REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 2001


                                                                  Gross Amount at Which Carried at
                                 Initial Costs to Company                 Close of Period
                           ------------------------------------ ------------------------------------
                                                  Buildings and            Buildings and             Accumulated     Date
  Description*             Encumbrance    Land    Improvements     Land    Improvements     Total    Depreciation Constructed
  ------------             ----------- ---------- ------------- ---------- ------------- ----------- ------------ -----------
Christie Street, TX....... $         0 $  125,193  $ 1,129,944  $        0  $         0  $         0   $      0      1984
North Star, TX............   2,900,000    982,768    2,949,780     982,768    3,110,353    4,093,121     92,712      1986
Plaza Del Rey, TX.........     659,175    209,783      599,403     209,783      580,694      790,477     17,320      1976
Seguin Corner, TX.........     141,700    160,855      472,714     160,855      472,714      633,569     13,637      1999
Thousand Oaks, TX.........   8,750,000  3,285,138    9,855,414   3,285,138    9,876,887   13,162,025    263,488      1986
Pahrump Valley, NV........  12,286,586  4,287,500   12,911,189   4,287,499   12,911,189   17,198,688    207,224      1986
                           ----------- ----------  -----------  ----------  -----------  -----------   --------
                           $24,737,461 $9,051,237  $27,918,444  $8,926,043  $26,951,837  $35,877,880   $594,381
                           =========== ==========  ===========  ==========  ===========  ===========   ========


                                        Maximum Life on Which
                             Date   Depreciation in Latest Income
  Description*             Acquired     Statement is Computed
  ------------             -------- -----------------------------
Christie Street, TX.......   2000                39
North Star, TX............   2000                39
Plaza Del Rey, TX.........   2000                39
Seguin Corner, TX.........   2000                39
Thousand Oaks, TX.........   2000                39
Pahrump Valley, NV........   2001                39



--------
 * All properties are shopping centers with the exception of Christie Street which was an office building that was sold on November 13, 2001.

(a) The changes in total real estate for the year ended December 31, 2001 are as follows:

                                                                    2001
                                                                 -----------
   Balance at beginning of period............................... $19,774,192
   Acquisitions.................................................  17,358,825
   Dispositions.................................................  (1,255,137)
                                                                 -----------
   Balance at end of period..................................... $35,877,880
                                                                 ===========

(b) The changes in accumulated depreciation for the year ended December 31, 2001 are as follows:

                                                                         2001
                                                                      -----------
Balance at beginning of period....................................... $    38,373
Additions--depreciation expense......................................     593,484
Deletions--accumulated depreciation related to 2001 disposals........     (37,476)
                                                                      -----------
Balance at end of period............................................. $   594,381
                                                                      ===========

                 See accompanying independent auditors' report

                                 SCHEDULE III



                                 T REIT, INC.



                   REAL ESTATE AND ACCUMULATED DEPRECIATION



                               December 31, 2000






                                                                      Gross Amount at which Carried
                                          Initial Costs to Company          at Close of Period
                                          ------------------------ ------------------------------------
                                                     Buildings and            Buildings and             Accumulated     Date
        Description*          Encumbrance    Land    Improvements     Land    Improvements     Total    Depreciation Constructed
        ------------          ----------- ---------- ------------- ---------- ------------- ----------- ------------ -----------
Christie Street, TX.......... $   745,433 $  125,193  $ 1,129,944  $  125,193  $ 1,129,944  $ 1,255,137   $ 8,463       1984
Northstar Crossing, TX.......   2,695,000    982,768    2,949,780     982,768    2,949,780    3,932,548    15,781       1986
Plaza Del Rey, TX............  10,837,500    209,782      602,603     209,783      602,603      812,386     2,066       1976
Seguin Corner, TX............     659,175    160,855      472,714     160,855      472,714      633,569     1,517       1999
Thousand Oaks, TX............     141,700  3,285,138    9,855,414   3,285,138    9,855,414   13,140,552    10,546       1986
                              ----------- ----------  -----------  ----------  -----------  -----------   -------
                              $15,078,808 $4,763,736  $15,010,455  $4,763,737  $15,010,455  $19,744,192   $38,373


                                         Maximum
                                         Life on
                                          Which
                                       Depreciation
                                        in Latest
                                          Income
                                Date   Statement is
        Description*          Acquired   Computed
        ------------          -------- ------------
Christie Street, TX..........   2000        39
Northstar Crossing, TX.......   2000        39
Plaza Del Rey, TX............   2000        39
Seguin Corner, TX............   2000        39
Thousand Oaks, TX............   2000        39





   (a) The changes in total real estate for the year ended December 31, 2000 are as follows:



         Balance at beginning of period................... $        --
         Acquisitions.....................................  19,774,192
                                                           -----------
         Balance at end of period......................... $19,774,192
                                                           ===========



   (b) The changes in accumulated depreciation for the year ended December 31, 2000:



           Balance at beginning of period................... $    --
           Additions--depreciation expense..................  38,373
                                                             -------
           Balance at the end of period..................... $38,373
                                                             =======

--------

* All properties are shopping centers, with the exception of Christie Street which is an office building.



                See accompanying independent auditors' report.

                                 T REIT, INC.



                               Table of Contents


                                                                    Page
                                                                    ----
        Report of Independent Auditors............................. S-78

        Financial Statement

           Balance Sheet as of December 31, 1999................... S-79

           Notes to Balance Sheet.................................. S-80

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders


T REIT, Inc.



   We have audited the accompanying balance sheet of T REIT, Inc., a Virginia corporation (the "Company"), as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.



   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



   In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of T REIT, Inc. as of December 31, 1999 in conformity with accounting principles generally accepted in the United States.




                                                    /s/  SQUAR, MILNER, REEHL &
                                                          WILLIAMSON, LLP
                                                   -----------------------------


Newport Beach, California


April 30, 2002

                                 T REIT, INC.



                                 Balance Sheet
                               December 31, 1999


                                       ASSETS
Cash................................................................................ $100
                                                                                     ----
       Total assets................................................................. $100
                                                                                     ====

                                STOCKHOLDER'S EQUITY

Common stock, $.01 par value, 1,000 shares authorized, 10 shares issued and outstanding....................................................................... $100
                                                                                     ----
       Total stockholder's equity................................................... $100
                                                                                     ====





                    See Accompanying Notes to Balance Sheet

                                 T REIT, INC.

                            Notes to Balance Sheet
                               December 31, 1999

1.  Business and Organizational Structure

   T REIT, Inc. (the "Company") was incorporated in December 1998 under the laws of the Commonwealth of Virginia. The Company has met the qualification requirements, and elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes. The Company was incorporated to raise capital and acquire ownership interests in office, industrial, retail and service properties, including single user retail and office properties rented to tenants under net leases. As of December 31, 1999, the Company did not own any real estate properties.

   The Company operates in an umbrella partnership REIT structure, in which its subsidiary operating partnership owns substantially all of the properties that the Company has subsequently acquired. The Company is the sole general partner of our operating partnership, T REIT L.P., a Virginia limited partnership.

   Until September 2000, the Company's activities focused primarily on raising capital and establishing a corporate infrastructure to support planned principal operations. Accordingly, the Company was considered a development stage enterprise as of December 31, 1999.

2.  Subsequent Events

   After the Company's registration statement went effective in February 2000, sales of the Company's common stock to the public at $10 per share commenced. Such offering (currently a maximum of 5 million shares) will expire on May 31, 2002. See Notes 1 and 8 to the Company's December 31, 2001 and 2000 consolidated financial statements (the "financial statements") for additional information about the Company's public offering.

   See Notes 3 and 4 to the financial statements for information on the Company's real estate operating properties, and Note 9 for information on related notes payable.

   Commitments and contingent liabilities and several related party transactions are also discussed in the notes to the financial statements.

                  FINANCIAL STATEMENTS OF ACQUIRED PROPERTIES

   Set forth below are audited Historical Statements of Revenue and Direct Operating Expenses providing information concerning the following properties acquired by the Company: (i) the Christie Street Building, (ii) Northstar Crossing Shopping Center, (iii) Thousand Oaks Shopping Center, (iv) Pahrump Valley Junction Shopping Center and (v) The Trademark Building Property. Unaudited pro forma financial information prepared in connection with these acquisitions is available upon request.

                        AUDITED FINANCIAL STATEMENT OF
                                      THE
                           CHRISTIE STREET BUILDING

   We filed a Form 8-K dated September 26, 2000 on October 11, 2000 with regard to the acquisition of Christie Street Office Building without the requisite financial information. Accordingly, we filed a Form 8-K/A on December 11, 2000 to include the following financial information:

   1.  Independent Auditors' Report,

   2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999, and

   3. Note to Historical Statements of Revenues And Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

   We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Christie Street Property (the "Property") for the year ended December 31, 1999. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commissions, and are not intended to be a complete presentation of the Property's revenues and expenses.

   In our opinion, the December 31, 1999 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

   The accompanying historical statements of revenues and direct operating expenses for the unaudited nine-month periods ended September 30, 2000 and 1999 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

                                          /s/  SQUAR, MILNER, REEHL &
                                            WILLIAMSON, LLP

October 6, 2000
Newport Beach, California

                         THE CHRISTIE STREET PROPERTY

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 1999
  And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999

                                              For the Nine Months
                                              Ended September 30    For the
                                                  (unaudited)      Year Ended
                                              ------------------- December 31,
                                                2000      1999        1999
                                              --------  --------  ------------
 RENTAL REVENUES............................. $180,000  $180,000    $240,000

 DIRECT OPERATING EXPENSES
    Gardening and landscaping................      900     1,080       1,320
    Insurance................................    1,180     1,094       1,458
    Property taxes and assessments...........   13,728    13,841      18,455
    General maintenance......................    5,435     2,586       2,683
                                              --------  --------    --------
        Total direct operating expenses......   21,243    18,601      23,916
                                              --------  --------    --------
 EXCESS OF REVENUES OVER
   DIRECT OPERATING EXPENSES................. $158,757  $161,399    $216,084
                                              ========  ========    ========





    See accompanying notes to historical statements of revenues and direct operating expenses.

                         THE CHRISTIE STREET PROPERTY

                 NOTE TO THE HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 1999
  And for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999

NOTE 1--Basis of Presentation

   The historical statement of revenues and direct operating expenses relates to the Christie Street Property (the "Property") which was acquired by T REIT, Inc. on September 26, 2000 from an unaffiliated third party. The Property is located in Lufkin, Texas.

   Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relates to the operations of the Property and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

   Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

   The Property is leased to the state of Texas (the "State") under an operating lease which currently expires on August 31, 2002, unless extended or terminated earlier in accordance with its terms. The State generally pays for all utilities and janitorial expenses associated with the Property. Future minimum rents are $240,000, $240,000 and $160,000 for the years ending December 31, 2000 and 2001, and the eight months ending August 31, 2002, respectively.

   In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited nine-month periods ended September 30, 2000 and 1999 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited nine-month period ended September 30, 2000 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2000.

                        AUDITED FINANCIAL STATEMENT OF
                        THE NORTHSTAR CROSSING PROPERTY
                                      AND
                          THE THOUSAND OAKS PROPERTY

   We filed a Form 8-K dated October 26, 2000 on November 13, 2000 with regard to the acquisition of the Northstar Crossing Shopping Center without the requisite financial information. We filed a Form 8-K dated December 6, 2000 on December 20, 2000 with regard to the acquisition of Thousand Oaks Shopping Center without the requisite financial information. Accordingly, we filed a Form 8-K/A on February 27, 2001 to include the following financial information:

  Northstar Crossing Property

   1.  Independent Auditors' Report,

   2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

   3. Note to Historical Statements of Revenues And Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.

  Thousand Oaks Property

   1.  Independent Auditors' Report,

   2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

   3. Notes to Historical Statements of Revenues And Direct Operating Expenses For the Year Ended December 31, 1999 And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

   We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Northstar Crossing Property (the "Property") for the year ended December 31, 1999. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commissions, and are not intended to be a complete presentation of the Property's revenues and expenses.

   In our opinion, the December 31, 1999 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

   The accompanying historical statements of revenues and direct operating expenses for the unaudited ten-month periods ended October 31, 2000 and 1999 were not audited by us and, accordingly, we express no opinion or other form of assurance on them.

                                          /s/   SQUAR, MILNER, REEHL &
                                            WILLIAMSON, LLP

February 9, 2001
Newport Beach, California

                        THE NORTHSTAR CROSSING PROPERTY

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 1999
    And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999

                                              For the Ten Months
                                               Ended October 31    For the
                                                 (unaudited)      Year Ended
                                              ------------------ December 31,
                                                2000      1999       1999
                                              --------  -------- ------------
  REVENUES
     Rental Income, net...................... $400,166  $288,911   $346,591
     Expense Reimbursements..................  105,250    57,325     68,790
                                              --------  --------   --------
                                               505,416   346,236    415,381

  DIRECT OPERATING EXPENSES
     Utilities...............................    8,717    11,566     13,663
     Insurance...............................    7,307     6,009      7,211
     Property taxes and assessments..........   54,167    48,423     58,108
     Repair and maintenance..................   57,469    52,338     57,231
     General and administrative..............    5,608     5,948      7,258
                                              --------  --------   --------
         Total direct operating expenses.....  133,268   124,284    143,471
                                              --------  --------   --------
  EXCESS OF REVENUES OVER
    DIRECT OPERATING EXPENSES................ $372,148  $221,952   $271,910
                                              ========  ========   ========



    See accompanying notes to historical statements of revenues and direct operating expenses.

                        THE NORTHSTAR CROSSING PROPERTY

                NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 1999

NOTE 1--Basis of Presentation

   The historical statements of revenues and direct operating expenses relate to the Northstar Crossing Property (the "Property") which was acquired by T REIT, Inc. on October 26, 2000 from an unaffiliated third party. The Property is located in Garland, Texas.

   Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relates to the operations of the Property and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

   Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

   The Property contains 67,000 of net rentable square feet and has eighteen tenant spaces. As of December 31, 1999, Northstar Athletic occupied approximately 47% of the total square footage and its annual rental income of approximately $150,000 represented approximately 43% of the Property's annual rental income. In March 2000, Gold's Gym replaced Northstar Athletic under an operating lease that expires in December 2015. Nickelrama occupied approximately 9% of the total square footage and its annual income of approximately $44,000 represented approximately 13% of the Property's annual rental income.

   In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited ten-month periods ended October 31, 2000 and 1999 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited ten-month period ended October 31, 2000 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2000.

NOTE 2--Future Minimum Rental Income

   Future minimum rents to be received under non-cancelable operating leases with tenants for the years ending December 31 are:

                    Year                             Rent
                    ----                          ----------
                    2000......................... $  498,000
                    2001......................... $  545,000
                    2002......................... $  478,000
                    2003......................... $  431,000
                    2004......................... $  407,000
                    Thereafter................... $3,515,000

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

   We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Thousand Oaks Property (the "Property") for the year ended December 31, 1999. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property's revenues and expenses.

   In our opinion, the December 31, 1999 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

   The accompanying historical statements of revenues and direct operating expenses for the ten-month periods ended October 31, 2000 and 1999 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

                                          /s/  SQUAR, MILNER, REEHL &
                                            WILLIAMSON, LLP

February 9, 2001
Newport Beach, California

                          THE THOUSAND OAKS PROPERTY

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 1999
    And for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999

                                              For the Ten Months
                                               Ended October 31      For the
                                                  (unaudited)       Year Ended
                                             --------------------- December 31,
                                                2000       1999        1999
                                             ---------- ---------- ------------
 REVENUES
    Rental income, net...................... $1,041,732 $  915,206  $1,097,729
    Expense reimbursement...................    241,148    198,971     238,766
                                             ---------- ----------  ----------
                                              1,282,880  1,114,177   1,336,495
 DIRECT OPERATING EXPENSES
    Utilities...............................     19,940     19,570      23,780
    Insurance...............................     15,839     15,358      18,429
    Property taxes and assessments..........    189,368    168,347     202,016
    Repair and maintenance..................     59,658     65,799      77,906
    General and administrative..............        942      4,806       5,477
                                             ---------- ----------  ----------
        Total direct operating expenses.....    285,747    273,880     327,608
                                             ---------- ----------  ----------
 EXCESS OF REVENUES OVER
  DIRECT OPERATING EXPENSES................. $  997,133 $  840,297  $1,008,887
                                             ========== ==========  ==========



    See accompanying notes to historical statements of revenues and direct operating expenses.

                          THE THOUSAND OAKS PROPERTY

                NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 1999

NOTE 1--Basis of Presentation

   The historical statements of revenues and direct operating expenses relate to the Thousand Oaks Property (the "Property") which was acquired by T REIT, Inc. on December 6, 2000 from an unaffiliated third party. The Property is located in San Antonio, Texas.

   Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

   Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

   The Property contains approximately 163,000 net rentable square feet and has seventeen leasable units. H.E.B. Food Store ("H.E.B.") is the anchor tenant and the Property is occupied by numerous other national tenants including Bealls department store, Blockbuster Video, Taco Cabana, Papa John's, GNC, and Fantastic Sams. As of December 31, 1999 H.E.B. occupies approximately 40% of the total rentable square footage and its rental income of approximately $470,000 represents approximately 40% of the annual rental income of the Property. The H.E.B. lease currently expires in 2014. Bealls department store and Taco Cabana occupied approximately 14% and 2%, respectively, of the total square footage and their annual rental income of approximately $154,000 and $117,000 represented approximately 14% and 10%, respectively, of the Property's annual rental income.

   In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited ten-month periods ended October 31, 2000 and 1999 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited ten-month period ended October 31, 2000 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2000.

NOTE 2--Future Minimum Rental Income

   Future minimum rents to be received under non-cancelable operating leases with tenants for the years ending December 31:

                         Year                   Rent
                         ----                ----------
                           2000............. $1,249,000
                           2001............. $1,192,000
                           2002............. $1,135,000
                           2003............. $1,051,000
                           2004............. $1,012,000
                           Thereafter....... $6,590,000

                        AUDITED FINANCIAL STATEMENT OF
                    PAHRUMP VALLEY JUNCTION SHOPPING CENTER

   We filed a Form 8-K dated May 11, 2001 on May 25, 2001 with regard to the acquisition of Pahrump Valley Junction Shopping Center, including the following financial information:

   1. Independent Auditors' Report,

   2. Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 2000 and for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000, and

   3. Note to Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 2000 and for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

   We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of Pahrump Valley Junction Shopping Center (the "Property") for the year ended December 31, 2000. This historical statement is the responsibility of the Property's management Our responsibility is to express an opinion on this historical statement on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and the audit to obtain reasonable assurance about whether the historical is free of material misstatement. An audit includes examining, on a test evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation the historical statement. We believe that our audit provides a reasonable for our opinion.

   The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the revenues and expenses.

   In our opinion, the December 31, 2000 historical statement presents in all material respects, the revenues and direct operating expenses, as described in
Note 1, of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States

   The accompanying historical statements of revenues and direct operating expenses for the three-month periods ended March 31, 2001 and 2000 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

                                          /s/  SQUAR, MILNER, REEHL &
                                            WILLIAMSON, LLP

April 6, 2001
Newport Beach, California

                    PAHRUMP VALLEY JUNCTION SHOPPING CENTER

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 2000
    And for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000

                                             For the Three Months
                                               Ended March 31,      For the
                                                 (unaudited)       Year Ended
                                             -------------------- December 31,
                                                2001      2000        2000
                                             ---------  --------- ------------
 REVENUES
    Rental income, net......................  $464,121   $463,105  $1,852,253
    Expense reimbursements..................    56,093     51,474     195,829
                                             ---------  ---------  ----------
                                               520,214    514,579   2,048,082
 DIRECT OPERATING EXPENSES
    Utilities...............................     7,259      7,800      32,004
    Insurance...............................     5,302      5,231      20,924
    Property taxes and assessments..........    19,563     19,563      78,253
    Repair and maintenance..................    12,461     14,200      65,464
    General and administrative..............       --         --        1,132
                                             ---------  ---------  ----------
        Total direct operating expenses.....    44,585     46,794     197,777
                                             ---------  ---------  ----------
 EXCESS OF REVENUES OVER
  DIRECT OPERATING EXPENSES.................  $475,629   $467,785  $1,850,305
                                             =========  =========  ==========



    See accompanying notes to historical statements of revenues and direct operating expenses.

                  THE PAHRUMP VALLEY JUNCTION SHOPPING CENTER

                NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 2000

NOTE 1--Basis of Presentation

   The historical statements of revenues and direct operating expenses relate to Pahrump Valley Junction Shopping Center (the "Property"), which was acquired by T REIT, Inc. on May 11, 2001 from an unaffiliated third party. The Property is located in Pahrump, Nevada.

   Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statement of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

   Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

   The Property contains approximately 106,000 of net rentable square feet and has sixteen leasable units. As of December 31, 2000, Albertsons occupied 59% of the total square footage and its annual rental income of approximately $1,128,000 represented approximately 61% of the Property's annual rental income. Sav-On Drug occupied approximately 16% of the total square footage and its annual rental income of approximately $277,000 represented approximately 15% of the property's annual rental income.

   In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited three-month periods ended March 31, 2001 and 2000 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited three-month period ended March 31, 2001 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2001.

NOTE 2--Future Minimum Rental Income

   Future minimum rents to be received under non-cancelable operating leases with tenants for the years ending December 31 are:

                   Year                             Rent
                   ----                          -----------
                   2001......................... $ 1,843,979
                   2002......................... $ 1,807,040
                   2003......................... $ 1,736,203
                   2004......................... $ 1,622,670
                   2005......................... $ 1,583,916
                   Thereafter................... $24,731,611

                  THE PAHRUMP VALLEY JUNCTION SHOPPING CENTER

                NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                  AND DIRECT OPERATING EXPENSES--(Continued)

                     For the Year Ended December 31, 2000



NOTE 3--Contingent Rent

   Pursuant to Ports of Subs and Round Table Pizza lease agreements, both tenants are to pay monthly percentage rental in the amount of 5.5% and 6% of tenant's gross sales in excess of guaranteed minimum monthly rental, respectively. Gross sales include receipts from sales, services and rentals made in, upon or from the premises. The agreements also provide for that the tenants shall keep complete and proper books and records for the landlord to examine at any and all times. No percentage rental was received during 2000.

                        AUDITED FINANCIAL STATEMENT OF
                            THE TRADEMARK BUILDING

   We filed a Form 8-K dated September 19, 2001 with regard to the acquisition of The Trademark Building in Reno, Nevada without the requisite financial information. Accordingly, we filed a Form 8-K/A on November 13, 2001 to include the following financial information:

   1. Independent Auditor's Report,

   2. Historical Statements of Revenue and Direct Operating Expenses For The Year Ended December 31, 2000 and For The Unaudited Six-Month Periods Ended June 30, 2001 and 2000, and

   3. Notes to Historical Statements of Revenue and Direct Operating Expenses For The Year Ended December 31, 2000 and For The Unaudited Six-Month Periods Ended June 30, 2001 and 2000.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

   We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Trademark Building (the "Property") for the year ended December 31, 2000. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses.

   In our opinion, the December 31, 2000 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

   The accompanying historical statements of revenues and direct operating expenses for the six-month periods ended June 30, 2001 and 2000 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

                                          /s/  SQUAR, MILNER, REEHL &
                                            WILLIAMSON, LLP

October 30, 2001
Newport Beach, California

                            THE TRADEMARK BUILDING

                       HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 2000
     And for the Unaudited Six-Month Periods Ended June 30, 2001 and 2000

                                            For the Six Months
                                              Ended June 30
                                               (unaudited)        Ended
                                            ------------------ December 31,
                                              2001      2000       2000
                                            --------  -------- ------------
    REVENUES
       Rental income....................... $410,845  $410,845   $821,690
       Tenant reimbursements...............   33,463    33,463     66,926
                                            --------  --------   --------
                                             444,308   444,308    888,616

    DIRECT OPERATING EXPENSES
       Insurance...........................    3,631     2,739      5,477
       Property taxes and assessments......   33,676    33,682     67,543
                                            --------  --------   --------
         Total direct operating expenses...   37,307    36,421     73,020
                                            --------  --------   --------
    EXCESS OF REVENUES OVER DIRECT
      OPERATING EXPENSES................... $407,001  $407,887   $815,596
                                            ========  ========   ========




    See accompanying notes to historical statements of revenues and direct operating expenses.

                            THE TRADEMARK BUILDING

                  NOTES TO HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES

                     For the Year Ended December 31, 2000
     And for the Unaudited Six-Month Periods Ended June 30, 2001 and 2000

NOTE 1--Basis of Presentation

   The historical statements of revenues and direct operating expenses (the "historical statements") reflect operations of the Trademark Building (the "Property"). On September 4, 2001, T REIT-Reno Trademark, LLC, a wholly owned subsidiary of T REIT, Inc. (the "Company"), and NNN Reno Trademark, LLC, an affiliated entity, acquired 40% and 60% undivided tenancy-in-common interests in the Property, respectively, from an unaffiliated third party. The Property is located in Reno, Nevada.

   The accompanying historical statements reflect the operating revenues and expenses of the entire Property. Because the Company does not control the Property, it will account for its 40% tenancy-in-common interest as an investment in unconsolidated real estate using the equity method of accounting on the Company's consolidated financial statements.

   Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statements of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

   Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. The single tenant property is occupied under a triple net lease and, accordingly, certain Property expenses are the responsibility of the tenant and are not reflected in the historical statements. Consequently, the excess of revenues over direct operating expenses, as presented, is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

   The Property contains approximately 75,000 of net rentable square feet and is leased on a triple net basis to Memec, Inc., a subsidiary of Schroder Ventures, a European investment group, under an operating lease which currently expires on January 31, 2013, unless extended or terminated earlier in accordance with its terms.


   In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited six-month periods ended June 30, 2001 and 2000 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited six-month period ended June 30, 2001 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2001.

                            THE TRADEMARK BUILDING

                  NOTES TO HISTORICAL STATEMENTS OF REVENUES
                  AND DIRECT OPERATING EXPENSES--(Continued)

                     For the Year Ended December 31, 2000
     And for the Unaudited Six-Month Periods Ended June 30, 2001 and 2000

NOTE 2--Future Minimum Rental Income

   The following table represents future minimum rents to be received under the non-cancelable operating lease for the years ending December 31:

                    Year                             Rent
                    ----                          ----------
                    2001......................... $  821,690
                    2002......................... $  821,690
                    2003......................... $  821,690
                    2004......................... $  821,690
                    2005......................... $  821,690
                    Thereafter................... $5,820,123

                           PRIOR PERFORMANCE TABLES

   The following updated prior performance tables are included herein:

Table I     -- Experience in Raising and Investing Funds
Table II    -- Compensation to Sponsor
Table III   -- Annual Operating Results
Table IV    -- Results of completed programs has been omitted since none of the programs have been complete.
Table V     -- Sales or disposals of properties.

   Additional information relating to the acquisition of properties by prior programs is contained in Table VI, which is included in the registration statement, as amended, which our Company has filed with the Securities and Exchange Commission.

                                    TABLE I

             EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               December 31, 2001

                                                                      Telluride     Truckee
                                                           WREIT,     Barstow,    River Office
                                           T REIT, Inc.     Inc.         LLC       Tower, LLC
                                           ------------  -----------  ----------  ------------
Dollar Amount Offered..................... $100,000,000  $50,000,000  $1,620,000   $5,550,000
                                           ============  ===========  ==========   ==========
Dollar Amount Raised......................   24,602,000   14,051,000   1,620,000    5,550,000
                                           ============  ===========  ==========   ==========
Percentage Amount Raised..................         24.6%        28.1%      100.0%       100.0%
                                           ============  ===========  ==========   ==========
Less Offering Expenses:
   Selling Commissions....................          8.0%         8.0%       10.0%        10.0%
   Marketing Support & Due Diligence
     Reimbursement........................          1.5%
   Organization & Offering Expenses (1)...          2.5%         4.5%        2.5%         3.0%
   Due Diligence Allowance (2)............          0.0%         0.5%        1.5%         0.5%
Reserves..................................          0.0%         1.5%        3.6%         3.7%
                                           ------------  -----------  ----------   ----------
Percent Available for Investment..........         88.0%        85.5%       82.4%        82.8%
Acquisition Cost:
   Cash Down Payment......................          0.0%        83.0%       75.6%        73.7%
   Loan Fees..............................          0.0%         2.5%        5.3%         5.1%
   Acquisition Fees Paid to Affiliates....          0.0%         0.0%        1.5%         4.0%
                                           ------------  -----------  ----------   ----------
   Total Acquisition Cost.................         88.0%        85.5%       82.4%        82.8%
                                           ============  ===========  ==========   ==========
Percent Leveraged.........................           63%          75%         71%          75%
Date Offering Began.......................    22-Feb-00     1-Jul-98    1-Jun-98    21-Aug-98
Date Offering Ended.......................         Open    27-Apr-00   16-Dec-98    15-Jul-99
Length of Offering (days).................         Open          666         198          328
Days to Invest 90% of Amount Available for
  Investment (Measured from Beginning of
  Offering)...............................          N/A          N/A          46          102
Number of Investors.......................        1,072          330          14           68

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

             EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               December 31, 2001

                                                                                           NNN
                                                                 Yerington     NNN        Town &
                                                                 Shopping   Fund VIII,   Country,
                                                                Center, LLC    LLC         LLC
                                                                ----------- ----------  ----------
Dollar Amount Offered.......................................... $1,625,000  $8,000,000  $7,200,000
                                                                ==========  ==========  ==========
Dollar Amount Raised...........................................  1,625,000   8,000,000   7,200,000
                                                                ==========  ==========  ==========
Percentage Amount Raised.......................................      100.0%      100.0%      100.0%
                                                                ==========  ==========  ==========
Less Offering Expenses:
   Selling Commissions.........................................       10.0%       10.0%       10.0%
   Marketing Support & Due Diligence Reimbursement.............
   Organization & Offering Expenses (1)........................        4.9%        3.0%        3.0%
   Due Diligence Allowance (2).................................        0.5%        0.5%        0.5%
Reserves.......................................................        7.8%        8.9%        2.0%
                                                                ----------  ----------  ----------
Percent Available for Investment...............................       76.8%       77.6%       84.5%
Acquisition Cost:
   Cash Down Payment...........................................       70.3%       70.7%       74.3%
   Loan Fees...................................................        2.0%        2.4%        5.7%
   Acquisition Fees Paid to Affiliates.........................        4.5%        4.5%        4.5%
                                                                ----------  ----------  ----------
   Total Acquisition Cost......................................       76.8%       77.6%       84.5%
                                                                ==========  ==========  ==========
Percent Leveraged..............................................         75%         75%         75%
Date Offering Began............................................  15-Dec-98   22-Feb-99   10-May-99
Date Offering Ended............................................  31-Aug-99    7-Mar-00   29-Mar-00
Length of Offering (days)......................................        260         379         324
Days to Invest 90% of Amount Available for Investment (Measured
  from Beginning of Offering)..................................         83         180          43
Number of Investors............................................         11         115          63

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

    EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) December 31, 2001

                                                                        NNN
                                              NNN           NNN      Exchange       NNN
                                           'A' Credit  Redevelopment Fund III,   Tech Fund,
                                            TIC, LLC     Fund, LLC      LLC         LLC
                                           ----------  ------------- ----------  ----------
Dollar Amount Offered..................... $2,500,000   $8,000,000   $6,300,000  $3,700,000
                                           ==========   ==========   ==========  ==========
Dollar Amount Raised......................  2,500,000    7,579,528    6,300,000   3,698,750
                                           ==========   ==========   ==========  ==========
Percentage Amount Raised..................      100.0%        94.7%       100.0%      100.0%
                                           ==========   ==========   ==========  ==========
Less Offering Expenses:
   Selling Commissions....................       10.0%        10.0%        10.0%        8.0%
   Marketing Support & Due Diligence
     Reimbursement........................        0.0%         0.0%         0.0%        2.0%
   Organization & Offering Expenses (1)...        3.5%         3.5%         3.5%        3.5%
   Diligence Allowance (2)................        0.5%         0.5%         0.5%        0.5%
Reserves..................................        6.1%         9.5%        10.5%        8.2%
                                           ----------   ----------   ----------  ----------
Percent Available for Investment..........       79.9%        76.5%        75.5%       77.8%
Acquisition Cost:
   Cash Down Payment......................       73.8%        69.5%        69.0%       68.9%
   Loan Fees..............................        2.1%         2.5%         2.0%        4.4%
   Acquisition Fees Paid to Affiliates....        4.0%         4.5%         4.5%        4.5%
                                           ----------   ----------   ----------  ----------
   Total Acquisition Cost.................       79.9%        76.5%        75.5%       77.8%
                                           ==========   ==========   ==========  ==========
Percent Leveraged.........................         75%          69%          77%         75%
Date Offering Began.......................  10-Aug-99    27-Aug-99    15-Sep-99   21-Feb-00
Date Offering Ended.......................  12-Jul-00     5-Jun-00    31-May-00   20-Jun-00
Length of Offering (days).................        337          283          259         120
Days to Invest 90% of Amount Available for
  Investment (Measured from Beginning
  of Offering)............................        295          258          259         116
Number of Investors.......................         29          153           27          26

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

    EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) December 31, 2001

                                                          NNN         NNN
                                                      Horizon Fund  Westway,   Kiwi Assoc, 2000 Value
                                                          LLC         LLC          LLC     Fund, LLC
                                                      ------------ ----------  ----------- ----------
Dollar Amount Offered................................ $12,000,000  $3,300,000  $2,800,000  $6,000,000
                                                      ===========  ==========  ==========  ==========
Dollar Amount Raised.................................   3,573,000   3,278,250   2,681,352   5,899,000
                                                      ===========  ==========  ==========  ==========
Percentage Amount Raised.............................        29.8%       99.3%       95.8%       98.3%
                                                      ===========  ==========  ==========  ==========
Less Offering Expenses:
   Selling Commissions...............................         8.5%        8.0%        8.0%        9.5%
   Marketing Support & Due Diligence
     Reimbursement...................................         2.0%        2.0%        2.0%        0.0%
   Organization & Offering Expenses (1)..............         1.0%        3.5%        3.5%        4.0%
   Diligence Allowance (2)...........................         0.0%        0.5%        0.5%        0.5%
Reserves.............................................         0.0%        5.4%        4.8%        5.4%
                                                      -----------  ----------  ----------  ----------
Available for Investment.............................        88.5%       80.6%       81.2%       80.6%
Acquisition Cost:
   Cash Down Payment.................................        88.5%       73.9%       74.7%       73.9%
   Loan Fees.........................................         0.0%        2.2%        2.0%        2.2%
   Acquisition Fees Paid to Affiliates...............         0.0%        4.5%        4.5%        4.5%
                                                      -----------  ----------  ----------  ----------
   Total Acquisition Cost............................        88.5%       80.6%       81.2%       80.6%
                                                      ===========  ==========  ==========  ==========
Percent Leveraged....................................         N/A          75%         75%         77%
Date Offering Began..................................   30-Mar-00   26-Apr-00    9-Jun-00   15-Jul-00
Date Offering Ended..................................   23-Jun-00   31-Dec-00    4-Feb-01   27-Feb-01
Length of Offering (days)............................          85         249         240         227
Days to Invest 90% of Amount Available for Investment
  (Measured from Beginning of Offering)..............         N/A         162         240         214
Number of Investors..................................          75          33          23          43

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

             EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               December 31, 2001

                                                NNN          NNN                      NNN
                                           Rocky Mount.   2004 Notes    Market     2005 Notes
                                           Exchange, LLC Program, LLC Center, LLC Program, LLC
                                           ------------- ------------ ----------- ------------
Dollar Amount Offered.....................  $2,670,000    $5,000,000  $1,330,000   $2,300,000
                                            ==========    ==========  ==========   ==========
Dollar Amount Raised......................   2,670,000     5,000,000   1,330,000    2,300,000
                                            ==========    ==========  ==========   ==========
Percentage Amount Raised..................       100.0%        100.0%      100.0%       100.0%
                                            ==========    ==========  ==========   ==========
Less Offering Expenses:
   Selling Commissions....................         8.5%          8.0%        8.0%         8.0%
   Marketing Support & Due Diligence
     Reimbursement........................         2.0%          1.5%        1.5%         1.5%
   Organization & Offering Expenses (1)...         4.0%          1.5%        1.5%         1.5%
   Due Diligence Allowance (2)............         0.0%          0.0%        0.5%         0.0%
Reserves..................................         4.5%          0.0%       10.8%         0.0%
                                            ----------    ----------  ----------   ----------
Percent Available for Investment..........        81.0%         89.0%       77.7%        89.0%
Acquisition Cost:
   Cash Down Payment......................        74.5%          0.0%       73.2%         0.0%
   Loan Fees..............................         2.0%          0.0%        4.5%         0.0%
   Acquisition Fees Paid to Affiliates....         4.5%          0.0%        0.0%         0.0%
                                            ----------    ----------  ----------   ----------
   Total Acquisition Cost.................        81.0%          0.0%       77.7%         0.0%
                                            ==========    ==========  ==========   ==========
Percent Leveraged.........................          73%          N/A          73%         N/A
Date Offering Began.......................   25-Jul-00     29-Aug-00    1-Sep-00    15-Sep-00
Date Offering Ended.......................   15-Feb-01     14-Aug-01   17-Nov-00    13-Mar-01
Length of Offering (days).................         205           350          77          179
Days to Invest 90% of Amount Available for
  Investment (Measured from Beginning of
  Offering)...............................         128           342          47          164
Number of Investors.......................          10            65           7           46

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

             EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               December 31, 2001

                                                NNN         NNN Dry     NNN 2001       NNN
                                            Sacramento   Creek Centre, Value Fund,   Camelot
                                           Corp Ctr, LLC      LLC          LLC      Plaza, LLC
                                           ------------- ------------- -----------  ----------
Dollar Amount Offered.....................  $12,000,000   $3,500,000   $11,000,000  $2,400,000
                                            ===========   ==========   ===========  ==========
Dollar Amount Raised......................   12,000,000    3,500,000     2,588,695   2,400,000
                                            ===========   ==========   ===========  ==========
Percentage Amount Raised..................        100.0%       100.0%         23.5%      100.0%
                                            ===========   ==========   ===========  ==========
Less Offering Expenses:
   Selling Commissions....................          8.0%         8.0%          8.0%        8.0%
   Marketing Support & Due Diligence
     Reimbursement........................          1.5%         1.5%          2.5%        2.5%
   Organization & Offering Expenses (1)...          4.0%         3.5%          3.5%        5.0%
   Due Diligence Allowance (2)............          0.5%         0.0%          0.0%        0.0%
Reserves..................................          4.0%         3.3%         21.4%        7.8%
                                            -----------   ----------   -----------  ----------
Percent Available for Investment..........         82.0%        83.7%         64.6%       76.8%
Acquisition Cost:
   Cash Down Payment......................         77.5%        80.1%         56.4%       72.8%
   Loan Fees..............................          0.0%         3.6%          3.2%        4.0%
   Acquisition Fees Paid to Affiliates....          4.5%         0.0%          5.0%        0.0%
                                            -----------   ----------   -----------  ----------
   Total Acquisition Cost.................         82.0%        83.7%         64.6%       76.8%
                                            ===========   ==========   ===========  ==========
Percent Leveraged.........................           72%          76%           77%         77%
Date Offering Began.......................     8-Nov-00    15-Nov-00     12-Mar-01   30-Mar-01
Date Offering Ended.......................    21-May-01    31-Jan-01          Open    3-Dec-01
Length of Offering (days).................          194           77          Open         248
Days to Invest 90% of Amount Available for
  Investment (Measured from Beginning of
  Offering)...............................          147           77           N/A         146
Number of Investors.......................           66           16            62          11

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

             EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               December 31, 2001

                                                                     NNN         NNN         NNN
                                                          NNN        Reno        One       Gateway
                                                      Washington  Trademark,   Gateway     Aurora,
                                                      Square, LLC    LLC      Plaza, LLC     LLC
                                                      ----------- ----------  ----------  ----------
Dollar Amount Offered................................ $2,800,000  $3,850,000  $4,200,000  $2,000,000
                                                      ==========  ==========  ==========  ==========
Dollar Amount Raised.................................  2,800,000   3,850,000   4,197,500   1,054,000
                                                      ==========  ==========  ==========  ==========
Percentage Amount Raised.............................      100.0%      100.0%       99.9%       52.7%
                                                      ==========  ==========  ==========  ==========
Less Offering Expenses:
   Selling Commissions...............................        8.0%        8.5%        8.0%        8.0%
   Marketing Support & Due Diligence
     Reimbursement...................................        2.5%        2.0%        1.5%        1.5%
   Organization & Offering Expenses (1)..............        4.0%        4.0%        4.0%        3.0%
   Due Diligence Allowance (2).......................        0.0%        0.0%        1.0%        1.0%
   Reserves..........................................        4.6%        4.5%        4.0%        0.0%
                                                      ----------  ----------  ----------  ----------
Percent Available for Investment.....................       80.9%       81.0%       81.5%       86.5%
Acquisition Cost:
   Cash Down Payment.................................       78.9%       79.0%       75.0%       85.0%
   Loan Fees.........................................        2.0%        2.0%        2.5%        1.5%
   Acquisition Fees Paid to Affiliates...............        0.0%        0.0%        4.0%        0.0%
                                                      ----------  ----------  ----------  ----------
   Total Acquisition Cost............................       80.9%       81.0%       81.5%       86.5%
                                                      ==========  ==========  ==========  ==========
Percent Leveraged....................................        N/A          73%         75%         78%
Date Offering Began..................................   1-May-01   30-May-01    8-Jun-01   10-Jul-01
Date Offering Ended..................................  21-Nov-01   26-Sep-01   25-Sep-01        Open
Length of Offering (days)............................        204         119         109        Open
Days to Invest 90% of Amount Available for Investment
  (Measured from Beginning of Offering)..............        204         119         109         N/A
Number of Investors..................................         12           7          10           2

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

             EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
                               December 31, 2001

                                                         NNN
                                                       LV 1900                                  NNN
                                                       Aerojet         NNN          NNN        County
                                                        Way,       Timberhills    Addison      Center
                                                         LLC      Shop Ctr, LLC Com Ctr, LLC Drive, LLC
                                                      ----------  ------------- ------------ ----------
Dollar Amount Offered................................ $2,000,000   $3,700,000    $3,650,000  $3,125,000
                                                      ==========   ==========    ==========  ==========
Dollar Amount Raised.................................  2,000,000    3,700,000     3,600,000   1,992,188
                                                      ==========   ==========    ==========  ==========
Percentage Amount Raised.............................      100.0%       100.0%         98.6%       63.8%
                                                      ==========   ==========    ==========  ==========
Less Offering Expenses:
   Selling Commissions...............................        7.5%         8.0%          8.0%        8.0%
   Marketing Support & Due Diligence
     Reimbursement...................................        2.0%         2.5%          2.5%        2.5%
   Organization & Offering Expenses (1)..............        3.0%         4.0%          4.0%        4.0%
   Due Diligence Allowance (2).......................        0.0%         0.0%          0.0%        0.0%
Reserves.............................................        9.1%         4.0%          3.8%        4.5%
                                                      ----------   ----------    ----------  ----------
Percent Available for Investment.....................       78.4%        81.5%         81.7%       81.0%
Acquisition Cost:
   Cash Down Payment.................................       76.1%        79.3%         79.3%       79.0%
   Loan Fees.........................................        2.3%         2.2%          2.4%        2.0%
   Acquisition Fees Paid to Affiliates...............        0.0%         0.0%          0.0%        0.0%
                                                      ----------   ----------    ----------  ----------
   Total Acquisition Cost............................       78.4%        81.5%         81.7%       81.0%
                                                      ==========   ==========    ==========  ==========
Percent Leveraged....................................         72%         N/A           N/A         N/A
Date Offering Began..................................  26-Jul-01    31-Jul-01     16-Aug-01   18-Sep-01
Date Offering Ended..................................  31-Aug-01    27-Nov-01          Open        Open
Length of Offering (days)............................         36          119          Open        Open
Days to Invest 90% of Amount Available for Investment
  (Measured from Beginning of Offering)..............         36          119            77         N/A
Number of Investors..................................          8           13             9          11

--------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2) Nonaccountable due diligence reimbursement to Selling Group.

                                   TABLE II

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                                                              Truckee
                                                         T REIT,     WREIT,     Telluride   River Office
                                                          Inc.        Inc.     Barstow, LLC  Tower, LLC
                                                       ----------- ----------- ------------ ------------
Date Offering Commenced...............................   22-Feb-00    1-Jul-98    1-Jun-98    21-Aug-98
Dollar Amount Raised to Sponsor From Proceeds of
  Offering............................................ $24,602,000 $14,051,000  $1,620,000   $5,550,000
                                                       =========== ===========  ==========   ==========
Amounts Paid to Sponsor from Proceeds of Offering:
   Selling Commissions to Selling Group Members....... $ 1,968,160 $ 1,124,080  $  162,000   $  555,000
   Marketing Support & Due Diligence Reimbursement....     369,030          --          --           --
   Organization & Marketing Expenses..................     615,050     632,295      40,000      166,500
   Due Diligence Allowance............................          --      70,255      24,300       27,750
   Acquisition Fees...................................          --          --      25,000      220,000
                                                       ----------- -----------  ----------   ----------
       Totals......................................... $ 2,952,240 $ 1,826,630  $  251,300   $  969,250
                                                       =========== ===========  ==========   ==========
Dollar Amount of Cash Generated from Operations Before
  Deducting Payments to Sponsor....................... $   255,028 $ 2,362,508  $1,000,205   $2,164,466
                                                       =========== ===========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 1998
   Property Management Fees........................... $        -- $    26,103  $   27,506   $    9,390
   Asset Management Fees..............................          --      26,932      14,550        6,781
   Leasing Commissions................................          --          --          --           --
                                                       ----------- -----------  ----------   ----------
       Totals......................................... $        -- $    53,035  $   42,056   $   16,171
                                                       =========== ===========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 1999
   Property Management Fees........................... $        -- $   193,174  $   39,936   $  129,204
   Asset Management Fees..............................          --     119,017      41,741       80,500
   Leasing Commissions................................          --      34,360       5,040      212,925
                                                       ----------- -----------  ----------   ----------
       Totals......................................... $        -- $   346,551  $   86,717   $  422,629
                                                       =========== ===========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 2000
   Property Management Fees........................... $        -- $   172,875  $   31,976   $   95,941
   Asset Management Fees..............................          --     123,475       8,421           --
   Leasing Commissions................................          --      29,021       2,074       45,922
                                                       ----------- -----------  ----------   ----------
       Totals......................................... $        -- $   325,371  $   42,471   $  141,863
                                                       =========== ===========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 2001
   Property Management Fees........................... $   104,888 $   198,351  $   44,088   $  178,444
   Asset Management Fees..............................          --          --      33,812      179,653
   Leasing Commissions................................      68,427      27,538       4,990       36,364
                                                       ----------- -----------  ----------   ----------
       Totals......................................... $   173,315 $   225,889  $   82,890   $  394,461
                                                       =========== ===========  ==========   ==========

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                                                 NNN
                                                        Yerington               Town &      NNN
                                                        Shopping   NNN Fund    Country,  'A' Credit
                                                       Center, LLC VIII, LLC     LLC      TIC, LLC
                                                       ----------- ---------- ---------- ----------
Date Offering Commenced...............................  15-Dec-98   22-Feb-99  10-May-99  10-Aug-99
Dollar Amount Raised to Sponsor From Proceeds of
  Offering............................................ $1,625,000  $8,000,000 $7,200,000 $2,500,000
                                                       ==========  ========== ========== ==========
Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members.......... $  162,500  $  800,000 $  720,000 $  250,000
   Marketing Support & Due Diligence Reimbursement....         --          --         --         --
   Organization & Marketing Expenses..................     79,625     240,000    216,000     87,500
   Due Diligence Allowance............................      8,125      40,000     36,000     12,500
   Acquisition Fees...................................     73,125     360,000    324,000    100,000
                                                       ----------  ---------- ---------- ----------
       Totals......................................... $  323,375  $1,440,000 $1,296,000 $  251,300
                                                       ==========  ========== ========== ==========
Dollar Amount of Cash Generated from Operations
  Before Deducting Payments to Sponsor................ $  880,673  $2,217,861 $1,685,747 $  669,787
                                                       ==========  ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 1998
   Property Management Fees........................... $       --  $       -- $       -- $       --
   Asset Management Fees..............................         --          --         --         --
   Leasing Commissions................................         --          --         --         --
                                                       ----------  ---------- ---------- ----------
       Totals......................................... $       --  $       -- $       -- $       --
                                                       ==========  ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 1999
   Property Management Fees........................... $   17,599  $   74,766 $   86,309 $    7,885
   Asset Management Fees..............................      6,264     155,585     80,000     11,343
   Leasing Commissions................................         --      56,146     52,618         --
                                                       ----------  ---------- ---------- ----------
       Totals......................................... $   23,863  $  286,497 $  218,927 $   19,228
                                                       ==========  ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 2000
   Property Management Fees........................... $   28,043  $  130,984 $   40,467 $   38,567
   Asset Management Fees..............................      8,291     138,938     26,800         --
   Leasing Commissions................................         --      25,591     18,394      1,980
                                                       ----------  ---------- ---------- ----------
       Totals......................................... $   36,334  $  295,513 $   85,661 $   40,507
                                                       ==========  ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 2001
   Property Management Fees........................... $   27,808  $  178,402 $   54,256 $   52,624
   Asset Management Fees..............................      2,764      30,622         --         --
   Leasing Commissions................................         --     259,687    125,112     49,328
                                                       ----------  ---------- ---------- ----------
       Totals......................................... $   30,572  $  468,711 $  179,368 $  101,952
                                                       ==========  ========== ========== ==========

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                                        NNN
                                                            NNN      Exchange                 NNN
                                                       Redevelopment Fund III,  NNN Tech    Horizon
                                                         Fund, LLC      LLC     Fund, LLC   Fund LLC
                                                       ------------- ---------- ---------- ----------
Date Offering Commenced...............................   27-Aug-99    15-Sep-99  21-Feb-00  30-Mar-00
Dollar Amount Raised to Sponsor From Proceeds of
  Offering............................................  $7,579,528   $6,300,000 $3,698,750 $3,573,000
                                                        ==========   ========== ========== ==========
Amounts Paid to Sponsor from Proceeds of Offering:
   Selling Commissions to Selling Group Members.......  $  757,953   $  630,000 $  295,900 $  303,705
   Marketing Support & Due Diligence Reimbursement....          --           --     73,975     71,460
   Organization & Marketing Expenses..................     265,283      220,500    129,456     35,730
   Due Diligence Allowance............................      37,898       31,500     18,494         --
   Acquisition Fees...................................     341,079      283,500    166,444         --
                                                        ----------   ---------- ---------- ----------
       Totals.........................................  $1,402,213   $1,165,500 $  684,269 $  410,895
                                                        ==========   ========== ========== ==========
Dollar Amount of Cash Generated from Operations Before
  Deducting Payments to Sponsor.......................  $3,594,065   $1,318,231 $  949,692 $  379,501
                                                        ==========   ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 1998
   Property Management Fees...........................  $       --   $       -- $       -- $       --
   Asset Management Fees..............................          --           --         --         --
   Leasing Commissions................................          --           --         --         --
                                                        ----------   ---------- ---------- ----------
       Totals.........................................  $       --   $       -- $       -- $       --
                                                        ==========   ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 1999
   Property Management Fees...........................  $    7,164   $    8,701 $       -- $       --
   Asset Management Fees..............................      14,234       10,983         --         --
   Leasing Commissions................................          --           --         --         --
                                                        ----------   ---------- ---------- ----------
       Totals.........................................  $   21,398   $   19,684 $       -- $       --
                                                        ==========   ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 2000
   Property Management Fees...........................  $   90,636   $   61,999 $   49,820 $       --
   Asset Management Fees..............................     174,420      178,313      7,250         --
   Leasing Commissions................................      20,000       20,748      8,459         --
                                                        ----------   ---------- ---------- ----------
       Totals.........................................  $  285,056   $  261,060 $   65,529 $       --
                                                        ==========   ========== ========== ==========
Amounts Paid to Sponsor from Operations--Year 2001
   Property Management Fees...........................  $  121,510   $       -- $   71,108 $       --
   Asset Management Fees..............................     110,160           --      6,643         --
   Leasing Commissions................................     337,495       13,390     99,110         --
                                                        ----------   ---------- ---------- ----------
       Totals.........................................  $  569,165   $   13,390 $  176,861 $       --
                                                        ==========   ========== ========== ==========

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                                    NNN        Kiwi      NNN 2000
                                                                  Westway,  Associates, Value Fund,
                                                                    LLC         LLC         LLC
                                                                 ---------- ----------- -----------
Date Offering Commenced.........................................  26-Apr-00   9-Jun-00   15-Jul-00
Dollar Amount Raised to Sponsor From Proceeds of Offering....... $3,278,250 $2,681,352  $5,899,000
                                                                 ========== ==========  ==========
Amounts Paid to Sponsor from Proceeds of Offering:
   Selling Commissions to Selling Group Members................. $  262,260 $  214,508  $  560,405
   Marketing Support & Due Diligence Reimbursement..............     65,565     53,627          --
   Organization & Marketing Expenses............................    114,739     93,847     235,960
   Due Diligence Allowance......................................     16,391     13,407      29,495
   Acquisition Fees.............................................    147,521    120,661     265,455
                                                                 ---------- ----------  ----------
       Totals................................................... $  606,476 $  496,050  $1,091,315
                                                                 ========== ==========  ==========
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to Sponsor........................................... $  709,431 $    1,282  $  940,656
                                                                 ========== ==========  ==========
Amounts Paid to Sponsor from Operations--Year 1998
   Property Management Fees..................................... $       -- $       --  $       --
   Asset Management Fees........................................         --         --          --
   Leasing Commissions..........................................         --         --          --
                                                                 ---------- ----------  ----------
       Totals................................................... $       -- $       --  $       --
                                                                 ========== ==========  ==========
Amounts Paid to Sponsor from Operations--Year 1999
   Property Management Fees..................................... $       -- $       --  $       --
   Asset Management Fees........................................         --         --          --
   Leasing Commissions..........................................         --         --          --
                                                                 ---------- ----------  ----------
       Totals................................................... $       -- $       --  $       --
                                                                 ========== ==========  ==========
Amounts Paid to Sponsor from Operations--Year 2000
   Property Management Fees..................................... $    7,296 $   12,602  $       --
   Asset Management Fees........................................     20,794     26,121          --
   Leasing Commissions..........................................         --         --          --
                                                                 ---------- ----------  ----------
       Totals................................................... $   28,090 $   38,723  $       --
                                                                 ========== ==========  ==========
Amounts Paid to Sponsor from Operations--Year 2001
   Property Management Fees..................................... $   28,184 $   43,828  $   63,600
   Asset Management Fees........................................    110,248     30,750          --
   Leasing Commissions..........................................     10,115     12,876     121,481
                                                                 ---------- ----------  ----------
       Totals................................................... $  148,547 $   87,454  $  185,081
                                                                 ========== ==========  ==========

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                        NNN           NNN                      NNN
                                                   Rocky Mountain  2004 Notes    Market     2005 Notes
                                                   Exchange, LLC  Program, LLC Center, LLC Program, LLC
                                                   -------------- ------------ ----------- ------------
Date Offering Commenced...........................    25-Jul-00     29-Aug-00    1-Sep-00    15-Sep-00
Dollar Amount Raised to Sponsor From Proceeds of
  Offering........................................   $2,670,000    $5,000,000  $1,330,000   $2,300,000
                                                     ==========    ==========  ==========   ==========
Amounts Paid to Sponsor from Proceeds of Offering:
   Selling Commissions............................   $  226,950    $  400,000  $  106,400   $  184,000
   Marketing Support & Due Diligence
     Reimbursement................................       53,400        75,000      19,950       34,500
   Organization & Offering Expenses...............      106,800        75,000      19,950       34,500
   Due Diligence Allowance........................           --            --       6,650           --
   Acquisition Fees...............................      120,150            --          --           --
                                                     ----------    ----------  ----------   ----------
       Totals.....................................   $  507,300    $  550,000  $  152,950   $  253,000
                                                     ==========    ==========  ==========   ==========
Dollar Amount of Cash Generated from Operations
   Before Deducting Payments to Sponsor...........   $  167,663    $    1,515  $ (135,756)  $    1,406
                                                     ==========    ==========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 1998
   Property Management Fees.......................   $       --    $       --  $       --   $       --
   Asset Management Fees..........................           --            --          --           --
   Leasing Commissions............................           --            --          --           --
                                                     ----------    ----------  ----------   ----------
       Totals.....................................   $       --    $       --  $       --   $       --
                                                     ==========    ==========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 1999
   Property Management Fees.......................   $       --    $       --  $       --   $       --
   Asset Management Fees..........................           --            --          --           --
   Leasing Commissions............................           --            --          --           --
                                                     ----------    ----------  ----------   ----------
       Totals.....................................   $       --    $       --  $       --   $       --
                                                     ==========    ==========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 2000
   Property Management Fees.......................   $       --    $       --  $    7,938   $       --
   Asset Management Fees..........................           --            --          --           --
   Leasing Commissions............................           --            --          --           --
                                                     ----------    ----------  ----------   ----------
       Totals.....................................   $       --    $       --  $    7,938   $       --
                                                     ==========    ==========  ==========   ==========
Amounts Paid to Sponsor from Operations--Year 2001
   Property Management Fees.......................   $   65,625    $       --  $       --   $       --
   Asset Management Fees..........................       21,073            --          --           --
   Leasing Commissions............................           --            --      30,398           --
                                                     ----------    ----------  ----------   ----------
       Totals.....................................   $   86,698    $       --  $   30,398   $       --
                                                     ==========    ==========  ==========   ==========

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                          NNN
                                                       Sacramento      NNN        NNN        NNN
                                                       Corp Ctr,    Dry Creek  2001 Value  Camelot
                                                          LLC      Centre, LLC Fund, LLC  Plaza, LLC
                                                       ----------- ----------- ---------- ----------
Date Offering Commenced...............................    8-Nov-00  15-Nov-00   12-Mar-01  30-Mar-01
Dollar Amount Raised to Sponsor From Proceeds of
  Offering............................................ $12,000,000 $3,500,000  $2,588,695 $2,400,000
                                                       =========== ==========  ========== ==========
Amounts Paid to Sponsor from Proceeds of Offering:
   Selling Commissions................................ $   960,000 $  280,000  $  207,096 $  192,000
   Marketing Support & Due Diligence Reimbursement....     180,000     52,500      64,717     60,000
   Organization & Offering Expenses...................     480,000    122,500      90,604    120,000
   Due Diligence Allowance............................      60,000         --          --         --
   Acquisition Fees...................................     540,000         --     129,435         --
                                                       ----------- ----------  ---------- ----------
       Totals......................................... $ 2,220,000 $  455,000  $  491,852 $  372,000
                                                       =========== ==========  ========== ==========
Dollar Amount of Cash Generated from Operations
   Before Deducting Payments to Sponsor............... $ 1,135,745 $  254,592  $  114,092 $   59,917
                                                       =========== ==========  ========== ==========
Amounts Paid to Sponsor from Operations--Year 1998
   Property Management Fees........................... $        -- $       --  $       -- $       --
   Asset Management Fees..............................          --         --          --         --
   Leasing Commissions................................          --         --          --         --
                                                       ----------- ----------  ---------- ----------
       Totals......................................... $        -- $       --  $       -- $       --
                                                       =========== ==========  ========== ==========
Amounts Paid to Sponsor from Operations--Year 1999
   Property Management Fees........................... $        -- $       --  $       -- $       --
   Asset Management Fees..............................          --         --          --         --
   Leasing Commissions................................          --         --          --         --
                                                       ----------- ----------  ---------- ----------
       Totals......................................... $        -- $       --  $       -- $       --
                                                       =========== ==========  ========== ==========
Amounts Paid to Sponsor from Operations--Year 2000
   Property Management Fees........................... $        -- $       --  $       -- $       --
   Asset Management Fees..............................          --         --          --         --
   Leasing Commissions................................          --         --          --         --
                                                       ----------- ----------  ---------- ----------
       Totals......................................... $        -- $       --  $       -- $       --
                                                       =========== ==========  ========== ==========
Amounts Paid to Sponsor from Operations--Year 2001
   Property Management Fees........................... $   187,429 $   67,306  $   17,505 $   15,643
   Asset Management Fees..............................          --         --          --         --
   Leasing Commissions................................      35,067         --          --         --
                                                       ----------- ----------  ---------- ----------
       Totals......................................... $   222,496 $   67,306  $   17,505 $   15,643
                                                       =========== ==========  ========== ==========

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                                               NNN        NNN
                                         NNN          NNN           NNN      Gateway    LV 1900
                                     Washington       Reno      One Gateway  Aurora,    Aerojet
                                     Square, LLC Trademark, LLC Plaza, LLC     LLC      Way, LLC
                                     ----------- -------------- ----------- ---------- ----------
Date Offering Commenced.............   1-May-01     30-May-01     8-Jun-01   10-Jul-01  26-Jul-01
Dollar Amount Raised to Sponsor From
  Proceeds of Offering.............. $2,800,000    $3,850,000   $4,197,500  $1,054,000 $2,000,000
                                     ==========    ==========   ==========  ========== ==========
Amounts Paid to Sponsor from
  Proceeds of Offering:
   Selling Commissions.............. $  224,000    $  327,250   $  335,800  $   84,320 $  150,000
   Marketing Support & Due
     Diligence Reimbursement........     70,000        77,000       62,963      15,810     40,000
   Organization & Offering
     Expenses.......................    112,000       154,000      167,900      31,620     60,000
   Due Diligence Allowance..........         --            --       41,975      10,540         --
   Acquisition Fees.................         --            --      167,900          --         --
                                     ----------    ----------   ----------  ---------- ----------
       Totals....................... $  406,000    $  558,250   $  776,538  $  142,290 $  250,000
                                     ==========    ==========   ==========  ========== ==========
Dollar Amount of Cash Generated
  from Operations Before Deducting
  Payments to Sponsor............... $   49,167    $  202,412   $  355,977  $  298,398 $   82,446
                                     ==========    ==========   ==========  ========== ==========
Amounts Paid to Sponsor from
  Operations--Year 1998
   Property Management Fees......... $       --    $       --   $       --  $       -- $       --
   Asset Management Fees............         --            --           --          --         --
   Leasing Commissions..............         --            --           --          --         --
                                     ----------    ----------   ----------  ---------- ----------
       Totals....................... $       --    $       --   $       --  $       -- $       --
                                     ==========    ==========   ==========  ========== ==========
Amounts Paid to Sponsor from
  Operations--Year 1999
   Property Management Fees......... $       --    $       --   $       --  $       -- $       --
   Asset Management Fees............         --            --           --          --         --
   Leasing Commissions..............         --            --           --          --         --
                                     ----------    ----------   ----------  ---------- ----------
       Totals....................... $       --    $       --   $       --  $       -- $       --
                                     ==========    ==========   ==========  ========== ==========
Amounts Paid to Sponsor from
  Operations--Year 2000
   Property Management Fees......... $       --    $       --   $       --  $       -- $       --
   Asset Management Fees............         --            --           --          --         --
   Leasing Commissions..............         --            --           --          --         --
                                     ----------    ----------   ----------  ---------- ----------
       Totals....................... $       --    $       --   $       --  $       -- $       --
                                     ==========    ==========   ==========  ========== ==========
Amounts Paid to Sponsor from
  Operations--Year 2001
   Property Management Fees......... $       --    $   11,531   $   20,152  $   48,987 $    7,443
   Asset Management Fees............         --            --           --          --         --
   Leasing Commissions..............         --            --           --      20,040         --
                                     ----------    ----------   ----------  ---------- ----------
       Totals....................... $       --    $   11,531   $   20,152  $   69,027 $    7,443
                                     ==========    ==========   ==========  ========== ==========

                      COMPENSATION TO SPONSOR (UNAUDITED)
                               December 31, 2001

                                                       NNN        NNN
                                                   Timberhills  Addison        NNN
                                                    Shop Ctr,   Com Ctr,  County Center  Total All
                                                       LLC        LLC      Drive, LLC    Programs
                                                   ----------- ---------- ------------- ------------
Date Offering Commenced...........................  31-Jul-01   16-Aug-01   18-Sep-01
Dollar Amount Raised to Sponsor From Proceeds of
  Offering........................................ $3,700,000  $3,600,000  $1,992,188   $153,140,263
                                                   ==========  ==========  ==========   ============
Amounts Paid to Sponsor from Proceeds of Offering:
   Selling Commissions............................ $  296,000  $  288,000  $  159,375   $ 13,187,662
   Marketing Support & Due Diligence
     Reimbursement................................     92,500      90,000      49,805      1,671,802
   Organization & Offering Expenses...............    148,000     144,000      79,688      5,119,048
   Due Diligence Allowance........................         --          --          --        485,279
   Acquisition Fees...............................         --          --          --      3,384,269
                                                   ----------  ----------  ----------   ------------
       Totals..................................... $  536,500  $  522,000  $  288,867   $ 23,848,060
                                                   ==========  ==========  ==========   ============
Dollar Amount of Cash Generated from Operations
  Before Deducting Payments to Sponsor............ $   60,057  $   94,184  $   69,603   $ 21,970,513
                                                   ==========  ==========  ==========   ============
Amounts Paid to Sponsor from Operations--Year 1998
   Property Management Fees....................... $       --  $       --  $       --   $     62,999
   Asset Management Fees..........................         --          --          --         48,263
   Leasing Commissions............................         --          --          --             --
                                                   ----------  ----------  ----------   ------------
       Totals..................................... $       --  $       --  $       --   $    111,262
                                                   ==========  ==========  ==========   ============
Amounts Paid to Sponsor from Operations--Year 1999
   Property Management Fees....................... $       --  $       --  $       --   $    564,738
   Asset Management Fees..........................         --          --          --        519,667
   Leasing Commissions............................         --          --          --        361,089
                                                   ----------  ----------  ----------   ------------
       Totals..................................... $       --  $       --  $       --   $  1,445,494
                                                   ==========  ==========  ==========   ============
Amounts Paid to Sponsor from Operations--Year 2000
   Property Management Fees....................... $       --  $       --  $       --   $    769,144
   Asset Management Fees..........................         --          --          --        712,823
   Leasing Commissions............................         --          --          --        172,189
                                                   ----------  ----------  ----------   ------------
       Totals..................................... $       --  $       --  $       --   $  1,654,156
                                                   ==========  ==========  ==========   ============
Amounts Paid to Sponsor from Operations--Year 2001
   Property Management Fees....................... $       --  $    1,379  $    5,239   $  1,615,330
   Asset Management Fees..........................         --          --          --        525,725
   Leasing Commissions............................      4,150          --          --      1,255,568
                                                   ----------  ----------  ----------   ------------
       Totals..................................... $    4,150  $    1,379  $    5,239   $  3,396,623
                                                   ==========  ==========  ==========   ============

                                   TABLE III

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 1998

                                               Telluride    WREIT,  Truckee River Office    Total
                                              Barstow, LLC   Inc.        Tower, LLC      All Programs
                                              ------------ -------- -------------------- ------------
Gross Revenues...............................   $497,240   $594,158       $195,692        $1,287,090
Profit on Sale of Properties.................         --         --             --                --
Less: Operating Expenses.....................    209,494    258,680         42,840           511,014
      Interest Expense.......................    177,908    208,078         88,346           474,332
      Depreciation & Amortization............     47,183     77,537         15,417           140,137
                                                --------   --------       --------        ----------
Net Income--GAAP Basis.......................   $ 62,655   $ 49,863       $ 49,089        $  161,607
                                                ========   ========       ========        ==========
Taxable Income From:
     Operations..............................     62,655     49,863         49,089        $  161,607
     Gain on Sale............................         --         --             --                --
Cash Generated From:
     Operations..............................    109,838    127,400         64,506           301,744
     Sales...................................         --         --             --                --
     Refinancing.............................         --         --             --                --
                                                --------   --------       --------        ----------
Cash Generated From Operations, Sales &
  Refinancing................................   $109,838   $127,400       $ 64,506        $  301,744
                                                ========   ========       ========        ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow....................     77,052     89,971             --           167,023
      Sales & Refinancing....................         --         --             --                --
      Other..................................         --         --             --                --
                                                --------   --------       --------        ----------
Cash Generated (Deficiency) after Cash
  Distributions..............................     32,786     37,429         64,506           134,721
Less: Special Items (not including Sales &
      Refinancing)...........................         --         --             --                --
                                                --------   --------       --------        ----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............   $ 32,786   $ 37,429       $ 64,506        $  134,721
                                                ========   ========       ========        ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)..................
       -- from operations....................   $  38.68   $  14.64       $   8.84
       -- from recapture.....................         --         --             --
     Capital Gain (Loss).....................         --         --             --
Cash Distributions to Investors..............
     Sources (on GAAP basis).................         --         --             --
       -- Investment Income..................         --         --             --
       -- Return of Capital..................         --         --             --
     Sources (on Cash basis).................
       -- Sales..............................         --         --             --
       -- Refinancing........................         --         --             --
       -- Operations.........................   $  47.56   $  26.42       $     --

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 1999

                                                                                 Yerington
                                              Telluride               Truckee    Shopping   NNN Fund
                                              Barstow,    WREIT,    River Office  Center,    VIII,
                                                 LLC       INC.      Tower, LLC     LLC       LLC
                                              --------- ----------  ------------ --------- ----------
Gross Revenues............................... $721,168  $4,726,712   $2,598,280  $393,367  $1,821,793
Profit on Sale of Properties.................       --          --           --        --          --
Less: Operating Expenses.....................  366,116   1,904,986      999,301    90,371     896,924
      Interest Expense.......................  244,781   2,305,776      924,827   188,529     504,872
      Depreciation & Amortization............   97,330     707,842      366,688    67,598     227,102
                                              --------  ----------   ----------  --------  ----------
Net Income--GAAP Basis....................... $ 12,941  $ (191,892)  $  307,464  $ 46,869  $  192,895
                                              ========  ==========   ==========  ========  ==========
Taxable Income From:
     Operations.............................. $ 12,941  $ (191,892)  $  307,464  $ 46,869  $  192,895
     Gain on Sale............................       --          --           --        --          --
Cash Generated From:
     Operations..............................  110,271     515,950      674,152   114,467     419,997
     Sales...................................       --          --           --        --          --
     Refinancing.............................       --     526,326           --        --          --
                                              --------  ----------   ----------  --------  ----------
Cash Generated From Operations, Sales &
  Refinancing................................ $110,271  $1,042,276   $  674,152  $114,467  $  419,997
                                              ========  ==========   ==========  ========  ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow.................... $110,271  $  515,950   $  477,187  $110,232  $  210,592
      Sales & Refinancing....................       --      93,660           --        --          --
      Other..................................   68,879          --           --        --          --
                                              --------  ----------   ----------  --------  ----------
Cash Generated (Deficiency) after Cash
  Distributions..............................  (68,879)    432,666      196,965     4,235     209,405
Less: Special Items (not including Sales &
      Refinancing)...........................       --          --           --        --          --
                                              --------  ----------   ----------  --------  ----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............ $(68,879) $  432,666   $  196,965  $  4,235  $  209,405
                                              ========  ==========   ==========  ========  ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)..................
       -- from operations.................... $   7.99  $   (23.34)  $    55.40  $  29.31  $    24.40
       -- from recapture.....................       --          --           --        --          --
     Capital Gain (Loss).....................       --          --           --        --          --
Cash Distributions to Investors..............
     Sources (on GAAP basis).................
       -- Investment Income..................       --          --           --        --          --
       -- Return of Capital..................       --          --           --        --          --
     Sources (on Cash basis).................
       -- Sales..............................       --          --           --        --          --
       -- Refinancing........................       --          --           --        --          --
       -- Operations......................... $  68.07  $    62.76   $    85.92  $  68.94  $    26.64

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 1999

                                                 NNN        NNN          NNN         NNN
                                                Town &   'A' Credit Redevelopment Exchange
                                               Country,     TIC,        Fund,     Fund III,  Total All
                                                 LLC        LLC          LLC         LLC     Programs
                                              ---------- ---------- ------------- --------- -----------
Gross Revenues............................... $1,727,435  $157,783   $2,149,377   $119,731  $14,415,646
Profit on Sale of Properties.................         --        --           --         --           --
Less: Operating Expenses.....................    404,167    51,239       46,345     14,938    4,774,387
      Interest Expense.......................    924,805    34,049       14,644     48,819    5,191,102
      Depreciation & Amortization............    284,211    17,127       21,056         --    1,788,954
                                              ----------  --------   ----------   --------  -----------
Net Income--GAAP Basis....................... $  114,252  $ 55,368   $2,067,332   $ 55,974  $ 2,661,203
                                              ==========  ========   ==========   ========  ===========
Taxable Income From:
     Operations.............................. $  114,252  $ 55,368   $2,067,332   $ 55,974  $ 2,661,203
     Gain on Sale............................         --        --           --         --           --
Cash Generated From:
     Operations..............................    398,463    72,495    2,088,388     55,974    4,450,157
     Sales...................................         --        --           --         --           --
     Refinancing.............................         --        --           --         --      526,326
                                              ----------  --------   ----------   --------  -----------
Cash Generated From Operations, Sales &
  Refinancing................................ $  398,463  $ 72,495   $2,088,388   $ 55,974  $ 4,976,483
                                              ==========  ========   ==========   ========  ===========
Less: Cash Distributions to Investors From:
      Operating Cash Flow.................... $  173,253  $  8,927   $      286   $     --  $ 1,606,698
      Sales & Refinancing....................         --        --           --         --       93,660
      Other..................................         --        --           --         --       68,879
                                              ----------  --------   ----------   --------  -----------
Cash Generated (Deficiency) after Cash
  Distributions..............................    225,210    63,568    2,088,102     55,974    3,207,246
Less: Special Items (not including Sales &
      Refinancing)...........................         --        --           --         --           --
                                              ----------  --------   ----------   --------  -----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............ $  225,210  $ 63,568   $2,088,102   $ 55,974  $ 3,207,246
                                              ==========  ========   ==========   ========  ===========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)
       -- from operations.................... $    16.15  $  32.40   $   586.85   $  13.44
       -- from recapture.....................         --        --           --         --
     Capital Gain (Loss).....................         --        --           --         --
Cash Distributions to Investors
     Sources (on GAAP basis)
       -- Investment Income..................         --        --           --         --
       -- Return of Capital..................         --        --           --         --
     Sources (on Cash basis)
       -- Sales..............................         --        --           --         --
       -- Refinancing........................         --        --           --         --
       -- Operations......................... $    24.49  $   5.22   $     0.08   $     --

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         YEAR ENDING DECEMBER 31, 2000

                                                                                  Yerington
                                              Telluride                Truckee    Shopping     NNN
                                              Barstow,    WREIT,     River Office  Center,  Fund VIII,
                                                 LLC       INC.       Tower, LLC    LLC.       LLC
                                              --------- -----------  ------------ --------- ----------
Gross Revenues............................... $803,386  $ 5,273,301   $2,464,508  $552,572  $3,676,500
Profit on Sale of Properties.................       --    2,129,054           --        --          --
Less: Operating Expenses.....................  333,226    2,059,845      790,677   125,306   2,147,409
      Interest Expense.......................  243,349    2,445,182    1,223,147   255,493   1,406,062
      Depreciation & Amortization............  103,333      805,225      495,568    94,293     305,629
                                              --------  -----------   ----------  --------  ----------
Net Income--GAAP Basis....................... $123,478  $ 2,092,103   $  (44,884) $ 77,480  $ (182,600)
                                              ========  ===========   ==========  ========  ==========
Taxable Income From:
     Operations.............................. $123,478  $   (36,913)  $  (44,884) $ 77,480  $ (182,600)
     Gain on Sale............................       --    2,129,016           --        --          --
Cash Generated From:
      Operations.............................  226,811      768,312      450,684   171,773     123,029
      Sales..................................       --    2,129,016           --        --          --
      Refinancing............................       --           --           --        --          --
                                              --------  -----------   ----------  --------  ----------
Cash Generated From Operations, Sales &
  Refinancing................................ $226,811  $ 2,897,328   $  450,684  $171,773  $  123,029
                                              ========  ===========   ==========  ========  ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow.................... $205,709  $   768,312   $  450,684  $164,301  $  123,029
      Sales & Refinancing....................       --    2,129,016           --        --          --
      Other..................................       --    2,998,223       64,839        --     348,894
                                              --------  -----------   ----------  --------  ----------
Cash Generated (Deficiency) after Cash
  Distributions..............................   21,102   (2,998,223)     (64,839)    7,472    (348,894)
Less: Special Items (not including Sales &
      Refinancing)...........................       --           --           --        --          --
                                              --------  -----------   ----------  --------  ----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............ $ 21,102  $(2,998,223)  $  (64,839) $  7,472  $ (348,894)
                                              ========  ===========   ==========  ========  ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)..................
       -- from operations.................... $  76.22  $    148.89   $    (8.09) $  48.45  $   (22.83)
       -- from recapture.....................       --           --           --        --          --
     Capital Gain (Loss).....................       --       151.52           --        --          --
Cash Distributions to Investors
     Sources (on GAAP basis)
       -- Investment Income..................       --           --           --        --          --
       -- Return of Capital..................       --       213.38        11.68        --       43.61
     Sources (on Cash basis).................
       -- Sales..............................       --       151.52           --        --          --
       -- Refinancing........................       --           --           --        --          --
       -- Operations......................... $ 126.98  $     54.68   $    81.20  $ 102.75  $    15.38

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         YEAR ENDING DECEMBER 31, 2000

                                                        NNN                                  NNN
                                                       Town &       NNN          NNN      Exchange
                                                      Country,   'A' Credit Redevelopment Fund III,
                                                        LLC       TIC, LLC    Fund, LLC      LLC
                                                     ----------  ---------- ------------- ----------
Gross Revenues...................................... $3,566,136   $926,128   $3,189,950   $2,462,661
Profit on Sale of Properties........................         --         --           --           --
Less: Operating Expenses............................  1,130,517    267,829    1,423,608      990,918
      Interest Expense..............................  2,521,820    445,545    1,287,181      959,575
      Depreciation & Amortization...................    716,017    147,875      212,247      336,574
                                                     ----------   --------   ----------   ----------
Net Income--GAAP Basis.............................. $ (802,218)  $ 64,879   $  266,914   $  175,594
                                                     ==========   ========   ==========   ==========
Taxable Income From:
      Operations.................................... $ (802,218)  $ 64,879   $  266,914   $  175,594
      Gain on Sale..................................         --         --           --           --
Cash Generated From:
      Operations....................................    (86,201)   212,754      479,161      512,168
      Sales.........................................         --         --           --           --
      Refinancing                                            --         --           --           --
                                                     ----------   --------   ----------   ----------
Cash Generated From Operations, Sales &
  Refinancing....................................... $  (86,201)  $212,754   $  479,161   $  512,168
                                                     ==========   ========   ==========   ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow........................... $       --   $135,334   $  479,161   $  453,523
      Sales & Refinancing...........................         --         --           --           --
      Other.........................................    512,827         --       80,670           --
                                                     ----------   --------   ----------   ----------
Cash Generated (Deficiency) after Cash
  Distributions.....................................   (599,028)    77,420      (80,670)      58,645
Less: Special Items (not including Sales &
     Refinancing)...................................         --         --           --           --
                                                     ----------   --------   ----------   ----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items................... $ (599,028)  $ 77,420   $  (80,670)  $   58,645
                                                     ==========   ========   ==========   ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:.........................
     Ordinary Income (Loss).........................
       -- from operations........................... $  (111.42)  $  26.16   $    35.22   $    27.87
       -- from recapture............................         --         --           --           --
     Capital Gain (Loss)                                     --         --           --           --
Cash Distributions to Investors.....................
     Sources (on GAAP basis)........................
       -- Investment Income.........................         --         --           --           --
       -- Return of Capital.........................      71.23         --        10.64           --
     Sources (on Cash basis)........................
       -- Sales.....................................         --         --           --           --
       -- Refinancing...............................         --         --           --           --
       -- Operations................................ $       --   $  54.57   $    63.22   $    71.99

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         YEAR ENDING DECEMBER 31, 2000

                                                                                                        NNN
                                                                    NNN                                2000
                                          NNN                     Horizon       NNN        Kiwi        Value
                                       Tech Fund,     T REIT,      Fund       Westway,    Assoc.,      Fund,
                                          LLC          Inc.         LLC         LLC         LLC         LLC
                                       ----------    ---------    --------    --------    --------    --------
Gross Revenues........................ $1,111,917    $ 298,621    $  9,854    $565,153    $475,950    $ 16,241
Profit on Sale of Properties..........         --           --          --          --          --          --
Less: Operating Expenses..............    400,408      192,826          --     186,988     188,497       4,168
      Interest Expense................    383,370      168,205          --     215,018     219,788      53,583
      Depreciation & Amortization.....    207,023       38,373          --      38,716      73,998      12,138
                                       ----------    ---------    --------    --------    --------    --------
Net Income--GAAP Basis................ $  121,116    $(100,783)   $  9,854    $124,431    $ (6,333)   $(53,648)
                                       ==========    =========    ========    ========    ========    ========
Taxable Income From:
     Operations....................... $  121,116    $(100,783)   $  9,854    $124,431    $ (6,333)   $(53,648)
     Gain on Sale.....................         --           --          --          --          --          --
Cash Generated From:
     Operations.......................    328,139      (62,410)      9,854     163,147      67,665     (41,510)
     Sales............................         --           --          --          --          --          --
     Refinancing......................         --           --          --          --          --          --
                                       ----------    ---------    --------    --------    --------    --------
Cash Generated From Operations,
  Sales & Refinancing................. $  328,139    $ (62,410)   $  9,854    $163,147    $ 67,665    $(41,510)
                                       ==========    =========    ========    ========    ========    ========
Less: Cash Distributions to Investors
      From:
      Operating Cash Flow............. $  157,118    $      --    $  9,854    $ 92,210    $ 67,665    $     --
      Sales & Refinancing.............         --           --          --          --          --          --
      Other...........................         --      149,248      28,260          --      23,252       7,907
                                       ----------    ---------    --------    --------    --------    --------
Cash Generated (Deficiency) after Cash
  Distributions.......................    171,021     (211,658)    (28,260)     70,937     (23,252)    (49,417)
Less: Special Items (not including....
      Sales & Refinancing)............         --           --          --          --          --          --
                                       ----------    ---------    --------    --------    --------    --------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items..... $  171,021    $(211,658)   $(28,260)   $ 70,937    $(23,252)   $(49,417)
                                       ==========    =========    ========    ========    ========    ========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
     Ordinary Income (Loss)
       -- from operations............. $    32.75    $  (15.34)   $   2.76    $  38.54    $  (2.55)   $  (9.09)
       -- from recapture..............         --           --          --          --          --          --
     Capital Gain (Loss)..............         --           --          --          --          --          --
Cash Distributions to Investors
     Sources (on GAAP basis)
       -- Investment Income...........         --           --          --          --          --          --
       -- Return of Capital...........         --        22.72        7.91          --       (9.37)       1.34
     Sources (on Cash basis)
       -- Sales.......................         --           --          --          --          --          --
       -- Refinancing.................         --           --          --          --          --          --
       -- Operations.................. $    42.48    $      --    $   2.76    $  28.56    $ (27.27)   $     --

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         YEAR ENDING DECEMBER 31, 2000

                                                 NNN        NNN                     NNN
                                                Rocky       2004                    2005
                                               Mount.      Notes      Market       Notes
                                              Exchange,   Program,    Centre,     Program,    Total All
                                                 LLC        LLC         LLC         LLC       Programs
                                              ---------   --------    --------    --------   -----------
Gross Revenues............................... $109,173    $  1,515    $214,991    $ 1,406    $25,719,963
Profit on Sale of Properties.................       --          --          --         --      2,129,054
Less: Operating Expenses.....................   14,777          --     171,603         --     10,428,602
      Interest Expense.......................   13,431          --      21,454         --     11,862,203
      Depreciation & Amortization............   17,493          --      39,903         --      3,644,405
                                              --------    --------    --------    -------    -----------
Net Income--GAAP Basis....................... $ 63,472    $  1,515    $(17,969)   $ 1,406    $ 1,913,807
                                              ========    ========    ========    =======    ===========
Taxable Income From:
     Operations.............................. $ 63,472    $  1,515    $(17,969)   $ 1,406    $  (215,209)
     Gain on Sale............................       --          --          --         --      2,129,016
Cash Generated From:
     Operations..............................   80,965       1,515      21,934      1,406      3,429,196
     Sales...................................       --          --          --         --      2,129,016
Refinancing..................................       --          --          --         --             --
                                              --------    --------    --------    -------    -----------
Cash Generated From Operations, Sales &
  Refinancing................................ $ 80,965    $  1,515    $ 21,934    $ 1,406    $ 5,558,212
                                              ========    ========    ========    =======    ===========
Less: Cash Distributions to Investors From:
      Operating Cash Flow.................... $ 17,266    $     --    $ 13,467    $    --    $ 3,137,663
      Sales & Refinancing....................       --          --          --         --      2,129,016
      Other..................................       --      27,031          --      2,681      4,243,832
Cash Generated (Deficiency) after Cash
  Distributions..............................   63,699     (25,516)      8,467     (1,275)    (3,952,269)
Less: Special Items (not including Sales &
      Refinancing)...........................       --          --          --         --             --
                                              --------    --------    --------    -------    -----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............ $ 63,699    $(25,516)   $  8,467    $(1,275)   $(3,952,269)
                                              ========    ========    ========    =======    ===========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)
       -- from operations.................... $  24.51    $   1.42    $ (13.51)   $  2.21
       -- from recapture.....................       --          --          --         --
     Capital Gain (Loss).....................       --          --          --         --
     Cash Distributions to Investors
     Sources (on GAAP basis)
       -- Investment Income..................       --          --          --         --
       -- Return of Capital..................       --       25.40          --       4.22
     Sources (on Cash basis)
       -- Sales..............................       --          --          --         --
       -- Refinancing........................       --          --          --         --
       -- Operations......................... $   6.67    $     --    $  10.13    $    --

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 2001

                                                                      NNN
                                                          NNN      Exchange      NNN
                                                     Redevelopment Fund III,  Tech Fund,  T REIT,
                                                       Fund, LLC      LLC        LLC       Inc.
                                                     ------------- ---------- ---------- ----------
Gross Revenues......................................  $3,817,950   $2,517,985 $2,064,930 $4,204,740
Loss on Sale of Properties..........................          --           --         --   (177,948)
Less: Operating Expenses............................   1,969,733    1,022,907    854,112  1,761,590
           Interest Expense.........................   1,697,320    1,039,123    831,655  2,117,069
           Depreciation & Amortization..............     484,980      345,264    283,718    611,765
                                                      ----------   ---------- ---------- ----------
Net Income--GAAP Basis..............................  $ (334,083)  $  110,691 $   95,445 $ (463,632)
                                                      ==========   ========== ========== ==========
Taxable Income From:
      Operations....................................  $ (334,083)  $  110,691 $   95,445 $ (463,632)
      Gain on Sale..................................          --           --         --         --
Cash Generated From:
      Operations....................................     150,897      455,955    379,163    148,133
      Sales.........................................          --           --         --         --
      Refinancing...................................          --           --         --         --
                                                      ----------   ---------- ---------- ----------
Cash Generated From Operations, Sales
  & Refinancing.....................................  $  150,897   $  455,955 $  379,163 $  148,133
                                                      ==========   ========== ========== ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow...........................  $  150,897   $  351,749 $  273,090 $  148,133
      Sales & Refinancing...........................          --           --         --         --
      Other.........................................     469,813           --         --    997,488
                                                      ----------   ---------- ---------- ----------
Cash Generated (Deficiency) after Cash
  Distributions.....................................    (469,813)     104,206    106,073   (997,488)
Less: Special Items (not including Sales &
     Refinancing)...................................          --           --         --         --
                                                      ----------   ---------- ---------- ----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items...................  $ (469,813)  $  104,206 $  106,073 $ (997,488)
                                                      ==========   ========== ========== ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)
       -- from operations...........................  $   (44.08)  $    17.57 $    25.80 $   (18.85)
       -- from recapture............................          --           --         --         --
     Capital Gain (Loss)............................          --           --         --         --
Cash Distributions to Investors
     Sources (on GAAP basis)
       -- Investment Income.........................          --           --         --         --
       -- Return of Capital.........................       61.98           --         --      40.54
     Sources (on Cash basis)
       -- Sales.....................................          --           --         --         --
       -- Refinancing...............................          --           --         --         --
       -- Operations................................  $    19.91   $    55.83 $    73.83 $     6.02

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 2001

                                                                                          NNN
                                                                                         Rocky
                                                        NNN        Kiwi        NNN      Mount.
                                                      Westway,  Associates, 2000 Value Exchange,
                                                        LLC         LLC     Fund, LLC     LLC
                                                     ---------- ----------- ---------- ----------
Gross Revenues...................................... $1,595,133 $1,199,341  $3,037,590 $1,280,417
Profit on Sale of Properties........................
Less: Operating Expenses............................    599,959    523,597   1,173,655    563,911
      Interest Expense..............................    625,527    868,304   1,066,850    375,515
      Depreciation & Amortization...................    185,539    165,797     388,313    184,025
                                                     ---------- ----------  ---------- ----------
Net Income--GAAP Basis.............................. $  184,108 $ (358,357) $  408,772 $  156,966
                                                     ========== ==========  ========== ==========
Taxable Income From:
      Operations.................................... $  184,108 $ (358,357) $  408,772 $  156,966
      Gain on Sale..................................         --         --          --         --
Cash Generated From:
      Operations....................................    369,647   (192,560)    797,085    340,991
      Sales.........................................         --         --          --         --
      Refinancing...................................         --         --          --         --
                                                     ---------- ----------  ---------- ----------
Cash Generated From Operations, Sales
  & Refinancing..................................... $  369,647 $ (192,560) $  797,085 $  340,991
                                                     ========== ==========  ========== ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow........................... $  239,979 $       --  $  468,621 $  197,105
      Sales & Refinancing...........................         --         --          --         --
      Other.........................................         --    194,886          --         --
                                                     ---------- ----------  ---------- ----------
Cash Generated (Deficiency) after Cash
  Distributions.....................................    129,668   (387,446)    328,464    143,886
Less: Special Items (not including Sales
     & Refinancing).................................         --         --          --         --
                                                     ---------- ----------  ---------- ----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items................... $  129,668 $ (387,446) $  328,464 $  143,886
                                                     ========== ==========  ========== ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)
       -- from operations........................... $    56.16 $  (133.65) $    69.30 $    58.79
       -- from recapture............................         --         --          --         --
     Capital Gain (Loss)............................         --         --          --         --
Cash Distributions to Investors
     Sources (on GAAP basis)
       -- Investment Income.........................         --         --          --         --
       -- Return of Capital.........................         --      72.68          --         --
     Sources (on Cash basis)
       -- Sales.....................................         --         --          --         --
       -- Refinancing...............................         --         --          --         --
       -- Operations................................ $    73.20 $       --  $    79.44 $    73.82

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 2001

                                                                            Truckee    Yerington               NNN        NNN
                                                     Telluride            River Office Shopping     NNN       Town &      'A'
                                                     Barstow,    WREIT,      Tower,     Center,    Fund      Country,    Credit
                                                        LLC       INC.        LLC         LLC    VIII, LLC     LLC      TIC, LLC
                                                     --------- ---------- ------------ --------- ---------- ---------- ----------
Gross Revenues...................................... $878,454  $4,260,466  $3,505,582  $562,750  $4,126,402 $3,922,624 $1,049,490
Profit on Sale of Properties
Less: Operating Expenses............................  339,035   1,503,530   1,090,394   108,111   2,041,339    926,932    357,680
      Interest Expense..............................  240,268   1,723,598   1,005,675   252,719   1,460,949  2,106,163    438,999
      Depreciation & Amortization...................  100,579     579,217     537,003    94,015     526,427    768,602    145,016
                                                     --------  ----------  ----------  --------  ---------- ---------- ----------
Net Income--GAAP Basis.............................. $198,572  $  454,121  $  872,510  $107,795  $   97,687 $  120,927 $  107,795
                                                     ========  ==========  ==========  ========  ========== ========== ==========
Taxable Income From:
   Operations....................................... $198,572  $  454,121  $  872,510  $107,795  $   97,687 $  120,927 $  107,795
   Gain on Sale.....................................       --          --          --        --          --         --         --
Cash Generated From:
   Operations.......................................  299,151   1,033,338   1,409,513   201,920     624,114    889,529    252,811
   Sales............................................       --          --          --        --          --         --         --
   Refinancing......................................       --          --          --        --          --         --         --
                                                     --------  ----------  ----------  --------  ---------- ---------- ----------
Cash Generated From Operations, Sales &
 Refinancing........................................ $299,151  $1,033,338  $1,409,513  $201,920  $  624,114 $  889,529 $  252,811
                                                     ========  ==========  ==========  ========  ========== ========== ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow........................... $129,537  $  827,265  $  436,211   138,977  $  401,441 $  330,000 $  160,244
      Sales & Refinancing...........................       --          --          --        --          --         --         --
      Other.........................................       --          --          --        --          --         --         --
                                                     --------  ----------  ----------  --------  ---------- ---------- ----------
Cash Generated (Deficiency) after Cash Distributions  169,614     206,073     973,302    62,943     222,673    559,529     92,567
Less: Special Items (not including Sales &
      Refinancing)..................................       --          --          --        --          --         --         --
                                                     --------  ----------  ----------  --------  ---------- ---------- ----------
Cash Generated (Deficiency) after Cash Distributions
 and Special Items.................................. $169,614  $  206,073  $  973,302  $ 62,943  $  222,673 $  559,529 $   92,567
                                                     ========  ==========  ==========  ========  ========== ========== ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
    Ordinary Income (Loss)..........................
      -- from operations............................ $ 122.58  $    32.32  $   157.21  $  66.40  $    12.21 $    16.80 $    43.12
      -- from recapture.............................       --          --          --        --          --         --         --
    Capital Gain (Loss).............................       --          --          --        --          --         --         --
Cash Distributions to Investors
    Sources (on GAAP basis).........................
      -- Investment Income..........................       --          --          --        --          --         --         --
      -- Return of Capital..........................       --          --          --        --          --         --         --
      -- Sources (on Cash basis)....................
      -- Sales......................................       --          --          --        --          --         --         --
      -- Refinancing................................       --          --          --        --          --         --         --
      -- Operations................................. $  79.96  $    58.88  $    78.60  $  85.52  $    50.18 $    45.83 $    64.10

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         YEAR ENDING DECEMBER 31, 2001

                                                                                              NNN
                                                         NNN                      NNN      Sacramento
                                                      2004 Notes    Market     2005 Notes  Corp Ctr,
                                                     Program, LLC Center, LLC Program, LLC    LLC
                                                     ------------ ----------- ------------ ----------
Gross Revenues......................................  $ 301,755    $ 875,500   $ 240,304   $3,416,107
Profit on Sale of Properties
Less: Operating Expenses............................     24,252      705,967       8,602    1,125,024
      Interest Expense..............................    390,423      365,559     238,688    1,377,834
      Depreciation & Amortization...................         --      159,613          --      553,848
                                                      ---------    ---------   ---------   ----------
Net Income--GAAP Basis..............................  $(112,920)   $(355,639)  $  (6,986)  $  359,401
                                                      =========    =========   =========   ==========
Taxable Income From:
     Operations.....................................   (112,920)    (355,639)     (6,986)     359,401
     Gain on Sale...................................         --           --          --           --
Cash Generated From:
     Operations.....................................   (112,920)    (196,026)     (6,986)     913,249
     Sales..........................................         --           --          --           --
     Refinancing....................................         --           --          --           --
                                                      ---------    ---------   ---------   ----------
Cash Generated From Operations, Sales &
  Refinancing.......................................  $(112,920)   $(196,026)  $  (6,986)  $  913,249
                                                      =========    =========   =========   ==========
Less: Cash Distributions to Investors From:
      Operating Cash Flow...........................  $ 277,503    $      --   $ 193,519   $  682,579
      Sales & Refinancing...........................         --           --          --           --
      Other.........................................     62,468       97,533          --           --
                                                      ---------    ---------   ---------   ----------
Cash Generated (Deficiency) after
  Cash Distributions................................   (452,891)    (293,559)   (200,505)     230,670
Less: Special Items (not including Sales &
      Refinancing)..................................         --           --          --           --
                                                      ---------    ---------   ---------   ----------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items.................................  $(452,891)   $(293,559)  $(200,505)  $  230,670
                                                      =========    =========   =========   ==========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
     -- from operations.............................  $  (22.58)   $ (267.40)  $   (3.04)  $    29.95
     -- from recapture..............................         --           --          --           --
Capital Gain (Loss)                                          --           --          --           --
Cash Distributions to Investors
Sources (on GAAP basis)
     -- Investment Income...........................         --           --          --           --
     -- Return of Capital...........................      12.49        73.33          --           --
Sources (on Cash basis)
     -- Sales.......................................         --           --          --           --
     -- Refinancing.................................         --           --          --           --
     -- Operations..................................  $   55.50    $      --   $   84.14   $    56.88

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         YEAR ENDING DECEMBER 31, 2001

                                                                       NNN                   NNN
                                                             NNN     Camelot      NNN     Washington
                                                          Dry Creek  Plaza,    2001 Value  Square,
                                                         Centre, LLC   LLC     Fund, LLC     LLC
                                                         ----------- --------  ---------- ----------
Gross Revenues.......................................... $1,171,154  $328,020   $437,688   $127,273
Profit on Sale of Properties............................
Less: Operating Expenses................................    456,795   189,205    201,382     21,056
      Interest Expense..................................    527,073    94,541    139,719     57,050
      Depreciation & Amortization.......................    247,019    12,669     12,134     16,798
                                                         ----------  --------   --------   --------
Net Income--GAAP Basis.................................. $  (59,733) $ 31,605   $ 84,453   $ 32,369
                                                         ==========  ========   ========   ========
Taxable Income From:
   Operations...........................................    (59,733)   31,605     84,453     32,369
   Gain on Sale.........................................         --        --         --         --
Cash Generated From:
   Operations...........................................    187,286    44,274     96,587     49,167
   Sales................................................         --        --         --         --
   Refinancing..........................................         --        --         --         --
                                                         ----------  --------   --------   --------
Cash Generated From Operations, Sales & Refinancing..... $  187,286  $ 44,274   $ 96,587   $ 49,167
                                                         ==========  ========   ========   ========
Less: Cash Distributions to Investors From:
      Operating Cash Flow............................... $  187,286  $ 44,274   $ 18,349   $ 17,717
      Sales & Refinancing...............................         --        --         --         --
      Other.............................................     47,504    21,037         --         --
                                                         ----------  --------   --------   --------
Cash Generated (Deficiency) after Cash Distributions....    (47,504)  (21,037)    78,238     31,450
Less: Special Items (not including Sales & Refinancing).         --        --         --
                                                         ----------  --------   --------   --------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items......................................... $  (47,504) $(21,037)  $ 78,238   $ 31,450
                                                         ==========  ========   ========   ========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:.............................
     Ordinary Income (Loss).............................
       -- from operations............................... $   (17.07) $  13.17   $  32.62   $  11.56
       -- from recapture................................         --        --         --         --
     Capital Gain (Loss)................................         --        --         --         --
     Cash Distributions to Investors....................
     Sources (on GAAP basis)
       -- Investment Income.............................         --        --         --         --
       -- Return of Capital.............................      13.57      8.77         --         --
     Sources (on Cash basis)
       -- Sales.........................................         --        --         --         --
       -- Refinancing...................................         --        --         --         --
       -- Operations.................................... $    53.51  $  18.45   $   7.09   $   6.33

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 2001

                                                   NNN           NNN         NNN           NNN
                                                   Reno      One Gateway   Gateway       LV 1900
                                              Trademark, LLC Plaza, LLC  Aurora, LLC Aerojet Way, LLC
                                              -------------- ----------- ----------- ----------------
Gross Revenues...............................    $265,375     $842,361    $913,035       $166,726
Profit on Sale of Properties.................          --           --          --             --
Less: Operating Expenses.....................      37,572      267,796     303,713         23,027
      Interest Expense.......................      36,922      238,740     379,951         68,696
      Depreciation & Amortization............      46,769      136,490     115,621         34,491
                                                 --------     --------    --------       --------
Net Income--GAAP Basis.......................    $144,112     $199,335    $113,750       $ 40,512
                                                 ========     ========    ========       ========
Taxable Income From:
     Operations..............................    $144,112     $199,335    $113,750       $ 40,512
     Gain on Sale............................          --           --          --             --
Cash Generated From:
     Operations..............................     190,881      335,825     229,371         75,003
     Sales...................................          --           --          --             --
     Refinancing.............................          --           --          --             --
                                                 --------     --------    --------       --------
Cash Generated From Operations, Sales &
  Refinancing................................    $190,881     $335,825    $229,371       $ 75,003
                                                 ========     ========    ========       ========
Less: Cash Distributions to Investors From:
      Operating Cash Flow....................    $ 69,398     $106,446    $  6,120       $ 40,000
      Sales & Refinancing....................          --           --          --             --
      Other..................................          --           --          --             --
                                                 --------     --------    --------       --------
Cash Generated (Deficiency) after
  Cash Distributions.........................     121,483      229,379     223,251         35,003
Less: Special Items (not including Sales &...
      Refinancing)...........................          --           --          --             --
                                                 --------     --------    --------       --------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items............    $121,483     $229,379    $223,251       $ 35,003
                                                 ========     ========    ========       ========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss)..................
       -- from operations....................    $  37.43     $  47.49    $ 107.92       $  20.26
       -- from recapture.....................          --           --          --             --
     Capital Gain (Loss).....................          --           --          --             --
Cash Distributions to Investors
     Sources (on GAAP basis)
       -- Investment Income..................          --           --          --             --
       -- Return of Capital..................          --           --          --             --
     Sources (on Cash basis)
       -- Sales..............................          --           --          --             --
       -- Refinancing........................          --           --          --             --
       -- Operations.........................    $  18.03     $  25.36    $   5.81       $  20.00

            OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
                         Year Ending December 31, 2001

                                                                                   NNN
                                                          NNN          NNN        County
                                                      Timberhills    Addison      Center      Total
                                                     Shop Ctr, LLC Com Ctr, LLC Drive, LLC All Programs
                                                     ------------- ------------ ---------- ------------
Gross Revenues......................................    $77,703      $173,552    $138,063  $47,246,512
Profit on Sale of Properties........................         --            --          --           --
Less: Operating Expenses............................      8,661        33,924      26,648   18,200,109
      Interest Expense..............................     13,135        46,823      47,051   19,871,939
      Depreciation & Amortization...................     10,545        33,654      27,395    6,807,307
                                                        -------      --------    --------  -----------
Net Income--GAAP Basis..............................    $45,362      $ 59,151    $ 36,969  $ 2,367,157
                                                        =======      ========    ========  ===========
Taxable Income From:
     Operations.....................................    $45,362      $ 59,151    $ 36,969  $ 2,367,157
     Gain on Sale...................................         --            --          --           --
Cash Generated From:
     Operations.....................................     55,907        92,805      64,364    9,174,464
     Sales..........................................         --            --          --           --
     Refinancing....................................         --            --          --           --
                                                        -------      --------    --------  -----------
Cash Generated From Operations, Sales &
  Refinancing.......................................    $55,907      $ 92,805    $ 64,364  $ 9,174,464
                                                        =======      ========    ========  ===========
Less: Cash Distributions to Investors From:
      Operating Cash Flow...........................    $    --      $ 18,385    $  4,010  $ 9,914,825
      Sales & Refinancing...........................         --            --          --           --
      Other.........................................         --            --          --    1,894,740
                                                        -------      --------    --------  -----------
Cash Generated (Deficiency) after
  Cash Distributions................................     55,907        74,420      60,354    1,364,899
                                                        =======      ========    ========  ===========
Less: Special Items (not including Sales &
      Refinancing)..................................         --            --          --           --
Cash Generated (Deficiency) after Cash Distributions
  and Special Items.................................    $55,907      $ 74,420    $ 60,354  $ 1,364,899
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
     Ordinary Income (Loss).........................
       -- from operations...........................    $ 12.26      $  16.43    $  18.56
       -- from recapture............................         --            --          --
     Capital Gain (Loss)............................         --            --          --
Cash Distributions to Investors.....................
     Sources (on GAAP basis)
       -- Investment Income.........................         --            --          --
       -- Return of Capital.........................         --            --          --
     Sources (on Cash basis)
       -- Sales.....................................         --            --          --
       -- Refinancing...............................         --            --          --
       -- Operations................................    $    --      $   5.11    $   2.01

                                    TABLE V

                 SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
                               December 31, 2001


                                                     Selling Price, Net of Closing Costs & GAAP Adjustments
                                                   -----------------------------------------------------------

                                                                           Purchase    Adjustments
                                                                Mortgage   Mortgage     Resulting
                                                    Cash Net   Balance at   Taken         From
                                Date      Date      of Costs    Time Of    Back by     Application
          Property            Acquired of Sale (1)    (2)         Sale     Program       Of GAAP      Total
          --------            -------- ----------- ----------  ----------- --------    ----------- -----------
Huron Mall, Huron, SD........  Apr/99    Apr/00    $2,071,474  $ 1,322,622      N/A        N/A     $ 3,394,096
Crossroads Shopping Ctr,
 Kona, HI....................  Jul/99    Aug/00    $3,800,324  $11,270,744      N/A        N/A     $15,071,068
Moreno Corporate
 Center--Retail, Moreno
 Valley, CA..................  Jun/00    Jul/01    $  165,513  $ 1,207,500 $ 85,000(3)     N/A     $ 1,458,013
Bowling Green, Sacramento, CA  Dec/00    Oct/01    $  504,249  $ 2,388,000      N/A        N/A     $ 2,892,249
Christie Street, Lufkin, TX..  Sep/00    Nov/01    $ (126,225) $   734,725 $595,000(4)     N/A     $ 1,203,500

                                    Cost of Properties Including
                                        Closing & Soft Costs
                              --------------------------------------         Excess
                                              Total                      (Deficiency) Of
                                           Acquisition                      Property
                                          Costs, Capital                    Operating
                               Original    Improvements                   Cash Receipts
                               Mortgage     Closing &                       Over Cash
          Property             Financing    Soft Costs      Total       Expenditures (10)
          --------            ----------- -------------- -----------    -----------------
Huron Mall, Huron, SD........ $ 1,440,000   $7,846,000   $ 2,224,600(5)     $120,927
Crossroads Shopping Ctr,
 Kona, HI.................... $13,605,097   $  614,542   $14,219,639(6)     $433,701
Moreno Corporate
 Center--Retail, Moreno
 Valley, CA.................. $ 1,297,470   $  499,748   $ 1,797,219(7)     $ 41,707
Bowling Green, Sacramento, CA $ 2,181,700   $  640,155   $ 2,821,855(8)     $ 85,673
Christie Street, Lufkin, TX.. $   750,000   $  472,497   $ 1,222,497(9)     $146,038

--------
(1) No sales were to affiliated parties.
(2) Net cash received plus assumption of certain liabilities by buyer.
(3) 5-year note, secured by the property, interest-only at 8%, no pre-payment penalty, with interest rate escalation clauses after two, three and four years.
(4) 5-year note, secured by the property, interest at 8.5% amortized over 25 years.
(5) Capital gain.
(6) Capital gain.
(7) Capital loss.
(8) Ordinary income.
(9) Capital loss. Triple Net Properties Realty, Inc. refunded $50,000 in real estate commissions reducing the net loss to approximately $175,000.
(10) Costs incurred in the administration of the programs not related to the operation of the properties are not included.

                                                                      EXHIBIT A

                                 T REIT, INC.

                                REPURCHASE PLAN

   The Board of Directors (the "Board") of T REIT, Inc., a Virginia corporation (the "Company"), has adopted and elected to implement a stock repurchase plan (the "Repurchase Plan") by which shares of the Company's Common Stock ("Shares") may be repurchased by the Company from shareholders subject to certain conditions and limitations. The date of this Repurchase Plan is May 24, 2001.

   1. Repurchase of Shares. The Company may, at its option, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be permanently retired and will not be available for reissuance.

   2.  Repurchase Price.

     (a) During Public Offerings. For any period during which the Company is engaged in a public offering of Shares, the repurchase price for Shares shall be equal to the current offering price, less a discount for payment of selling commissions, due diligence and marketing support, and other applicable fees and expenses, such that the repurchase price shall approximate the per Share net proceeds received by the Company in the public offering.

     (b) Non-Offering Periods. For periods during which the Company is not engaged in a public offering of Shares, the repurchase price for Shares will be determined by the Company, in its sole discretion, based on the value of the Company's underlying assets, as determined periodically. Accordingly, the purchase price for Shares paid during such periods will vary over time. The Board will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with shareholders.

   3. Funding of Repurchase Plan. The Company is permitted, for the purpose of repurchasing Shares, to use offering proceeds from public offerings of its Shares, as well as proceeds from its Reinvestment Plan.

     (a) Reinvestment Plan. The full amount of the proceeds from the Reinvestment Plan attributable to any quarter may be used by the Company to repurchase Shares presented during that quarter.

     (b) Offering Proceeds. The amount of proceeds from a concurrent public offering of Shares available for repurchasing Shares will be limited to $100,000 per calendar quarter, subject to certain carry-forward provisions described below.

     (c) Excess Available Funds. In the event that the proceeds from the Reinvestment Plan plus the amount of available funds from a concurrent public offering exceed the amount needed to repurchase the Shares for which repurchase requests have been submitted in a particular quarter, the Company may (but shall not be obligated to) carry over such excess amount to the subsequent calendar quarter(s) for use in addition to the amount of proceeds available from the Reinvestment Plan and available funds from the concurrent public offering otherwise available for repurchases during that subsequent quarter(s).

     (d) Insufficient Available Funds. In the event that the proceeds from the Reinvestment Plan plus the amount of available funds from a concurrent offering are insufficient in amount to repurchase all of the Shares for which repurchase requests have been submitted in a particular quarter (or in the event, honoring all repurchase requests would violate the Percentage Limitation described in subparagraph 3(e) below), the Company shall repurchase only those Shares for which it has available funds (and which would not violate the Percentage Limitation), in order of the receipt of the repurchase requests. A shareholder whose Shares are not repurchased due to insufficient proceeds or because of the Percentage Limitation in that quarter will have his request honored. A shareholder whose Shares are not repurchased may withdraw his request for repurchase by notifying the Repurchase Agent (as defined below) in writing before the last day of the second month in the subsequent quarter. The Company cannot guarantee that it will be able to repurchase all Shares for which a repurchase request is received.

     (e) Percentage Limitation. To the extent the Company has funds available from sources described in subparagraphs 3(a), 3(b) and 3(c) above, the Company may effect repurchases of Shares; provided, however, at no time during any consecutive 12-month period may the number of Shares repurchased by the Company under this Repurchase Plan exceed 5% of the number of Shares outstanding at the beginning of such 12-month period.

   4. Shareholder Requirements. Any Shareholder may elect to participate in the Repurchase Plan with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

     (a) Holding Period. Only Shares that have been held by the presenting shareholder for more than one (1) year are eligible for repurchase by the Company.

     (b) Minimum--Maximum. A shareholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the shareholder on the date of presentment. Fractional shares may not be presented for repurchase unless the shareholder is presenting 100% of his Shares.

     (c) No Encumbrances. All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

     (d) Stock Repurchase Form. The presentment of Shares must be accompanied by a completed Stock Repurchase Request form, a copy of which is attached hereto as Exhibit "A". All Share certificates must be properly endorsed.

     (e) Deadline for Presentment. The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Stock Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

   5. Repurchase Agent. All repurchases will be effected on behalf of the Company by a registered broker-dealer (the "Repurchase Agent"), who shall contract with the Company for such services. All record keeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

   6. Termination of Plan. This Repurchase Plan shall terminate or be suspended, as the case may be, and the Company will not accept Shares for repurchase upon the occurrence of any of the following:

     (a) In the event the Shares are listed on any national securities exchange, or are subject of bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

     (b) In the event the Board determines it to be in the best interest of the Company to suspend or terminate the Repurchase Plan.

   7. Amendment. This Repurchase Plan may be amended in whole or in part by the Board, in its sole discretion, at any time or from time to time.

   8.   Miscellaneous.

     (a) Advisor Ineligible. The Advisor to the Company shall not be permitted to participate in the Repurchase Plan.

     (b) Liability. Neither the Company nor the Repurchase Agent shall have any liability to any shareholder for the value of the shareholder's Shares, the repurchase price of the shareholder's Shares, or for any damages resulting from the shareholder's presentation of this Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company's or the Repurchase Agent's gross negligence, recklessness, or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

     (c) Taxes. Shareholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company's repurchase of Shares.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30 is incorporated by reference to Item 7A of the Registrant's Form 10-K filed with the Commission on April 2, 2001, Commission File No. 333-77229.

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 333-77229.

Item 36.  Financial Statements and Exhibits

   (a) Index to Financial Statements


   The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 16 to the Prospectus:


   Audited Financial Statements


   (1)  Independent Auditors' Report dated March 15, 2002,



   (2)  Consolidated Balance Sheets as of December 31, 2000 and 2001,



   (3) Consolidated Statement of Operations for the Years Ended December 31, 2000 and 2001,



   (4) Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 2000 and 2001,



   (5) Consolidated Statements of Cash Flows for the Years Ended December 31, 2000 and 2001,



   (6)  Notes to above Consolidated Financial Statements,



   (7)  Independent Auditors' Report dated April 30, 2002,



   (8)  Balance Sheet as of December 31, 1999,



   (9)  Notes to December 31, 1999 Balance Sheet.



   The following financial statements relating to the acquisition of the Christie Street property are filed as part of this Registration Statement and are included in Supplement No. 16 to the Prospectus:


   (1)  Independent Auditors' Report,

   (2) Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999, and

   (3) Note to Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Nine-Month Periods Ended September 30, 2000 and 1999.


   The following financial statements relating to the acquisition of the Northstar Crossing property are filed as part of this Registration Statement and are included in Supplement No. 16 to the Prospectus:


   (1)  Independent Auditors' Report,

   (2) Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

   (3) Notes to Historical Statements of Revenues and Direct Operating Expenses for the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.


   The following financial statements relating to the acquisition of the Thousand Oaks property are filed as part of this Registration Statement and are included in Supplement No. 16 to the Prospectus:


   (1) Independent Auditors' Report,

   (2) Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999, and

   (3) Notes to Historical Statements of Revenues and Direct Operating Expenses for the Year Ended December 31, 1999 and for the Unaudited Ten-Month Periods Ended October 31, 2000 and 1999.

   The following financial statements relating to the acquisition of the Pahrump Valley Junction Shopping Center property are filed as part of this Registration Statement and are included in Supplement No. 16 to the Prospectus:


   (1) Independent Auditors' Report,

   (2) Historical Statements of Revenues and Direct Operating Expenses For the Year Ended December 31, 2000 And for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000, and

   (3) Notes to Historical Statements of Revenues And Direct Operating Expenses For the Year Ended December 31, 2000 And for the Unaudited Three-Month Periods Ended March 31, 2001 and 2000.

      (b) Exhibits: (See Exhibit Index)

Item
No.                                               Description
---                                               -----------

 1.1 Dealer Manager Agreement between T REIT, Inc. and NNN Capital Corp. (included as Exhibit 1.1 to
       Amendment No. 2 the Company's Registration Statement on Form S-11 filed on October 13, 1999
       (File No. 333-77229) and incorporated herein by this reference)

 1.2 Form of Participating Broker-Dealer Agreement (included as Exhibit 1.2 to Amendment No. 2 to the
       Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229)
       and incorporated herein by this reference)

 3.1 Articles of Incorporation of the Company (included as Exhibit 3.1 to the Company's Registration
       Statement on Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

 3.2 Form of Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.2 to
       Amendment No. 3 to the Company's Registration Statement on Form S-11 filed on November 22,
       1999 (File No. 333-77229) and incorporated herein by this reference)

 3.3 Form of By-Laws of the Company (included as Exhibit 3.3 to the Company's Registration Statement on
       Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

 3.4 Form of Amended By-Laws of the Company (included as Exhibit 3.4 to Post-Effective Amendment
       No. 2 to the Company's Registration Statement on Form S-11 filed on July 17, 2001 (File No.
       333-77229) and incorporated herein by this reference.)

 4.1 Form of Share Certificate (included as Exhibit 4.1 to Amendment No. 4 to the Company's Registration
       Statement on Form S-11 filed on February 3,2000 (File No. 333-77229) and incorporated herein by this reference)

 5.1 Opinion of Hunton & Williams (included as Exhibit 5.1 to Amendment No. 4 to the Company's
       Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference) 8.1 Opinion of Hunton & Williams as to Tax Matters (included as Exhibit 8.1 to Amendment No. 4 to the Company's Registration Statement on Form S-11 filed on
       February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.1 Form of Agreement of Limited Partnership of T REIT, L.P. (included as Exhibit 10.1 to Amendment
       No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No.
       333-77229) and incorporation herein by this reference.

10.2 Dividend Reinvestment Program (included as Exhibit C to the Company's Prospectus filed as part of the Company's Registration Statement on Form S-11 on April 28, 1999 (File No. 333-77229) and
       incorporated herein by this reference)

10.3 Independent Director Stock Option Plan (included as Exhibit 10.3 to Amendment No. 4 to the
       Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

Item
No.                                               Description
---                                               -----------

 10.4 Employee and Officer Stock Option Plan (included as Exhibit 10.4 to Amendment No. 4 to the
        Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229)
        and incorporated herein by this reference)

 10.5 Advisory Agreement between the Company and the Advisor (included as Exhibit 10.5 to Amendment
        No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No.
        333-77229) and incorporated herein by this reference)

 10.6 Purchase and Sale Agreement, dated June 5, 2000, by and between Robert C. Parker and Carolyn
        De La Fuente Parker and Triple Net Properties, LLC (included as Exhibit 10.1 to Form 10-Q filed by the Registrant with the SEC on November 14, 2000 and incorporated herein by this reference)

 10.7 Purchase and Sale Agreement, dated October 25, 2000, by and between CMF Capital Company, L.L.C.
        and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on
        November 13, 2000 and incorporated herein by this reference)

 10.8 Purchase and Sale Agreement, dated October 26, 2000, by and between CMF Capital Company, L.L.C.
        and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on
        December 20, 2000 and incorporated herein by this reference)

 10.9 Purchase and Sale Agreement, dated August 24, 2000, as amended, by and between Drummer Boy
        Holdings, LLC and Triple Net Properties, LLC (included as Exhibit 10.9 to Post Effective
        Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on July 17,
        2001(File No. 333-77229) and incorporated herein by this reference.)

10.10 First Amendment to Advisory Agreement between the Company and the Advisor (included as
        Exhibit 10.10 to Post-Effective Amendment No. 2 to the Company's Registration Statement filed on Form S-11 on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

10.11 Purchase and Sale Agreement, dated April 16, 2001, by and between Kilroy Realty, L.P. and Triple
        Net Properties, LLC (included as Exhibit 10.11 to Post Effective Amendment No. 3 to the
        Company's Registration Statement on Form S-11 filed on October 19, 2001 (File No. 333-77229)
        and incorporated herein by reference)

 23.1 Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1 to Amendment No. 4 to the
        Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229)
        and incorporated herein by this reference)

 23.2 Consent of Squar, Milner, Reehl & Williamson, LLP

 24.1 Powers of Attorney (included on signature page to Amendment No. 1 to the Company's Registration
        Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)

 99.1 Consent of Warren H. James to be named as a director (included as Exhibit 99.2 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229)
        and incorporated herein by this reference)

 99.2 Consent of James R. Nance to be named as a director (included as Exhibit 99.3 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229)
        and incorporated herein by this reference)

                                   TABLE VI

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
                               December 31, 2001

                                Public Programs

Program:                                                  T REIT, Inc.                T REIT, Inc.
--------                                          ----------------------------- -------------------------
                                                         Christie Street        Northstar Shopping Center
                                                          Lufkin, Texas              Garland, Texas
Name, location, type of property                             Office                      Retail
--------------------------------                  ----------------------------- -------------------------
Gross leasable square footage....................                17,141                      67,500
Date of purchase:................................         Sept 26, 2000                Oct 26, 2000
   Mortgage financing at date of purchase........        $      750,000               $   2,695,000
   Cash down payment.............................        $      500,000               $   1,235,000
   Contract purchase price plus acquisition fee..        $    1,250,000               $   3,930,000
   Other cash expenditures expensed..............        $       (3,333)              $       5,313
   Other cash expenditures capitalized...........        $        1,839               $       1,070
Total acquisition cost...........................        $    1,248,506               $   3,936,383

Program:                                                  T REIT, Inc.                T REIT, Inc.
--------                                          ----------------------------- -------------------------
                                                  Plaza Del Ray Shopping Center      Seguin Corners
                                                          Seguin, Texas               Seguin, Texas
Name, location, type of property                             Retail                      Retail
--------------------------------                  ----------------------------- -------------------------
Gross leasable square footage....................               126,322                      21,000
Date of purchase:................................          Nov 17, 2000                Nov 22, 2000
   Mortgage financing at date of purchase........        $    3,995,000               $   1,735,000
   Cash down payment.............................        $    1,055,000               $     715,000
   Contract purchase price plus acquisition fee..        $    5,050,000               $   2,450,000
   Other cash expenditures expensed..............        $      (12,936)              $      (4,062)
   Other cash expenditures capitalized...........        $        8,924               $      16,642
Total acquisition cost...........................        $    5,045,988               $   2,462,580

Program:                                                  T REIT, Inc.                T REIT, Inc.
--------                                          ----------------------------- -------------------------
                                                  Thousand Oaks Shopping Center      Pahrump Valley
                                                       San Antonio, Texas            Pahrump, Nevada
Name, location, type of property                             Retail                      Retail
--------------------------------                  ----------------------------- -------------------------
Gross leasable square footage....................               162,864                     105,721
Date of purchase:................................           Dec 6, 2000                May 11, 2001
   Mortgage financing at date of purchase........        $   10,837,500               $  12,434,618
   Cash down payment.............................        $    2,162,500               $   4,715,382
   Contract purchase price plus acquisition fee..        $   13,000,000               $  17,150,000
   Other cash expenditures expensed..............        $      (55,894)              $     (75,292)
   Other cash expenditures capitalized...........        $      138,795               $     133,934
Total acquisition cost...........................        $   13,082,901               $  17,208,642

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

                               December 31, 2001


Program:                                              T REIT, Inc. *     * T REIT, Inc.
                                                      Reno Trademark     purchased a 40%
                                                         Reno, NV        tenancy in common
Name, location, type of property                      Office/Service     interes
--------------------------------                  ----------------------
Gross leasable square footage....................             75,257
Date of purchase:................................       Sept 4, 2001
   Mortgage financing at date of purchase........     $    2,700,000
   Cash down payment.............................     $    4,596,110
   Contract purchase price plus acquisition fee..     $    7,296,110
   Other cash expenditures expensed..............     $       11,809
   Other cash expenditures capitalized...........     $       99,334
Total acquisition cost...........................     $    7,407,253

Private Programs
                                                                          Western Real Estate
Program:                                           Western Real Estate   Investment Trust, Inc.
                                                                             Phelan Village
                                                  Investment Trust, Inc.    Shopping Center
                                                   Kress Energy Center     Phelan, California
                                                     Wichita, Kansas        Retail Shopping
Name, location, type of property                     Office Building             Center
--------------------------------                  ---------------------- ----------------------
Gross leasable square footage....................             53,895                  93,849
Date of purchase:................................      July 13, 1998            Oct 16, 1998
   Mortgage financing at date of purchase........     $      925,000       $       3,625,000
   Cash down payment.............................     $      925,000       $       1,320,600
   Contract purchase price plus acquisition fee..     $    1,850,000       $       4,945,600
   Other cash expenditures expensed..............     $        7,439       $          14,273
   Other cash expenditures capitalized...........     $       24,284       $         111,032
Total acquisition cost...........................     $    1,881,723       $       5,070,905

                                                   Western Real Estate
Program:                                          Investment Trust, Inc.  Western Real Estate
                                                                           Investment Trust,
                                                                            Inc.Bryant Ranch
                                                    Century Plaza East      Shopping Center
                                                     Shopping Center          Yorba Linda,
                                                   Lancaster California        California
                                                     Retail Shopping        Retail Shopping
Name, location, type of property                          Center                 Center
--------------------------------                  ---------------------- ----------------------
Gross leasable square footage....................            121,192                  93,892
Date of purchase:................................        Nov 3, 1998            Dec 18, 1998
   Mortgage financing at date of purchase........     $    6,937,000       $       7,950,000
   Cash down payment.............................     $    2,163,000       $       1,590,000
   Contract purchase price plus acquisition fee..     $    9,100,000       $       9,540,000
   Other cash expenditures expensed..............     $       18,746       $             642
   Other cash expenditures capitalized...........     $      131,793       $         127,031
Total acquisition cost...........................     $    9,250,539       $       9,667,673

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

                               December 31, 2001

                                                        Western Real Estate             Western Real Estate
                                                      Investment Trust, Inc.          Investment Trust, Inc.
Program:                                                  Brookings Mall            Huron Mall Shopping Center
Name, location, type of property                  Brookings, South Dakota Retail        Huron, South Dakota
--------------------------------                  -------------------------------     Retail  Shopping Center
Gross leasable square footage....................                142,826                         208,650
Date of purchase:................................            May 1, 2000                    Mar 31, 1999
   Mortgage financing at date of purchase........         $      962,330                   $   1,440,000
   Cash down payment.............................         $    3,187,670                   $     360,000
   Contract purchase price plus acquisition fee..         $    4,150,000                   $   1,800,000
   Other cash expenditures expensed..............         $      (84,512)                  $     (24,278)
   Other cash expenditures capitalized...........         $        3,875                   $      30,959
Total acquisition cost...........................         $    4,069,363                   $   1,806,681

                                                  Western Real Estate Investment
Program:                                                    Trust, Inc.               Telluride Barstow, LLC
                                                    Crossroads Shopping Center     Barstow Road Shopping Center
                                                           Kona, Hawaii                 Barstow, California
Name, location, type of property                      Retail Shopping Center          Retail Shopping Center
--------------------------------                  ------------------------------- -------------------------------
Gross leasable square footage....................                 74,974                          77,950
Date of purchase:................................          July 29, 1999                     May 1, 1998
   Mortgage financing at date of purchase........         $   13,605,097                   $   3,450,000
   Cash down payment.............................         $      800,000                   $   1,175,000
   Contract purchase price plus acquisition fee..         $   14,300,000                   $   4,625,000
   Other cash expenditures expensed/(credited)...         $       83,598                   $       9,722
   Other cash expenditures capitalized...........         $      234,695                   $     107,485
Total acquisition cost...........................         $   14,618,293                   $   4,742,207

Program:                                          Truckee River Office Tower, LLC Yerington Shopping Center, LLC.
                                                    Truckee River Office Tower    Yerington Shopping Center
                                                           Reno, Nevada                  Yerington, Nevada
Name, location, type of property                          Office Building             Retail Shopping Center
--------------------------------                  ------------------------------- -------------------------------
Gross leasable square footage....................                138,729                          55,531
Date of purchase:................................            Dec 1, 1998                     Mar 8, 1999
   Mortgage financing at date of purchase........         $   12,000,000                   $   3,316,200
   Cash down payment.............................         $    4,030,000                   $   1,105,800
   Contract purchase price plus acquisition fee..         $   16,030,000                   $   4,422,000
   Other cash expenditures expensed/(credited)...         $        9,715                   $       1,542
   Other cash expenditures capitalized...........         $      320,904                   $      66,404
Total acquisition cost...........................         $   16,360,619                   $   4,489,946

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

                               December 31, 2001


Program:                                            NNN Fund VIII, LLC          NNN Fund VIII, LLC
                                                  Belmont Shopping Center     Village Fashion Centre
                                                     Pueblo, Colorado            Wichita, Kansas
Name, location, type of property                  Retail Shopping Center      Retail Shopping Center
--------------------------------                  ----------------------- ------------------------------
Gross leasable square footage....................             81,289                     129,973
Date of purchase:................................      June 11, 1999               June 18, 1999
   Mortgage financing at date of purchase........     $    2,840,000              $    7,200,000
   Cash down payment.............................     $      664,879              $    1,600,000
   Contract purchase price plus acquisition fee..     $    3,504,879              $    8,800,000
   Other cash expenditures expensed/(credited)...     $           --              $           --
   Other cash expenditures capitalized...........     $      159,399              $      283,555
Total acquisition cost...........................     $    3,664,278              $    9,083,555

Program:                                            NNN Fund VIII, LLC       NNN Town & Country, LLC
                                                        Palm Court        Town & Country Shopping Center
                                                    Fontana, California       Sacramento, California
Name, location, type of property                  Retail Shopping Center      Retail Shopping Center
--------------------------------                  ----------------------- ------------------------------
Gross leasable square footage....................            266,641                     234,738
Date of purchase:................................        Aug 3, 1999                July 1, 1999
   Mortgage financing at date of purchase........     $    7,116,000              $   25,775,000
   Cash down payment.............................     $    1,872,000              $    6,225,000
   Contract purchase price plus acquisition fee..     $    8,988,000              $   32,000,000
   Other cash expenditures expensed/(credited)...     $       32,960              $           --
   Other cash expenditures capitalized...........     $      213,303              $      397,639
Total acquisition cost...........................     $    9,234,263              $   32,397,639

Program:                                          NNN 'A' Credit TIC, LLC  NNN Redevelopment Fund, LLC
                                                  Pueblo Shopping Center        Bank One Building
                                                     Pueblo, Colorado       Colorado Springs, Colorado
Name, location, type of property                  Retail Shopping Center         Office Building
--------------------------------                  ----------------------- ------------------------------
Gross leasable square footage....................            106,264                     127,427
Date of purchase:................................        Nov 3, 1999                Nov 22, 1999
   Mortgage financing at date of purchase........     $    5,306,300              $    6,000,000
   Cash down payment.............................     $    1,784,843              $    2,730,000
   Contract purchase price plus acquisition fee..     $    7,091,143              $    8,730,000
   Other cash expenditures expensed/(credited)...     $           --              $     (251,013)
   Other cash expenditures capitalized...........     $           --              $      115,067
Total acquisition cost...........................     $    7,091,143              $    8,594,054

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

                               December 31, 2001


Program:                                          NNN Redevelopment Fund, LLC    NNN Exchange Fund III, LLC
                                                  White Lakes Shopping Center           County Fair
                                                        Topeka, Kansas              Woodland, California
Name, location, type of property                    Retail Shopping Center                 Retail
--------------------------------                  --------------------------- --------------------------------
Gross leasable square footage....................              436,500                       403,063
Date of purchase:................................         Mar 31, 2000                  Dec 15, 1999
   Mortgage financing at date of purchase........       $   12,200,000                 $  11,835,000
   Cash down payment.............................       $    2,488,000                 $   4,015,000
   Contract purchase price plus acquisition fee..       $   14,688,000                 $  15,850,000
   Other cash expenditures expensed/ (credited)..       $      (39,605)                $     (65,974)
   Other cash expenditures capitalized...........       $      355,078                 $     273,483
Total acquisition cost...........................       $   15,003,473                 $  16,057,509

Program:                                              NNN Tech Fund, LLC      NNN Westway Shopping Center, LLC
                                                    Moreno Corporate Center       Westway Shopping Center
                                                   Moreno Valley, California          Wichita, Kansas
Name, location, type of property                  Office, Retail, Industrial               Retail
--------------------------------                  --------------------------- --------------------------------
Gross leasable square footage....................              226,053                       220,010
Date of purchase:................................        June 16, 2000                   Aug 8, 2000
   Mortgage financing at date of purchase........       $    8,425,000                 $   7,125,000
   Cash down payment.............................       $    3,341,500                 $   2,573,500
   Contract purchase price plus acquisition fee..       $   11,766,500                 $   9,698,500
   Other cash expenditures expensed/ (credited)..       $     (106,440)                $     (40,757)
   Other cash expenditures capitalized...........       $      369,487                 $     372,775
Total acquisition cost...........................       $   12,029,547                 $  10,030,518

Program:                                             Kiwi Associates, LLC         NNN 2000 Value Fund, LLC
                                                      Orange Street Plaza       Bowling Green Financial Park
                                                     Redlands, California          Sacramento, California
Name, location, type of property                            Retail                         Office
--------------------------------                  --------------------------- --------------------------------
Gross leasable square footage....................            4,127,443                       234,551
Date of purchase:................................        July 14, 2000                  Dec 28, 2000
   Mortgage financing at date of purchase........       $    6,500,000                 $  12,290,000
   Cash down payment.............................       $    1,826,000                 $   3,966,500
   Contract purchase price plus acquisition fee..       $    8,326,000                 $  16,256,500
   Other cash expenditures expensed/ (credited)..       $       15,305                 $      11,053
   Other cash expenditures capitalized...........       $      381,984                 $     598,795
Total acquisition cost...........................       $    8,723,289                 $  16,866,348

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

                               December 31, 2001


Program:                                          NNN Rocky Mountain Exchange, LLC          Market Centre, LLC
                                                       Galena Street Building             Market Centre Building
                                                          Denver, Colorado                     Wichita, KS
Name, location, type of property                               Office                             Office
--------------------------------                  -------------------------------- ------------------------------------
Gross leasable square footage....................                        71,298                             121,868
Date of purchase:................................                  Nov 30, 2000                        Nov 18, 1998
   Mortgage financing at date of purchase........   $                 5,275,000        $                         --
   Cash down payment.............................   $                 2,070,150        $                  1,309,242
   Contract purchase price plus acquisition fee..   $                 7,345,150        $                  1,250,000
   Other cash expenditures expensed/ (credited)..   $                    10,128        $                     11,200
   Other cash expenditures capitalized...........   $                   404,555        $                     48,042
Total acquisition cost...........................   $                 7,759,833        $                  1,309,242

Program:                                             NNN Dry Creek Centre, LLC     NNN Sacramento Corporate Center, LLC
                                                          Dry Creek Centre              Sacramento Corporate Center
                                                          Denver, Colorado                Sacramento, California
Name, location, type of property                               Office                             Office
--------------------------------                  -------------------------------- ------------------------------------
Gross leasable square footage....................                        85,760                             192,779
Date of purchase:................................                  Jan 31, 2001                        Mar 12, 2001
   Mortgage financing at date of purchase........   $                 8,350,000        $                 22,250,000
   Cash down payment.............................   $                 2,750,000        $                  9,290,000
   Contract purchase price plus acquisition fee..   $                11,100,000        $                 31,540,000
   Other cash expenditures expensed/ (credited)..                        (8,949)       $                    211,899
   Other cash expenditures capitalized...........   $                   302,971        $                    940,248
Total acquisition cost...........................   $                11,394,022        $                 32,692,147

Program:                                              NNN 2001 Value Fund, LLC           NNN 2001 Value Fund, LLC
                                                     1840 Aerojet Way (Val-Pak)                Western Plaza
                                                        North Las Vegas, NVC                  Amarillo,Texas
Name, location, type of property                           Office/Service                     Office/Service
--------------------------------                  -------------------------------- ------------------------------------
Gross leasable square footage....................                       102,948                             412,127
Date of purchase:................................                 Sept 27, 2001                       July 31, 2001
Mortgage financing at date of purchase...........   $                 2,938,000        $                  4,250,000
Cash down payment................................   $                 2,322,368        $                    920,000
Contract purchase price plus acquisition fee.....   $                 5,260,368        $                  5,170,000
Other cash expenditures expensed/ (credited).....   $                     6,009        $                       (862)
Other cash expenditures capitalized..............   $                    77,997        $                        349
Total acquisition cost...........................   $                 5,344,375        $                  5,169,487

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

                               December 31, 2001


Program:                                             NNN Camelot Plaza, LLC          One Gateway Plaza
                                                  Camelot Plaza Shopping Center      One Gateway Plaza
                                                       San Antonio, Texas        Colorado Springs, Colorado
Name, location, type of property                             Retail                        Office
--------------------------------                  ----------------------------- ----------------------------
Gross leasable square footage....................                91,266                      113,139
Date of purchase:................................          Aug 01, 2001                 Jul 30, 2001
   Mortgage financing at date of purchase........         $   4,127,500                $   9,375,000
   Cash down payment.............................         $   2,222,500                $   3,175,000
   Contract purchase price plus acquisition fee..         $   6,350,000                $  12,550,000
   Other cash expenditures expensed/(credited)...         $          (1)               $       3,164
   Other cash expenditures capitalized...........         $      69,435                $      77,471
Total acquisition cost...........................         $   6,419,434                $  12,630,635

Program:                                           NNN Washington Square, LLC     NNN Reno Trademark, LLC
                                                        Washington Square              Reno Trademark
                                                       Stephenville, Texas              Reno, Nevada
Name, location, type of property                             Retail                    Office/Service
--------------------------------                  ----------------------------- ----------------------------
Gross leasable square footage....................                71,502                       75,257
Date of purchase:................................          Oct 16, 2001                 Sept 4, 2001
   Mortgage financing at date of purchase........         $   4,890,000                $   2,700,000
   Cash down payment.............................         $   2,373,000                $   4,596,110
   Contract purchase price plus acquisition fee..         $   7,263,000                $   7,296,110
   Other cash expenditures expensed/(credited)...         $      57,190                $      11,809
   Other cash expenditures capitalized...........         $     361,504                $      99,334
Total acquisition cost...........................         $   7,681,694                $   7,407,253

Program:                                             NNN Gateway Aurora, LLC    NNN LV 1900 Aerojet Way, LLC
                                                     Gateway Plaza Shopping      1900 Aerojet Way (Walmart)
                                                     Center Aurora, Colorado      North Las Vegas, Nevada
Name, location, type of property                         Shopping Center               Office/Service
--------------------------------                  ----------------------------- ----------------------------
Gross leasable square footage....................               101,048                      106,717
Date of purchase:................................           Apr 5, 2001                 Aug 31, 2001
   Mortgage financing at date of purchase........         $   6,400,219                $   3,625,000
   Cash down payment.............................         $   1,362,781                $   1,442,128
   Contract purchase price plus acquisition fee..         $   7,763,000                $   5,067,128
   Other cash expenditures expensed/(credited)...         $      73,072                $        (587)
   Other cash expenditures capitalized...........         $          --                $     314,074
Total acquisition cost...........................         $   7,836,072                $   5,380,615

               ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)

                               December 31, 2001


Program:                                              NNN County Center Drive, LLC     NNN Addison Com Center, LLC
                                                          County Center Drive              County Center Drive
                                                          Temecula, California               Addison, Texas
Name, location, type of property                             Office/Service                      Office
--------------------------------                  ------------------------------------ ---------------------------
Gross leasable square footage....................                    77,582                         96,396
Date of purchase:................................             Sept 28, 2001                    Nov 1, 2001
   Mortgage financing at date of purchase........            $    3,210,000                   $  7,750,000
   Cash down payment.............................            $    2,184,691                   $  2,750,000
   Contract purchase price plus acquisition fee..            $    5,394,691                   $ 10,500,000
   Other cash expenditures expensed/ (credited)..            $       (2,732)                  $     32,328
   Other cash expenditures capitalized...........            $      306,278                   $    104,733
Total acquisition cost...........................            $    5,698,237                   $ 10,637,061

Program:                                          NNN Timberhills Shopping Center, LLC
                                                      Timberhills Shopping Center
                                                           Sonora, California
Name, location, type of property                            Shopping Center
--------------------------------                  ------------------------------------
Gross leasable square footage....................                   102,304
Date of purchase:................................              Nov 21, 2001
   Mortgage financing at date of purchase........            $    6,390,000
   Cash down payment.............................            $    2,790,000
   Contract purchase price plus acquisition fee..            $    9,180,000
   Other cash expenditures expensed/ (credited)..            $       11,843
   Other cash expenditures capitalized...........            $      504,467
Total acquisition cost...........................            $    9,696,310

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 3, 2002.


                                               T Reit, Inc.

                                               By: /s/ ANTHONY W. THOMPSON
                                                   -----------------------------
                                                       Anthony W. Thompson
                                                       President, Cheif
                                                   Executive Officer, and
                                                       Director


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 8 to the Registration Statement has been signed below on May 3, 2002 by the following persons in the capacities indicated:



  /s/ ANTHONY W. THOMPSON
  -------------------------
  Anthony W.
  Thompson, President,
  Chief Executive Officer
  and Director (Principal
  Executive Officer)


  /s/ WILLIAM C. DANIEL
  -------------------------
  William C. Daniel Chief
  Financial Officer
  (Principal Financial
  Officer)


  /s/ W. BRAND INLOW
  --------------------------
  W. Brand
  Inlow Independent Director


  /s/ D. FLEET WALLACE
  -------------------------
  D. Fleet
  Wallace Independent
  Director

                                 EXHIBIT INDEX

Item
No.                                               Description
---                                               -----------

 1.1 Dealer Manager Agreement between T REIT, Inc. and NNN Capital Corp. (included as Exhibit 1.1 to
       Amendment No. 2 the Company's Registration Statement on Form S-11 filed on October 13, 1999
       (File No. 333-77229) and incorporated herein by this reference)

 1.2 Form of Participating Broker-Dealer Agreement (included as Exhibit 1.2 to Amendment No. 2 to the
       Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No. 333-77229)
       and incorporated herein by this reference)

 3.1 Articles of Incorporation of the Company (included as Exhibit 3.1 to the Company's Registration
       Statement on Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

 3.2 Form of Amended and Restated Articles of Incorporation of the Company (included as Exhibit 3.2 to
       Amendment No. 3 to the Company's Registration Statement on Form S-11 filed on November 22,
       1999 (File No. 333-77229) and incorporated herein by this reference)

 3.3 Form of By-Laws of the Company (included as Exhibit 3.3 to the Company's Registration Statement on
       Form S-11 filed on April 28, 1999 (File No. 333-77229) and incorporated herein by this reference)

 3.4 Form of Amended By-Laws of the Company (included as Exhibit 3.4 to Post-Effective Amendment
       No. 2 to the Company's Registration Statement on Form S-11 filed on July 17, 2001 (File No.
       333-77229) and incorporated herein by this reference.)

 4.1 Form of Share Certificate (included as Exhibit 4.1 to Amendment No. 4 to the Company's Registration
       Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

 5.1 Opinion of Hunton & Williams (included as Exhibit 5.1 to Amendment No. 4 to the Company's
       Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

 8.1 Opinion of Hunton & Williams as to Tax Matters (included as Exhibit 8.1 to Amendment No. 4 to the
       Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.1 Form of Agreement of Limited Partnership of T REIT, L.P. (included as Exhibit 10.1 to Amendment
       No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No.
       333-77229) and incorporated herein by this reference)

10.2 Dividend Reinvestment Program (included as Exhibit C to the Company's Prospectus filed as part of the Company's Registration Statement on Form S-11 on April 28, 1999 (File No. 333-77229) and
       incorporated herein by this reference)

10.3 Independent Director Stock Option Plan (included as Exhibit 10.3 to Amendment No. 4 to the
       Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.4 Employee and Officer Stock Option Plan (included as Exhibit 10.4 to Amendment No. 4 to the
       Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229) and incorporated herein by this reference)

10.5 Advisory Agreement between the Company and the Advisor (included as Exhibit 10.5 to Amendment
       No. 2 to the Company's Registration Statement on Form S-11 filed on October 13, 1999 (File No.
       333-77229) and incorporated herein by this reference)

Item
No.                                               Description
---                                               -----------

 10.6 Purchase and Sale Agreement, dated June 5, 2000, by and between Robert C. Parker and Carolyn
        De La Fuente Parker and Triple Net Properties, LLC (included as Exhibit 10.1 to Form 10-Q filed by the Registrant with the SEC on November 14, 2000 and incorporated herein by this reference)

 10.7 Purchase and Sale Agreement, dated October 25, 2000, by and between CMF Capital Company,
        L.L.C. and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on November 13, 2000 and incorporated herein by this reference)

 10.8 Purchase and Sale Agreement, dated October 26, 2000, by and between CMF Capital Company,
        L.L.C. and T REIT, L.P. (included as Exhibit 10.1 to Form 8-K filed by the Registrant with the SEC on December 20, 2000 and incorporated herein by this reference)

 10.9 Purchase and Sale Agreement, dated August 24, 2000, as amended, by and between Drummer Boy
        Holdings, LLC and Triple Net Properties, LLC (included as Exhibit 10.9 to Post Effective
        Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on July 17,
        2001(File No. 333-77229) and incorporated herein by this reference.)

10.10 First Amendment to Advisory Agreement between the Company and the Advisor (included as
        Exhibit 10.10 to Post-Effective Amendment No. 2 to the Company's Registration Statement filed on Form S-11 on July 17, 2001 (File No. 333-77229) and incorporated herein by this reference.)

10.11 Purchase and Sale Agreement, dated April 16, 2001, by and between Kilroy Realty, L.P. and Triple
        Net Properties, LLC (included as Exhibit 10.11 to Post Effective Amendment No. 3 to the
        Company's Registration Statement on Form S-11 filed on October 19, 2001 (File No. 333-77229)
        and incorporated herein by reference)

 23.1 Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1 to Amendment No. 4 to the
        Company's Registration Statement on Form S-11 filed on February 3, 2000 (File No. 333-77229)
        and incorporated herein by this reference)

 23.2 Consent of Squar, Milner, Reehl & Williamson, LLP

 24.1 Powers of Attorney (included on signature page to Amendment No. 1 to the Company's Registration
        Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229) and incorporated herein by this reference)

 99.1 Consent of Warren H. James to be named as a director (included as Exhibit 99.2 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229)
        and incorporated herein by this reference)

 99.2 Consent of James R. Nance to be named as a director (included as Exhibit 99.3 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed on July 23, 1999 (File No. 333-77229)
        and incorporated herein by this reference)

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